   As filed with the Securities and Exchange Commission on September 24, 1998
                                            Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              CHRYSLER CORPORATION
             (Exact name of Registrant as specified in its charter)

                               STATE OF DELAWARE
                            (State of incorporation)
                                   38-2673623
                      (I.R.S. Employer Identification No.)
                         ------------------------------

                              1000 CHRYSLER DRIVE
                       AUBURN HILLS, MICHIGAN 48326-2766
                                 (248) 576-5741
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                            RICHARD D. HOUTMAN, ESQ.
                              1000 CHRYSLER DRIVE
                       AUBURN HILLS, MICHIGAN 48326-2766
                                 (248) 512-3992
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

     PAUL H. WILSON, JR., ESQ.              J. MICHAEL SCHELL, ESQ.                PETER H. DARROW, ESQ.
      MEREDITH M. BROWN, ESQ.               MARGARET L. WOLFF, ESQ.          CLEARY, GOTTLIEB, STEEN & HAMILTON
        DEBEVOISE & PLIMPTON          SKADDEN, ARPS, SLATE, MEAGHER & FLOM           ONE LIBERTY PLAZA
          875 THIRD AVENUE                            LLP                         NEW YORK, NEW YORK 10006
      NEW YORK, NEW YORK 10022                  919 THIRD AVENUE                       (212) 225-2000
           (212) 909-6000                   NEW YORK, NEW YORK 10022
                                                 (212) 735-3000

                           --------------------------

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                              AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                  TO BE             OFFERING PRICE            AGGREGATE              AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED            PER SHARE (1)         OFFERING PRICE        REGISTRATION FEE
  Chrysler Common Stock, par value
$1.00 per share......................    30,000,000 shares           $49.91             $1,497,300,000           $441,703.50

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of Registrant's Common Stock as reported on the New York Stock Exchange on September 22, 1998.
                         ------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 1998

                                         SHARES

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                     [LOGO]

                                  COMMON STOCK

                               ($1.00 PAR VALUE)
                                 --------------

    Chrysler Corporation, a Delaware corporation ("Chrysler"), may offer to or through the underwriters named below shares of Common Stock, par value $1.00 per share, of Chrysler (the "Chrysler Common Stock"). [Certain shares of Chrysler Common Stock may also be sold by Tracinda Corporation (the "Selling Shareholder")] See "Plan of Distribution." The supplement to this Prospectus will describe the number of shares, the method of distribution and the other specific terms of the offering.

    The Chrysler Common Stock is traded on The New York Stock Exchange (the "NYSE") under the symbol "C."

    Chrysler has entered into a Business Combination Agreement, dated as of May 7, 1998 (as amended and restated, the "Combination Agreement"), with Daimler-Benz Aktiengesellschaft, a stock corporation (AKTIENGESELLSCHAFT) organized and existing under the laws of the Federal Republic of Germany ("Daimler-Benz"), and DaimlerChrysler AG, a stock corporation
(AKTIENGESELLSCHAFT) organized and existing under the laws of the Federal Republic of Germany ("DaimlerChrysler").

    The Combination Agreement provides for the business combination of Chrysler and Daimler-Benz in a series of transactions which will result in Chrysler becoming a wholly owned subsidiary of DaimlerChrysler and Daimler-Benz merging with and into DaimlerChrysler, with DaimlerChrysler remaining as the surviving entity. At the effective time of the Chrysler Merger (as hereinafter defined), each share of Chrysler Common Stock offered hereby will be converted into the right to receive 0.6235 of an Ordinary Share, no par value, of DaimlerChrysler (a "DaimlerChrysler Ordinary Share") in connection with the transactions. See "The Transactions." Immediately after the consummation of the transactions, the former stockholders of Chrysler, including the persons who acquire the shares of Chrysler Common Stock in any offering for which this Prospectus is delivered, and the former stockholders of Daimler-Benz will own all of the issued and outstanding DaimlerChrysler Ordinary Shares.

    This Prospectus contemplates the reissuance of Chrysler Common Stock presently held as treasury shares to enable the transactions to qualify for "pooling-of-interests" accounting treatment. See "Purpose of Offering." Although prior to the completion of any offering for which this Prospectus is delivered, Chrysler and Daimler-Benz will confirm that certain of the conditions to the consummation of the transactions have been met, there can be no assurance that the transactions will be consummated following the completion of any such offering.

    If the transactions are not consummated, purchasers of shares of Chrysler Common Stock covered hereby will remain holders of Chrysler Common Stock, a security with investment characteristics that are significantly different from those of the DaimlerChrysler Ordinary Shares expected to be received in connection with the Chrysler Merger.

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN CHRYSLER COMMON STOCK OR DAIMLERCHRYSLER ORDINARY SHARES, SEE "RISK FACTORS" BEGINNING ON PAGE 21 HEREIN.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

                   JOINT LEAD MANAGERS AND JOINT BOOKRUNNERS

CREDIT SUISSE FIRST BOSTON                                  GOLDMAN, SACHS & CO.
                                   ---------

                            DEUTSCHE BANK SECURITIES

               The date of this Prospectus is            , 1998.

    CERTAIN PERSONS PARTICIPATING IN ANY OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CHRYSLER COMMON STOCK OR DAIMLERCHRYSLER ORDINARY SHARES OFFERED THEREBY, INCLUDING STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS IN SUCH OFFERED SECURITIES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

    As used in this Prospectus, unless the context otherwise requires:
"Chrysler" refers to Chrysler Corporation and its consolidated subsidiaries, and "Daimler-Benz" refers to Daimler-Benz Aktiengesellschaft and its consolidated subsidiaries, in each case prior to the consummation of any of the Transactions (as hereinafter defined). As used in this Prospectus, unless the context otherwise requires, the term "DaimlerChrysler" refers to DaimlerChrysler and its consolidated subsidiaries which is to be the owner of all outstanding shares of the surviving corporation following the Chrysler Merger as a result of the Chrysler Exchange (as hereinafter defined) and the successor corporation to Daimler-Benz as a result of the consummation of the Daimler-Benz Exchange Offer and the Daimler-Benz Merger (as hereinafter defined).

                            ------------------------

                             AVAILABLE INFORMATION

    Chrysler is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning Chrysler can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Commission's Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Certain reports, proxy statements and other information concerning Chrysler may also be obtained at the Commission's World Wide Web site, located at http://www.sec.gov. In addition, material filed by Chrysler can be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes part of a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by Chrysler with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Such information may be obtained from the Commission's principal office in Washington, D.C. at the address set forth above upon payment of the fees prescribed by the Commission. Statements contained in this Prospectus, or in any document incorporated by reference or deemed to be incorporated by reference into this Prospectus with respect to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each case reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents previously filed by Chrysler with the Commission under the Exchange Act are incorporated herein by reference:

    (a) Chrysler's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 1-9161);

    (b) Chrysler's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (File No. 1-9161);

    (c) Chrysler's Current Reports on Form 8-K, dated February 6, 1998 and May 7, 1998 (File No. 1-9161);

    (d) The description of the Chrysler Common Stock contained in Chrysler's Registration Statement on Form 8-A (File No. 1-9161) filed with the Commission on May 23, 1986; and

    (e) The Joint Proxy Statement/Prospectus of Chrysler and DaimlerChrysler (as successor corporation to Daimler-Benz) on Form F-4, filed with the Commission on August 6, 1998, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on September 16, 1998, relating to the Transactions (File No. 333-60767).

    The following document previously filed by Daimler-Benz with the Commission under the Exchange Act is incorporated herein by reference:

   Daimler-Benz' Annual Report on Form 20-F for the fiscal year ended December 31, 1997 (File
    No. 1-2356).

    All documents filed by Chrysler pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, all Forms 20-F filed by Daimler-Benz pursuant to the Exchange Act and all Forms 6-K filed by Daimler-Benz pursuant to the Exchange Act that indicate on the cover page thereof that such Forms 6-K are to be incorporated by reference, after the date of this Prospectus and prior to the date of the consummation of the Transactions shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

    Any statements contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein, or in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.
                            ------------------------

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST FROM THE DIRECTOR, INVESTOR RELATIONS, CIMS 485-06-07, CHRYSLER CORPORATION, 1000 CHRYSLER DRIVE, AUBURN HILLS, MICHIGAN 48326-2766, TELEPHONE NUMBER (248) 512-2950.

    No person has been authorized to give any information or make any representations not contained or incorporated by reference in this Prospectus and, if so given or made, such information or representation must not be relied upon as having been authorized by Chrysler or any other person. This Prospectus does not contain an offer to sell or a solicitation of any seller to buy any securities other than those offered hereby or an offer to sell or a solicitation of any seller to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor the sale of any securities hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Chrysler since the date hereof or that the information herein is correct as of any time subsequent to its date.

                            ------------------------

                      ENFORCEABILITY OF CIVIL LIABILITIES

    Upon completion of the Chrysler Merger, purchasers of the shares of Chrysler Common Stock covered hereby will become holders of ordinary shares of DaimlerChrysler, a stock corporation (AKTIENGESELLSCHAFT) organized under the laws of the Federal Republic of Germany. Following the Transactions most of the members of the Supervisory Board (AUFSICHTSRAT) of DaimlerChrysler (the "DaimlerChrysler Supervisory Board") and a number of the members of the Management Board (VORSTAND) of DaimlerChrysler (the "DaimlerChrysler Management Board") and certain of the officers of DaimlerChrysler and certain experts named herein will reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce, in courts outside the United States, judgments against such persons obtained in United States courts and predicated upon the civil liability provisions of the federal securities laws of the United States. Furthermore, since a substantial portion of the assets of DaimlerChrysler will be located outside the United States, any judgment obtained in the United States against DaimlerChrysler may not be collectible within the United States. The Daimler-Benz legal department has advised that German courts will enforce judgments of United States courts for liquidated amounts in civil matters subject to certain conditions and exceptions. Such counsel has expressed no opinion, however, as to whether the enforcement by a German court of any judgment would be effected in any currency other than in German marks ("marks" or "DM") and, if in marks, the date of determination of the applicable exchange rate from United States dollars ("dollars" or "$") to marks. The Daimler-Benz legal department has further advised that there may be doubt as to the enforceability, in original actions in German courts, of liabilities predicated solely upon the federal securities laws of the United States.

                    CURRENCY PRESENTATION AND EXCHANGE RATES

    For the convenience of the reader, this Prospectus contains translations of certain mark amounts into dollar amounts, and dollar amounts into mark amounts, at specified exchange rates. Unless otherwise indicated, the translation of marks into dollars and of dollars into marks herein has been made at the indicated noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") on June 30, 1998, which was DM 1.8033 per $1.00. Such rate may differ from the actual rates used in the preparation of the consolidated financial statements and the selected consolidated financial data of Daimler-Benz and the pro forma financial information for DaimlerChrysler included or incorporated by reference in this Prospectus, which are expressed in marks. Accordingly, dollar amounts appearing herein may differ from the actual dollar amounts that were translated into marks in the preparation of such financial statements, data and information.

    Fluctuations in the exchange rate between the dollar and the mark will affect the dollar equivalent of the mark price of DaimlerChrysler Ordinary Shares traded on the German stock exchanges and, as a result, are likely to affect the market price of the DaimlerChrysler Ordinary Shares on the NYSE. Such fluctuations will also affect the dollar amounts received by holders of DaimlerChrysler Ordinary Shares on the conversion by The Bank of New York, DaimlerChrysler's transfer agent and registrar in New York, New York (the "U.S. Transfer Agent"), into dollars of cash dividends declared in marks on the DaimlerChrysler Ordinary Shares.

    The following table sets forth, for the periods and dates indicated, the average, high, low and period-end Noon Buying Rates for marks expressed in marks per $1.

YEAR ENDED DECEMBER 31,                                  AVERAGE(1)        HIGH            LOW        PERIOD-END
------------------------------------------------------  -------------  -------------  -------------  -------------
1993..................................................      DM 1.6610      DM 1.7405      DM 1.5675      DM 1.7395
1994..................................................         1.6119         1.7627         1.4920         1.5495
1995..................................................         1.4261         1.5612         1.3565         1.4345
1996..................................................         1.5070         1.5655         1.4354         1.5387
1997..................................................         1.7394         1.8810         1.5413         1.7991
1998 (through September 22, 1998).....................         1.7910         1.8542         1.6805         1.6828

------------------------
(1) The average of the Noon Buying Rates on the last business day of each month during the relevant period.

                          FORWARD-LOOKING INFORMATION

    This Prospectus contains or incorporates by reference certain forward-looking statements and information relating to Chrysler, DaimlerChrysler and Daimler-Benz that are based on the beliefs of their respective managements as well as assumptions made by and information currently available to each of Chrysler, DaimlerChrysler and Daimler-Benz. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan" and "intend" and similar expressions, as they relate to Chrysler, DaimlerChrysler or Daimler-Benz or their respective managements, are intended to identify forward-looking statements. Such statements reflect the current views of each such company with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Chrysler, Daimler-Benz or DaimlerChrysler to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic and business conditions, changes in currency exchange rates, introduction of competing products by other companies, lack of acceptance of new products or services by Chrysler's, Daimler-Benz' or DaimlerChrysler's targeted customers, changes in business strategy, risks that the synergies anticipated from the Transactions may not be fully realized and various other factors, both referenced and not referenced in this Prospectus. See "Risk Factors." Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. None of Chrysler, DaimlerChrysler or Daimler-Benz intends, or assumes any obligation, to update these forward-looking statements.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT, AND IS NOT INTENDED TO BE, COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND THE DOCUMENTS REFERRED TO OR INCORPORATED HEREIN BY REFERENCE.

THE COMPANY

    Chrysler and its consolidated subsidiaries operate in two principal industry segments: Automotive Operations and Financial Services. Automotive Operations include the research, design, manufacture, assembly and sale of cars, trucks and related parts and accessories. Substantially all of Chrysler's automotive products are marketed through retail dealerships, most of which are privately owned and financed. Financial Services include the operations of Chrysler Financial Corporation ("CFC") and its consolidated subsidiaries, which are engaged principally in providing consumer and dealer automotive financing for Chrysler's products.

THE BUSINESS COMBINATION

    On May 7, 1998, Chrysler announced that it would be combining its businesses with those of Daimler-Benz, the largest industrial group in Germany. The businesses of the two companies are combining through the Transactions provided for in the Combination Agreement, which will have the effect of combining the respective businesses, stockholder groups, managements and other constituencies of Chrysler and Daimler-Benz in a "merger-of-equals" transaction. The entity created by the combination will be called DaimlerChrysler. Immediately after the consummation of the Transactions, the former stockholders of Chrysler, including the persons who acquire the shares of Chrysler Common Stock covered hereby, and of Daimler-Benz will own all of the issued and outstanding DaimlerChrysler Ordinary Shares. Each share of Chrysler Common Stock covered hereby will be converted into the right to receive 0.6235 of a DaimlerChrysler Ordinary Share.

STRATEGIC RATIONALE FOR THE BUSINESS COMBINATION

    The combination of Chrysler and Daimler-Benz will create a leading automotive company well positioned to exploit the growth opportunities of the global automotive market. Expected strategic benefits include:

    - SIZE. DaimlerChrysler will be one of the world's largest automotive manufacturers in terms of revenues, market capitalization, earnings and unit sales, based on pro forma 1997 results. It will have significant financial strength and access to financial resources to develop new products and to expand its business in emerging markets, including those in Asia and Latin America. DaimlerChrysler's pro forma revenues for 1997 and the first six months of 1998 were approximately $127.1 billion and $71.2 billion, respectively. DaimlerChrysler's pro forma net income for 1997 and the first six months of 1998 were approximately $4.5 billion (exclusive of approximately $2.7 billion of special, non-recurring tax benefits) and $3.2 billion, respectively.

    - COMPREHENSIVE PORTFOLIO OF PRODUCTS AND BRANDS. DaimlerChrysler's automotive products will cover virtually the entire range of market segments. Daimler-Benz's strength in premium automobiles complements Chrysler's strength in sport-utility vehicles and minivans. DaimlerChrysler's principal automotive brands will be Chrysler, Dodge, Jeep-Registered Trademark-, Mercedes-Benz, Plymouth and smart. In addition, DaimlerChrysler will market commercial vehicles carrying the Freightliner, Mercedes-Benz, Setra and Sterling brand names.

    - CAPACITY UTILIZATION. Both Chrysler and Daimler-Benz currently operate at or near full capacity. Management believes that the combined companies will be able to allocate production to utilize capacity even more effectively.

    - DISTRIBUTION. Daimler-Benz provides an expanded distribution system for Chrysler cars and trucks. For example, in Latin America, Daimler-Benz' commercial vehicle distribution system can be used for Chrysler's light trucks.

    - MANUFACTURING AND DESIGN. Chrysler's strength in product development complements Daimler-Benz' strength in quality and engineering.

    - SYNERGIES. Chrysler and Daimler-Benz management expect the business combination to lead to savings of $1.4 billion in 1999, the first year of merged operations, with annual benefits of $3.0 billion within three to five years. These savings are expected to be achieved through the exchange of components and technologies, combined purchasing power, shared distribution logistics, and shared know-how in engineering and manufacturing.

    - NON-AUTOMOTIVE BUSINESSES. Daimler-Benz' non-automotive businesses, including aerospace, services and rail systems, diesel engines and automotive electronics operations, should help make DaimlerChrysler a world leader in the areas of traffic and transportation.

CHRYSLER

    AUTOMOTIVE OPERATIONS. Chrysler manufactures, assembles and sells cars and trucks under the brand names Chrysler, Dodge, Jeep-Registered Trademark- and Plymouth, and related automotive parts and accessories, primarily in the United States, Canada and Mexico. Passenger cars are offered in various size classes and models. Chrysler produces trucks in pickup, sport-utility and van/wagon models, which constitute the largest segments of the truck market. Chrysler also purchases and distributes certain passenger cars manufactured in the United States by Mitsubishi Motor Manufacturing of America, a subsidiary of Mitsubishi Motors Corporation.

    Although Chrysler currently sells most of its vehicles in North America, Chrysler also participates in other international markets through its wholly owned subsidiaries in Argentina, Brazil, Venezuela, Taiwan, Korea, Japan, Thailand, Egypt, Austria, Italy, France, Belgium, the Netherlands and Germany, a joint venture in Austria, and through minority-owned affiliates located in China and Egypt. Chrysler sells vehicles and parts, and provides related services, to independent distributors and dealers in various other markets throughout the world.

    FINANCIAL SERVICES. Chrysler's wholly owned subsidiary CFC is a financial services organization that provides retail and lease financing for vehicles, dealer inventory and other financing needs, dealer property and casualty insurance and dealership facility development and management, primarily for Chrysler dealers and their customers. CFC is the major source of wholesale and retail financing for Chrysler vehicles throughout North America. CFC also offers dealers working capital loans, real estate and equipment financing and financing plans for fleet buyers, including daily rental car companies. The automotive financing operations of CFC are conducted through 29 zone offices in the United States and Canada (Chrysler Credit Canada Ltd.). CFC also provides automotive financial products and services in Europe and Asia.

    During 1997, CFC financed or leased approximately 870,000 new and used vehicles at retail in the United States, including approximately 611,000 new Chrysler passenger cars and light-duty trucks, representing 27 percent of Chrysler's U.S. retail and fleet deliveries. During 1997, CFC financed or leased approximately 114,000 vehicles at retail in Canada, including approximately 102,000 new Chrysler cars and trucks, representing 40 percent of Chrysler's Canadian retail and fleet deliveries. CFC also financed approximately 1,625,000 and 175,000 new Chrysler passenger cars and light-duty trucks at wholesale in the

U.S. and Canada, respectively, representing 70 percent and 66 percent of Chrysler's U.S. and Canadian vehicle shipments, respectively, in 1997.

    Chrysler's principal executive offices are located at Chrysler World Headquarters, 1000 Chrysler Drive, Auburn Hills, Michigan 48326-2766, and its telephone number is (248) 576-5741.

DAIMLER-BENZ

    Daimler-Benz operates in four business segments--Automotive (Passenger Cars and Commercial Vehicles), Aerospace, Services and Directly Managed Businesses. Daimler-Benz is primarily active in Europe, North and South America and Japan and is continuing to expand in markets such as Eastern Europe and East and Southeast Asia, which are also assuming strategic importance as production locations. In 1997, approximately 33% of Daimler-Benz' revenues was derived from sales in Germany, 25% from sales in other member states of the European Union and 21% from sales in the United States and Canada.

    AUTOMOTIVE. Daimler-Benz is world renowned for its high quality luxury Mercedes-Benz passenger cars which reflect a long tradition of exceptional engineering, performance, service and safety. Daimler-Benz is also the world's leading manufacturer of trucks over six metric tons ("t") gross vehicle weight ("GVW") and of buses over 8t GVW. It manufactures and assembles passenger cars and commercial vehicles in 46 manufacturing plants and assembly facilities on six continents reaching across all product lines and has a worldwide distribution and service network. The Automotive segment contributed approximately 71% of Daimler-Benz' revenues in 1997.

    The passenger car division has one of the world's strongest car brand names, and the number one position in the upper luxury segment of the passenger car market. It has added new innovative products which give Daimler-Benz access to new markets and customer segments. These products include the A-Class, the M-Class, the SLK, the CLK and, as a second brand, the smart, a two-seat eight foot long car designed for heavily congested city use. With the new S-Class, which will be introduced in the fall of 1998, the passenger car division expects to solidify its leading position in the upper luxury segment.

    The commercial vehicle division has updated the entire range of vans and trucks it offers in the European market. Following the introduction of three new van lines and the Actros truck line in the heavy weight category, the presentation in early 1998 of the Atego truck in the light and medium weight categories represents the most recent step in this innovation cycle. In the United States, Freightliner expects to strengthen its leading market position with the new Sterling product line derived from the heavy truck lines it has acquired from Ford Motor Company.

    AEROSPACE. Daimler-Benz Aerospace is one of the leading European aerospace companies and the German partner (with a 37.9% share) in the European Airbus consortium, Airbus Industrie G.I.E. ("Airbus"). Principal Aerospace activities include civil aircraft and helicopters, military aircraft, space systems infrastructure, satellites, defense and civil systems and aeroengines. Aerospace contributed approximately 12% of Daimler-Benz' revenues in 1997.

    At Daimler-Benz Aerospace, comprehensive cost-cutting and restructuring measures markedly improved its competitive position. The pronounced increase of incoming orders for Airbus aircraft in 1997 and early 1998 will define the civilian aircraft business of Daimler-Benz during the next several years. The anticipated combination of the Airbus activities into a single corporate entity will form the basis for future efficiency and productivity gains, thereby further strengthening the competitive position of Airbus.

    SERVICES. Daimler-Benz InterServices ("debis") engages in financial services supporting the sale of Mercedes-Benz cars and trucks and other Daimler-Benz products, insurance brokerage, information technology services, telecommunications and media services, trading and real estate management services. debis contributed approximately 11% of Daimler-Benz' revenues in 1997.

    debis is using the strong growth potential of the service industry to position itself to compete successfully in promising markets, primarily in the areas of financial services, information technology and telecommunications and media services. It also will continue to expand internationally and strive to open up new markets, primarily in Asia, Latin America and Northern Europe.

    DIRECTLY MANAGED BUSINESSES. This segment consists of rail systems, automotive electronics and diesel engines. The semiconductor activities which were part of this segment in 1997 were sold in March 1998. This segment contributed approximately 6% of Daimler-Benz' revenues in 1997.

    Within the Directly Managed Businesses, Adtranz, the rail systems joint venture between Daimler-Benz and ABB, has positioned itself as one of the leaders in the global rail transportation market. It will continue to concentrate on its core competencies and use every opportunity to achieve greater economies of scale, for example through increased use of modularization in product development. Through these and other measures, Adtranz expects to lower its cost base in order to achieve positive results and continue to deliver competitive products and systems. Since the sale of the semiconductor activities, Daimler-Benz' microelectronics activities have focused exclusively on the fast growing automotive electronics market. MTU/Diesel Engines has introduced a series of new and innovative products and will work on expanding its market position, primarily in the area of diesel engines for civilian applications.

    Daimler-Benz' principal executive offices are located at Epplestrasse 225, 70567 Stuttgart, Germany, and its telephone number is 011-49-711-17-0.

DAIMLERCHRYSLER

    DaimlerChrysler is a newly formed AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany that has not, to date, conducted any activities other than those incident to its formation, and its execution of and performance of its obligations under, the Combination Agreement and related agreements. DaimlerChrysler will be the successor corporation to Daimler-Benz following consummation of the Daimler-Benz Exchange Offer and the Daimler-Benz Merger.

    As a result of the Transactions, the business of DaimlerChrysler and its subsidiaries will be the businesses currently conducted by Chrysler and Daimler-Benz. Immediately after the consummation of the Transactions, based upon the number of shares of Chrysler Common Stock and no par value Ordinary Shares of Daimler-Benz ("Daimler-Benz Ordinary Shares") issued and outstanding on July 20, 1998, the former stockholders of Chrysler, including the persons who acquire the shares of Chrysler Common Stock covered hereby, will own approximately 42% and the former stockholders of Daimler-Benz will own approximately 58% of the outstanding DaimlerChrysler Ordinary Shares.

    The following table sets forth the respective percentage contributions of Daimler-Benz and Chrysler to the pro forma total revenues and pro forma income before income taxes of DaimlerChrysler for the year ended December 31, 1997 and for the six months ended June 30, 1998, and to the pro forma net assets of DaimlerChrysler as at June 30, 1998.

                                                                         DAIMLER-BENZ       CHRYSLER
                                                                       -----------------  -------------
Pro Forma Total Revenues
  Year ended December 31, 1997.......................................             54%              46%
  Six months ended June 30, 1998.....................................             53%              47%
Pro forma Income Before Income Taxes
  Year ended December 31, 1997.......................................             35%              65%
  Six months ended June 30, 1998.....................................             40%              60%
Pro forma Net Assets at June 30, 1998................................             56%              44%

    There are currently no plans for the combined company to change the nature of the business operations of Daimler-Benz and Chrysler described above. Following consummation of the Chrysler Merger, DaimlerChrysler will have its registered seat in Stuttgart, Germany and will maintain two operational headquarters--one located at the current Chrysler headquarters, 1000 Chrysler Drive, Auburn Hills, Michigan 48326-2766, and one located at the current Daimler-Benz headquarters, Epplestrasse 225, 70567 Stuttgart, Germany.

THE TRANSACTIONS

    GENERAL

    Chrysler has entered into the Combination Agreement with Daimler-Benz and DaimlerChrysler, pursuant to which (i) DaimlerChrysler has commenced an offer (the "Daimler-Benz Exchange Offer") to (a) the holders of Daimler-Benz Ordinary Shares, to exchange one DaimlerChrysler Ordinary Share for each Daimler-Benz Ordinary Share held by such holder, and (b) the holders of American Depositary Shares of Daimler-Benz each representing one Daimler-Benz Ordinary Share (the "Daimler-Benz ADSs"), to exchange one DaimlerChrysler Ordinary Share for each Daimler-Benz ADS held by such holder; PROVIDED that, if at least 90% of the outstanding Daimler-Benz Ordinary Shares, including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs were tendered so that the Transactions can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged (such ratio referred to in the foregoing clauses (a) and (b), as it may be so adjusted, being referred to herein as the "Daimler-Benz Exchange Offer Ratio");

    (ii) Immediately following consummation of the Daimler-Benz Exchange Offer, and after the completion of this offering, a newly incorporated Delaware corporation will merge with and into Chrysler (the "Chrysler Merger"). In the Chrysler Merger, each share of Chrysler Common Stock (other than Chrysler Common Stock held in treasury or by a wholly owned subsidiary of Chrysler) will be converted into the right to receive 0.6235 (the "U.S. Exchange Ratio") of a DaimlerChrysler Ordinary Share; and

    (iii) As soon as possible following the consummation of the Chrysler Merger, Daimler-Benz will merge with and into DaimlerChrysler (the "Daimler-Benz Merger" and, together with the Chrysler Merger, the "Mergers"). As a result of the Daimler-Benz Merger, (a) each outstanding Daimler-Benz Ordinary Share will be converted into the right to receive that number of DaimlerChrysler Ordinary Shares equal to the Daimler-Benz Exchange Offer Ratio and (b) each outstanding Daimler-Benz ADS will be converted into the right to receive that number of DaimlerChrysler Ordinary Shares equal to the Daimler-Benz Exchange Offer Ratio (such exchange ratio being referred to herein as the "Daimler-Benz Merger Exchange Ratio").

    The Mergers, including the U.S. Share Exchange (as hereinafter defined) and the Daimler-Benz Exchange Offer, are referred to collectively as the "Transactions."

    At a special meeting of stockholders of Chrysler held on September 18, 1998, Chrysler stockholders approved and adopted the Combination Agreement and the transactions contemplated thereby, including the Chrysler Merger. Chrysler stockholders are not entitled to appraisal rights under the Delaware General Corporation Law ("DGCL") in connection with the Chrysler Merger.

    As soon as possible after the time the Chrysler Merger becomes effective in accordance with applicable law (the "Chrysler Effective Time"), DaimlerChrysler will issue the DaimlerChrysler Ordinary Shares to be issued in the Chrysler Merger to The Bank of New York (the "U.S. Exchange Agent") for the account of the former stockholders of Chrysler, and the U.S. Exchange Agent will contribute, for the account of the former stockholders of Chrysler, all of the issued and outstanding common stock of the surviving corporation in the Chrysler Merger to DaimlerChrysler as a transfer in kind (the "U.S. Share Exchange" and, together with the Chrysler Merger, the "Chrysler Exchange").

    As a result of the Transactions, if the Chrysler Merger takes place promptly after the delivery of the shares of Chrysler Common Stock offered hereby to the Underwriters, the Underwriters will deliver 0.6235 of a DaimlerChrysler Ordinary Share for each share of Chrysler Common Stock purchased by the purchasers. See "Plan of Distribution."

    GOVERNANCE OF DAIMLERCHRYSLER FOLLOWING THE CHRYSLER MERGER

    Chrysler, Daimler-Benz and DaimlerChrysler have agreed that following the Chrysler Effective Time DaimlerChrysler shall have a corporate governance structure reflecting that the Transactions contemplate a "merger-of-equals." The parties have agreed that:

        (i) the Articles of Association (SATZUNG) of DaimlerChrysler (the "DaimlerChrysler Articles of Association") and the Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG) of DaimlerChrysler, in each case, following the Chrysler Effective Time, shall be in form and substance reasonably acceptable to Chrysler and Daimler-Benz.

        (ii) until the DaimlerChrysler Supervisory Board has to be composed in accordance with Germany's Co-determination Law of 1976, the DaimlerChrysler Supervisory Board shall be composed of twelve members representing the stockholders, six of whom shall have been recommended, immediately prior to the Chrysler Effective Time, by Daimler-Benz from the then-current non-employee representative members (ANTEILSEIGNERVERTRETER) of the Daimler-Benz Supervisory Board and six of whom shall have been recommended, immediately prior to the Chrysler Effective Time, by Chrysler from the then-current outside members of the Board of Directors of Chrysler (the "Chrysler Board"). For the period thereafter, the DaimlerChrysler Supervisory Board shall consist of twenty members; five of the members of the restructured DaimlerChrysler Supervisory Board shall have been recommended by Daimler-Benz from non-employee representative members (ANTEILSEIGNERVERTRETER) of the Daimler-Benz Supervisory Board, five of the members shall have been recommended by Chrysler from the outside members of the Chrysler Board, and the remaining ten members shall be employee representatives. The German metalworkers union IG Metall and the United Automobile Workers union (the "UAW") have announced that IG Metall will nominate a UAW member for election to one of the three seats on the DaimlerChrysler Supervisory Board reserved for nominees of IG Metall.

       (iii) for a period of not less than two years following the Chrysler Effective Time, the current Chairman of Daimler-Benz' Supervisory Board (AUFSICHTSRAT) shall continue as the Chairman of the DaimlerChrysler Supervisory Board.

        (iv) the DaimlerChrysler Management Board shall initially consist of 18 members. In general, 50% of such members shall be those designated by Chrysler, and 50% of such members shall be those designated by Daimler-Benz, and there will be two additional members with responsibility for Daimler-Benz' non-automotive businesses. For three years following the Effective Time, Jurgen E. Schrempp and Robert J. Eaton shall be the Co-CEOs and Co-Chairmen of the DaimlerChrysler Management Board (VORSTANDSVORSITZENDE) and members of the Office of the Chairmen of DaimlerChrysler. Mr. Eaton has indicated his intention to retire from such position after three years.

    The Combination Agreement also provides that (a) the DaimlerChrysler Management Board will also establish an Integration Committee with a consultative function which will consist of the Co-Chairmen of the DaimlerChrysler Management Board (VORSTANDSVORSITZENDE), who will also serve as Co-Chairmen of the Integration Committee, and 12 or more members (including such Co-Chairmen), 50% of whom will initially be designated by Chrysler and 50% of whom will initially be designated by Daimler-Benz; (b) following the Chrysler Effective Time, DaimlerChrysler shall maintain two operational headquarters, one located at the current headquarters of Chrysler and one located at the current headquarters of Daimler-Benz; and (c) following the Chrysler Effective Time, English shall be the official language for the management of DaimlerChrysler. See "The Transactions--Governance of DaimlerChrysler."

    The Combination Agreement contains no provisions that would bar governance changes after the Transactions have been consummated.

    CONDITIONS TO THE TRANSACTIONS

    Although prior to the issuance of the shares of Chrysler Common Stock covered hereby, Chrysler and Daimler-Benz will confirm that certain of the conditions to the consummation of the Transactions have been met, there can be no assurance that the Transactions will be consummated following the completion of such issuance. Consummation of the Transactions is subject to various conditions, including, among others, the consummation of the Daimler-Benz Exchange Offer, the receipt of tax opinions from the respective tax counsel of Daimler-Benz and Chrysler regarding certain United States federal income and German tax consequences of the Transactions and the receipt by Chrysler of a private letter ruling from the United States Internal Revenue Service (the "IRS"), which was received from the IRS on September 4, 1998.

    If the Transactions are not consummated, purchasers of the shares of Chrysler Common Stock covered hereby will remain holders of Chrysler Common Stock, a security with investment characteristics that are significantly different from those of the DaimlerChrysler Ordinary Shares expected to be received in connection with the Chrysler Merger. See "The Transactions--Conditions to the Transactions."

    DESCRIPTION OF DAIMLERCHRYSLER ORDINARY SHARES

    The share capital of DaimlerChrysler consists of DaimlerChrysler Ordinary Shares issued in registered form. Record holders of DaimlerChrysler Ordinary Shares will be registered in the share register (AKTIENBUCH) administered on behalf of DaimlerChrysler by the Transfer Agents (as hereinafter defined) pursuant to the Transfer Agent Agreement (as hereinafter defined). The Transfer Agents will together maintain the register of stockholders of DaimlerChrysler. Generally, the share capital of DaimlerChrysler may be increased (other than by contingent capital or authorized capital) in consideration of contributions in cash or in property by a resolution passed at a general meeting of the stockholders of DaimlerChrysler by a majority of the votes cast or at least a majority of the issued shares represented at the meeting of the stockholders at which the resolutions are passed. See "Description of DaimlerChrysler Ordinary Shares."

    STOCK EXCHANGE LISTING

    The DaimlerChrysler Ordinary Shares have been approved for listing, subject to official notice of issuance, on the NYSE and will trade thereon under the symbol "DCX," and it is expected that the DaimlerChrysler Ordinary Shares will be approved for listing on the FSE. In addition, it is expected that DaimlerChrysler Ordinary Shares will be traded on the Chicago, Pacific, Philadelphia, London, Paris, Montreal, Toronto, Swiss, Vienna and Tokyo stock exchanges as well as all German stock exchanges. There is currently no public market for the DaimlerChrysler Ordinary Shares. Because holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs will have the right to exchange one Daimler-Benz Ordinary Share or one Daimler-Benz ADS for one DaimlerChrysler Ordinary Share (or 1.005 DaimlerChrysler Ordinary Shares, as the case may be) pursuant to the Daimler-Benz Exchange Offer, it is expected that the market price of a DaimlerChrysler Ordinary Share received in the Chrysler Exchange or the Daimler-Benz Exchange Offer should be substantially equivalent to the market price of a Daimler-Benz Ordinary Share immediately prior to the consummation of the Daimler-Benz Exchange Offer. See "Market Prices" and "Risk Factors."

    DIVIDENDS

    The Daimler-Benz Management Board (VORSTAND) (the "Daimler-Benz Management Board") and the Chrysler Board have determined, and the prospective DaimlerChrysler Management Board has indicated its concurrence, that an appropriate dividend policy for DaimlerChrysler under current business and economic conditions would result in DaimlerChrysler paying approximately the same annual dividend amount currently paid to Chrysler stockholders (after giving effect to the change in share ownership resulting from the U.S. Exchange Ratio). The dividend would be paid annually after the DaimlerChrysler annual stockholders meeting, subject to stockholder approval. Although dividends will be paid in marks (or, following the changeover by DaimlerChrysler to the Euro, in Euros), for purposes of distribution to holders of DaimlerChrysler Ordinary Shares in the United States, such amounts will be converted by the U.S. Transfer Agent into dollars, at the holder's election. There can be no assurance as to the actual level of dividends that will be paid in any year. See "Dividends."

    RECENT DEVELOPMENTS

    CHRYSLER'S RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1998

    Chrysler's revenues for the first six months of 1998 were $33.8 billion compared with $30.5 billion for the first six months of 1997. For the first six months of 1998, Chrysler reported earnings before income taxes of $3,274 million, compared with $2,515 million for the first six months of 1997. Net earnings for the first six months of 1998 were $2,055 million compared with $1,512 million for the first six months of 1997.

    Earnings for the first six months of 1998 compared to the first six months of 1997 reflect an increase in vehicle shipments, improved product mix and decreased warranty costs, partially offset by an increase in average sales incentives and higher profit-based employee compensation. The increase in average sales incentives per vehicle was attributable to an increasingly competitive market environment. The decrease in warranty costs was primarily related to several voluntary customer service actions and recalls initiated in the first six months of 1997.

    Earnings for the first six months of 1997 included an estimated unfavorable impact of approximately $730 million ($438 million after taxes) related to a 29-day strike at an engine plant in Detroit, Michigan. The full-year estimated impact of the strike was $590 million ($364 million after taxes) after taking into account the effect of a partial recovery of production losses that occurred during the remainder of 1997.

    For the first six months of 1998, CFC reported earnings before income taxes of $338 million compared with $297 million for the first six months of 1997. CFC's net earnings for the first six months of 1998 were $228 million compared with $196 million for the first six months of 1997. The increase in net earnings primarily reflects higher gains and servicing fees from sales of finance receivables.

    Chrysler's worldwide vehicle shipments in the first six months of 1998 were 1,675,089 units compared with 1,519,692 units in the first six months of 1997. The increase in worldwide shipments primarily reflects the unfavorable impact of a 29-day strike in 1997 and shipments of Chrysler's all-new Dodge Durango in 1998. Chrysler's vehicle shipments outside of the U.S., Canada and Mexico in the first six months of 1998 were 107,691 units compared with 125,160 units in the first six months of 1997. The decrease in shipments outside of the U.S., Canada and Mexico is primarily caused by continued economic difficulties in Asian markets. Chrysler's worldwide vehicle production in the first six months of 1998 was 1,613,751 units, an increase of 146,000 units or 10%, as compared with the first six months of 1997.

    DAIMLER-BENZ' RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 1998

    Daimler-Benz revenues for the first six months of 1998 were DM 67.7 billion, a 21.1% increase from the DM 55.9 billion of revenues achieved in the same period of 1997. Revenues of Daimler-Benz' Passenger Car division rose 22.7% to DM 30.6 billion compared to DM 25.0 billion in the first half of 1997, while revenues of Daimler-Benz' Commercial Vehicle division increased 21.5% from DM
17.8 billion to DM 21.7 billion. Daimler-Benz' Aerospace segment revenues in the first half of 1998 were DM 7.6 billion and exceeded revenues for the comparable period in 1997 (DM 6.7 billion) by 13.2%. Revenues in Daimler-Benz' Services segment improved by 21.7% and revenues of Directly Managed Business segment decreased 6.0%. Excluding the 1997 revenues of the semiconductor business of Daimler-Benz sold in the first half of 1998, revenues of the Directly Managed Business segment increased 19.2%.

    Cost of sales and selling, administrative and other expenses, in the aggregate, decreased as a percentage of revenues from 93.8% to 92.1%.

    In the first half of 1998 Daimler-Benz had an operating profit of DM 3.8 billion compared to DM 1.8 billion in the first six months of 1997. The business segment contributions to Daimler-Benz' operating profit in the first half of 1998 were as follows: Passenger Car division, DM 2.1 billion (first half of 1997: DM 1.5 billion); Commercial Vehicle division, DM 0.9 billion (first half of 1997: break even); Aerospace, DM 0.3 billion (first half of 1997: DM 0.1 billion); Services, DM 0.4 billion (first half of 1997: DM 0.2 billion); and the Directly Managed Businesses, DM 0.2 billion (first half of 1997: DM 0.1 billion).

    Net income of Daimler-Benz for the first six months of 1998 was DM 2.0 billion, compared to DM 1.0 billion for the same period in 1997.

    Worldwide unit sales of the Daimler-Benz' Passenger Car division during the time period from January 1 to June 30, 1998 were 427.7 thousand, an increase of 27.4% compared to the first six months of 1997 (335.8 thousand cars). Unit sales for the Commercial Vehicle division rose 19.2% from 192.0 thousand units to
228.9 thousand units. In the first six months of 1998, the Passenger Car division produced 433.1 thousand automobiles, 28.7% more than during the same period of the previous year, while production of commercial vehicles increased 21.3% from 202.0 thousand to 245.0 thousand vehicles.

    Incoming orders at Daimler-Benz Aerospace for the first six months of 1998 were DM 13.4 billion compared to DM 6.5 billion in the first six months of 1997.

    INTRODUCTION OF THE SINGLE EUROPEAN CURRENCY

    On January 1, 1999, eleven member states of the European Union--Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain--will introduce the Euro as a common legal currency among those states for "paperless" transactions, pending the substitution of Euro banknotes and coins for the national currencies of the participating member states. As of that date, fixed exchange rates will be introduced, according to which funds denominated in the currency of one participating member state will be converted into the currency of another participating member state. It is anticipated that by July 1, 2002, the Euro will be the official legal tender for the participating member states and that the national currencies of those member states will be withdrawn from circulation.

    Daimler-Benz has committed to adopting the Euro as its corporate currency throughout its operations beginning January 1, 1999. Recognizing its significant manufacturing and transactional activity within Europe, the management of Daimler-Benz believes that it will realize significant long-term benefits from adoption of the Euro by capitalizing on the greater transparency and market efficiency resulting from the institution of a single European currency. The management of Daimler-Benz believes that its revenue and cost results with respect to products which it manufactures, exports, markets and sells in the eleven participating member states will be exchange rate neutral, and therefore the introduction of the Euro is likely to enhance the overall operating results of the Daimler-Benz group to some degree. As sales and production costs will both be calculated in Euros, it will also be easier for Daimler-Benz to monitor its price competitiveness relative to its competitors in the participating member states. In addition, the introduction of the Euro should, over varying periods of time, produce the following effects:

        BUSINESS AND COMPETITIVE IMPLICATIONS. Daimler-Benz is reviewing the various ways in which the introduction of the Euro will affect its business and competitive position. It is expected that the introduction of the Euro will result in greater market efficiency and will foster a more competitive economic environment within and among the participating member states. This is largely a function of the fact that the pricing of products and services will be more transparent through the use of a single common currency within the participating member states. The management of Daimler-Benz believes there will be significant opportunities as a result of these potential developments of which it plans to take advantage by, for example, enhancing its marketing strategies and reducing production costs. Costs of funds may be relatively lower due to increased competition among financial intermediaries resulting in downward pressure on fees and other transaction costs due to the elimination of, for example, currency exchange and hedging activities due to the introduction of the Euro. There can be no assurance, however, whether and to what extent the introduction of the Euro will affect the business, financial condition and results of operations of DaimlerChrysler, or whether it will be able to realize any strategic or operational benefits from the introduction of the Euro.

        SYSTEMS ANALYSIS. The introduction of the Euro will necessitate changes in information technology and other systems in order to accommodate the use of the Euro in corporate transactions and in financial reporting. Daimler-Benz is also currently preparing all of its internal processes and systems for the transition to the Euro and expects to spend approximately DM 200 million in completing this project. Daimler-Benz will continue to monitor closely this modification process and to identify and address additional information technology issues as they arise during this process.

        CURRENCY AND FOREIGN EXCHANGE EXPOSURE. The introduction of fixed exchange rates among the participating member states and the ultimate transition to the Euro will eliminate the need for currency exchange transactions in the national currencies of these states, resulting in transaction cost savings to companies, such as Daimler-Benz, based in those states. In addition, interest rate differences between the participating member states will also disappear, eliminating the basis for hedging and other derivative transactions with respect to such national currencies and thereby creating further opportunities for transaction cost savings. The substitution of the Euro for existing national currencies in the participating member states will also trigger the need to modify many financial instruments, including derivatives. These instruments will most likely be replaced by instruments denominated in Euros or subject to exchange rates or interest rates based on the Euro. Financial innovation with respect to these new Euro-based financial instruments could expand the range of financial options for companies such as Daimler-Benz, and may enable such companies to raise funds on more advantageous terms. Additional, positive effects are expected to stem from the elimination of speculative runs on member state currencies as a result of the introduction of fixed exchange rates, as well as an expanded source of liquidity for the companies resulting from the replacement of the separate markets of the individual member states with a new "Euro-zone" comprised of the entire area of the participating member states. To the extent that Daimler-Benz engages in significant hedging and other investment transactions in the national currencies of the participating member states, it expects that its foreign exchange rate exposure will be significantly reduced once the Euro has been introduced. Moreover, the management of Daimler-Benz believes that DaimlerChrysler will realize considerable annual savings due to reduced transaction and foreign currency hedging costs. There can be no assurance, however, when and to what degree DaimlerChrysler will ultimately realize these benefits from the introduction of the Euro.

    Daimler-Benz intends to continue exploring various strategic and operational measures with respect to the introduction of the Euro with a view to enhancing its overall financial position, operating results and market position. These strategic and operational options will be shaped to some extent by both European and national rules and regulations regarding the particular measures required to complete the transition to the Euro as the legal currency of the participating member states.

    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CHRYSLER EXCHANGE

    The obligation of Chrysler to consummate the Chrysler Exchange is conditioned upon the receipt by Chrysler from Debevoise & Plimpton of an opinion, based in part on a private letter ruling received from the IRS on September 4, 1998 addressing certain issues under Section 367(a)(1) of the Code, substantially to the effect that for United States federal income tax purposes, the Chrysler Exchange should be treated as a non-recognition transfer of Chrysler Common Stock by the holders thereof in exchange for DaimlerChrysler Ordinary Shares. Assuming the Chrysler Exchange is treated as a non-recognition transfer of Chrysler Common Stock by the holders thereof in exchange for DaimlerChrysler Ordinary Shares, no gain or loss will be recognized for United States federal income tax purposes by U.S. Holders (as hereinafter defined) who exchange their Chrysler Common Stock for DaimlerChrysler Ordinary Shares pursuant to the Chrysler Exchange.

    PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE CHRYSLER EXCHANGE AND OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES. FOR A MORE DETAILED DISCUSSION OF THE TAX CONSEQUENCES OF THE CHRYSLER EXCHANGE AND OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES, SEE "THE TRANSACTIONS--CERTAIN TAX CONSEQUENCES TO U.S. HOLDERS" AND "--CERTAIN TAX CONSEQUENCES TO NON-U.S. HOLDERS."

                                  THE OFFERING

Securities Offered...........................  Chrysler Common Stock, par value $1.00 per share. See "Description of Chrysler Capital
                                               Stock." If the Chrysler Merger is
                                               consummated, each share of Chrysler Common
                                               Stock covered hereby will be converted into
                                               the right to receive 0.6235 of a
                                               DaimlerChrysler Ordinary Share. See "The
                                               Transactions--General."

Chrysler Common Stock Issued and Outstanding
  as of August 31, 1998......................  Approximately 647 million shares

Chrysler Common Stock of Chrysler covered
  hereby.....................................  30 million shares

[Chrysler Common Stock of the Selling
  Shareholder covered hereby.................  shares]

  Total......................................  shares

Use of Proceeds..............................  The net proceeds of any offering for which this Prospectus is delivered [, other than
                                               the proceeds from the shares sold by the
                                               Selling Shareholder,] will be used by
                                               Chrysler for general corporate purposes,
                                               including working capital. [Chrysler will not
                                               receive any of the proceeds from any shares
                                               sold by the Selling Shareholder.]

New York Stock Exchange Symbol...............  C (DaimlerChrysler Ordinary Shares will be listed on the NYSE under the symbol "DCX." It
                                               is expected that the DaimlerChrysler Ordinary
                                               Shares will be approved for listing on the
                                               Frankfurt Stock Exchange and are expected to
                                               be traded on the Chicago, Pacific,
                                               Philadelphia, London, Paris, Montreal,
                                               Toronto, Swiss, Vienna and Tokyo stock
                                               exchanges, as well as on all other German
                                               stock exchanges.)

PURPOSE OF OFFERING

    Chrysler's purpose in issuing the shares covered hereby is to enable the Transactions to qualify for pooling-of-interests accounting treatment. See "Purpose of Offering."

RISK FACTORS

    In considering an investment in Chrysler Common Stock and the DaimlerChrysler Ordinary Shares to be received in connection with the Transactions, prospective investors should carefully review and consider the following: the issuance of the shares of Chrysler Common Stock covered hereby is not conditioned on consummation of the Transactions; such issuance is conditioned on the satisfaction of the 90% Minimum Condition; the value of the DaimlerChrysler Ordinary Shares to be received by holders of Chrysler Common Stock is subject to fluctuation; risks relating to the integration of the companies; and risks relating to the valuation proceeding available under German law (SPRUCHVERFAHREN). See "Risk Factors."

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA

SELECTED HISTORICAL FINANCIAL DATA OF CHRYSLER

    The unaudited selected consolidated financial data set forth below as of June 30, 1998 and for the six-month periods ended June 30, 1998 and 1997 should be read in conjunction with, and are qualified in their entirety by reference to, the unaudited consolidated financial statements as of June 30, 1998 and for the six-month periods ended June 30, 1998 and 1997 included in this Prospectus. The selected consolidated financial data set forth below as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in this Prospectus.

                                                   SIX MONTHS ENDED
                                                       JUNE 30,                       YEAR ENDED DECEMBER 31,
                                                 --------------------  -----------------------------------------------------
                                                   1998      1997(1)    1997(2)    1996(3)    1995(4)    1994(5)    1993(6)
                                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                        (DOLLARS AND SHARES IN MILLIONS EXCEPT PER COMMON SHARE DATA)
Total revenues.................................  $  33,801  $  30,504  $  61,147  $  61,397  $  53,195  $  52,235  $  43,600
Earnings before extraordinary item and
  cumulative effect of changes in accounting
  principles...................................      2,055      1,512      2,805      3,720      2,121      3,713      2,415
Basic earnings per common share*...............       3.18       2.20       4.15       5.09       2.81       5.13       3.38
Net earnings (loss)............................      2,055      1,512      2,805      3,529      2,025      3,713     (2,551)
    Basic earnings (loss) per common share*....       3.18       2.20       4.15       4.83       2.68       5.13      (3.81)
    Diluted earnings (loss) per common
      share*...................................       3.12       2.17       4.09       4.74       2.56       4.55      (3.19)
Dividends declared per common share*...........       0.80       0.80       1.60       1.40       1.00       0.55       0.33
Total assets...................................     67,801     61,028     60,418     56,184     53,756     49,539     43,679
Total debt.....................................     19,056     16,808     15,485     13,396     14,193     13,106     11,451
Convertible preferred stock (in shares)........       0.01       0.02       0.02       0.04       0.14       1.72       1.72

------------------------------

* Per share data have been adjusted to reflect the two-for-one stock split in 1996. In addition, per share data have been restated to reflect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share," which replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively.

(1) Earnings for the first six months of 1997 include an estimated unfavorable impact of $730 million ($438 million after taxes) related to a 29-day strike at an engine plant in Detroit, Michigan. The full-year estimated impact of the strike was $590 million ($364 million after taxes) after taking into account the effect of a partial recovery of production losses that occurred during the remainder of 1997.

(2) Earnings for the year ended December 31, 1997, reflect the unfavorable impact of a 29-day strike which reduced earnings by an estimated $590 million ($364 million after taxes) after considering partial recovery of production losses from the strike, and a $41 million charge ($25 million after taxes) for costs related to the decision to discontinue Chrysler's Eagle brand at the end of the 1998 model year. The effect of these unfavorable items was partially offset by the recognition of $97 million ($60 million after taxes) of previously deferred profits from the sale of vehicles from Chrysler to Dollar Thrifty Automotive Group, Inc. ("DTAG," formerly Pentastar Transportation Group, Inc.) as a result of the December 1997 initial public offering of Chrysler's common stock interest in DTAG.

(3) Earnings for the year ended December 31, 1996, include a charge of $97 million ($61 million after taxes) for costs associated with a voluntary early retirement program for certain salaried employees, a charge of $77 million ($51 million after taxes) related to a write-down of Pentastar Electronics, Inc., a charge of $65 million ($100 million after taxes) related to a write-down of Thrifty Rent-A-Car System, Inc., a charge of $50 million ($31 million after taxes) for lump-sum retiree pension costs related to the 1996 UAW collective bargaining agreement, and a gain of $101 million ($87 million after taxes) from the sale of Electrospace Systems, Inc. and Chrysler Technologies Airborne Systems, Inc.

(4) Earnings for the year ended December 31, 1995, were reduced by a $263 million charge ($162 million after taxes) for costs associated with production changes at Chrysler's Newark, Delaware assembly plant and a $115 million charge ($71 million after taxes) for a voluntary minivan owner service action. Net earnings in 1995 also include an after-tax charge of $96 million for the cumulative effect of a change in accounting principle related to the consensus reached on Emerging Issues Task Force ("EITF") Issue 95-1, "Revenue Recognition on Sales with a Guaranteed Minimum Resale Value."

(5) Earnings for the year ended December 31, 1994, include favorable adjustments to the provision for income taxes aggregating $132 million. These adjustments related to: (1) the recognition of tax credits related to expenditures in prior years for qualifying research and development activities, in accordance with an Internal Revenue Service settlement which was based on U.S. Department of Treasury income tax regulations issued in 1994, and (2) the reversal of valuation allowances related to tax benefits associated with net operating loss carryforwards.

(6) Results for the year ended December 31, 1993, include a pretax gain of $205 million ($128 million after taxes) on the sale of Chrysler's remaining 50.3 million shares of Mitsubishi Motors Corporation stock, a pretax gain of $60 million ($39 million after taxes) on the sale of Chrysler's plastics operations, a $4.7 billion after-tax charge for the adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and a $283 million after-tax charge for the adoption of SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

                         ------------------------------

SELECTED HISTORICAL FINANCIAL DATA OF DAIMLER-BENZ

    The selected unaudited consolidated financial data set forth below as of June 30, 1998 and for the six-month periods ended June 30, 1998 and 1997 should be read in conjunction with, and are qualified in their entirety by reference to, the unaudited consolidated financial statements as of June 30, 1998 and for the six-month periods ended June 30, 1998 and 1997 included in this Prospectus. The selected consolidated financial data set forth below as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 should be read in conjunction with, and are qualified in their entirety by reference to, the consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 (the "Daimler-Benz Consolidated Financial Statements") included in this Prospectus.

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                          ----------------------------------------
                                                                           1998(1)        1998           1997
                                                                          ---------  --------------  -------------

                                                                           (IN MILLIONS, EXCEPT FOR DAIMLER-BENZ
                                                                              ORDINARY SHARE AND ADS AMOUNTS)
U.S. GAAP
INCOME STATEMENT DATA:
Revenues................................................................  $  37,550       DM 67,714      DM 55,892
Income before financial income and income taxes.........................      1,868           3,368          1,322
Net income..............................................................      1,115           2,010            992
Basic earnings per Ordinary Share/ADS(2)(3).............................       2.11            3.81           1.89
Diluted earnings per Ordinary Share/ADS(3)(4)...........................       2.04            3.68           1.88
BALANCE SHEET DATA (END OF PERIOD):
Inventories, net of advance payments....................................      8,839          15,940
Total assets............................................................     78,741         141,994
Total borrowings........................................................     23,048          41,563
Stockholders' equity....................................................     18,725          33,767

------------------------------

(1) Amounts in this column are unaudited and have been translated solely for the convenience of the reader at an exchange rate of DM 1.8033 = $1.00, the Noon Buying Rate on June 30, 1998.

(2) Basic earnings per Daimler-Benz Ordinary Share/ADS are calculated by dividing net income by the weighted average of Daimler-Benz Ordinary Shares/ADSs outstanding, without regard to options and conversion rights. Net income represents total income generated by Daimler-Benz after minority interest.

(3) Basic and diluted earnings per Daimler-Benz Ordinary Share/ADS information have been adjusted to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering (as hereinafter defined).

(4) Earnings per Daimler-Benz Ordinary Share/ADS on a diluted basis reflects the potential dilution that would occur if all dilutive options to acquire and rights to convert securities convertible into Daimler-Benz Ordinary Shares were exercised.

                                                                  YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------------------------------------------
                                   1997(1)        1997            1996            1995            1994           1993
                                  ---------  --------------  --------------  --------------  --------------  -------------

                                           (IN MILLIONS, EXCEPT FOR DAIMLER-BENZ ORDINARY SHARE AND ADS AMOUNTS)
U.S. GAAP
INCOME STATEMENT DATA:(2)
Revenues........................  $  68,791      DM 124,050      DM 106,339      DM 102,985              DM             DM
Income (loss) before interest
  and taxes.....................      2,014           3,631           1,465          (8,162)
Net income (loss)...............      4,460           8,042(3)          2,762         (5,729)          1,052(4)        (1,839)
Basic earnings (loss) per
  Ordinary Share/ ADS(5)(6).....       8.48           15.30(7)           5.27         (10.96)           2.11(4)         (3.88)
Diluted earnings (loss) per
  Ordinary Share/ ADS(6)(8).....       8.32           15.01(7)           5.25         (10.96)           2.11(4)         (3.88)
Regular annual dividends per
  Ordinary Share/ ADS(6)........       0.87            1.57            1.08              --            1.08           0.78
Special Distribution............      10.89           19.63(9)             --             --             --             --
BALANCE SHEET DATA (END OF
  PERIOD):(10)
Inventories, net of advance
  payments......................      7,980          14,390          13,602          14,329
Total assets....................     76,027         137,099         112,461         102,098         102,635         99,029
Short-term borrowings...........     12,248          22,086          16,011          13,614
Long-term borrowings............      9,546          17,216          12,839           8,671
Stockholders' equity............     19,456          35,085          26,393          22,860          29,435         26,281
GERMAN GAAP
INCOME STATEMENT DATA:
Revenues........................                                                    103,549         104,075         98,534
Results from ordinary business
  activities....................                                                       (835)          2,077         (1,473)
Extraordinary results(11).......                                                     (3,884)             --          2,603
Net income (loss)...............                                                     (5,734)            895            615
Earnings (loss) per Ordinary
  Share/ ADS(5)(6)..............                                                     (10.85)           2.12           1.27
BALANCE SHEET DATA (END OF
  PERIOD):
Inventories, net advance of
  payments......................                                                     15,764          14,976         16,945
Total assets....................                                                     91,540          93,536         90,926
Short-term borrowings...........                                                     16,410          12,524         11,093
Long-term borrowings............                                                      8,578          10,667         12,174
Stockholders' equity............                                                     13,842          20,251         18,145

------------------------------

(1) Amounts in this column are unaudited and have been translated solely for the convenience of the reader at an exchange rate of DM 1.8033 = $1.00, the Noon Buying Rate on June 30, 1998.

(2) Net income (loss) includes other income of DM 1,620, DM 1,402, and DM 1,742, for the years ended December 31, 1997, 1996 and 1995, respectively. Other income includes gains on sales of property, plant and equipment (DM 186, DM 254, and DM 148 in 1997, 1996, and 1995, respectively), gains on sales of companies (DM 228 and DM 233, in 1997 and 1996, respectively) rental income (DM 132, DM 68, and DM 72 in 1997, 1996, and 1995, respectively), foreign currency exchange gains (DM 69, DM 5, and

    DM 69 in 1997, 1996 and 1995, respectively), and reductions in certain accruals (DM 302, DM 222, and DM 295 in 1997, 1996, and 1995, respectively).

(3) The amount shown for 1997 includes DM 4,870 ($2,701) of special non-recurring tax benefits. These tax benefits resulted from the Special Distribution and the reversal of the remaining valuation allowances previously established on deferred tax assets on Daimler-Benz books at year-end which resulted primarily from net operating loss carryforwards of Daimler-Benz' German group companies that file a combined tax return (ORGANSCHAFT). The Special Distribution tax benefit was DM 2,908 and the valuation allowance reversal tax benefit was DM 1,962.

(4) Net income in 1994 includes DM 178 of income for the cumulative effect of accounting changes. Basic and diluted earnings per Daimler-Benz Ordinary Share/ADS in 1994 increased by DM 0.36 as a result of such changes.

(5) Basic earnings (loss) per Daimler-Benz Ordinary Share/ADS are calculated by dividing net income by the weighted average of Daimler-Benz Ordinary Shares/ADSs outstanding, without regard to options and conversion rights. Net income represents total income generated by Daimler-Benz after minority interest. See Note 25 to the Daimler-Benz Consolidated Financial Statements.

(6) Effective as of July 1, 1996, the nominal value of the Daimler-Benz Ordinary Shares was reduced to DM 5 per share from the previous level of DM 50 per share. This reduction had the effect of a 10 for 1 stock split, which in turn reduced the price at which one Daimler-Benz Ordinary Share trades to 1/10 of the price at which it previously traded. As a result, earnings
    (loss) and dividends per Daimler-Benz Ordinary Share/ADS are calculated on the basis of a nominal value of DM 5 per Daimler-Benz Ordinary Share. Earnings (loss) and dividends per Daimler-Benz Ordinary Share/ADS for 1995 and prior years have been recalculated to reflect this change in nominal value. In connection with the 10 for 1 stock split, Daimler-Benz also changed the ratio of Daimler-Benz Ordinary Shares to Daimler-Benz ADSs from its previous 1 to 10 ratio to a 1 to 1 ratio. Accordingly, per Daimler-Benz ADS amounts are calculated on the basis of one Daimler-Benz ADS for one Daimler-Benz Ordinary Share. In addition, earnings (loss) per Daimler-Benz Ordinary Share/ADS and regular annual dividends per Daimler-Benz Ordinary Share/ADS and Special Distribution information have been adjusted to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering.

(7) The 1997 amounts of basic and diluted earnings per Daimler-Benz Ordinary Share/ADS include special non-recurring tax benefits. Excluding these benefits, the basic and diluted earnings per Daimler-Benz Ordinary Share/ADS in 1997 were DM 6.04 and DM 5.96, respectively.

(8) Earnings per Daimler-Benz Ordinary Share/ADS on a diluted basis reflects the potential dilution that would occur if all options to acquire and rights to convert securities convertible into Daimler-Benz Ordinary Shares were exercised. See Note 25 to the Daimler-Benz Consolidated Financial Statements.

(9) On June 15, 1998, Daimler-Benz paid a special distribution (the "Special Distribution") of DM 20 (DM 19.63 after adjustment to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in a rights offering (the "Rights Offering")) per Daimler-Benz Ordinary Share/ADS (approximately DM
    10.3 billion in the aggregate). The source of funds for the Special Distribution was Daimler-Benz' retained earnings, including DM 2.9 billion attributable to a German tax refund resulting from a 20% differential in the tax rates to which Daimler-Benz is entitled by reason of the Special Distribution (I.E., the difference between the 50% German tax rate (TARIFBELASTUNG) paid in prior years on retained corporate earnings and the current 30% tax rate (AUSSCHUTTUNGSBELASTUNG) on distributed earnings).

(10) At December 31, 1997 and 1996, current assets (due within one year) were DM 66,902 and DM 53,332, respectively, and current liabilities (due within one year) were DM 53,387 and DM 43,029, respectively.

(11) Extraordinary results under German GAAP represent: in 1995, expenses incurred in connection with the decision to discontinue financial support for NV Koninklijke Nederlandse Vliegtuigenfabriek Fokker, write-downs and provisions for certain businesses of AEG Daimler-Benz Industrie held for sale and closure of AEG Daimler-Benz Industrie's headquarters; and, in 1993, accounting changes related to provisions, reserves and valuation adjustments. Under U.S. GAAP the extraordinary results in 1995 would be included in results from ordinary business activities, and the 1993 extraordinary results would not have arisen.

                         ------------------------------

SELECTED DAIMLERCHRYSLER PRO FORMA COMBINED FINANCIAL DATA

    The selected unaudited pro forma financial information set forth below was derived from and should be read in conjunction with the Unaudited Pro Forma Combined Financial Information, including the notes thereto, appearing elsewhere in this Prospectus. The following selected unaudited pro forma financial information is being provided under the pooling-of-interests method of accounting.

                                  SIX MONTHS ENDED JUNE 30,(1)                      YEAR ENDED DECEMBER 31,(1)
                             ---------------------------------------  ------------------------------------------------------
                              1998(2)       1998           1997        1997(2)       1997           1996           1995
                             ---------  -------------  -------------  ---------  -------------  -------------  -------------

                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues...................  $  71,152     DM 128,308     DM 106,925  $ 127,131     DM 229,255     DM 198,082     DM 178,551
Net income (loss)..........      3,174          5,721          3,542      7,158(4)        12,906(4)         8,359        (2,689)
Basic earnings (loss) per
  Ordinary Share/ADS(3)....       3.31           5.96           3.62       7.37(4)         13.29(4)          8.44         (2.64)
Diluted earnings (loss) per
  Ordinary Share/ADS(3)....       3.23           5.83           3.60       7.30(4)         13.16(4)          8.41         (2.64)
BALANCE SHEET DATA:
Total assets...............    148,318        267,462
Total borrowings...........     43,999         79,343
Stockholders' equity.......     33,112         59,711

------------------------------

(1) The Selected Pro Forma Combined Financial Data should be read in conjunction with the Unaudited Pro Forma Combined Financial Information, including the notes thereto, which notes are an integral part of these Selected Pro Forma Combined Financial Data.

(2) Amounts in this column have been translated solely for the convenience of the reader at an exchange rate of DM 1.8033 = $1.00, the Noon Buying Rate on June 30, 1998.

(3) Basic and diluted earnings (loss) per Daimler-Benz Ordinary Share/ADS information have been adjusted to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering.

(4) Includes DM 4,870 million ($2,701 million) of special non-recurring tax benefits. These tax benefits resulted from the Special Distribution and the reversal of the remaining valuation allowances previously established on deferred tax assets on Daimler-Benz' books at year-end which resulted primarily from net operating loss carryforwards of Daimler-Benz' German group of companies that file a consolidated tax return (ORGANSCHAFT). The Special Distribution benefit was DM 2.908 billion and the valuation allowance reversal was DM 1.962 billion. Excluding such non-recurring tax benefits, 1997 pro forma combined net income and basic and diluted earnings per Ordinary Share/ADS would have been as follows:

Net income................................................................................   DM 8,036  $   4,456
Basic earnings per Ordinary Share/ADS.....................................................    DM 8.28  $    4.59
Diluted earnings per Ordinary Share/ADS...................................................    DM 8.21  $    4.55

                      UNAUDITED COMPARATIVE PER SHARE DATA

    The following table sets forth for Chrysler and Daimler-Benz certain historical and pro forma equivalent per share data as of June 30, 1998 and December 31, 1997 and for the six-month periods ended June 30, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1997. The pro forma equivalent per share data are presented for pooling-of-interests method of accounting for the Transactions. The information presented herein should be read in conjunction with the selected historical financial data and the unaudited selected combined pro forma financial information appearing elsewhere in this Prospectus. See "Selected Historical and Pro Forma Financial Combined Data" and "Unaudited Pro Forma Combined Financial Information."

                                               AS OF OR FOR THE SIX MONTHS
                                                      ENDED JUNE 30,               AS OF OR FOR THE YEAR ENDED DECEMBER 31,
                                            ----------------------------------  -----------------------------------------------
                                              1998(1)       1998       1997       1997(1)       1997       1996        1995
                                            -----------  ----------  ---------  -----------  ----------  ---------  -----------
CHRYSLER HISTORICAL ($)
  Earnings per share(2)
    Basic.................................               $     3.18  $    2.20               $     4.15  $    4.83  $      2.68
    Diluted...............................                     3.12       2.17                     4.09       4.74         2.56
  Cash dividends per share................                      .80        .80                     1.60       1.40         1.00
  Book value per share....................                    19.77                               17.52
CHRYSLER HISTORICAL (DM)(3)
  Earnings per Share(2)
    Basic.................................                  DM 5.74    DM 3.71                  DM 7.20    DM 7.27      DM 3.84
    Diluted...............................                     5.64       3.65                     7.09       7.13         3.67
  Cash dividends per Share................                     1.45       1.35                     2.77       2.11         1.43
  Book value per Share....................                    35.76                               31.40
DAIMLER-BENZ HISTORICAL(4)
  Earnings (loss) per Ordinary Share/ADS:
    Basic.................................  $     2.11      DM 3.81    DM 1.89  $     8.48     DM 15.30(5)   DM 5.27   DM (10.96)
    Diluted...............................        2.04         3.68       1.88        8.32        15.01(5)      5.25      (10.96)
  Cash dividends per Ordinary
    Share/ADS(2)..........................                                            0.87         1.57       1.08
  Special Distribution....................                                           10.88        19.63(6)
  Book value per Ordinary Share...........       32.89        59.31                  36.94        66.61
DAIMLERCHRYSLER PRO FORMA(4)
  Earnings (loss) per Ordinary Share:(2)
    Basic.................................  $     3.31      DM 5.96    DM 3.62  $     7.37     DM 13.29(5)   DM 8.44    DM (2.64)
    Diluted...............................        3.23         5.83       3.60        7.30        13.16(5)      8.41       (2.64)
  Cash dividends per Ordinary Share(8)....
  Book value per Ordinary Share...........       33.01        59.52                  30.72        55.39
DAIMLERCHRYSLER PRO FORMA
  EQUIVALENT FOR CHRYSLER STOCKHOLDERS(4),
  (6)
  Earnings per share of Chrysler Common
    Stock(2):
    Basic.................................  $     2.06      DM 3.72    DM 2.26  $     4.60      DM 8.29(5)   DM 5.26    DM (1.65)
    Diluted...............................        2.01         3.64       2.24        4.55         8.21(5)      5.24       (1.65)
  Cash dividends per share of Chrysler
    Common Stock(8).......................
  Book value per share of Chrysler
    Common Stock..........................       20.58        37.11                  19.15        34.53

------------------------

(1) Amounts in this column have been presented solely for the convenience of the reader at an exchange rate of DM 1.8033 = $1.00, the Noon Buying Rate on June 30, 1998.

(2) Represents earnings before extraordinary item and cumulative effect of changes in accounting principles.

(3) The Chrysler historical earnings and cash dividends per share information for the six months ended June 30, 1998 and 1997 and years ended December 31, 1997, 1996, and 1995 have been translated into marks at the weighted-average rates of exchange for the six months ended June 30, 1998 and 1997 and years ended December 31, 1997, 1996, and 1995 of $1.00 = DM 1.8064, DM 1.6862, DM
    1.7340, DM 1.5048, and DM 1.4331, respectively. The book value per share amount at June 30, 1998 and December 31, 1997 has been translated into marks at the June 30, 1998 and December 31, 1997 exchange rates of $1.00 = DM
    1.8087 and DM 1.7921, respectively.

(4) Daimler-Benz Historical, DaimlerChrysler Pro Forma and DaimlerChrysler Pro Forma Equivalent for Chrysler Stockholders per share data have been adjusted to reflect the approximately 20% discount to market value at which Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering.

(5) The 1997 amounts of basic and diluted Daimler-Benz Historical earnings per Ordinary Share/ADS include special non-recurring tax benefits of DM 9.26 ($5.14) and DM 9.04 ($5.02) per Ordinary Share/ADS, respectively. See Note 3 to "Selected Historical and Pro Forma Combined Financial Data--Selected Historical Financial Data of Daimler-Benz." Excluding these tax benefits, the Daimler-Benz Historical basic and diluted earnings per Ordinary Share/ADS in 1997 would have been DM 6.04 ($3.35) and DM 5.97 ($3.30) per Ordinary Share/ADS, respectively, the DaimlerChrysler Pro Forma basic and diluted earnings per Ordinary Share in 1997 would have been DM 8.28 ($4.59) and DM 8.21 ($4.55) per Ordinary Share, respectively, and the DaimlerChrysler Pro Forma for Chrysler stockholders basic and diluted earnings per Ordinary Share in 1997 would have been DM 5.16 ($2.86) and DM
    5.12 ($2.84) per Ordinary Share.

(6) See footnote 9 to "Selected Historical and Pro Forma Combined Financial Data--Selected Historical Financial Data of Daimler-Benz."

(7) For purposes of calculating DaimlerChrysler pro forma equivalent for Chrysler stockholders, it has been assumed that each share of Chrysler Common Stock is exchanged for 0.6235 of a DaimlerChrysler Ordinary Share, each Daimler-Benz Ordinary Share is exchanged for 1.005 DaimlerChrysler Ordinary Shares, and each Daimler-Benz ADS is exchanged for 1.005 DaimlerChrysler Ordinary Shares.

(8) See "Dividends" for information with respect to the expected dividend policy of DaimlerChrysler.

                         ------------------------------

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN CHRYSLER COMMON STOCK AND THE DAIMLERCHRYSLER ORDINARY SHARES TO BE RECEIVED IN CONNECTION WITH THE TRANSACTIONS.

CONDITIONS TO THE TRANSACTIONS

    Although prior to the issuance of the shares of Chrysler Common Stock covered hereby, Chrysler and Daimler-Benz will confirm that certain of the conditions to the consummation of the Transactions have been met, there can be no assurance that the Transactions will be consummated following the completion of such issuance. Consummation of the Transactions is subject to various conditions, some of which have not yet been satisfied. The following conditions have been satisfied: the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the granting of approval of the transactions contemplated by the Combination Agreement by the Commission of the European Union; the receipt by Chrysler of a private letter ruling from the IRS; and the receipt of the Chrysler and Daimler-Benz stockholder approval. The following conditions have not yet been satisfied: the consummation of the Daimler-Benz Exchange Offer; and the receipt of tax opinions from the respective tax counsel of Daimler-Benz and Chrysler regarding certain United States federal income and German tax consequences of the Transactions.

    If the Transactions are not consummated, purchasers of the shares of Chrysler Common Stock covered hereby will remain holders of Chrysler Common Stock, a security with investment characteristics that are significantly different from those of the DaimlerChrysler Ordinary Shares expected to be received in connection with the Chrysler Merger. See "The Transactions--Conditions to the Transactions."

FIXED EXCHANGE RATIO

    Because the U.S. Exchange Ratio is a fixed exchange ratio, determined pursuant to the formula contained in the Combination Agreement, the number of DaimlerChrysler Ordinary Shares that will be received by Chrysler stockholders in the Chrysler Merger will not increase if there is a decline in the market price of Daimler-Benz Ordinary Shares between the signing of the Combination Agreement and the closing of the Chrysler Merger. On the other hand, the number of DaimlerChrysler Ordinary Shares that will be received by Chrysler stockholders in the Chrysler Merger will not be reduced if there is an increase in the market price of Daimler-Benz Ordinary Shares between the signing of the Combination Agreement and the closing of the Chrysler Merger.

GOVERNMENT APPROVALS

    The consummation of the Transactions is conditioned upon, among other things, (i) the termination or expiration of any applicable waiting periods under the HSR Act (which were terminated as of July 30, 1998) and (ii) the approval or deemed approval of the Commission of the European Union (which approval was granted on July 22, 1998). In addition, the antitrust and competition laws of certain other non-U.S. jurisdictions require (or in some instances, provide for on a voluntary basis) notification of certain transactions and the observance of pre-consummation waiting periods. There can be no assurance that all required government approvals will be obtained without conditions that may require operating restrictions or divestitures of business operations.

UNCERTAINTIES OF INTEGRATING BUSINESS OPERATIONS AND ACHIEVING SYNERGIES

    Although the managements of Chrysler and of Daimler-Benz expect the Transactions will produce substantial synergies, the integration of two large companies, incorporated in different countries, with geographically dispersed operations, and with different business cultures and compensation structures, presents significant management challenges. There can be no assurance that this integration, and the synergies expected to result from that integration, will be achieved as rapidly or to the extent currently anticipated.

INDUSTRY AND MARKET FACTORS AFFECTING DAIMLERCHRYSLER

    DaimlerChrysler will be affected by a variety of social, political and economic factors, developments and conditions in the United States, Germany and the European Union, and by economic and competitive conditions affecting the industries and markets in which it operates. Examples of these factors, developments and conditions include, among other things:

    - The worldwide automotive industry is highly competitive in several specific respects, including vehicle quality, pricing, development and introduction time, reliability, safety, fuel economy, customer service and financing terms. The influence of these factors may differ in various geographical markets and often with respect to individual product segments. Moreover, during cyclical economic downturns, overcapacity in the industry is a particular risk. While DaimlerChrysler believes that it will have the financial and human resources and products necessary to compete successfully, there can be no assurance that it will be successful in all geographic markets or in all product segments.

    - The marketability of DaimlerChrysler's automotive products and the profitability of its automotive businesses will to some degree depend on the ability of DaimlerChrysler to comply on an ongoing basis with government regulations applicable to its products. Regulations and standards relating to emission controls, fuel economy, safety and recalls are applicable to new motor vehicles, engines and equipment manufactured for sale in the United States, Canada, Europe and elsewhere. Because a large portion of DaimlerChrysler's automotive products will be sold in the United States, DaimlerChrysler will be particularly affected by regulations and standards in the United States. At the present time, these regulations and standards include the National Traffic and Motor Vehicle Safety Act of 1966, the Clean Air Act, Titles I and V of the Motor Vehicle Information and Cost Savings Act and the Noise Control Act of 1972.

    - Incoming orders in the civil aircraft industry are highly cyclical as a result of the industry's dependency on the development of global air traffic and the profitability and fleet renewal cycles of airlines worldwide. The future success of Airbus Industrie, in which Daimler-Benz Aerospace is the German participant, will depend on its ability to continue to compete successfully in terms of price and product quality and innovation with Boeing as the largest manufacturer of civil aircraft after its merger with McDonnell Douglas.

    - As a consequence of the global nature of the combined businesses of Chrysler and Daimler-Benz, DaimlerChrysler will be exposed to market risks from changes in interest rates and foreign currency exchange rates which may adversely affect its results of operations and financial condition. DaimlerChrysler's currency risk exposure will primarily affect DaimlerChrysler's automotive businesses to the extent sales are denominated in currencies other than those in which manufacturing costs are incurred. Similarly, revenues generated by DaimlerChrysler's Aerospace business through the sale of aircraft, aircraft engines and certain other aerospace related products will continue to be mainly denominated in dollars due to the requirements of the marketplace, but the products are manufactured exclusively in Germany. DaimlerChrysler will seek to minimize the risks from interest rate and foreign currency exchange rate fluctuations through its regular operating and financing activities and, when deemed appropriate, through the use of derivative financial instruments. DaimlerChrysler does not expect to use financial instruments for trading or other speculative purposes. DaimlerChrysler expects that its foreign exchange rate exposure will be somewhat lower as a result of the introduction of a single European currency in 1999.

    - DaimlerChrysler, a German stock corporation with a large portion of its operations and manufacturing activities located in Germany, will be affected by all social, political and economic conditions in Germany. Labor costs, corporate taxes and employee benefit expenses in Germany are high and weekly working hours are shorter compared to many other European Union member states, the United States and Japan.

    - By virtue of its significant operations outside Germany and the United States, DaimlerChrysler will be subject to the risks normally associated with cross-border business transactions and activities, principally those relating to delayed payments from customers in certain countries or difficulties in the collection of receivables generally. In addition, DaimlerChrysler will be exposed to the risk of changes in social, political and economic conditions in the countries where it engages in business, particularly in portions of Asia and Latin America and in Eastern Europe. Political and economic instability could adversely affect DaimlerChrysler's business activities and operations in these regions. Unexpected changes in regulatory requirements, tariffs and other trade barriers and price or exchange controls could limit operations and make the repatriation of profits difficult. In addition, the uncertainty of the legal environment could limit DaimlerChrysler's ability to enforce effectively its rights in certain markets.

    See the discussion under the heading "Automotive Operations--Government Regulation" and the discussion in Part II of "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in Chrysler's Annual Report on Form 10-K, both of which are incorporated herein by reference.

GERMAN VALUATION PROCEEDING (SPRUCHVERFAHREN)

    Under the German Transformation Act (UMWANDLUNGSGESETZ), any Remaining Stockholder (which does not include any Daimler-Benz stockholder who tenders his shares in the Daimler-Benz Exchange Offer), who holds Daimler-Benz Ordinary Shares, including those formerly represented by Daimler-Benz ADSs, may, within two months following effective publication of the registration of the Daimler-Benz Merger, bring a court valuation proceeding (SPRUCHVERFAHREN) seeking a determination that the Daimler-Benz Merger Exchange Ratio is inadequate, even if such stockholder acquired Daimler-Benz Ordinary Shares or Daimler-Benz ADSs after the date of the special meeting of Daimler-Benz stockholders that approved the Transactions or if such stockholder voted in favor of the Daimler-Benz Merger. Should such an award be made, all Remaining Stockholders, not just holders who voted against the Daimler-Benz Merger or who brought such a proceeding, would be entitled to a supplementary cash payment, without having to surrender the DaimlerChrysler securities received by them in the Daimler-Benz Merger. Regardless of the outcome of the proceeding, DaimlerChrysler would bear the cost of the proceeding unless the court determined that it would be inequitable for DaimlerChrysler to do so. Daimler-Benz stockholders who tender their Daimler-Benz securities in the Daimler-Benz Exchange Offer will not be able to participate in a German valuation proceeding (SPRUCHVERFAHREN.)

INCLUSION OF DAIMLERCHRYSLER IN THE S&P 500 INDEX

    Mutual funds that track stock indices, such as the S&P 500 stock index, do so by holding shares in the companies represented in those indices. The S&P 500 tracks the performance of 500 stocks considered representative of the U.S. economy generally. The S&P 500 includes shares of only a few companies incorporated outside the U.S. Representatives of Daimler-Benz and Chrysler have made a presentation to the index committee of the S&P 500 explaining the reasons why they believe DaimlerChrysler Ordinary Shares should be included in the S&P 500 stock index. A decision on inclusion is not likely until October 1998. If the DaimlerChrysler Ordinary Shares were not included in the S&P 500, mutual funds currently holding a substantial number of shares of Chrysler Common Stock would be required to sell such shares (or the DaimlerChrysler Ordinary Shares they receive in the Chrysler Merger). Such sales could adversely affect the market price for DaimlerChrysler Ordinary Shares.

YEAR 2000

    Each of Daimler-Benz and Chrysler has conducted an evaluation of the actions necessary in order to ensure that its computer systems (and, therefore, those of DaimlerChrysler) will be able to function without disruption with respect to the application of dating systems in the Year 2000. As a result of these evaluations, each of Daimler-Benz and Chrysler is engaged in the process of upgrading and replacing certain of its information and other computer systems so as to be able to operate without disruption due to Year 2000 issues. Chrysler's remedial actions are scheduled to be completed during the second quarter of 1999 and, based upon information currently available, Chrysler does not anticipate that the costs of its remedial actions will be material to DaimlerChrysler's results of operations or financial condition. Daimler-Benz' remedial actions are scheduled to be completed during the second quarter of 1999 and, based upon information currently available, Daimler-Benz does not anticipate that the costs of its remedial actions will be material to DaimlerChrysler's results of operations or financial condition. However, there can be no assurance that the remedial actions being implemented by Daimler-Benz and Chrysler will be able to be completed by the time necessary to avoid dating systems problems or that the cost of doing so will not be material. In addition, disruptions with respect to the computer systems of vendors or customers, which systems are outside the control of Daimler-Benz and Chrysler, could impair the ability of Daimler-Benz and Chrysler (and, therefore, DaimlerChrysler) to obtain necessary materials or products or to sell to or service their customers. Disruptions of DaimlerChrysler's computer systems, or the computer systems of DaimlerChrysler's vendors or customers, as well as the cost of avoiding such disruption, could have a material adverse effect upon DaimlerChrysler's financial condition and results of operations.

                                USE OF PROCEEDS

    The net proceeds from the sale of the shares covered hereby [, other than the proceeds from the shares sold by the Selling Shareholder,] will be used for general corporate purposes, including working capital. [Chrysler will not receive any of the proceeds from any shares sold by the Selling Shareholder.]

                              PURPOSE OF OFFERING

    Chrysler's purpose in issuing the shares covered hereby is to enable the Transactions to qualify for pooling-of-interests accounting treatment. Under United States generally accepted accounting principles ("U.S. GAAP"), it is a condition for qualification for pooling-of-interests accounting treatment that no more than 10% of the shares of stock to be exchanged in a business combination may be so-called "tainted shares." To the extent that any shares of Chrysler Common Stock have been reacquired and held by Chrysler as treasury stock ("Chrysler Treasury Stock") within the two years prior to initiation of the Transactions, such shares must have been acquired for certain specific purposes unrelated to a business combination in order for them not to be considered to be tainted shares. To the extent that shares of Chrysler Treasury Stock have been reacquired for other than such specified purposes, such shares of Chrysler Treasury Stock must be reissued prior to the consummation of the Chrysler Merger to "cure" the taint associated with the shares. During the two-year period prior to the initiation of the Transactions, Chrysler reacquired approximately 109.9 million shares of Chrysler Common Stock presently held as Chrysler Treasury Stock, of which approximately 94.4 million shares were not reacquired for the specific purposes allowed under U.S. GAAP. Assuming the number of shares of Chrysler Common Stock issued and outstanding at the Chrysler Effective Time does not change from the approximately 647 million shares issued and outstanding on August 31, 1998, a maximum of approximately 64.7 million shares of Chrysler Treasury Stock may remain as tainted shares. Accordingly, Chrysler must reissue not less than approximately 29.7 million shares of the Chrysler Common Stock in a public offering prior to the consummation of the Chrysler Merger in order for the Transactions to qualify for pooling-of-interests accounting treatment.

    Chrysler will issue the shares covered hereby only if the 90% Minimum Condition is satisfied. See "The Transactions--General."

    Although prior to the issuance of the shares of Chrysler Common Stock covered hereby, Chrysler and Daimler-Benz will confirm that certain of the conditions to the consummation of the Transactions have been met, there can be no assurance that the Transactions will be consummated following the completion of such issuance. Consummation of the Transactions is subject to various conditions, including, among others, the consummation of the Daimler-Benz Exchange Offer and the receipt of tax opinions from the respective tax counsel of Daimler-Benz and Chrysler regarding certain United States federal income and German tax consequences of the Transactions.

    If the Transactions are not consummated, purchasers of the shares of Chrysler Common Stock covered hereby will remain holders of Chrysler Common Stock, a security with investment characteristics that are significantly different from those of the DaimlerChrysler Ordinary Shares expected to be received in connection with the Chrysler Merger. See "The Transactions--Conditions to the Transactions."

                                 MARKET PRICES

    The principal trading market for Chrysler Common Stock is the NYSE, and Chrysler's shares trade under the symbol "C." The Chrysler Common Stock is also traded on the Philadelphia, Chicago and Pacific stock exchanges, and the stock exchanges of Frankfurt, Berlin, Munich, Montreal, Toronto and London, and options on Chrysler Common Stock are traded on the Chicago Board of Options Exchange. The principal trading market for the Daimler-Benz Ordinary Shares is the Frankfurt Stock Exchange (the "FSE"). The Daimler-Benz Ordinary Shares are also traded on the other German stock exchanges in Berlin, Bremen, Dusseldorf, Hamburg, Hannover, Munchen and Stuttgart, on the stock exchanges of London, Paris, Tokyo and Vienna and on the Swiss Stock Exchange. Options on Daimler-Benz Ordinary Shares are traded on the German options exchange (DEUTSCHE TERMINBORSE) and on the Chicago Board of Options Exchange. All Daimler-Benz Ordinary Shares have been issued in bearer form. The Daimler-Benz ADSs are listed on the NYSE and trade under the symbol "DAI." The DaimlerChrysler Ordinary Shares are expected to be approved for listing on the FSE. In addition, the DaimlerChrysler Ordinary Shares have been approved for listing, subject to official notice of issuance, on the NYSE and will trade on that exchange under the symbol "DCX." It is expected that DaimlerChrysler Ordinary Shares will also be traded on the Chicago, Pacific, Philadelphia, London, Paris, Montreal, Toronto, Swiss, Vienna and Tokyo stock exchanges as well as on all the German stock exchanges.

TRADING ON THE NEW YORK STOCK EXCHANGE

    The following table sets forth, for the calendar periods indicated, the high and low sales prices per share of Chrysler Common Stock (giving effect to a two-for-one stock split effected on July 15, 1996) and the high and low sales prices per Daimler-Benz ADS as reported on the NYSE Composite Tape for the periods indicated.

                                                                                                CHRYSLER            DAIMLER-BENZ
                                                                                              COMMON STOCK            ADSS(1)
                                                                                           ------------------    ------------------
                                                                                            HIGH        LOW       HIGH        LOW
                                                                                           -------    -------    -------    -------
1996
First Quarter............................................................................. $31 13/16  $25 5/8    $55        $49 3/4
Second Quarter............................................................................  35         29 9/16    54 5/8     52 1/8
Third Quarter.............................................................................  32 1/16    26 1/4     55 1/8     50 7/8
Fourth Quarter............................................................................  36 3/8     28 1/4     67 1/2     53 3/8
1997
First Quarter............................................................................. $36 1/4    $29        $78 7/8    $66
Second Quarter............................................................................  33 7/16    28 1/8     81 5/8     71 7/8
Third Quarter.............................................................................  38 9/16    32 3/8     85 1/2     71 1/16
Fourth Quarter............................................................................  38 1/4     32         83 1/8     61 7/8
1998
First Quarter............................................................................. $44 3/16   $31 1/4    $94 1/16   $65
Second Quarter(2).........................................................................  57 9/16    38 3/8    115 1/8     91 1/4
Third Quarter (through September 23, 1998)................................................  61         44 1/2    105         83 3/4

------------------------

(1) Figures for 1996, 1997 and the first and second quarters of 1998 have been adjusted to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering.

(2) Holders of Daimler-Benz Ordinary Shares on May 27, 1998, the date of the Annual General Meeting, became entitled to receive the Special Distribution of DM 20 (DM 19.63 after adjustment to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering) per Daimler-Benz Ordinary Share/ADS (approximately DM 10.3 billion in the aggregate), and subsequent sales of shares were "ex" such right. On June 12, 1998, and on June 15, 1998, the Daimler-Benz Ordinary Shares and the Daimler-Benz ADSs, respectively, began to trade "ex" the rights which were distributed to holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs in connection with the Rights Offering.

    The following table sets forth the closing price per share of Chrysler Common Stock and per Daimler-Benz ADS as reported on the NYSE Composite Tape and the equivalent price per share of Chrysler Common Stock (determined in accordance with the U.S. Exchange Ratio Formula computed as if the Chrysler Effective Time had occurred on such date) as of (i) May 5, 1998 (the last full trading day before public disclosure of the proposed Transactions); (ii) certain interim dates of significance in relation to dividends; and (iii) September 22, 1998 (the latest practicable trading day prior to the effective date of the Registration Statement of which this Prospectus forms a part):

                                                                                                    EQUIVALENT
                                                                                                       PRICE
                                                                       CHRYSLER     DAIMLER-BENZ    OF CHRYSLER
                                                                     COMMON STOCK     ADSS(1)     COMMON STOCK(2)
                                                                    --------------  ------------  ---------------
May 5, 1998.......................................................   $    41.4375    $ 102.0625     $   55.8486
May 27, 1998......................................................        54.7500       95.9375         58.6850
June 12, 1998.....................................................        53.7500       96.8750         59.2584
June 15, 1998.....................................................        51.7500       92.0625         57.4010
September 22, 1998................................................        49.6250       85.2500         53.1534

------------------------

(1) Holders of Daimler-Benz Ordinary Shares on May 27, 1998, the date of the Annual General Meeting, became entitled to receive the Special Distribution of DM 20 per share as of that date, and subsequent sales of shares were "ex" such right. In addition, on June 12, 1998, and on June 15, 1998, the Daimler-Benz Ordinary Shares and the Daimler-Benz ADSs, respectively, began to trade "ex" the rights which were distributed to holders of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs in connection with the Rights Offering.

(2) The U.S. Exchange Ratio Formula included in the Combination Agreement established a fixed share-for-share exchange ratio as of the May 7 date of the Combination Agreement, with additional agreed upon arithmetic adjustments to the exchange ratio that would take into account the anticipated effects of Chrysler's first quarter dividend and Daimler-Benz' regular annual dividend, Daimler-Benz' Special Distribution and Daimler-Benz' Rights Offering. The ratio under the formula before making any of the prescribed adjustments was 0.5472, and on such date no event had occurred for which the U.S. Exchange Ratio Formula provides any adjustment. Accordingly, the prices shown in this column at May 5, 1998 utilizes an exchange ratio of 0.5472. On May 27, 1998, holders of Daimler-Benz Ordinary Shares became entitled to receive the regular annual dividend of DM 1.60 and the Special Distribution, which resulted in an adjustment to the exchange ratio pursuant to the U.S. Exchange Ratio Formula. Accordingly, the prices shown in this column at May 27, 1998 and at June 12, 1998 utilize an exchange ratio of 0.6117. On June 15, 1998, all events for which adjustments are prescribed had occurred and their effect had been computed under the U.S. Exchange Ratio Formula. Such adjusted exchange ratio was 0.6235, which has been used to compute the price in this column on and after such date.
                         ------------------------------

    PROSPECTIVE INVESTORS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE CHRYSLER COMMON STOCK AND THE DAIMLER-BENZ ADSS.

    THE DAIMLERCHRYSLER ORDINARY SHARES HAVE NOT PREVIOUSLY BEEN PUBLICLY TRADED. FOLLOWING THE CONSUMMATION OF THE DAIMLER-BENZ EXCHANGE OFFER AND THE CHRYSLER MERGER, (I) IT IS INTENDED THAT THE DAIMLERCHRYSLER ORDINARY SHARES WILL BE LISTED AND TRADED ON THE SAME EXCHANGES AS THE DAIMLER-BENZ ORDINARY SHARES AND THE DAIMLER-BENZ ADSS AND (II) IT IS EXPECTED THAT THE DAIMLER-BENZ ORDINARY SHARES AND THE DAIMLER-BENZ ADSS WILL CEASE TO BE SO LISTED, AND THERE WILL BE NO ACTIVE TRADING MARKET THEREFOR.

    FLUCTUATIONS IN THE EXCHANGE RATE BETWEEN THE DOLLAR AND THE MARK WILL AFFECT THE DOLLAR EQUIVALENT OF THE MARK PRICE OF DAIMLERCHRYSLER ORDINARY SHARES TRADED ON THE GERMAN STOCK EXCHANGES AND, AS A RESULT, ARE LIKELY TO AFFECT THE MARKET PRICE OF THE DAIMLERCHRYSLER ORDINARY SHARES ON THE NYSE. SUCH FLUCTUATIONS WILL ALSO AFFECT THE DOLLAR AMOUNTS RECEIVED BY HOLDERS OF DAIMLERCHRYSLER ORDINARY SHARES ON THE CONVERSION BY THE U.S. TRANSFER AGENT INTO DOLLARS OF CASH DIVIDENDS PAID IN MARKS ON THE DAIMLERCHRYSLER ORDINARY SHARES.

    Mutual funds that track stock indices, such as the S&P 500 stock index, do so by holding shares in the companies represented in those indices. The S&P 500 tracks the performance of 500 stocks considered representative of the U.S. economy generally. The S&P 500 includes shares of only a few companies incorporated outside the U.S. Representatives of Daimler-Benz and Chrysler have made a presentation to the index committee of the S&P 500 explaining the reasons why they believe DaimlerChrysler Ordinary Shares should be included in the S&P 500 stock index. A decision on inclusion is not likely until October 1998. If the DaimlerChrysler Ordinary Shares were not included in the S&P 500, mutual funds currently holding a substantial number of shares of Chrysler Common Stock would be required to sell such shares (or the DaimlerChrysler Ordinary Shares they receive in the Chrysler Merger). Such sales could adversely affect the market price for DaimlerChrysler Ordinary Shares.

TRADING ON THE FRANKFURT STOCK EXCHANGE

    The FSE is the most significant of the eight German stock exchanges and accounted for approximately 80% of the turnover in exchange-traded shares in Germany in 1997. As of December 31, 1997, equity securities traded on the FSE included the shares of 1,461 companies, 1,011 of which were non-German.

    Trading on the floor of the FSE commences each business day at 8:30 a.m. and continues until 5:00 p.m. Central European Time ("CET"). Markets in listed securities are generally of the auction type, but listed securities also change hands in inter-bank dealer markets both on and off the stock exchange. Price formation is by open outcry, as determined by state appointed specialists (AMTLICHE KURSMAKLER) who are themselves exchange members, but who do not, as a rule, deal with the public. Prices for active stocks, including those of larger companies, are quoted continuously during stock exchange hours. For all other stocks, a fixed price is determined by auction around mid-session of each trading day. Transactions settle on the second business day following the day of trade execution.

    The FSE publishes a daily official list which includes the volume of recorded transactions in each listed stock, together with the prices of the highest and lowest recorded trades of the day. The list reflects price and volume information for trades completed by members on the floor during the day as well as for inter-dealer trades completed off the floor.

    The Daimler-Benz Ordinary Shares are, and the DaimlerChrysler Ordinary Shares are expected to be, traded on XETRA-Registered Trademark- (Exchange Electronic Trading), an integrated electronic exchange system introduced by Deutsche Borse AG in November 1997. XETRA-Registered Trademark- is available daily from 8:30 a.m. to 5:00 p.m. CET to brokers and banks which are members of a German stock exchange. Securities traded by this system, which replaces IBIS (INTEGRIERTES BORSENHANDELS- UND INFORMATIONS-SYSTEM) with respect to all equity securities, include the thirty stocks of the Deutsche Aktienindex, the leading index of trading on the FSE ("DAX Index"), and the other 70 stocks included in the DAX 100 index. XETRA-Registered Trademark- is integrated into the FSE and is subject to its rules and regulations.

    Trading activities on the German stock exchanges are monitored by the Federal Supervisory Authority for Securities Trading (BUNDESAUFSICHTSAMT FUR DEN WERTPAPIERHANDEL). Following an amendment in 1995 of the German banks' standard terms and conditions for securities transactions, all orders from customers to buy or sell listed securities must be executed on a stock exchange unless a customer gives specific instructions to the contrary.

    The table below sets forth, for the period indicated, the high and low closing sales price for the Daimler-Benz Ordinary Shares on the FSE (giving effect to the dilution caused by the discount to market at which the Daimler-Benz Ordinary Shares were sold in the Rights Offering), as reported by the FSE, together with the highs and lows of the DAX Index.

                                                                              PRICE PER
                                                                             DAIMLER-BENZ
                                                                          ORDINARY SHARE(1)        DAX INDEX(2)
                                                                         --------------------  --------------------
                                                                           HIGH        LOW       HIGH        LOW
                                                                         ---------  ---------  ---------  ---------

                                                                                 (DM)                  (DM)
1996
First Quarter..........................................................      81.04      71.35   2,525.42   2,248.86
Second Quarter.........................................................      83.59      77.51   2,573.69   2,457.49
Third Quarter..........................................................      82.90      75.84   2,666.55   2,447.80
Fourth Quarter.........................................................     104.00      81.28   2,909.91   2,655.73
1997
First Quarter..........................................................     130.88     102.62   3,460.59   2,848.77
Second Quarter.........................................................     139.32     120.43   3,805.29   3,215.24
Third Quarter..........................................................     156.29     125.09   4,438.93   3,819.85
Fourth Quarter.........................................................     142.85     107.68   4,347.24   3,567.22
1998
First Quarter..........................................................     171.00     116.65   5,102.35   4,087.28
Second Quarter(3)......................................................     202.05     164.20   5,915.13   5,018.67
Third Quarter (through September 22, 1998).............................     184.90     141.10   6,171.43   4,433.87

------------------------

(1) Effective July 1, 1996, the nominal value of the Daimler-Benz Ordinary Shares was reduced to DM 5 per share from the previous level of DM 50 per share. This reduction had the effect of a 10 for 1 stock split, which in turn reduced the price at which one Daimler-Benz Ordinary Share trades to 1/10 of the price at which it previously traded. The figures for the first and second quarters of 1996 have been restated to reflect this change. In addition, figures for 1996, 1997 and the first and second quarters of 1998 have been adjusted to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and Daimler-Benz ADSs were sold in the Rights Offering. See Note 3 below.

(2) The DAX Index is a continuously updated, capital-weighted performance index of 30 German blue chip companies. Daimler-Benz represented approximately 6.2% of the DAX Index as of December 31, 1997. In principle, the shares included in the DAX Index were selected on the basis of their stock exchange turnover and their market capitalization. Adjustments to the DAX Index are made for capital changes, subscription rights and dividends.

(3) Holders of Daimler-Benz Ordinary Shares on May 27, 1998, the date of the Annual General Meeting, became entitled to receive the Special Distribution of DM 20 per share as of that date, and subsequent sales of shares were "ex" such right. In addition, on June 12, 1998, the Daimler-Benz Ordinary Shares began to trade "ex" the rights which were distributed to holders of Daimler-Benz Ordinary Shares in connection with the Rights Offering.

                                 CAPITALIZATION

CHRYSLER

    The following table sets forth the consolidated capitalization of Chrysler at June 30, 1998. This table should be read in conjunction with the consolidated financial statements and related notes thereto.

                                                                                                     JUNE 30, 1998
                                                                                                     -------------
                                                                                                     (IN MILLIONS
                                                                                                      OF DOLLARS)
Short-Term Debt:
  Chrysler, excluding CFC, short-term debt.........................................................   $       588
  Chrysler, excluding CFC, long-term debt due within one year......................................            42
  CFC short-term debt..............................................................................         3,519
  CFC long-term debt due within one year...........................................................         3,111
                                                                                                     -------------
    TOTAL SHORT-TERM DEBT..........................................................................         7,260
                                                                                                     -------------
Long-Term Debt:
  Chrysler, excluding CFC, long-term debt due after one year.......................................         2,273
  CFC long-term debt due after one year............................................................         9,523
    TOTAL LONG-TERM DEBT...........................................................................        11,796
Shareholders' Equity:
  Preferred stock..................................................................................        *
  Common stock.....................................................................................           824
  Additional paid-in capital.......................................................................         5,219
  Retained earnings................................................................................        12,139
  Treasury stock...................................................................................        (5,404)
                                                                                                     -------------
    TOTAL SHAREHOLDERS' EQUITY.....................................................................        12,778
                                                                                                     -------------
TOTAL CAPITALIZATION...............................................................................   $    31,834
                                                                                                     -------------
                                                                                                     -------------

------------------------

*   Less than $50 thousand.

DAIMLERCHRYSLER

    The following table sets forth the pro forma capitalization of DaimlerChrysler at June 30, 1998, reflecting the effects of the issuance of the shares covered hereby and the Transactions, net of estimated expenses of $47.4 million (DM 85.7 million). (The June 30, 1998 pro forma information has been adjusted to reflect the current estimated offering price of the shares.)

                                                                                            JUNE 30, 1998(2)
                                                                                        ------------------------
                                                                                             (IN MILLIONS)
Financial Liabilities(1)..............................................................  $  43,999       DM79,343

Shareholders' Equity..................................................................     32,699         58,967

TOTAL CAPITALIZATION..................................................................  $  76,698      DM138,310
                                                                                        ---------  -------------
                                                                                        ---------  -------------

------------------------

(1) Of these liabilities, $37,486 (DM 67,599) relate to CFC and Daimler-Benz' financial services business.

(2) Translation of DaimlerChrysler combined financial information to U.S. dollars as of June 30, 1998 has been made solely for the convenience of the reader, at the rate of DM1.8033=$1.00, the Noon Buying Rate on June 30, 1998.

                                   DIVIDENDS

CHRYSLER

    Chrysler declared cash dividends of approximately $277 million, $271 million, $266 million and $261 million in the first, second, third and fourth quarters of 1997, respectively, and approximately $257 million, $259 million and $[259] million in the first, second and third quarters of 1998, respectively. Chrysler's ability to pay dividends depends upon its financial results, liquidity and financial condition and its ability to fund its product development and facility modernization programs. Dividends on the Chrysler Common Stock are payable at the discretion of Chrysler's Board of Directors out of surplus, as defined by the DGCL, or, in case there is no such surplus, out of Chrysler's net profits for the fiscal year in which the dividend is declared, the preceding fiscal year or both. See "Description of Chrysler Capital Stock."

DAIMLERCHRYSLER

    Dividends will be proposed by the DaimlerChrysler Supervisory Board and the DaimlerChrysler Management Board, based on the year-end unconsolidated financial statements of DaimlerChrysler, and will be approved in respect of the prior year at the annual general meeting of DaimlerChrysler stockholders. It is anticipated that the annual general meeting will be convened during the second quarter of each year. Holders of record of DaimlerChrysler Ordinary Shares on the date of the general meeting of stockholders at which a dividend is declared are entitled to receive payment in full of the dividend declared in respect of the year for which it is declared, less any amounts required to be withheld on account of taxes or other governmental charges. Cash dividends payable to such holders will be paid in marks (or, following the changeover by DaimlerChrysler to the Euro, in Euros) and, for purposes of distribution to holders of DaimlerChrysler Ordinary Shares in the United States, will be converted by the U.S. Transfer Agent into dollars, at the holder's election. The dollar amount of dividends received by holders of DaimlerChrysler Ordinary Shares may be affected by fluctuations in exchange rates. See "Description of DaimlerChrysler Ordinary Shares--Dividends and Other Distributions."

    Subject to stockholder approval, dividends are expected to be declared and paid annually by DaimlerChrysler, although there can be no assurance as to the particular amounts that would be paid from year to year. The payment of future dividends will depend upon DaimlerChrysler's earnings, financial condition (including its cash needs), future earnings prospects and other factors. Dividends paid by DaimlerChrysler must be recommended by the DaimlerChrysler Management Board and the DaimlerChrysler Supervisory Board and approved by the stockholders of DaimlerChrysler at the annual general meeting. The Daimler-Benz Management Board and the Chrysler Board have determined, and the prospective DaimlerChrysler Management Board has indicated its concurrence, that an appropriate dividend policy for DaimlerChrysler under current business and economic conditions would result in DaimlerChrysler paying approximately the same annual dividend amount currently paid to Chrysler stockholders (after giving effect to the change in share ownership resulting from the U.S. Exchange Ratio).

    For a discussion of certain U.S. and German tax consequences with respect to the payment of dividends, see "The Transactions--Certain Tax Consequences to U.S. Holders--Certain Tax Consequences of Holding DaimlerChrysler Ordinary Shares" and "--Certain Tax Consequences to Non-U.S. Holders-- Certain German Tax Consequences to Non-German Holders of Holding DaimlerChrysler Ordinary Shares."

                                THE TRANSACTIONS

GENERAL

    DaimlerChrysler has commenced the Daimler-Benz Exchange Offer to (a) the holders of Daimler-Benz Ordinary Shares to exchange one DaimlerChrysler Ordinary Share for each Daimler-Benz Ordinary Share held by such holder, and (b) the holders of Daimler-Benz ADSs to exchange one DaimlerChrysler Ordinary Share for each Daimler-Benz ADS held by such holder; PROVIDED that, if the 90% Minimum Condition is satisfied so that the Transactions can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged.

    Immediately following consummation of the Daimler-Benz Exchange Offer, the Chrysler Merger will be consummated. Any issuance by Chrysler of the shares covered hereby will be completed prior to consummation of the Chrysler Merger. In the Chrysler Merger, each share of Chrysler Common Stock, including the shares covered hereby (other than Chrysler Common Stock held in treasury or by a wholly owned subsidiary of Chrysler), will be converted into the right to receive 0.6235 of a DaimlerChrysler Ordinary Share.

    As soon as possible following the consummation of the Chrysler Merger, the Daimler-Benz Merger will be consummated. As a result of the Daimler-Benz Merger, each outstanding Daimler-Benz Ordinary Share will be converted into the right to receive that number of DaimlerChrysler Ordinary Shares equal to the Daimler-Benz Exchange Offer Ratio.

    The Transactions will have the effect of combining the respective businesses, stockholder groups, managements and other constituencies of Chrysler and Daimler-Benz in a "merger-of-equals" transaction. As a result of the Transactions, Daimler-Benz will be merged with and into DaimlerChrysler, with DaimlerChrysler remaining as the surviving entity, and Chrysler will become a wholly owned subsidiary of DaimlerChrysler. Immediately after the consummation of the Transactions, the former stockholders of Chrysler, including the persons who acquire the shares of Chrysler Common Stock covered hereby, and Daimler-Benz will own all the issued and outstanding DaimlerChrysler Ordinary Shares. See "Selected Historical and Pro Forma Combined Financial Data--Selected Pro Forma Combined Financial Data" and "Unaudited Pro Forma Combined Financial Information."

    The diagrams set forth below are intended to provide a graphic illustration of the corporate mechanics and the immediate corporate structuring results of
(1) the Daimler-Benz Exchange Offer and the Chrysler Merger and (2) the Daimler-Benz Merger.

                                 [LOGO]

                                     [LOGO]

CONDITIONS TO THE TRANSACTIONS

    It is currently expected that the Transactions will be completed by year-end 1998, but delays could result if all conditions to the Transactions are not satisfied. The Combination Agreement may be terminated by either party if the Transactions are not consummated by January 31, 1999.

    Consummation of the Transactions is subject to various conditions, including, among others, the following:

    - the tender into the Daimler-Benz Exchange Offer no later than at the time of its expiration of at least 90% of the outstanding Daimler-Benz Ordinary Shares and Daimler-Benz ADSs in the aggregate; PROVIDED, HOWEVER, that if the number of Daimler-Benz Ordinary Shares and Daimler-Benz ADSs tendered do not satisfy the 90% Minimum Condition but equals at least 75% of the issued and outstanding Daimler-Benz Ordinary Shares on a primary basis, including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs, at the time of registration with the commercial register (HANDELSREGISTER) of the capital increases relating to the DaimlerChrysler Ordinary Shares being issued in exchange therefore (the "75% Minimum"), the minimum condition for the Daimler-Benz Exchange Offer shall be the 75% Minimum (and this offering will not be made). Consistent with the private letter ruling received from the IRS on September 4, 1998, and in accordance with the provisions of the Combination Agreement, Chrysler and Daimler-Benz have agreed to the 75% Minimum which represents a reduction from the requirement set forth in the Combination Agreement that shares representing at least 80% of the capital stock of Daimler-Benz on a fully diluted basis (the "80% Minimum") be tendered in order to satisfy the 80% Minimum and permit the 90% Minimum Condition to be redefined as the 80% Minimum.

    - if the Transactions are to be accounted for as a "pooling of interests," the issuance and sale for cash by Chrysler of the shares of Chrysler Common Stock covered hereby (or such greater or lesser number as will allow the Mergers to be accounted for as a "pooling of interests")

    - the receipt of tax opinions from the respective tax counsel of Daimler-Benz and Chrysler regarding certain United States and German income tax consequences of the Transactions and the receipt by Chrysler of a private letter ruling from the IRS (which private letter ruling was received from the IRS on September 4, 1998)

    - satisfaction of all the conditions to the consummation of the Daimler-Benz Exchange Offer, except that Chrysler's obligation to complete the Chrysler Merger is subject to completion of the Daimler-Benz Exchange Offer

    Except for the 75% Minimum and the required regulatory approvals, the conditions to the Transactions may be waived by the party entitled to assert the condition. Waiver of the 75% Minimum would require the written consent of both Daimler-Benz and Chrysler. Neither Daimler-Benz nor Chrysler intends to waive the condition for receipt of the tax opinions; Chrysler will not waive this condition without first circulating revised proxy materials to, and resoliciting the vote of, its stockholders with respect to the Transactions.

    The Combination Agreement may be terminated at any time prior to the effective time of the Chrysler Merger by the mutual consent of Chrysler and Daimler-Benz and by either of them individually under certain specified circumstances, including, among others, (i) the failure to consummate both the Chrysler Merger and the Daimler-Benz Exchange Offer by January 31, 1999; or (ii) the imposition or enactment of any judgment, order, statute, law, rule or regulation or other legal restraint or prohibition which effectively prevents the consummation of the Transactions, or which otherwise is reasonably likely to have a material adverse effect on Chrysler or Daimler-Benz. There can be no assurance whether or under what terms the Transactions will be consummated, or as to the extent to which, if the Transactions are consummated, DaimlerChrysler (as the successor to Daimler-Benz) will realize any of the anticipated benefits of the Transactions.

GOVERNANCE OF DAIMLERCHRYSLER

    The Combination Agreement contemplates that following the Chrysler Effective Time, DaimlerChrysler will have a corporate governance structure reflecting that the Transactions contemplate a "merger-of-equals." Daimler-Benz, Chrysler and DaimlerChrysler have agreed that:

        (i) the DaimlerChrysler Articles of Association and the Management Board (VORSTAND) Rules of Procedure (GESCHAFTSORDNUNG) of DaimlerChrysler, in each case, following the Chrysler Effective Time, shall be in form and substance reasonably acceptable to Chrysler and Daimler-Benz.

        (ii) until the DaimlerChrysler Supervisory Board has to be composed in accordance with Germany's Co-determination Law of 1976, the DaimlerChrysler Supervisory Board shall be composed of twelve members representing the stockholders, six of whom shall have been recommended, immediately prior to the Chrysler Effective Time, by Daimler-Benz from the then-current non-employee representative members (ANTEILSEIGNERVERTRETER) of the Daimler-Benz Supervisory Board and six of whom shall have been recommended, immediately prior to the Chrysler Effective Time, by Chrysler from the then-current outside members of the Chrysler Board. For the period thereafter, the DaimlerChrysler Supervisory Board shall consist of twenty members; five of the members of the restructured DaimlerChrysler Supervisory Board shall have been recommended by Daimler-Benz from non-employee representative members (ANTEILSEIGNERVERTRETER) of the Daimler-Benz Supervisory Board, five of the members shall have been recommended by Chrysler from the outside members of the Chrysler Board, and the remaining ten members shall be employee representatives. The German metalworkers union IG Metall and the United Automobile Workers union (the "UAW") have announced that IG Metall will nominate a UAW member for election to one of the three seats on the DaimlerChrysler Supervisory Board reserved for nominees of IG Metall.

       (iii) for a period of not less than two years following the Chrysler Effective Time, the current Chairman of Daimler-Benz' Supervisory Board (AUFSICHTSRAT) shall continue as the Chairman of the DaimlerChrysler Supervisory Board.

        (iv) the DaimlerChrysler Management Board shall initially consist of 18 members. In general, 50% of such members shall be those designated by Chrysler, and 50% of such members shall be those designated by Daimler-Benz, and there will be two additional members with responsibility for Daimler-Benz' non-automotive businesses. For three years following the Chrysler Effective Time, Jurgen E. Schrempp and Robert J. Eaton shall be the Co-CEOs and Co-Chairmen (VORSTANDSVORSITZENDE) of the DaimlerChrysler Management Board and members of the Office of the Chairmen of DaimlerChrysler. Mr. Eaton has indicated his intention to retire from such position after three years. Set forth in the chart below are the names and areas of responsibilities of those persons expected to be members of the DaimlerChrysler Management Board following the Chrysler Effective Time.

    The Combination Agreement also provides that (a) the DaimlerChrysler Management Board shall establish an Integration Committee with a consultative function which shall consist of the Co-Chairmen of the DaimlerChrysler Management Board, who shall also serve as Co-Chairmen of the Integration Committee, and 12 or more members (including such Co-Chairmen), 50% of whom shall be designated by Chrysler and 50% of whom shall be designated by Daimler-Benz; (b) following the Chrysler Effective Time, DaimlerChrysler shall maintain two operational headquarters, one located at the current headquarters of Daimler-Benz, and one located at the current headquarters of Chrysler; and
(c) following the Chrysler Effective Time, English shall be the official language for the management of DaimlerChrysler. There will also be a Chairmen's Integration Council which will consist of the persons identified on the chart set forth below.

    The DaimlerChrysler Management Board (VORSTAND) is responsible for managing DaimlerChrysler and representing DaimlerChrysler in its dealings with third parties. The DaimlerChrysler Supervisory Board appoints and removes the members of the DaimlerChrysler Management Board and oversees the management of DaimlerChrysler, but is prohibited by the German Stock Corporation Law (AKTIENGESETZ) from making management decisions. The German Stock Corporation Law (AKTIENGESETZ) prohibits simultaneous membership on the board of management and the supervisory board of a company. The Integration Committee will be a stockholders advisory body including the Co-Chairmen and consisting principally of the stockholder representatives on the DaimlerChrysler Supervisory Board. The Integration Committee will provide advice to the Management Board (VORSTAND) of DaimlerChrysler in connection with the combined businesses and operations of DaimlerChrysler following consummation of the Transactions. The Chairmen's Integration Council (Office of the Chairmen) will be responsible for, among other things, managing the integration of Chrysler and Daimler-Benz.

    The Combination Agreement contains no provisions that would bar governance changes after the Transactions have been consummated.

                                   [GRAPHIC]

CERTAIN TAX CONSEQUENCES TO U.S. HOLDERS

    UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CHRYSLER EXCHANGE

    The following is a discussion of the material United States federal income tax consequences to U.S. Holders of Chrysler Common Stock who exchange such shares for DaimlerChrysler Ordinary Shares pursuant to the Chrysler Exchange. This discussion is based upon existing United States federal income tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this Prospectus, all of which are subject to change, possibly with retroactive effect. For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Chrysler Common Stock that is (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia or (iii) a partnership, trust or estate treated, for United States federal income tax purposes, as a domestic partnership, trust or estate. This discussion assumes that U.S. Holders hold Chrysler Common Stock as a capital asset as of the Chrysler Effective Time. This discussion does not discuss all aspects of United States federal income taxation that may be relevant to all U.S. Holders in light of their particular circumstances, such as U.S. Holders whose stock was acquired pursuant to the exercise of an employee stock option or otherwise as compensation or U.S. Holders who are subject to special treatment under the United States federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations and broker-dealers). This discussion also does not address any aspects of state, local or non-United States tax law.

    EACH PROSPECTIVE INVESTOR IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CHRYSLER EXCHANGE, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH INVESTOR, AND AS TO ANY ESTATE, GIFT, STATE, LOCAL OR NON-UNITED STATES TAX CONSEQUENCES OF THE CHRYSLER EXCHANGE.

    The Chrysler Exchange is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and/or, when integrated with the Daimler-Benz Exchange Offer and taking into account the Daimler-Benz Merger, to be treated as a transaction described in Section 351(a) of the Code. The obligation of Chrysler to consummate the Chrysler Exchange is conditioned upon the receipt by Chrysler from Debevoise & Plimpton of an opinion, based on a private letter ruling from the IRS addressing certain issues under Section 367(a)(1) of the Code (the "Private Letter Ruling") (which private letter ruling was received from the IRS on September 4, 1998), representation letters and assumptions, substantially to the effect that for United States federal income tax purposes, the Chrysler Exchange, taking into account the Daimler-Benz Exchange Offer and the Daimler-Benz Merger, should be treated as a non-recognition transfer of Chrysler Common Stock by the holders thereof in exchange for DaimlerChrysler Ordinary Shares (the "Chrysler Tax Opinion"). Assuming that the Chrysler Exchange does qualify for such non-recognition treatment, in the opinion of Debevoise & Plimpton, subject to the assumptions and qualifications set forth under the heading "Certain Tax Consequences to U.S. Holders--United States Federal Income Tax Consequences of the Chrysler Exchange," the following discussion, to the extent it describes matters of law and legal conclusions, sets forth the material United States federal income tax consequences of the Chrysler Exchange to the U.S. Holders of Chrysler Common Stock under the law in effect as of the date of this Prospectus.

    A U.S. Holder who receives DaimlerChrysler Ordinary Shares in exchange for Chrysler Common Stock will not recognize gain or loss upon such exchange (except as described below with respect to cash that is received with respect to a fractional DaimlerChrysler Ordinary Share). Accordingly, (i) the aggregate tax basis of the DaimlerChrysler Ordinary Shares received by the U.S. Holder will be the same as the aggregate tax basis of the Chrysler Common Stock surrendered in exchange therefor pursuant to the Chrysler Exchange (adjusted with respect to fractional shares) and (ii) the holding period of the DaimlerChrysler Ordinary Shares will include the holding period of the Chrysler Common Stock surrendered in exchange therefor pursuant to the Chrysler Exchange. A U.S. Holder who is a "5% shareholder" of DaimlerChrysler in accordance with applicable Treasury Regulations under
Section 367(a) of the Code will qualify for the treatment described in this paragraph only if such U.S. Holder files a "gain recognition agreement" with the IRS.

    A U.S. Holder who receives cash with respect to a fractional DaimlerChrysler Ordinary Share in the Chrysler Exchange will be treated as having received such fractional share pursuant to the Chrysler Exchange and then as having sold such fractional share for cash. The amount of any capital gain or loss attributable to such sale will be equal to the difference between the cash received with respect to the fractional share and the ratable portion of the tax basis of the Chrysler Common Stock surrendered that is allocated to such fractional share.

    Chrysler is permitted under the Combination Agreement to waive (but does not intend to waive) the receipt of the Chrysler Tax Opinion as a condition to its obligation to consummate the Chrysler Exchange. Chrysler will not waive this condition without first recirculating revised proxy materials and resoliciting the vote of its stockholders. Furthermore, the Chrysler Tax Opinion is not binding on the IRS or a court and does not preclude the IRS or a court from adopting a contrary position. Chrysler will not seek a ruling from the IRS as to the tax treatment of the Chrysler Exchange as a non-recognition transfer, except with respect to certain issues under Section 367(a)(1) of the Code. If the Chrysler Exchange is not treated as a non-recognition transfer, a U.S. Holder would recognize capital gain or loss equal to the difference between the aggregate fair market value of the DaimlerChrysler Ordinary Shares received and the aggregate tax basis of the Chrysler Common Stock surrendered in exchange therefor.

    CERTAIN TAX CONSEQUENCES OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES

    The following is a discussion of the material United States federal income and German tax consequences to Qualified Holders holding DaimlerChrysler Ordinary Shares. This discussion is based upon existing United States federal income and German tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this Prospectus, all of which are subject to change, possibly with retroactive effect. For purposes of this discussion, in general, a "Qualified Holder" means a U.S. Holder that (i) is a resident of the United States for purposes of the United States-Germany income tax treaty (the "Income Tax Treaty"), which generally includes an individual United States resident, a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia and a partnership, estate or trust, to the extent its income is subject to taxation in the United States as the income of a United States resident, either in its hands or in the hands of its partners or beneficiaries, (ii) does not hold DaimlerChrysler Ordinary Shares as part of the business property of a permanent establishment located in Germany or as part of a fixed base of an individual located in Germany and used for the performance of independent personal services and (iii) if not an individual, is not subject to the limitation on benefits restrictions in the Income Tax Treaty. This discussion assumes the Qualified Holder holds DaimlerChrysler Ordinary Shares as a capital asset. This discussion does not discuss all aspects of United States federal income and German taxation that may be relevant to all Qualified Holders in light of their particular circumstances, such as Qualified Holders whose stock was acquired pursuant to the exercise of an employee stock option or otherwise as compensation or Qualified Holders who are subject to special treatment under the United States federal income tax laws (for example, financial institutions, insurance companies, tax-exempt organizations and broker-dealers). This discussion also does not address any aspects of state, local or non-United States (other than certain German) tax law.

    EACH PROSPECTIVE INVESTOR IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME AND GERMAN TAX CONSEQUENCES OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH INVESTOR, AND AS TO ANY OTHER TAX CONSEQUENCES OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES.

    TAXATION OF DIVIDENDS

    Under German law, German corporations are required to withhold tax on dividends in an amount equal to 25% of the gross amount paid to resident and nonresident stockholders. A partial refund of this 25% withholding tax can be obtained by Qualified Holders under the Income Tax Treaty (subject to certain limitations). Qualified Holders generally are subject to United States federal income tax on dividends paid by German corporations. Subject to applicable limitations of United States federal income tax law, Qualified Holders may be able to claim a foreign tax credit for certain German income taxes paid. The amount of the refund of German withholding tax and the determination of the foreign tax credit allowable against United States federal income tax generally depend on whether or not the Qualified Holder is a United States corporation owning at least 10% of the voting stock of DaimlerChrysler (a "10% Holder").

    In the case of any Qualified Holder other than a 10% Holder, the German withholding tax is partially refunded under the Income Tax Treaty, effectively reducing the withholding tax to 15% of the gross amount of the dividend. In addition, so long as the German imputation system provides German resident individual stockholders with a tax credit in respect of dividends paid by German corporations, the Income Tax Treaty provides that Qualified Holders (other than 10% Holders) are entitled to an additional refund equal to 5% of the gross amount of the dividend. For United States federal income tax purposes, the benefit resulting from this additional 5% treaty refund is treated as a refund received by the Qualified Holder with respect to German corporate taxes equal to 5.88% of the gross amount of the dividend, subject to a German withholding tax of 0.88% (15% of 5.88%). Qualified Holders (other than, in certain circumstances, 10% Holders) will not be entitled to the dividends received deduction with respect to dividends paid by DaimlerChrysler.

    Thus, for each $100 of gross dividend paid by DaimlerChrysler to a Qualified Holder (other than a 10% Holder), the dividend after partial refund of the 25% withholding tax under the Income Tax Treaty will be subject to a German withholding tax of $15. If the Qualified Holder also applies for the additional 5% treaty refund, German withholding tax is effectively reduced to $10; the cash received per $100 of gross dividend is $90. For United States federal income tax purposes, the Qualified Holder generally is treated as receiving a total dividend of $105.88 (to the extent paid out of current or accumulated earnings and profits of DaimlerChrysler as determined for United States federal income tax purposes), consisting of the $100 gross dividend and the deemed refund of German corporate tax of $5.88. The notional $105.88 dividend is deemed to have been subject to German withholding tax of $15.88. Thus, for each $100 of gross dividend, the Qualified Holder will include $105.88 in gross income and may be entitled to a foreign tax credit of $15.88, subject to applicable limitations of United States federal income tax law.

    In the case of a 10% Holder, the 25% German withholding tax is reduced under the Income Tax Treaty to 5% of the gross amount of the dividend. Such 10% Holders may, therefore, apply for a refund of German withholding tax in the amount of 20% of the gross amount of the dividend. Subject to applicable limitations of United States federal income tax laws, a 10% Holder may be entitled to a foreign tax credit for the 5% German withholding tax on dividends and for the portion of the total income taxes (trade income tax and corporation income tax including any surtax) paid by DaimlerChrysler attributable to the distributed profits.

    Dividends paid in marks (or Euros) to a Qualified Holder of DaimlerChrysler Ordinary Shares will be included in income in a dollar amount calculated by reference to the exchange rate in effect on the date the dividends (including any deemed refund of German corporate tax) are received or treated as received by such holder. If dividends paid in marks (or Euros) are converted into dollars on the date received or treated as received, Qualified Holders generally should not be required to recognize foreign currency gain or loss in respect of each dividend.

    A surtax on the German withholding tax is currently levied on dividend distributions paid by a German resident company. Effective January 1, 1998, the rate of this surtax has been reduced from 7.5% to 5.5%. Based on the new rate, the surtax amounts to 1.375% (5.5%X25%) of the gross dividend amount. Under the Income Tax Treaty, Qualified Holders are entitled to a full refund of this surtax.

    Under Section 904(g) of the Code, dividends paid by a foreign corporation that is treated as more than 50% owned by United States persons may be treated as United States source income (rather than foreign source income) for foreign tax credit purposes, to the extent the foreign corporation earns United States source income. Such treatment may adversely affect Qualified Holders' ability to use foreign tax credits. It is possible that, after the Transactions, DaimlerChrysler may be treated as more than 50% owned by United States persons for purposes of Section 904(g) of the Code.

    REFUND PROCEDURES

    To claim the refund reflecting the reduction of the German withholding tax from 25% to 15% (to 5% for 10% Holders), the additional 5% treaty refund and the refund of the 5.5% German surtax, when applicable, a Qualified Holder must submit (either directly or, as described below, through the U.S. Transfer Agent) a claim for refund to the German tax authorities, with the original bank voucher (or certified copy thereof) issued by the paying entity documenting the tax withheld within four years from the end of the calendar year in which the dividend is received. Claims for refund are made on a special German claim for refund form, which must be filed with the German tax authorities: Bundesamt fur Finanzen, 53221 Bonn-Beuel, Germany. The German claim for refund forms may be obtained from the German tax authorities at the same address where the applications are filed, from the Embassy of the Federal Republic of Germany, 4645 Reservoir Road, N.W., Washington, D.C. 20007-1998 or from the Office of International Operations, Internal Revenue Service, 1325 K Street, N.W., Washington, D.C. 20225, Attention: Taxpayer Service Division, Room 900.

    Qualified Holders must also submit to the German tax authorities certification (IRS Form 6166) of their last filed United States federal income tax return. Such certification is obtained from the office of the Director of the Internal Revenue Service Center by filing a request for certification with the Internal Revenue Service Center in Philadelphia, Pennsylvania, Foreign Certificate Request, P.O. Box 16347, Philadelphia, PA 19114-0447. Requests for certification are to be made in writing and must include the Qualified Holder's name, social security number or employer identification number, tax return form number and tax period for which certification is requested. The IRS will send the certification directly to the German tax authorities. This certification is valid for three years and need only be resubmitted in a fourth year in the event of a subsequent application for refund.

    In accordance with arrangements under the U.S. Transfer Agent Agreement (as defined herein), the DaimlerChrysler Ordinary Shares held by certain Qualified Holders will be registered with the U.S. Transfer Agent, which will receive and distribute dividends to Qualified Holders of DaimlerChrysler Ordinary Shares and perform administrative functions necessary to claim the refund reflecting the reduction in German withholding tax from 25% to 15% (to 5% for 10% Holders), the additional 5% treaty refund and the refund of the 5.5% German surtax, when applicable, for such holders. These arrangements may be amended or revoked at any time in the future.

    The U.S. Transfer Agent will prepare the German claim for refund forms on behalf of certain of the Qualified Holders of DaimlerChrysler Ordinary Shares and file them with the German tax authorities. In order for the U.S. Transfer Agent to file the claim for refund forms, the U.S. Transfer Agent will prepare and mail to the Qualified Holders of such DaimlerChrysler Ordinary Shares, and such holders will be requested to sign and return to the U.S. Transfer Agent,
(i) a statement authorizing the U.S. Transfer

Agent to perform these procedures and agreeing that the German tax authorities may inform the IRS of any refunds of German taxes and (ii) a written authorization to remit the refund of withholding to an account other than that of the Qualified Holder. Qualified Holders must also submit to the U.S. Transfer Agent certification (IRS Form 6166) of their last filed United States federal income tax return. The U.S. Transfer Agent will attach the signed statement, the IRS Form 6166 and the documentation issued by the paying agency documenting the dividend paid and the tax withheld to the claim for refund form and file them with the German tax authorities.

    To the extent Qualified Holders own DaimlerChrysler Ordinary Shares registered with brokers participating in the Depository Trust Company, it is expected that such brokers will assist the U.S. Transfer Agent in performing the procedures described above and, in particular, prepare and forward the German claim for refund forms together with the required documentation to the U.S. Transfer Agent. The U.S. Transfer Agent will then file the German claim for refund forms and any attachments thereto with the German tax authorities.

    The German tax authorities will issue refunds denominated in marks (or Euros). In the case of DaimlerChrysler Ordinary Shares held by certain Qualified Holders, the refunds will be issued in the name of the U.S. Transfer Agent, which will convert the refunds to dollars and issue corresponding refund checks to the Qualified Holders of such DaimlerChrysler Ordinary Shares and brokers. Such brokers, in turn, will remit corresponding refund amounts to the Qualified Holders holding DaimlerChrysler Ordinary Shares registered with such brokers. Qualified Holders of DaimlerChrysler Ordinary Shares who receive a refund attributable to reduced withholding taxes under the Income Tax Treaty may be required to recognize foreign currency gain or loss, which will be treated as ordinary income or loss, to the extent that the dollar value of the refund received or treated as received by the Qualified Holder differs from the U.S. dollar equivalent of the refund on the date the dividend on which such withholding taxes were imposed was received or treated as received by the Qualified Holder.

    TAXATION OF CAPITAL GAINS

    Under the Income Tax Treaty, a Qualified Holder will not be liable for German tax on capital gains realized or accrued on the sale or other disposition of DaimlerChrysler Ordinary Shares.

    Upon a sale or other disposition of DaimlerChrysler Ordinary Shares, a Qualified Holder will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount realized and the Qualified Holder's aggregate tax basis in the DaimlerChrysler Ordinary Shares. In the case of an individual Qualified Holder of DaimlerChrysler ADSs or DaimlerChrysler Ordinary Shares, any such capital gain will be subject to a maximum United States federal income tax rate of 20%, if the individual Qualified Holder's holding period in such DaimlerChrysler Ordinary Shares is more than 12 months.

    GIFT AND INHERITANCE TAXES

    The United States-Germany estate tax treaty provides that an individual whose domicile is determined to be in the United States for purposes of such treaty will not be subject to German inheritance and gift tax (the equivalent of the United States federal estate and gift tax) on the individual's death or making of a gift unless the DaimlerChrysler Ordinary Shares (i) are part of the business property of a permanent establishment located in Germany or (ii) are part of the assets of a fixed base of an individual located in Germany and used for the performance of independent personal services. An individual's domicile in the United States, however, does not prevent imposition of German inheritance and gift tax with respect to an heir, donee or other beneficiary who is domiciled in Germany at the time the individual died or the gift was made.

    The United States-Germany estate tax treaty also provides a credit against United States federal estate and gift tax liability for the amount of inheritance and gift tax paid in Germany, subject to certain limitations, in a case where the DaimlerChrysler Ordinary Shares are subject to German inheritance or gift tax and United States federal estate or gift tax.

    GERMAN CAPITAL TAX (VERMOGENSTEUER)

    The Income Tax Treaty provides that a Qualified Holder will not be subject to German capital tax (VERMOGENSTEUER) with respect to the DaimlerChrysler Ordinary Shares. As a result of a judicial decision, the German capital tax (VERMOGENSTEUER) presently is not imposed.

    OTHER GERMAN TAXES

    There are no German transfer, stamp or other similar taxes that would apply to Qualified Holders upon receipt (including pursuant to the Chrysler Exchange), purchase, holding or sale of DaimlerChrysler Ordinary Shares.

    UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING

    Distributions of dividends on DaimlerChrysler Ordinary Shares paid within the United States or through certain United States-related financial intermediaries are subject to information reporting and may be subject to backup withholding at a 31% rate unless the Qualified Holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and certifies that no loss of exemption from backup withholding has occurred.

CERTAIN TAX CONSEQUENCES TO NON-U.S. HOLDERS

    CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES OF HOLDING CHRYSLER COMMON
     STOCK

    The following is a discussion of certain United States federal income and estate tax consequences to Non-U.S. Holders of holding Chrysler Common Stock. This discussion is based on existing United States federal income and estate tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this Prospectus, all of which are subject to change, possibly with retroactive effect. For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of Chrysler Common Stock, other than (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or (iii) a partnership, trust or estate treated, for United States federal income tax purposes, as a domestic partnership, trust or estate. This discussion does not discuss all aspects of United States federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances. This discussion also does not address any aspects of state, local or non-United States tax law.

    EACH PROSPECTIVE INVESTOR IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES OF HOLDING CHRYSLER COMMON STOCK, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH INVESTOR, AND AS TO ANY OTHER TAX CONSEQUENCES OF HOLDING CHRYSLER COMMON STOCK.

    DIVIDENDS

    Generally, dividends paid on Chrysler Common Stock to a Non-U.S. Holder will be subject to United States federal income tax. Except for dividends that are effectively connected with a Non-U.S. Holder's conduct of a trade or business within the United States, this tax is imposed and collected by withholding at the rate of 30% of the amount of the dividend, unless reduced by an applicable tax treaty. Currently, dividends paid to an address in a country other than the United States generally are presumed to be paid to a resident of such country for purposes of determining the applicability of a treaty.

    Under recently finalized Treasury Regulations relating to withholding of tax on non-United States persons, which apply to dividends paid after December 31, 1999 (the "Final Withholding Regulations"), a Non-U.S. Holder (or, in the case of a Non-U.S. Holder that is a fiscally transparent entity, the owner or owners of such entity) who wishes to claim the benefit of an applicable tax treaty generally is required to satisfy certain certification and documentation requirements.

    Except as may be otherwise provided in an applicable tax treaty, dividends paid on Chrysler Common Stock to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States are subject to United States federal income tax on a net income basis, rather than the 30% withholding tax mentioned above. Any effectively connected dividends received by a non-United States corporation may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate, or such lower rate as may be provided in an applicable tax treaty. A Non-U.S. Holder who wishes to claim an exemption from withholding for effectively connected dividends is generally required to satisfy certain certification and documentation requirements.

    SALE OR OTHER DISPOSITION OF CHRYSLER COMMON STOCK

    Generally, a Non-U.S. Holder will not be subject to United States federal income tax (including withholding thereof) on any gain recognized on a sale or other disposition of Chrysler Common Stock, including pursuant to the Transactions, unless (i) the gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States (in which case the "branch profits" tax described above may also apply if such Non-U.S. Holder is a non-United States corporation); (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual and holds Chrysler Common Stock as a capital asset, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; (iii) Chrysler is or has been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period preceding the disposition or such Non-U.S. Holder's holding period (which Chrysler does not believe it has been or is currently) and certain other conditions are met or (iv) such Non-U.S. Holder is subject to tax pursuant to United States federal income tax provisions applicable to certain United States expatriates.

    ESTATE TAX

    If an individual Non-U.S. Holder owns, or is treated as owning, Chrysler Common Stock at the time of his or her death, such stock would be subject to United States federal estate tax imposed on the estates of nonresident aliens, unless relief is available under an applicable tax treaty.

    BACKUP WITHHOLDING AND INFORMATION REPORTING

    United States backup withholding tax generally will not apply to dividends paid on Chrysler Common Stock that are subject to the 30% or reduced treaty rate of withholding previously discussed. Furthermore, under current law, dividends paid on Chrysler Common Stock to a Non-U.S. Holder at an address outside the United States are generally exempt from backup withholding tax (but not from 30% withholding tax, as discussed above).

    Chrysler must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to, and the tax withheld with respect to, such Non-U.S. Holder, regardless of whether withholding tax was reduced by an applicable income tax treaty. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities in the country in which the Non-U.S. Holder resides.

    Under the Final Withholding Regulations, for dividends paid after December 31, 1999, a non-United States person must generally provide proper documentation indicating non-United States status to a withholding agent in order to avoid backup withholding tax. However, dividends paid to certain exempt recipients (not including individuals) will not be subject to backup withholding even if such documentation is not provided if the withholding agent is allowed to rely on certain presumptions concerning the recipient's non-United States status (including payment to an address outside the United States).

    Payments of proceeds from the sale of Chrysler Common Stock by a Non-U.S. Holder made to or through a non-United States office of a broker generally will not be subject to information reporting or backup withholding. However, payments made to or through (i) a non-United States office of a United States broker or
(ii) a non-United States office of a non-United States broker that has certain specified connections with the United States, are generally subject to information reporting (but not backup withholding) unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes its entitlement to an exemption. Payments of proceeds from the sale of Chrysler Common Stock by a Non-U.S. Holder made to or through a United States office of a broker are generally subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes its entitlement to an exemption.

    Any amounts withheld under the backup withholding rules are not an additional tax and a Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

    CERTAIN GERMAN TAX CONSEQUENCES TO NON-GERMAN HOLDERS OF HOLDING
     DAIMLERCHRYSLER ORDINARY SHARES

    The following is a discussion of certain German tax consequences to Non-German Holders of holding DaimlerChrysler Ordinary Shares. This discussion is based upon German tax law, including legislation, regulations, administrative rulings and court decisions, and typical tax and other treaties between Germany and other countries, as in effect on the date of this Prospectus, all of which are subject to change, possibly with retroactive effect. For purposes of this discussion, a "Non-German Holder" is a beneficial owner of DaimlerChrysler Ordinary Shares that is not a German resident for German income tax purposes and does not hold DaimlerChrysler Ordinary Shares as part of a permanent establishment or a fixed base in Germany. This discussion does not discuss all aspects of German taxation that may be relevant to all Non-German Holders in light of their particular circumstances. This discussion also does not address any aspects of non-German tax law.

    EACH PROSPECTIVE INVESTOR IS STRONGLY ADVISED TO CONSULT HIS OR HER OWN TAX ADVISORS AS TO THE GERMAN TAX CONSEQUENCES OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES, INCLUDING THE PARTICULAR FACTS AND CIRCUMSTANCES THAT MAY BE UNIQUE TO SUCH INVESTOR, AND AS TO ANY OTHER TAX CONSEQUENCES OF HOLDING DAIMLERCHRYSLER ORDINARY SHARES.

    DIVIDENDS

    Under German law, DaimlerChrysler is required to withhold tax on dividends in an amount equal to 25% of the gross amount paid to resident and non-resident stockholders. A surtax on the German withholding tax is currently levied on dividend distributions paid by a German resident company. Effective January 1, 1998, the rate of this surtax has been reduced from 7.5% to 5.5%. Based on the new rate, the surtax amounts to 1.375% (5.5% x 25%) of the gross dividend amount.

    The rate of German withholding tax on dividends paid by DaimlerChrysler to a Non-German Holder, together with the surtax thereon, may be reduced under the provisions of an applicable tax treaty. A shareholder entitled to the reduced rate of withholding tax and surtax under an applicable tax treaty must, however, make a claim to the German tax authorities for repayment of the amount by which the actual rate of such taxes exceeds the maximum rate of withholding tax permitted by such tax treaty.

    CAPITAL GAINS

    Under German law, any gain derived by a Non-German Holder from the sale or other disposition of DaimlerChrysler Ordinary Shares is not subject to tax in Germany, provided such Non-German Holder has not held, directly or indirectly, more than 25% of the DaimlerChrysler Ordinary Shares at any time during the 5-year period immediately preceding the sale or other disposition. Under most German tax treaties, Non-German Holders would not be subject to German income or trade tax on such capital gains.

    GIFT AND INHERITANCE TAX

    Under German law, German gift or inheritance tax generally will be imposed on transfers of DaimlerChrysler Ordinary Shares by gift or upon the death of a Non-German Holder only if (i) the donor or transferor, or the heir, donee or the other beneficiary, was domiciled in Germany at the time of the transfer or, with respect to German citizens who are domiciled in Germany, if such donor, transferor or beneficiary has not been continuously outside of Germany for a period of more than 5 years, or (ii) the DaimlerChrysler Ordinary Shares subject to such transfer consist or form part of a portfolio held directly or indirectly by the donor or transferor himself or together with a related person consisting of 10% or more of the outstanding DaimlerChrysler Ordinary Shares. The few German estate tax treaties currently in force usually provide that German gift or inheritance tax may only be imposed if condition (i) above is met.

    GERMAN CAPITAL TAX (VERMOGENSTEUER)

    As a result of a judicial decision, the German capital tax (VERMOGENSTEUER) presently is not imposed. Under prior German law, a Non-German Holder would have been subject to German capital taxation with respect to DaimlerChrysler Ordinary Shares only if such Holder held, directly or indirectly, 10% or more of the DaimlerChrysler Ordinary Shares. Under many German tax treaties, Non-German Holders would not be subject to German capital tax (VERMOGENSTEUER) with respect to the DaimlerChrysler Ordinary Shares.

    OTHER TAXES

    There are no German transfer, stamp or other similar taxes that would apply to Non-German Holders upon receipt (including pursuant to the Transactions), purchase, holding, or sale of the DaimlerChrysler Ordinary Shares.

ANTICIPATED ACCOUNTING TREATMENT

    The Transactions are expected to qualify as a pooling-of-interests under APB No. 16 for accounting and financial reporting purposes.

AFFILIATES' RESTRICTIONS ON SALE OF DAIMLERCHRYSLER ORDINARY SHARES

    The DaimlerChrysler Ordinary Shares to be issued in the Chrysler Merger have been registered under the Securities Act, thereby allowing those shares to be traded without restriction by all former holders of Chrysler Common Stock who are not deemed to be "affiliates" of Chrysler at the time of the Chrysler Special Meeting (as "affiliates" is defined for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Transactions for "pooling-of-interests" accounting treatment).

    In addition, the Combination Agreement requires each of Daimler-Benz and Chrysler to use its reasonable best efforts to cause its affiliates to enter into agreements that restrict the ability of such affiliates to sell Chrysler Common Stock, Daimler-Benz Ordinary Shares, Daimler-Benz ADSs and DaimlerChrysler Ordinary Shares received upon consummation of the Transactions, as the case may be.

CERTAIN LITIGATION

    On May 7 and 8, 1998, two purported class actions, respectively entitled MARYLAND LINOTYPE COMPOSITION CO., ET AL. V. ROBERT ANTHONY LUTZ, ET AL., C.A. 16363 NC and JULES BERNSTEIN V. ROBERT ANTHONY LUTZ, ET AL., C.A. 16369 NC, were filed in the Court of Chancery of the State of Delaware, New Castle County, naming Chrysler and its directors as defendants. Plaintiffs, purporting to represent the stockholders of Chrysler, allege that Chrysler and its directors breached their fiduciary duties to stockholders by failing to obtain the best price for the shares of Chrysler Common Stock in the Chrysler Merger. The complaints seek to enjoin preliminarily the Chrysler Merger or, in the alternative, damages in the amount of the difference between the value received for the shares of Chrysler Common Stock and the alleged "best price obtainable." Chrysler intends to defend against such allegations vigorously, if and when it is served with these actions.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The pro forma information below does not purport to represent what the combined results of operations actually would have been if the Transactions had occurred as of the dates indicated or what those results will be for any future periods. The information below is presented in accordance with U.S. GAAP and is qualified in its entirety by, and should be read in conjunction with, (i) the Daimler-Benz consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, including the notes thereto, included in this Prospectus, (ii) the Daimler-Benz unaudited consolidated financial statements as of June 30, 1998 and for each of the six-month periods ended June 30, 1998 and 1997, including the notes thereto, included in this Prospectus, (iii) the Chrysler consolidated financial statements as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, including the notes thereto, included in this Prospectus, and (iv) the Chrysler unaudited consolidated financial statements as of June 30, 1998 and for each of the six-month periods ended June 30, 1998 and 1997, including the notes thereto, included in this Prospectus.

    In the Transactions, DaimlerChrysler will exchange DaimlerChrysler Ordinary Shares for all of the Daimler-Benz Ordinary Shares (including Daimler-Benz Ordinary Shares represented by Daimler-Benz ADSs) and shares of Chrysler Common Stock, including outstanding Chrysler Stock Options, Chrysler Performance Shares and other Chrysler equity awards. DaimlerChrysler has been formed for the sole purpose of effecting the Transactions and accordingly has no material assets or liabilities or revenues or expenses. Accordingly, no separate presentation of DaimlerChrysler has been made in the accompanying unaudited pro forma combined financial information. The unaudited pro forma combined financial information below assumes, as is provided in the Combination Agreement, a 100% exchange of the outstanding Daimler-Benz Ordinary Shares and shares of Chrysler Common Stock, including outstanding Chrysler Stock Options, Chrysler Performance Shares and other Chrysler equity awards, net of related withholding taxes, for DaimlerChrysler Ordinary Shares. The Combination Agreement also provides that the outstanding options, warrants and convertible notes of Daimler-Benz will be converted into options, warrants and convertible notes of DaimlerChrysler with substantially the same terms and conditions.

    The Combination Agreement provides that each outstanding Daimler-Benz Ordinary Share and Daimler-Benz ADS will be exchanged in the Daimler-Benz Exchange Offer and the Daimler-Benz Merger for DaimlerChrysler Ordinary Shares for one DaimlerChrysler Ordinary Share; PROVIDED that, if the 90% Minimum Condition is satisfied so that the Transactions can be accounted for as a pooling-of-interests, then each exchanging holder will receive 1.005 DaimlerChrysler Ordinary Shares for each share exchanged. The Combination Agreement includes a formula (the U.S. Exchange Ratio Formula) to determine the U.S. Exchange Ratio for the exchange of shares of Chrysler Common Stock into DaimlerChrysler Ordinary Shares in the Chrysler Merger. A U.S. Exchange Ratio of
0.6235 of a DaimlerChrysler Ordinary Share for each share of Chrysler Common Stock has been established. The precise number of outstanding Daimler-Benz Ordinary Shares and shares of Chrysler Common Stock to be exchanged in the Transactions cannot be determined until the Chrysler Effective Time. For all purposes in the unaudited pro forma combined financial information, the actual number of outstanding Daimler-Benz Ordinary Shares and shares of Chrysler Common Stock issued and outstanding at June 30, 1998 has been used to calculate the issuance of DaimlerChrysler Ordinary Shares pursuant to the Transactions.

    The following unaudited pro forma combined balance sheet at June 30, 1998, and the unaudited pro forma combined statements of income for the six months ended June 30, 1998 and 1997, the nine months ended September 30, 1998 and for the years ended December 31, 1997, 1996 and 1995 give effect to the proposed exchange of Daimler-Benz Ordinary Shares, Daimler-Benz ADSs and shares of Chrysler Common Stock for DaimlerChrysler Ordinary Shares under the pooling-of-interests method of accounting. The unaudited pro forma combined balance sheet at June 30, 1998 was prepared as if the Transactions and other related transactions were consummated as of such date. The unaudited pro forma combined statements of income for the six months ended June 30, 1998 and 1997 and years ended December 31,

1997, 1996 and 1995 were prepared as if the Transactions and other related transactions were consummated as of January 1, 1995. The unaudited pro forma combined financial information is based on the historical consolidated financial statements of Daimler-Benz and Chrysler giving effect to the Transactions under the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Combined Financial Information Accounted for Under the Pooling-of-Interests Method of Accounting. Additionally, the unaudited pro forma financial information gives effect to the issuance by Chrysler of shares of Chrysler Common Stock covered hereby and the deemed exercise and conversion of all of the outstanding Chrysler Stock Options, Chrysler Performance Shares and other Chrysler equity awards, net of related withholding taxes, into DaimlerChrysler Ordinary Shares determined in accordance with a formula set out in the Combination Agreement.

                                DAIMLERCHRYSLER

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                                 (in millions)

                                                     HISTORICAL
                                            ----------------------------   PRO FORMA     PRO FORMA     PRO FORMA
                                            DAIMLER-BENZ    CHRYSLER(1)   ADJUSTMENTS    COMBINED     COMBINED(7)
                                            -------------  -------------  -----------  -------------  ------------
ASSETS
Intangible assets.........................    DM    1,895    DM    2,758          DM     DM    4,653   $    2,580
Property, plant and equipment, net........         21,528         36,031                      57,559       31,919
Investments and long-term financial
  assets..................................          3,996          1,803                       5,799        3,216
Equipment on operating leases, net........         16,461         10,932                      27,393       15,190
                                            -------------  -------------  -----------  -------------  ------------
FIXED ASSETS..............................         43,880         51,524                      95,404       52,905
                                            -------------  -------------  -----------  -------------  ------------
Inventories...............................         15,940          6,241                      22,181       12,300
RECEIVABLES
Receivables from financial services.......         29,053         24,779                      53,832       29,853
Trade and other receivables and other
  assets..................................         21,099         11,471                      32,570       18,061
Securities................................         18,109          6,131                      24,240       13,442
Cash and cash equivalents.................          4,199         12,659       3,425(2)        19,694      10,921
                                                                                 160 (4a
                                                                                (865) 4b)
                                                                                 856 (4c
                                                                                (550) 5a)
                                                                                 (70) 5b)
                                                                                (120) 5c)
                                            -------------  -------------  -----------  -------------  ------------
CURRENT ASSETS............................         88,400         61,281       2,836         152,517       84,577
                                            -------------  -------------  -----------  -------------  ------------
DEFERRED TAXES AND PREPAID EXPENSES.......          9,714          9,827                      19,541       10,836
                                            -------------  -------------  -----------  -------------  ------------
TOTAL ASSETS..............................        141,994        122,632       2,836         267,462      148,318
                                            -------------  -------------  -----------  -------------  ------------
                                            -------------  -------------  -----------  -------------  ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Capital stock.............................          2,847          1,490        (266)(3)            --          --
                                                                              (2,847) 4a)
                                                                              (1,224) 4b)
Additional paid-in capital................         12,597          9,440       1,767(2)        20,242      11,225
                                                                              (7,850)(3)
                                                                               2,847 (4a
                                                                               1,224 (4b
                                                                                (782) 4b)
                                                                                 143 (4b
                                                                                 856 (4c
Retained earnings.........................         17,356         21,956        (550) 5a)        38,342      21,262
                                                                                 (70) 5b)
                                                                                (350) 5c)
Accumulated other comprehensive income....          1,127             --                       1,127          625
Treasury stock............................           (160)        (9,774)      1,658(2)            --          --
                                                                               8,116(3)
                                                                                 160 (4a
                                            -------------  -------------  -----------  -------------  ------------
STOCKHOLDERS' EQUITY......................         33,767         23,112       2,832          59,711       33,112
                                            -------------  -------------  -----------  -------------  ------------
MINORITY INTEREST.........................          1,057             51                       1,108          614
                                            -------------  -------------  -----------  -------------  ------------
ACCRUED LIABILITIES.......................         37,873         35,505        (226) 4b)        73,382      40,693
                                                                                 230 (5c
                                            -------------  -------------               -------------  ------------
Financial liabilities.....................         41,563         37,780                      79,343       43,999
Trade and other liabilities...............         24,282         16,799                      41,081       22,781
                                            -------------  -------------  -----------  -------------  ------------
LIABILITIES...............................         65,845         54,579                     120,424       66,780
                                            -------------  -------------  -----------  -------------  ------------
DEFERRED TAXES AND INCOME.................          3,452          9,385                      12,837        7,119
                                            -------------  -------------  -----------  -------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY..................................        141,994        122,632       2,836         267,462      148,318
                                            -------------  -------------  -----------  -------------  ------------
                                            -------------  -------------  -----------  -------------  ------------

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED
                              FINANCIAL STATEMENTS

                                DAIMLERCHRYSLER

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                      HISTORICAL
                                                             ----------------------------    PRO FORMA       PRO FORMA
                                                             DAIMLER-BENZ    CHRYSLER(1)      COMBINED      COMBINED(7)
                                                             -------------  -------------  --------------  -------------
Revenues...................................................      DM 67,714      DM 60,594      DM 128,308  $      71,152
Cost of sales..............................................        (53,809)       (48,672)       (102,481)       (56,830)
                                                             -------------  -------------  --------------  -------------
GROSS MARGIN...............................................         13,905         11,922          25,827         14,322
Selling, administrative and other expenses.................         (8,534)        (4,520)        (13,054)        (7,239)
Research and development...................................         (3,123)        (1,693)         (4,816)        (2,670)
Other income...............................................          1,120             --           1,120            621
                                                             -------------  -------------  --------------  -------------
INCOME BEFORE FINANCIAL INCOME AND INCOME TAXES............          3,368          5,709           9,077          5,034
Financial income, net......................................            542            204             746            414
                                                             -------------  -------------  --------------  -------------
INCOME BEFORE INCOME TAXES.................................          3,910          5,913           9,823          5,448
Income taxes...............................................         (1,838)        (2,202)         (4,040)        (2,240)
Minority interest..........................................            (62)            --             (62)           (34)
                                                             -------------  -------------  --------------  -------------
NET INCOME.................................................          2,010          3,711           5,721          3,174
                                                             -------------  -------------  --------------  -------------
                                                             -------------  -------------  --------------  -------------
PRO FORMA COMBINED EARNINGS PER SHARE (6)
  Pro forma combined basic earnings per ordinary share.....                                          5.96(a)          3.31
  Pro forma combined diluted earnings per ordinary share...                                          5.83(a)          3.23

------------------------

(a) The assumed weighted average number of ordinary shares outstanding for basic and diluted earnings per share were 960.1 million and 985.2 million, respectively.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED
                             FINANCIAL STATEMENTS.

                                DAIMLERCHRYSLER

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                              HISTORICAL
                                                                    ------------------------------    PRO FORMA
                                                                     DAIMLER-BENZ    CHRYSLER(1)       COMBINED
                                                                    --------------  --------------  --------------
Revenues..........................................................       DM 55,892       DM 51,033      DM 106,925
Cost of sales.....................................................         (44,919)        (40,791)        (85,710)
                                                                    --------------  --------------  --------------
GROSS MARGIN......................................................          10,973          10,242          21,215
Selling, administrative and other expenses........................          (7,517)         (4,610)        (12,127)
Research and development..........................................          (2,867)         (1,514)         (4,381)
Other income......................................................             733              --             733
                                                                    --------------  --------------  --------------
INCOME BEFORE FINANCIAL INCOME AND INCOME TAXES...................           1,322           4,118           5,440
Financial income (expense), net...................................            (111)            123              12
                                                                    --------------  --------------  --------------
INCOME BEFORE INCOME TAXES........................................           1,211           4,241           5,452
Income taxes......................................................            (263)         (1,691)         (1,954)
Minority interest.................................................              44              --              44
                                                                    --------------  --------------  --------------
NET INCOME........................................................             992           2,550           3,542
                                                                    --------------  --------------  --------------
                                                                    --------------  --------------  --------------
PRO FORMA COMBINED EARNINGS PER SHARE(6)
  Pro forma combined basic earnings per ordinary share............                                            3.62(a)
  Pro forma combined diluted earnings per ordinary share..........                                            3.60(a)

------------------------

(a) The assumed weighted average number of ordinary shares outstanding for basic and diluted earnings per share were 978.6 million and 987.5 million, respectively.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED
                             FINANCIAL STATEMENTS.

                                DAIMLERCHRYSLER

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          HISTORICAL
                                                 ----------------------------    PRO FORMA     PRO FORMA
                                                 DAIMLER-BENZ    CHRYSLER(1)     COMBINED     COMBINED(7)
                                                 -------------  -------------  -------------  ------------
Revenues.......................................      DM124,050      DM105,205      DM229,255   $  127,131
Cost of sales..................................        (98,943)       (84,879)      (183,822)    (101,936)
                                                 -------------  -------------  -------------  ------------
GROSS MARGIN...................................         25,107         20,326         45,433       25,195
Selling, administrative and other expenses.....        (17,433)        (9,703)       (27,136)     (15,048)
Research and development.......................         (5,663)        (2,972)        (8,635)      (4,788)
Other income...................................          1,620                         1,620          898
                                                 -------------  -------------  -------------  ------------
INCOME BEFORE FINANCIAL INCOME AND INCOME
  TAXES........................................          3,631          7,651         11,282        6,257
Financial income, net..........................            618            251            869          482
                                                 -------------  -------------  -------------  ------------
INCOME BEFORE INCOME TAXES.....................          4,249          7,902         12,151        6,739
Tax benefit relating to a special
  distribution.................................          2,908                         2,908(a)       1,613
Income taxes...................................          1,074         (3,038)        (1,964 (b)      (1,089)
                                                 -------------  -------------  -------------  ------------
TOTAL INCOME TAXES.............................          3,982         (3,038)           944          524
Minority interest..............................           (189)                         (189)        (105)
                                                 -------------  -------------  -------------  ------------
NET INCOME.....................................          8,042          4,864         12,906(C)       7,158
                                                 -------------  -------------  -------------  ------------
                                                 -------------  -------------  -------------  ------------
PRO FORMA COMBINED EARNINGS PER SHARE(6)
  Pro forma combined basic earnings per
    ordinary share.............................                                        13.29   )(d        7.37
  Pro forma combined diluted earnings per
    ordinary share.............................                                        13.16   )(d        7.30

------------------------

(a) Reflects the nonrecurring tax benefit relating to the Special Distribution.

(b) Includes nonrecurring tax benefits of DM 1,962 relating to the decrease in valuation allowance as of December 31, 1997, applied to the German operations that file a combined tax return.

(c) Excluding the nonrecurring income tax benefits, net income and pro forma combined net income would have been DM 3,172 ($1,759) and DM 8,036 ($4,456) and pro forma combined basic and diluted earnings per share would have been DM 8.28 ($4.59) and DM 8.21 ($4.55), respectively.

(d) The assumed weighted average number of ordinary shares outstanding for basic and diluted earnings per share were 970.8 million and 983.6 million, respectively.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED
                             FINANCIAL STATEMENTS.

                                DAIMLERCHRYSLER

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                             HISTORICAL
                                                                    -----------------------------    PRO FORMA
                                                                     DAIMLER-BENZ    CHRYSLER(1)      COMBINED
                                                                    --------------  -------------  --------------
Revenues..........................................................      DM 106,339      DM 91,743      DM 198,082
Cost of sales.....................................................         (84,742)       (72,262)       (157,004)
                                                                    --------------  -------------  --------------
GROSS MARGIN......................................................          21,597         19,481          41,078
Selling, administrative and other expenses........................         (15,955)        (8,063)        (24,018)
Research and development..........................................          (5,579)        (2,408)         (7,987)
Other income......................................................           1,402             --           1,402
                                                                    --------------  -------------  --------------
INCOME BEFORE FINANCIAL INCOME AND INCOME TAXES...................           1,465          9,010          10,475
Financial income, net.............................................             496            156             652
                                                                    --------------  -------------  --------------
INCOME BEFORE INCOME TAXES........................................           1,961          9,166          11,127
Income taxes......................................................             712         (3,569)         (2,857)
Minority interest.................................................              89       --                    89
                                                                    --------------  -------------  --------------
INCOME BEFORE EXTRAORDINARY ITEM..................................           2,762          5,597           8,359
                                                                    --------------  -------------  --------------
                                                                    --------------  -------------  --------------
PRO FORMA COMBINED EARNINGS PER SHARE BEFORE EXTRAORDINARY ITEM(6)
    Pro forma combined basic earnings per ordinary share..........                                           8.44(a)
    Pro forma combined diluted earnings per ordinary share........                                           8.41(a)

------------------------

(a) The assumed weighted average number of ordinary shares outstanding for basic and diluted earnings per share were 990.1 and 994.2, respectively.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED
                             FINANCIAL STATEMENTS.

                                DAIMLERCHRYSLER

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                           HISTORICAL
                                                                --------------------------------     PRO FORMA
                                                                 DAIMLER-BENZ      CHRYSLER(1)       COMBINED
                                                                ---------------  ---------------  ---------------
Revenues......................................................       DM 102,985       DM  75,566       DM 178,551
Cost of sales.................................................          (86,686)         (62,333)        (149,019)
                                                                ---------------  ---------------  ---------------
GROSS MARGIN..................................................           16,299           13,233           29,532
Selling, administrative and other expenses....................          (20,834)          (6,538)         (27,372)
Research and development......................................           (5,369)          (2,026)          (7,395)
Other income..................................................            1,742               --            1,742
                                                                ---------------  ---------------  ---------------
INCOME (LOSS) BEFORE FINANCIAL INCOME
  AND INCOME TAXES............................................           (8,162)           4,669           (3,493)
Financial income, net.........................................              929              274            1,203
                                                                ---------------  ---------------  ---------------
INCOME (LOSS) BEFORE INCOME TAXES.............................           (7,233)           4,943           (2,290)
Income taxes..................................................            1,620           (1,903)            (283)
MINORITY INTEREST.............................................             (116)              --             (116)
                                                                ---------------  ---------------  ---------------
INCOME (LOSS) BEFORE CHANGE IN ACCOUNTING PRINCIPLES..........           (5,729)           3,040           (2,689)
                                                                ---------------  ---------------  ---------------
                                                                ---------------  ---------------  ---------------
PRO FORMA COMBINED EARNINGS PER SHARE BEFORE CHANGE IN
  ACCOUNTING PRINCIPLES(6)....................................
Pro forma combined basic earnings (loss) per ordinary share...                                              (2.64)(a)
Pro forma combined diluted earnings (loss) per ordinary
  share.......................................................                                              (2.64)(a)

------------------------

(a) The assumed weighted average number of ordinary shares outstanding for basic and diluted earnings per share was 1,019.0 million.

    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA COMBINED
                             FINANCIAL STATEMENTS.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) The Chrysler historical balance sheet information and related pro forma adjustments to the unaudited pro forma combined balance sheet as of June 30, 1998, have been translated into marks at the June 30, 1998 rate of exchange of $1.00 = DM 1.8087. The Chrysler historical statements of income information for the six months ended June 30, 1998 and 1997 and years ended December 31, 1997, 1996 and 1995, and related pro forma adjustments to the unaudited pro forma combined statements of income, have been translated into marks at the weighted-average rates of exchange for the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 of $1.00 = DM 1.8064, DM 1.6862, DM 1.7340, DM 1.5048 and DM 1.4331,
    respectively. Certain of the Chrysler balance sheet and statement of income amounts have been reclassified to conform with the financial statement presentation of Daimler-Benz.

(2) The adjustments reflect the estimated proceeds to be received from this offering based on an offering price of $65.71 per share (DM 117.09 per share) representing an assumed price per share of Chrysler Common Stock, and deducting estimated expenses of the offering of $49.3 million (DM 87.8 million).

(3) The adjustments reflect the cancellation of 146.8 million shares of Chrysler Common Stock held in treasury, after giving effect to the issuance of the shares of Chrysler Common Stock covered hereby.

(4) The adjustments reflect the issuance of DaimlerChrysler Ordinary Shares by DaimlerChrysler in exchange for the outstanding Daimler-Benz Ordinary Shares and Chrysler Common Stock and the conversion of Chrysler Series A Convertible Preferred Stock, Chrysler Stock Options, Chrysler Performance Shares and other Chrysler equity awards as set forth below:

                                                                                 DAIMLER-BENZ               CHRYSLER
                                                                                 -------------             -----------
                                                                                             (IN MILLIONS)
Daimler-Benz Ordinary Shares (nominal value DM5 per share) as of June 30,
  1998.........................................................................        569.3
Chrysler Common Stock outstanding at June 30, 1998.............................                                 646.7
Assumed conversion of Chrysler Series A Convertible Preferred Stock............                                   0.5
Shares of Chrysler Common Stock issued in connection with shares held in
  treasury (see Note 2 above)..................................................                                  30.0
                                                                                                           -----------
                                                                                                                677.2
                                                                                 -------------             -----------
Exchange Ratios................................................................        1.005                   0.6235
                                                                                 -------------             -----------
                                                                                       572.2                    422.2
                                                                                 -------------             -----------
Conversion of Chrysler Stock Options, Chrysler Performance Shares and other
  Chrysler equity awards into DaimlerChrysler Ordinary Shares (net of related
  withholding taxes)...........................................................                                   8.8
                                                                                 -------------             -----------
Assumed DaimlerChrysler Ordinary Shares to be issued...........................        572.2                    431.0
                                                                                 -------------             -----------
Assumed DaimlerChrysler Ordinary Shares outstanding after completion of the
  Transactions.................................................................                   1,003.2
                                                                                                ---------
                                                                                                ---------

(4)(a) The adjustments reflect the issuance of DaimlerChrysler Ordinary Shares with no nominal value in exchange for Daimler-Benz DM 5 nominal value Ordinary Shares and the issuance by Daimler-Benz of its treasury stock.

(4)(b) The adjustments reflect the cancellation and exchange of Chrysler Common Stock, Chrysler Stock Options, Chrysler Performance Shares and other Chrysler equity awards for DaimlerChrysler Ordinary Shares and payment of related withholding taxes.

(4)(c) The adjustments reflect the tax benefit to be received by Chrysler resulting from the deemed exercise of Chrysler Stock Options.

(5)(a) The adjustments reflect estimated costs of the Transactions, which include, without limitation, fees and expenses of investment bankers, legal counsel, accountants and consultants incurred and to be incurred by Daimler-Benz, Chrysler and DaimlerChrysler in connection with or related to the authorization, preparation, negotiation and execution of the Combination Agreement and the preparation, printing, filing and mailing of proxy statements/prospectuses for Daimler-Benz and Chrysler, soliciting stockholder approvals and all other matters related to the closing of the Transactions.

(5)(b) The adjustments reflect estimated German transfer taxes to be incurred in connection with the Daimler-Benz Merger, net of related tax benefits.

(5)(c) The adjustments reflect additional compensation costs, net of tax, resulting from the deemed conversion of Incentive/Performance Awards and related costs as a result of the change of control.

       The foregoing expenses and German transfer taxes to be incurred to effect the Transactions have not been reflected in the Unaudited Pro Forma Combined Statements of Income as they are considered to be nonrecurring.

(6) Pro forma combined basic earnings (loss) per DaimlerChrysler Ordinary Share for each period presented has been calculated by dividing pro forma combined net income by the weighted average number of DaimlerChrysler Ordinary Shares outstanding during each period presented, assuming that the Transactions occurred on January 1, 1995 and using the Exchange Ratios as discussed in Note 4 above. Pro forma combined diluted earnings (loss) per DaimlerChrysler Ordinary Share has been computed assuming the issuance by DaimlerChrysler of DaimlerChrysler Ordinary Shares for all stock options and other securities of Daimler-Benz which may be converted into Daimler-Benz Ordinary Shares. In addition, pro forma combined basic and diluted earnings (loss) per DaimlerChrysler Ordinary Share for each period presented has been adjusted to reflect the 20% discount to the market value at which the Daimler-Benz Ordinary Shares were sold in the Rights Offering.

      Assuming that the sale of 52.4 million Daimler-Benz Ordinary Shares in the Rights Offering had occurred as of January 1, 1998, the pro forma combined basic and diluted earnings per DaimlerChrysler ordinary Share for the six months ended June 30, 1998 would have been DM 5.71 and DM 5.60, respectively.

      Assuming that the sale of 52.4 million Daimler-Benz Ordinary Shares in the Rights Offering had occurred as of January 1, 1997, the pro forma combined basic and diluted earnings per DaimlerChrysler Ordinary Share for 1997 would have been DM 12.73 and DM 12.61, respectively, and, excluding nonrecurring tax benefits in 1997 of DM 4.9 billion relating to the Special Distribution and the decrease in valuation allowance, pro forma combined basic and diluted earnings per DaimlerChrysler Ordinary Share for 1997 would have been DM 7.93 and DM 7.87, respectively.

(7) Represents translation of DaimlerChrysler combined financial information as of and for the six months ended June 30, 1998 and for the year ended December 31, 1997 solely for the convenience of the reader, at the rate of DM 1.8033 = $1.00, the Noon Buying Rate on June 30, 1998.

                              BUSINESS DESCRIPTION

CHRYSLER

    Chrysler and its consolidated subsidiaries operate in two principal industry segments: Automotive Operations and Financial Services. Automotive Operations include the research, design, manufacture, assembly and sale of cars, trucks and related parts and accessories. Substantially all of Chrysler's automotive products are marketed through retail dealerships, most of which are privately owned and financed. Financial Services include the operations of CFC and its consolidated subsidiaries, which are engaged principally in providing consumer and dealer automotive financing for Chrysler's products.

        AUTOMOTIVE OPERATIONS. Chrysler manufactures, assembles and sells cars and trucks under the brand names Chrysler, Dodge, Jeep-Registered Trademark-and Plymouth, and related automotive parts and accessories, primarily in the United States, Canada and Mexico. Passenger cars are offered in various size classes and models. Chrysler produces trucks in pickup, sport-utility and van/wagon models, which constitute the largest segments of the truck market. Chrysler also purchases and distributes certain passenger cars manufactured in the United States by Mitsubishi Motor Manufacturing of America, a subsidiary of Mitsubishi Motors Corporation.

        Although Chrysler currently sells most of its vehicles in North America, Chrysler also participates in other international markets through its wholly owned subsidiaries in Argentina, Brazil, Venezuela, Taiwan, Korea, Japan, Thailand, Egypt, Austria, Italy, France, Belgium, the Netherlands and Germany, a joint venture in Austria, and through minority-owned affiliates located in China and Egypt. Chrysler sells vehicles and parts, and provides related services, to independent distributors and dealers in various other markets throughout the world.

        FINANCIAL SERVICES. Chrysler's wholly owned subsidiary CFC is a financial services organization that provides retail and lease financing for vehicles, dealer inventory and other financing needs, dealer property and casualty insurance and dealership facility development and management, primarily for Chrysler dealers and their customers. CFC is the major source of wholesale and retail financing for Chrysler vehicles throughout North America. CFC also offers dealers working capital loans, real estate and equipment financing and financing plans for fleet buyers, including daily rental car companies. The automotive financing operations of CFC are conducted through 29 zone offices in the United States and Canada (Chrysler Credit Canada Ltd.). CFC also provides automotive financial products and services in Europe and Asia.

        During 1997, CFC financed or leased approximately 870,000 new and used vehicles at retail in the United States, including approximately 611,000 new Chrysler passenger cars and light-duty trucks, representing 27 percent of Chrysler's U.S. retail and fleet deliveries. During 1997, CFC financed or leased approximately 114,000 vehicles at retail in Canada, including approximately 102,000 new Chrysler cars and trucks, representing 40 percent of Chrysler's Canadian retail and fleet deliveries. CFC also financed approximately 1,625,000 and 175,000 new Chrysler passenger cars and light-duty trucks at wholesale in the U.S. and Canada, respectively, representing 70 percent and 66 percent of Chrysler's U.S. and Canadian vehicle shipments, respectively, in 1997.

    Chrysler's principal executive offices are located at Chrysler World Headquarters, 1000 Chrysler Drive, Auburn Hills, Michigan 48326-2766, and its telephone number is (248) 576-5741.

DAIMLER-BENZ

    Daimler-Benz operates in four business segments--Automotive (Passenger Cars and Commercial Vehicles), Aerospace, Services and Directly Managed Businesses. Daimler-Benz is primarily active in Europe, North and South America and Japan and is continuing to expand in markets such as Eastern Europe and East and Southeast Asia, which are also assuming strategic importance as production locations. In 1997, approximately 33% of Daimler-Benz' revenues was derived from sales in Germany, 25% from sales in other member states of the European Union and 21% from sales in the United States and Canada.

        AUTOMOTIVE. Daimler-Benz is world renowned for its high quality luxury Mercedes-Benz passenger cars which reflect a long tradition of exceptional engineering, performance, service and safety. Daimler-Benz is also the world's leading manufacturer of trucks over 6t GVW and of buses over 8t GVW. It manufactures and assembles passenger cars and commercial vehicles in 46 manufacturing plants and assembly facilities on six continents reaching across all product lines and has a worldwide distribution and service network. The Automotive segment contributed approximately 71% of Daimler-Benz' revenues in 1997.

        The passenger car division has one of the world's strongest car brand names, and the number one position in the upper luxury segment of the passenger car market. It has added new innovative products which give Daimler-Benz access to new markets and customer segments. These products include the A-Class, the M-Class, the SLK, the CLK and, as a second brand, the smart, a two-seat eight foot long car designed for heavily congested city use. With the new S-Class, which will be introduced in the fall of 1998, the passenger car division expects to solidify its leading position in the upper luxury segment.

        The commercial vehicle division has updated the entire range of vans and trucks it offers in the European market. Following the introduction of three new van lines and the Actros truck line in the heavy weight category, the presentation in early 1998 of the Atego truck in the light and medium weight categories represents the most recent step in this innovation cycle. In the United States, Freightliner expects to strengthen its leading market position with the new Sterling product line derived from the heavy truck lines it has acquired from Ford Motor Company.

        AEROSPACE. Daimler-Benz Aerospace is one of the leading European aerospace companies and the German partner (with a 37.9% share) in Airbus. Principal Aerospace activities include civil aircraft and helicopters, military aircraft, space systems infrastructure, satellites, defense and civil systems and aeroengines. Aerospace contributed approximately 12% of Daimler-Benz' revenues in 1997.

        At Daimler-Benz Aerospace, comprehensive cost-cutting and restructuring measures markedly improved its competitive position. The pronounced increase of incoming orders for Airbus aircraft in 1997 and early 1998 will define the civilian aircraft business of Daimler-Benz during the next several years. The anticipated combination of the Airbus activities into a single corporate entity will form the basis for future efficiency and productivity gains, thereby further strengthening the competitive position of Airbus.

        SERVICES. debis engages in financial services supporting the sale of Mercedes-Benz cars and trucks and other Daimler-Benz products, insurance brokerage, information technology services, telecommunications and media services, trading and real estate management services. debis contributed approximately 11% of Daimler-Benz' revenues in 1997.

        debis is using the strong growth potential of the service industry to position itself to compete successfully in promising markets, primarily in the areas of financial services, information technology and telecommunications and media services. It also will continue to expand internationally and strive to open up new markets, primarily in Asia, Latin America and Northern Europe.

        DIRECTLY MANAGED BUSINESSES. This segment consists of rail systems, automotive electronics and diesel engines. The semiconductor activities which were part of this segment in 1997 were sold in March 1998. This segment contributed approximately 6% of Daimler-Benz' revenues in 1997.

        Within the Directly Managed Businesses, Adtranz, the rail systems joint venture between Daimler-Benz and ABB, has positioned itself as one of the leaders in the global rail transportation market. It will continue to concentrate on its core competencies and use every opportunity to achieve greater economies of scale, for example through increased use of modularization in product development. Through these and other measures, Adtranz expects to lower its cost base in order to achieve positive results and continue to deliver competitive products and systems. Since the sale of the semiconductor activities, Daimler-Benz' microelectronics activities have focused exclusively on the fast growing automotive electronics market. MTU/Diesel Engines has introduced a series of new and innovative products and will work on expanding its market position, primarily in the area of diesel engines for civilian applications.

    Daimler-Benz' principal executive offices are located at Epplestrasse 225, 70567 Stuttgart, Germany, and its telephone number is 011-49-711-17-0.

                              [SELLING SHAREHOLDER

    As of July 30, 1998, the Selling Shareholder held 71,753,992 shares of Chrysler Common Stock or approximately 11.11% of the outstanding shares of Chrysler Common Stock as of such date. After completion of the issuance of the
shares covered hereby, the Selling Shareholder will own approximately     shares
of Chrysler Common Stock or    % of the outstanding shares of Chrysler Common
Stock.

    On February 8, 1996, Chrysler entered into a five-year standstill agreement with Mr. Kerkorian and Tracinda Corporation under which they have agreed (i) not to increase their beneficial ownership of voting securities beyond 13.75%, (ii) to sell voting securities pro rata, as required, in order not to exceed such percentage as a result of Chrysler repurchases, (iii) to vote on all matters submitted to shareholders in the same proportion as shares are voted by other shareholders not affiliated with them, (iv) to not solicit proxies or enter into any activity aimed at a change of control of Chrysler or its Board, and (v) that during the term of the agreement, so long as Tracinda or Mr. Kerkorian beneficially own more than 5% of the outstanding voting securities, Chrysler's Board of Directors will nominate Mr. James D. Aljian (or a successor) for election at each meeting of stockholders at which directors are to be elected.]

                     DESCRIPTION OF CHRYSLER CAPITAL STOCK

GENERAL

    Chrysler's authorized capital stock consists of 20 million shares of Preferred Stock, par value $1.00 per share ("Chrysler Preferred Stock") which is issuable in series, and one billion shares of Common Stock, par value $1.00 per share. At August 31, 1998, Chrysler had no shares of Preferred Stock and approximately 647 million shares of Common Stock outstanding. In addition, Chrysler held approximately 177 million shares of Common Stock in treasury and an aggregate of approximately 58.7 million additional shares of Common Stock were reserved for issuance under Chrysler's equity based compensation plans.

    The shares of Chrysler Common Stock will be converted into the right to receive DaimlerChrysler Ordinary Shares in connection with the Chrysler Merger. See "Description of DaimlerChrysler Ordinary Shares."

    Chrysler Common Stock does not have cumulative voting rights for the election of directors, which means that the holders of more than 50 percent of the shares voting for the election of directors can elect 100 percent of the directors if they choose to do so, and, in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Chrysler Board.

    Chrysler Common Stock has no pre-emptive rights.

    Dividends may be paid on Chrysler Common Stock, when, as and if declared by the Chrysler Board, out of surplus, as defined by the DGCL, or in case there is no such surplus, out of Chrysler's net profits for the fiscal year in which the dividend is declared, the preceding fiscal year or both. Dividends may not be paid on the Common Stock at a time when there are arrearages on Chrysler Preferred Stock.

    Holders of Chrysler Common Stock are entitled to receive, upon any liquidation of Chrysler, all remaining assets available for distribution to shareholders after satisfaction of Chrysler's liabilities and the preferential rights of any Chrysler Preferred Stock which may then be issued and outstanding.

    The outstanding shares of Chrysler Common Stock are fully paid and nonassessable, and the holders thereof are not or will not be subject to any personal liability as shareholders.

    Chrysler's Certificate of Incorporation expressly authorizes the Chrysler Board to fix, by resolution providing for the issue of shares of Chrysler Preferred Stock, the number of shares to be issued and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such shares. In exercising such authority, the rights of holders of Chrysler Common Stock may be modified by the Chrysler Board.

PREFERRED SHARE PURCHASE RIGHTS

    In February 1998, Chrysler's Board of Directors declared and distributed a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Chrysler Common Stock. Each Right entitles the registered holder to purchase one two-hundredth of a share of Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of Chrysler, at a price of $145, subject to certain adjustments. Initially, the Rights are attached to Chrysler Common Stock and are not represented by separate certificates or exercisable until the earlier to occur of (a) ten days after a public announcement that, or Chrysler receives notice that, a person or group of persons acquires or obtains the right to acquire fifteen percent or more of the outstanding Chrysler Common Stock, and (b) ten business days (or, if determined by the Board of Directors with the concurrence of a majority of the continuing directors, a specified or unspecified later date) after a person or group announces or commences a tender or exchange offer which would result, if successful, in the bidder owning fifteen percent or more of the outstanding Chrysler Common Stock. If the acquiring person acquires more than ten percent of the Chrysler Common Stock (except pursuant to a tender or exchange offer made for all of the Chrysler Common Stock, and determined by a majority of Chrysler's independent directors to be fair and in the best interests of Chrysler and its stockholders) each Right (other than those held by the acquiror) will entitle its holder to purchase for $145 a number of shares of Chrysler Common Stock having a market value of $290 (or to purchase for an adjusted purchase price such number of shares as have a market value of twice such adjusted price). Similarly, if after the Rights become exercisable, Chrysler is acquired in a merger or other business combination and is not the surviving corporation, Chrysler is the surviving corporation in a merger or other business combination and the Chrysler Common Stock is exchanged, or 50 percent or more of Chrysler's assets, cash flow or earning power is sold, each Right (other than those held by the surviving or acquiring company, other than Chrysler) will entitle its holder to purchase for $145 shares of the surviving or acquiring company (other than Chrysler) having a market value of $290 (or to purchase for an adjusted purchase price such number of shares as have a market value of twice such adjusted price). Chrysler's directors may, subject to certain limitations, amend the Rights and may redeem all but not less than all of the Rights at $0.01 per Right or extend the time during which the Rights may be redeemed until ten business days following the date the Rights first become exercisable. Additionally, at any time after a person or group acquires 10 percent or more, but less than 50 percent, of the Chrysler Common Stock, Chrysler's directors may exchange the Rights (other than those held by the acquiror), in whole or in part, at an exchange ratio of one share of Chrysler Common Stock per Right. The Rights will expire on February 22, 2008. The existence of Chrysler's Rights plan might discourage unsolicited merger proposals and unfriendly tender offers and may therefore deprive stockholders of an opportunity to sell their shares at a premium over prevailing market prices.

    Chrysler has amended its preferred stock purchase rights plan to provide that the Rights will not become exercisable as a result of the signing of the Combination Agreement or the consummation of the Transactions.

                 DESCRIPTION OF DAIMLERCHRYSLER ORDINARY SHARES

    The share capital of DaimlerChrysler consists of DaimlerChrysler Ordinary Shares issued in registered form. Record holders of DaimlerChrysler Ordinary Shares will be registered in the share register (AKTIENBUCH) administered on behalf of DaimlerChrysler by the U.S. Transfer Agent and Deutsche Bank, DaimlerChrysler's transfer agent and registrar in Germany (the "German Transfer Agent" and together with the U.S. Transfer Agent, the "Transfer Agents"), pursuant to a Transfer Agency Agreement (the "Transfer Agent Agreement"). The Transfer Agents will together maintain the register of stockholders of DaimlerChrysler. At July 31, 1998, there were 20,000 issued and outstanding DaimlerChrysler Ordinary Shares of no par value.

    Generally, the share capital of DaimlerChrysler may be increased (other than by contingent capital or authorized capital) in consideration of contributions in cash or in property by a resolution passed at a general meeting of the stockholders of DaimlerChrysler by a majority of the votes cast and at least a majority of the issued shares represented at the meeting of the stockholders at which the resolutions are passed. In advance of each such meeting, the U.S. Transfer Agent will forward material prepared by DaimlerChrysler relating to such meeting to holders of DaimlerChrysler Ordinary Shares with addresses in the United States ("U.S. Registered Persons"). Section 21(2) of the Articles of Association (SATZUNG) of DaimlerChrysler (the "DaimlerChrysler Articles of Association") permits the DaimlerChrysler Management Board, with the approval of the DaimlerChrysler Supervisory Board, to issue new shares at any time during the year bearing the right to the entire per DaimlerChrysler Ordinary Share annual dividend for the year in which they are issued.

VOTING RIGHTS

    Each DaimlerChrysler Ordinary Share entitles the holder thereof to one vote at general meetings of the stockholders of DaimlerChrysler. Resolutions are passed at a general meeting of the stockholders of DaimlerChrysler by a majority of the votes cast, unless a higher vote is required by law. The German Stock Corporation Law (AKTIENGESETZ) and the DaimlerChrysler Articles of Association require that, among other things, the following significant resolutions be passed by a majority of the votes cast and at least 75% of the issued shares represented in connection with the vote taken on such resolution -- certain capital increases (contingent capital and authorized capital), capital decreases, the exclusion of the preemptive rights (BEZUGSRECHT) of the stockholders to subscribe for newly issued shares, a dissolution of DaimlerChrysler, a merger of DaimlerChrysler into or a consolidation of DaimlerChrysler with another stock corporation or another transformation, a transfer of all or virtually all of DaimlerChrysler's assets and a change of DaimlerChrysler's corporate form.

    A general meeting of the stockholders of DaimlerChrysler may be called by the DaimlerChrysler Management Board, the DaimlerChrysler Supervisory Board or by stockholders holding in the aggregate at least 5% of the issued shares. The right to attend and vote at a stockholders' meeting is accorded only to those stockholders who are holders of record of DaimlerChrysler Ordinary Shares on the date of the meeting and who have notified DaimlerChrysler that they wish to attend the meeting no later than on the third day immediately preceding the meeting date. Notice of stockholder meetings must be published in the Federal Gazette (BUNDESANZEIGER) at least one month prior to the last day on which stockholders may notify DaimlerChrysler that they wish to attend the meeting, which is required to be not later than the third day prior to the date of the stockholders meeting.

    Although notice of each stockholder meeting (whether the annual general meeting or a special meeting) is required to be given as described above, neither the German Stock Corporation Law (AKTIENGESETZ) nor the DaimlerChrysler Articles of Association have any minimum quorum requirement applicable to such meetings.

    Amendments to the DaimlerChrysler Articles of Association may be proposed either by the DaimlerChrysler Supervisory Board and the DaimlerChrysler Management Board or by a stockholder or group of stockholders holding a minimum of either 5% of the issued shares or at least 200,000 shares (assuming stated value of DM 5 per share). A resolution amending the DaimlerChrysler Articles of Association must be passed by a majority of the votes cast and at least a majority of the nominal capital represented at the meeting of stockholders at which the resolution is considered unless the German Stock Corporation Law (AKTIENGESETZ) requires that the resolution be passed by at least three-quarters of the nominal capital represented at the meeting.

DIVIDENDS AND OTHER DISTRIBUTIONS

    Dividends are declared at the annual general meeting of stockholders, which must be held within eight months from the end of a fiscal year, and are paid once a year. For each fiscal year, the DaimlerChrysler Supervisory Board and the DaimlerChrysler Management Board ratify the financial statements and recommend the disposition of all unappropriated profits, including the amount of net profits of DaimlerChrysler which will be distributed by way of dividend among the holders of DaimlerChrysler Ordinary Shares to the extent that stockholders, by action at the annual general meeting, do not specify any other use.

    Pursuant to the DaimlerChrysler Articles of Association the DaimlerChrysler Management Board also has the authority, with the approval of the DaimlerChrysler Supervisory Board, to make a preliminary dividend payment to the stockholders of DaimlerChrysler on the basis of the anticipated unappropriated profit of DaimlerChrysler if the preliminary financial statements of DaimlerChrysler show a profit for the fiscal year for which payment of a dividend is being proposed. The preliminary payment may not exceed 50% of the anticipated unappropriated profit, after deducting any amounts which pursuant to the DaimlerChrysler Articles of Association must be added to disclosed reserves, and may not exceed 50% of the unappropriated profits of the fiscal year preceding the one for which such preliminary dividend is paid.

    U.S. Registered Persons will be entitled to elect whether to receive payments of dividends in marks (or, as the case may be, Euros) or dollars. For those U.S. Registered Persons who elect to receive payments of dividends in dollars, the U.S. Transfer Agent will be required, on behalf of such U.S. Registered Persons, to convert all cash dividends and other cash distributions which it receives with respect to the DaimlerChrysler Ordinary Shares held by such U.S. Registered Persons into dollars, prior to payment to such U.S. Registered Persons. The amount distributed will be reduced by any amounts required to be withheld by DaimlerChrysler or the U.S. Transfer Agent on account of taxes or other governmental charges. If the U.S. Transfer Agent determines, following consultation with DaimlerChrysler, that in its judgment any foreign currency received by it cannot be so converted and transferred, the U.S. Transfer Agent may distribute the foreign currency (or an appropriate document evidencing the right to receive such currency) received by it or in its discretion hold such foreign currency for the account of the U.S. Registered Person entitled to receive the same.

    If a distribution by DaimlerChrysler consists of a dividend in, or distribution without consideration of, DaimlerChrysler Ordinary Shares, the Transfer Agents shall distribute to the holders of outstanding DaimlerChrysler Ordinary Shares, in proportion to their holdings, the DaimlerChrysler Ordinary Shares received by the Transfer Agents from DaimlerChrysler for distribution to holders of DaimlerChrysler Ordinary Shares. In lieu of delivering fractional DaimlerChrysler Ordinary Shares, the Transfer Agents shall sell the number of DaimlerChrysler Ordinary Shares represented by the aggregate of such fractions and distribute the net proceeds.

    Whenever the Transfer Agents receive any distribution other than cash, DaimlerChrysler Ordinary Shares or rights, the Transfer Agents will cause such securities or property to be distributed to holders of DaimlerChrysler Ordinary Shares in proportion to their holdings. If the Transfer Agents determine that any such distribution cannot be made proportionately among the holders of DaimlerChrysler Ordinary Shares entitled thereto or if for any other reason (including any withholding on account of taxes or other governmental charges or securities law requirements) the Transfer Agents determine that such distribution is not feasible or may not be legally made, the Transfer Agents may, following consultation with DaimlerChrysler, adopt such method as they deem equitable and practicable for the purpose of effecting such distribution, including the public or private sale of all or a portion of such securities or property and the distribution by the Transfer Agents of the net proceeds from any such sale as in the case of a distribution of cash.

    In the event that the Transfer Agents determine that any distribution in cash or property (including DaimlerChrysler Ordinary Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Transfer Agents are obligated to withhold, the Transfer Agents may use such cash or dispose, including by public or private sale, of all or a portion of such property in such amounts and in such manner as the Transfer Agents deem necessary and practicable to pay such taxes or governmental charges, and the Transfer Agents shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the DaimlerChrysler Ordinary Share holders entitled thereto in proportion to their holdings. See "The Transactions--Certain Tax Consequences to U.S. Holders--Certain Tax Consequences of Holding DaimlerChrysler Ordinary Shares" and "--Certain Tax Consequences to Non-U.S. Holders--Certain German Tax Consequences to Non-German Holders of Holding DaimlerChrysler Ordinary Shares."

RECORD DATES

    In accordance with the German Stock Corporation Law (AKTIENGESETZ), the record date to determine the holders of DaimlerChrysler Ordinary Shares entitled to the payment of dividends or other distributions (whether in cash, stock or property) will be the date of the general meeting of stockholders at which such dividends or other distributions are declared. The record date to determine the holders of DaimlerChrysler Ordinary Shares entitled to vote at a general meeting will be the date of such general meeting. However, holders of DaimlerChrysler Ordinary Shares who are registered in the share register (AKTIENBUCH) on the date of the meeting will be entitled to attend and vote at the meeting only if such holders have given DaimlerChrysler notice of their desire to attend such meeting no later than the third day immediately preceding the date of such meeting.

LIQUIDATION RIGHTS

    In accordance with the German Stock Corporation Law (AKTIENGESETZ), upon a liquidation of DaimlerChrysler, any liquidation proceeds remaining after paying off all of DaimlerChrysler's liabilities would be distributed among the holders of DaimlerChrysler Ordinary Shares in proportion to their holdings.

PREEMPTIVE RIGHTS

    Under the German Stock Corporation Law (AKTIENGESETZ), an existing stockholder in a stock corporation has a preferential right to subscribe (BEZUGSRECHT) for any issue by such corporation of shares, debt instruments convertible into shares and participating debt instruments in proportion to the shares held by such stockholder in the existing capital of such corporation. The German Stock Corporation Law (AKTIENGESETZ) provides that this preferential right can be excluded only by a stockholder resolution passed at the same time as the resolution authorizing the capital increase. A majority of at least three quarters of the issued shares represented at the meeting is required for such exclusion. The exclusion of preemptive rights is permitted if it is objectively justified, in particular if a capital increase against contributions in cash does not exceed 10% of the Company's capital stock and the issue price is not materially below the market price.

NOTICES AND REPORTS

    Upon the giving of notice by DaimlerChrysler, by publication or otherwise, of any meeting of holders of DaimlerChrysler Ordinary Shares or any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, DaimlerChrysler will transmit to the U.S. Transfer Agent a copy of the notice thereof in the form given or to be given to holders of DaimlerChrysler Ordinary Shares. The U.S. Transfer Agent will, depending on the nature of the communication, arrange for the prompt mailing of copies of such notices and other reports and communications which are received by the U.S. Transfer Agent to all U.S. Registered Persons to the extent not previously mailed.

    The Transfer Agents will make available for inspection by the holders of DaimlerChrysler Ordinary Shares at their principal offices any notices, reports and communications, including any proxy soliciting materials, received from DaimlerChrysler which are both (a) received by the Transfer Agents or their nominees and (b) made generally available to the holders of DaimlerChrysler Ordinary Shares by DaimlerChrysler. The U.S. Transfer Agent will also send to U.S. Registered Persons copies of such notices, reports and communications when furnished by DaimlerChrysler.

INSPECTION OF SHARE REGISTER

    The share register (AKTIENBUCH) of DaimlerChrysler will be maintained, on behalf and under the responsibility of the DaimlerChrysler Management Board, by the German Transfer Agent and the U.S. Transfer Agent, for registration of any holder of DaimlerChrysler Ordinary Shares, upon his request, as a shareholder of DaimlerChrysler. The share register will be open for inspection by the stockholders of DaimlerChrysler during normal business hours at the principal offices of DaimlerChrysler in Stuttgart, Germany, and in Auburn Hills, Michigan.

CHARGES OF TRANSFER AGENTS

    The Transfer Agents will be paid customary fees for their services under the Transfer Agent Agreement. Holders of DaimlerChrysler Ordinary Shares will not be required to pay any fees or charges incident to the transfer and registration of their shares on the share register of DaimlerChrysler, nor will such holders be required to pay any fees or charges incident to the conversion of dividends from marks to dollars.

GENERAL

    Neither the Transfer Agents nor DaimlerChrysler will be liable to the holders of DaimlerChrysler Ordinary Shares if prevented or delayed by law or by reason of any provision of the DaimlerChrysler Articles of Association or by any circumstances beyond their control from performing their obligations.

                        COMPARISON OF CERTAIN RIGHTS OF
                  STOCKHOLDERS OF CHRYSLER AND DAIMLERCHRYSLER

GENERAL

    The rights of stockholders of Chrysler and DaimlerChrysler are governed by and subject to the provisions of Delaware law, including the DGCL, and German law including the GSCL, respectively. If the Chrysler Merger is consummated, the stockholders of Chrysler will become stockholders of DaimlerChrysler, and their rights will be governed by German law and the provisions of the DaimlerChrysler Articles of Association (SATZUNG), rather than the DGCL and the provisions of the Chrysler Certificate and the Chrysler By-Laws. The following is a brief summary of certain material differences between the rights of Chrysler stockholders and the rights of DaimlerChrysler stockholders, and is qualified in its entirety by reference to the relevant provisions of the DGCL, the Chrysler Certificate, the Chrysler By-Laws, German law and the DaimlerChrysler Articles of Association (SATZUNG). Copies of the Chrysler Certificate and Chrysler By-Laws have been filed as exhibits to the Registration Statement. For further information as to where these and other exhibits to the Registration Statement may be obtained, see "Available Information" and "Incorporation of Certain Documents by Reference."

DUTIES OF DIRECTORS

    CHRYSLER

    Delaware law provides that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Delaware corporations owe fiduciary duties of care and loyalty to the corporations for which they serve as directors. Directors of Delaware corporations also owe fiduciary duties of care and loyalty to stockholders.

    Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in the performance of their duties. An informed business judgment means that the directors have informed themselves of all material information reasonably available to them.

    Delaware courts have imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. The heightened standard has two elements. First, it must be demonstrated that there is a threat to corporate policy or effectiveness, and, second, the action must be found to be reasonable in relation to the perceived threat posed. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of the corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

    A director of a Delaware corporation, in the performance of such director's duties, is fully protected in relying, in good faith, upon the records of the corporation and upon such information, opinions, reports or statements presented to the corporation by any of the corporation's officers or employees, or committees of the board of directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the corporation.

    The DGCL does not contain any statutory provision permitting the board of directors, committees of the board and individual directors, when discharging the duties of their respective positions, to consider the interests of any constituencies other than the corporation or its stockholders. It is unclear under the current state of development of the Delaware law the extent to which the board of directors, committees of the board and individual directors of a Delaware corporation may, in considering what is in the corporation's best interests or the effects of any action on the corporation, take into account the interests of any constituency other than the stockholders of the corporation. In addition, the duty of the board of directors, committees of the board and individual directors of a Delaware corporation may be enforced directly by the corporation or may be enforced by a stockholder, as such, by an action in the right of the corporation, or may, in certain circumstances, be enforced directly by a stockholder or by any other person or group.

    Under Delaware law, it is presumed that the directors of a Delaware corporation acted on an informed basis, in good faith and in the honest belief that the action taken was in the best interest of the corporation. This presumption may be overcome, however, if it is shown by a preponderance of the evidence that the directors' decision involved a breach of fiduciary duty such as fraud, overreaching, lack of good faith, failure of the board to inform itself properly or actions by the board to entrench itself in office.

    DAIMLERCHRYSLER

    As required by the German Stock Corporation Law (AKTIENGESETZ), DaimlerChrysler has a two-tier board system consisting of the DaimlerChrysler Management Board (VORSTAND) and the DaimlerChrysler Supervisory Board (AUFSICHTSRAT). The DaimlerChrysler Management Board is responsible for managing DaimlerChrysler and representing DaimlerChrysler in its dealings with third parties, while the DaimlerChrysler Supervisory Board appoints and removes the members of the DaimlerChrysler Management Board and oversees the management of DaimlerChrysler. The German Stock Corporation Law (AKTIENGESETZ) prohibits the DaimlerChrysler Supervisory Board from making management decisions. The DaimlerChrysler Supervisory Board may determine that certain actions and business measures require its prior approval.

    The DaimlerChrysler Management Board must submit regular reports on the operations of DaimlerChrysler to the DaimlerChrysler Supervisory Board, and the DaimlerChrysler Supervisory Board is also entitled to request special reports at any time. The German Stock Corporation Law (AKTIENGESETZ) prohibits simultaneous membership on the board of management and the supervisory board of a company. The members of the DaimlerChrysler Management Board and the members of the DaimlerChrysler Supervisory Board owe a duty of loyalty and care to DaimlerChrysler.

    In carrying out their duties, members of the DaimlerChrysler Management Board and the DaimlerChrysler Supervisory Board must exercise the standard of care of a prudent and diligent businessman and have the burden of proving that they did so if it is ever contested. The interests of DaimlerChrysler are deemed to include the interests of the stockholders, the interests of the work force and, to some extent, the common interest, and both the DaimlerChrysler Management Board and the DaimlerChrysler Supervisory Board must take all these interests into account when taking actions or decisions. The DaimlerChrysler Management Board is required to respect the rights of all stockholders to equal treatment and equal information. The DaimlerChrysler Management Board also has a duty to maintain the confidentiality of corporate information. Members of the DaimlerChrysler Management Board who violate their duties may be held jointly and severally liable by the corporation for any resulting damages, unless their actions were validly approved by resolution at a stockholders' meeting. The members of the DaimlerChrysler Supervisory Board have similar liabilities in respect of the corporation if they violate their duties. Claims of the corporation against the members of the DaimlerChrysler Management Board and of the DaimlerChrysler Supervisory Board will be asserted if the stockholders' meeting so resolves by simple majority or upon request of stockholders holding in the aggregate at least 10% of the issued shares. The stockholders' meeting or a court of competent jurisdiction, upon request by stockholders holding in the aggregate at least 10% (under special circumstances 5%) of the issued shares or at least 400,000 shares (under special circumstances 200,000 shares, in each case, assuming stated value of DM 5 per share) shall appoint a special representative to assert such a claim. For limitations on the liability of directors, see "--Limitation on Directors' Liability--DaimlerChrysler" and "--Stockholder Suits--DaimlerChrysler."

    No statutory law or case law exists with respect to the standard of conduct applicable to the members of the management board and of the supervisory board of a German AKTIENGESELLSCHAFT in the context of a threatened change in control. The voluntary German Takeover Code provides that the management board of the target company may not take any measures that run counter to the interest of the stockholders in taking advantage of the tender offer. This recommendation is based on the principle that the target company's management board has a duty VIS-A-VIS the stockholders to remain neutral.

SIZE AND CLASSIFICATION OF THE BOARD OF DIRECTORS

    CHRYSLER

    The Chrysler By-Laws provide that the Chrysler Board shall consist of one or more members. Such number may be increased by the board of directors. The Chrysler Certificate provides that the By-Laws may be adopted by a vote of stockholders to allow for the Chrysler Board to be divided into three classes and for directors to be elected to serve staggered three-year terms. No such By-Law has been adopted by the Chrysler stockholders.

    DAIMLERCHRYSLER

    Following the Chrysler Effective Time, the DaimlerChrysler Supervisory Board will consist of 20 members, 10 of whom will be elected by the holders of DaimlerChrysler Ordinary Shares, and, in accordance with the Co-determination Law of 1976, 10 of whom will be elected by the employees of DaimlerChrysler. The Chairman of the Supervisory Board is selected from the members elected by the stockholders and will have a casting (tie-breaking) vote. The Combination Agreement provides that for a period of not less than two years following the Chrysler Effective Time, Mr. Hilmar Kopper, the current Chairman of the Daimler-Benz Supervisory Board (AUFSICHTSRAT) will continue to be the Chairman of the DaimlerChrysler Supervisory Board.

    The Combination Agreement provides that the DaimlerChrysler Management Board will consist of 18 members, 50% of which will be designated by Chrysler and 50% of which will be designated by Daimler-Benz. In addition, there will be two additional members with responsibility for the non-automotive businesses of Daimler-Benz. The Combination Agreement also requires that, for a three-year period following the Chrysler Effective Time, Jurgen E. Schrempp and Robert J. Eaton will be the Co-CEOs and Co-Chairmen (VORSTANDSVORSITZENDE) of the DaimlerChrysler Management Board.

    The maximum term of office for members of the DaimlerChrysler Management Board is limited to five years according to the German Stock Corporation Law (AKTIENGESETZ). According to the DaimlerChrysler Articles of Association, the term of office for members of the DaimlerChrysler Supervisory Board is limited to four fiscal years, PROVIDED, HOWEVER, that the general meeting of stockholders may determine that a shorter term of office applies to those members of the DaimlerChrysler Supervisory Board elected by the holders of DaimlerChrysler Ordinary Shares. The German Stock Corporation Law (AKTIENGESETZ) disregards the fiscal year in which the term of office begins and extends the term until the stockholders' meeting in the year following the fourth fiscal year. Accordingly, members of the DaimlerChrysler Supervisory Board will have a term of nearly five years. Members of both the DaimlerChrysler Management Board and the DaimlerChrysler Supervisory Board may be re-elected for additional terms, and there is no limit on the number of such additional terms.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

    CHRYSLER

    The stockholders of Chrysler may remove any director and fill the vacancy created by such removal at any special meeting called for that purpose. In the case of vacancies not created by such removals, or where a vacancy created by a stockholder removal is not filled by the stockholders at the special meeting called for such removal, the Chrysler By-Laws provide that the vacancy may be filled by the vote of a majority of the directors remaining in office, although less than a quorum. Any vacancy in the Chrysler Board resulting from an increase in the number of directors may be filled by a vote of directors constituting a majority of the directors in office at the time such increase becomes effective.

    DAIMLERCHRYSLER

    The members of the DaimlerChrysler Management Board may be removed prior to the expiration of their terms by the DaimlerChrysler Supervisory Board only for reasons amounting to good cause, such as gross breach of duty, inability to duly fulfill their responsibilities or revocation of confidence by the stockholders' meeting. In the case of vacancies, the DaimlerChrysler Supervisory Board may fill the vacancy by appointing a new member of the DaimlerChrysler Management Board. Members of the DaimlerChrysler Supervisory Board elected by the stockholders at the general meeting may be removed upon the affirmative vote of a majority of at least 75% of all votes cast at a stockholders' meeting. Any member of the DaimlerChrysler Supervisory Board can be removed for good cause, including gross breach of duty, by a court decision upon request of the DaimlerChrysler Supervisory Board. In such case, the DaimlerChrysler Supervisory Board's determination to take such action requires a simple majority vote with the member affected having no voting power. In the case of vacancies, the competent court upon a motion by the management board, by a member of the supervisory board, by a stockholder, by a certain number of employees or by certain employee representatives, may fill the vacancy for the interim period until the next election by the stockholders or the employees, as the case may be.

STOCKHOLDER NOMINATIONS

    CHRYSLER

    The Chrysler By-Laws establish procedures that must be followed for stockholders to nominate individuals for election to the Chrysler Board. Nominations by stockholders of individuals for election to the Chrysler Board must be made by delivering written notice of such nomination to the Secretary of Chrysler not less than 60 days nor more than 90 days prior to the annual meeting at which directors will be elected, unless less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, in which case notice by a stockholder to be timely must be so received not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or such public disclosure was made. The nomination notice must set forth certain information about the stockholder making the nomination, including name and address and class and number of shares of capital stock of Chrysler beneficially owned by such stockholder. The nomination notice must set forth certain information about the persons to be nominated, including information concerning the nominees' principal occupations or employment and the class and number of shares of Chrysler that are beneficially owned by each such person. If the presiding officer at the stockholders' meeting determines that a nomination was not made in accordance with these procedures, the presiding officer may so declare at the meeting and the nomination will not be acted upon.

    DAIMLERCHRYSLER

    If a stockholder wants to nominate individuals for election to the DaimlerChrysler Supervisory Board other than those recommended by the existing DaimlerChrysler Supervisory Board, such stockholder can communicate this motion to DaimlerChrysler within one week after the publication of the call of the stockholders' meeting in the German Federal Gazette (BUNDESANZEIGER). The nomination must contain the name, the profession, the domicile and memberships in other supervisory boards or other comparable domestic or foreign supervising constituencies of the individual to be nominated. If such communication is given to DaimlerChrysler, the DaimlerChrysler Management Board must, within 12 days after the publication of the calling of the stockholders' meeting in the Federal Gazette (BUNDESANZEIGER), notify the banks and the stockholders' associations which at the last stockholders' meeting exercised voting rights for stockholders or who have requested such notification, of the applications and proposals for elections by stockholders, including the names of such stockholders and a possible response by the DaimlerChrysler Management Board. The same notification has to be submitted by the DaimlerChrysler Management Board to stockholders who have deposited their shares with DaimlerChrysler or who have, after the publication of the call of the stockholders' meeting in the Federal Gazette (BUNDESANZEIGER), requested such notification or who are registered in the share register of DaimlerChrysler and whose votes have not been exercised by a bank at the last stockholders' meeting. In addition, any stockholder entitled to attend and vote at the stockholders' meeting can nominate individuals for the DaimlerChrysler Supervisory Board at the stockholders' meeting.

ACTION BY WRITTEN CONSENT

    CHRYSLER

    The DGCL provides that unless otherwise specified in the certificate of incorporation stockholders may take action by written consent in lieu of a meeting; PROVIDED that consents in writing are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting and the other requirements of
Section 228 of the DGCL are complied with. The Chrysler Certificate does not restrict stockholder action by written consent.

    DAIMLERCHRYSLER

    The German Stock Corporation Law (AKTIENGESETZ) does not permit stockholders to act by written consent outside of the general stockholders' meeting.

STOCKHOLDER MEETINGS

    CHRYSLER

    Under the DGCL, if the annual meeting for the election of directors is not held on a designated date, the directors are required to cause such meeting to be held as soon thereafter as may be convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated for a period of 13 months after the organization of the corporation or after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon application of any stockholder or director.

    A special meeting of stockholders of Chrysler may be called only by the Chrysler Board, the Chairman of the Board or a Vice Chairman of the Board.

    A quorum for a meeting of the stockholders of Chrysler generally consists of the holders of shares constituting a majority of the voting power of the outstanding shares of Chrysler entitled to vote. A majority of the votes cast is generally required for an action by the stockholders of Chrysler.

    DAIMLERCHRYSLER

    The DaimlerChrysler Articles of Association provide that the annual general meeting to ratify the actions of the DaimlerChrysler Management Board and the DaimlerChrysler Supervisory Board, and to approve the disposition of unappropriated profit, the appointment of the auditor and, if applicable, the audited financial statements, must take place within the first 8 months of each fiscal year.

    A special meeting of stockholders of DaimlerChrysler may be called by the DaimlerChrysler Management Board or the DaimlerChrysler Supervisory Board. A special meeting of stockholders must be called by the DaimlerChrysler Management Board upon request of stockholders holding in the aggregate shares representing at least 5% of the issued shares. The written request stating the purpose and reasons for the special meeting must be forwarded to the DaimlerChrysler Management Board.

    There are no quorum requirements for stockholder meetings of DaimlerChrysler. Additionally, resolutions are passed at a general meeting of the stockholders of DaimlerChrysler by a majority of the votes cast, unless a higher vote or a majority of the shares represented at the meeting is required by law or the DaimlerChrysler Articles of Association.

STOCKHOLDER PROPOSALS

    CHRYSLER

    The Chrysler By-Laws establish procedures that must be followed for a stockholder to submit a proposal at an annual meeting of stockholders (other than a proposal submitted under the Commission's stockholder proposal rules). No proposal for a vote may be submitted to the stockholders by a stockholder unless such submitting stockholder has timely filed with the Secretary of Chrysler a written statement setting forth specified information, including a brief description of the proposal and the reasons for bringing such business before the annual meeting, the name and address of the person making the proposal, the class and number of shares of capital stock of Chrysler beneficially owned by such person, and any material interest of the stockholder in such business. If the presiding officer at any stockholders' meeting determines that any such proposal was not made in accordance with these procedures or is otherwise not in accordance with the law, he or she will so declare at the meeting and such defective proposal will not be acted upon.

    DAIMLERCHRYSLER

    According to the German Stock Corporation Law (AKTIENGESETZ), stockholders holding in the aggregate shares representing at least 5% of the issued shares or holding in the aggregate 200,000 shares (assuming stated value of DM 5 per share) are entitled to require that a matter is put on the agenda for resolution and that the board of management submit a proposal at the respective stockholders' meeting and to publish this proposal in the German Federal Gazette (BUNDESANZEIGER). The request must be made in writing stating the purpose and the reasons therefor. Proposals duly published may be submitted to the general stockholders' meeting for decision. In addition, if the agenda for the meeting is duly published, then stockholders may nominate individuals for election at the general stockholder meeting, even if they have not availed themselves of the procedures to make such nominations in advance of the general stockholders' meeting and to have the board of management notify stockholders of such nominations in advance of the general stockholders' meeting. Each stockholder may also submit at the stockholders' meeting counterproposals to the proposals submitted by the management board and the supervisory board. See "--Stockholder Nominations--DaimlerChrysler."

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

    CHRYSLER

    Under the DGCL, fundamental corporate transactions (such as mergers, sales of all or substantially all of the corporation's assets and dissolutions) require the approval of the holders of a majority of the shares entitled to vote. The DGCL permits a corporation to increase the minimum percentage vote required. The Chrysler Certificate does not contain any supermajority vote requirements to approve any fundamental transaction.

    DAIMLERCHRYSLER

    According to German law, the following resolutions may be passed only by a majority of at least 75% of the issued shares represented at the passing of the resolution and a simple majority of the votes cast at the stockholders meeting: certain capital increases (contingent capital; authorized capital), capital decreases, a dissolution of DaimlerChrysler, a merger of DaimlerChrysler or any other form of transformation (UMWANDLUNG) of DaimlerChrysler, including, without limitation, spin-offs (SPALTUNGEN), a transfer of all or virtually all of DaimlerChrysler's assets, a change of DaimlerChrysler's corporate form, and the exclusion of preemptive rights (BEZUGSRECHT).

AMENDMENT OF CORPORATE CHARTER AND BY-LAWS

    CHRYSLER

    Under the DGCL, amendment of the certificate of incorporation requires the approval of the holders of a majority of each class of shares entitled to vote. Except as prohibited by the DGCL, the Chrysler Certificate provides that the Chrysler Board may adopt, amend or repeal the Chrysler By-Laws without the assent or vote of the stockholders. Under the DGCL, a corporation's by-laws may also be amended by the stockholders.

    DAIMLERCHRYSLER

    Amendments of the DaimlerChrysler Articles of Association may be proposed either jointly by the DaimlerChrysler Supervisory Board and the DaimlerChrysler Management Board or by a stockholder or group of stockholders holding a minimum of 5% of the issued shares or 200,000 shares (assuming stated value of DM 5 per share). A resolution amending the DaimlerChrysler Articles of Association must be passed by a majority of the votes cast and a majority of the shares issued represented at the meeting of stockholders at which the resolution is considered unless the German Stock Corporation Law (AKTIENGESETZ) requires that the resolution be passed by at least three-quarters of the shares issued represented at the meeting.

APPRAISAL RIGHTS

    CHRYSLER

    The rights of stockholders to demand payment in cash by a corporation of the fair value of their shares under certain circumstances are called appraisal rights under the DGCL. The DGCL does not afford appraisal rights to holders of shares which are either listed on a national securities exchange, quoted on The Nasdaq National Market or held of record by more than 2,000 stockholders when the plan of merger or consolidation converts such shares solely into stock of the surviving corporation or stock of another corporation (or cash in lieu of fractional shares) which is either listed on a national securities exchange, quoted on The Nasdaq National Market or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to the stockholders of the surviving corporation in a merger if such merger did not require for its approval the vote of the stockholders of such surviving corporation.

    In determining fair value, any valuation methods may be used which are generally acceptable in the financial community.

    DAIMLERCHRYSLER

    A valuation proceeding (SPRUCHVERFAHREN) is available to DaimlerChrysler's stockholders under the German Stock Corporation Law (AKTIENGESETZ) and the German Transformation Act (UMWANDLUNGSGESETZ) to determine the adequacy of the consideration to be paid in certain corporate transactions. These transactions include (a) a merger; (b) a control and profit transfer agreement between a controlling stockholder and its dependent company; and (c) the forced withdrawal of minority stockholders from a corporation upon the corporation's integration with its parent corporation holding shares representing at least 95% of the nominal capital of the corporation to be integrated; PROVIDED, in each case the stockholder complies with the procedural requirements specified in the respective statutory provisions.

PREEMPTIVE RIGHTS

    CHRYSLER

    Under the DGCL, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation. The Chrysler Certificate does not provide for preemptive rights.

    DAIMLERCHRYSLER

    Under the German Stock Corporation Law (AKTIENGESETZ), in general, an existing stockholder in a stock corporation has a preemptive right (BEZUGSRECHT) to subscribe for any issue by such corporation of shares, debt instruments convertible into shares and participating debt instruments in proportion to the shares held by such stockholder in the existing capital of such corporation. The German Stock Corporation Law (AKTIENGESETZ) provides that this preemptive right can be excluded only by a stockholder resolution. A majority of at least three-quarters of the issued shares represented at the meeting is required for the exclusion. See "Description of DaimlerChrysler Ordinary Shares--Preemptive Rights."

STOCK REPURCHASES

    CHRYSLER

    Under DGCL, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or when such purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares if such shares will be retired upon acquisition, thereby reducing the capital of the corporation.

    DAIMLERCHRYSLER

    Under the German Stock Corporation Law (AKTIENGESETZ), a stock corporation (AKTIENGESELLSCHAFT) like DaimlerChrysler may acquire its own shares, (i) only upon authorization by a stockholders' meeting, PROVIDED, that it acquires no more than 10% of its issued shares, or (ii) for certain defined purposes (E.G.,for transfer to employees).

ANTI-TAKEOVER STATUTES

    CHRYSLER

    Section 203 of the DGCL contains certain "anti-takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provision in its certificate of incorporation or by-laws. Neither the Chrysler Charter nor the Chrysler By-Laws contain such an election. Thus, Chrysler is governed by Section 203 of the DGCL, which precludes a corporation from engaging in any "business combination" (i.e., mergers, consolidations, sales of substantially all assets, etc.) with any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that owns 15% or more of the outstanding voting stock of the corporation (except for any such person whose ownership of shares in excess of the 15% limitation is the result of action taken solely by the corporation) for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. The three-year waiting period does not apply, however, if (i) prior to the time such person obtained ownership of more than 15% of the outstanding voting stock of the corporation, the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning in excess of 15% of such stock, (ii) upon consummation of the transaction which resulted in the stockholder owning in excess of 15% of the outstanding voting stock of the corporation, such stockholder owned at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced, or (iii) at or subsequent to such time as the stockholder obtained more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

    DAIMLERCHRYSLER

    German law does not specifically regulate business combinations with interested stockholders. However, certain general principles of German law may restrict business combinations under certain circumstances.

LIMITATION ON DIRECTORS' LIABILITY

    CHRYSLER

    The DGCL permits a corporation to limit a director's personal liability, with certain specified exemptions. Such a limitation must be set forth in the corporation's certificate of incorporation.

    The Chrysler Certificate currently eliminates a director's personal liability for monetary damages to the fullest extent permitted by Delaware law. As a result, a Chrysler director presently has no monetary liability except for liability for (i) breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) declaration of an improper dividend or an improper redemption of stock or (iv) any transaction from which the director derived an improper personal benefit.

    DAIMLERCHRYSLER

    Under compulsory provisions of the German Stock Corporation Law (AKTIENGESETZ), a stock corporation is not allowed to limit or eliminate the personal liability of the members of either the board of management or the supervisory board for damages due to breach of duty in their official capacity. For a discussion of the standard of conduct of the DaimlerChrysler Management Board and the DaimlerChrysler Supervisory Board, see "--Duties of Directors--DaimlerChrysler." DaimlerChrysler may, however, waive its claims for damages due to a breach of duty or reach a settlement with regard to such claims if more than three years have passed after such claims have arisen, but only with the approval of the general stockholders' meeting, PROVIDED that such waiver may not be granted and such settlement may not be reached if stockholders holding in the aggregate at least 10% of the issued shares file an objection to the protocol.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

    CHRYSLER

    The Chrysler Certificate and the Chrysler By-Laws require indemnification of its directors and officers to the fullest extent permitted under Delaware law.

    The DGCL permits a corporation to indemnify any person involved in a third party action by reason of his agreeing to serve, serving or formerly serving as an officer or director of the corporation, against expenses, judgments, fines and settlement amounts paid in such third party action (and against expenses incurred in any derivative action), if such person acted in good faith and reasonably believed that his actions were in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Furthermore, the DGCL provides that a corporation may advance expenses incurred by officers and directors in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.

    In general, no indemnification for expenses in derivative actions is permitted under the DGCL where the person has been adjudged liable to the corporation, unless a court finds him entitled to such indemnification. If, however, the person has been successful in defending a third party or derivative action, indemnification for expenses incurred is mandatory under the DGCL.

    Under the DGCL, the statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Delaware law does not expressly permit such contractual or other rights to provide for indemnification against judgments and settlements paid in a derivative action. Delaware case law has not made clear whether and to what extent Delaware courts will enforce such a broad right of indemnification, which is included in the Chrysler Certificate.

    DAIMLERCHRYSLER

    Under German law, DaimlerChrysler may indemnify its officers (LTD. ANGESTELLTE), and, under certain circumstances, German labor law requires a stock corporation to do so. However, DaimlerChrysler may not, as a general matter, indemnify members of the DaimlerChrysler Management Board or the DaimlerChrysler Supervisory Board. A German stock corporation (AKTIENGESELLSCHAFT) may, however, purchase directors and officers insurance. Such insurance may be subject to any mandatory restrictions imposed by German law. In addition, German law may permit a corporation to indemnify a member of the board of management or the supervisory board for attorneys' fees incurred if such member is the successful party in a suit in a country, such as the U.S., where winning parties are required to bear their own costs, if German law would have required the losing party to pay such member's attorneys' fees had the suit been brought in Germany.

    Members of the DaimlerChrysler Supervisory Board and the DaimlerChrysler Management Board and officers of DaimlerChrysler will be covered by customary liability insurance, including insurance against liabilities under the Securities Act.

CUMULATIVE VOTING

    CHRYSLER

    Under the DGCL, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, under the DGCL, cumulative voting in the election of directors is only permitted if expressly authorized in a corporation's charter. The Chrysler Certificate does not expressly authorize cumulative voting.

    DAIMLERCHRYSLER

    The German Stock Corporation Law (AKTIENGESETZ) does not allow cumulative voting.

CONFLICT-OF-INTEREST TRANSACTIONS

    CHRYSLER

    The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (a) the material facts as to his relationship or interest are disclosed and a majority of disinterested directors consents, (b) the material facts are disclosed as to his relationship or interest and holders of a majority of shares entitled to vote thereon consent, or (c) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

    DAIMLERCHRYSLER

    In any transaction or contract between DaimlerChrysler and any member of the DaimlerChrysler Management Board, DaimlerChrysler is represented by the DaimlerChrysler Supervisory Board. See "-- Duties of
Directors--DaimlerChrysler."

DIVIDENDS

    CHRYSLER

    The DGCL permits dividends to be paid out of (i) surplus (the excess of net assets of the corporation over capital), or (ii) if the corporation does not have adequate surplus, net profits for the current or immediately preceding fiscal year, unless the net assets are less than the capital of any outstanding preferred stock. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value.

    DAIMLERCHRYSLER

    According to the German Stock Corporation Law (AKTIENGESETZ), dividends may be paid out of the corporation's distributable profits as determined by resolution of the stockholders general meeting for the preceding fiscal year.

LOANS TO DIRECTORS

    CHRYSLER

    Under the DGCL, loans can generally be made to officers and directors upon approval by the board of directors.

    DAIMLERCHRYSLER

    The German Stock Corporation Law (AKTIENGESETZ) requires that any loan made by DaimlerChrysler exceeding a month's salary to any director or general manager or to their spouses or minor children must be authorized by a resolution of the DaimlerChrysler Supervisory Board. Loans made by DaimlerChrysler to a member of the DaimlerChrysler Supervisory Board require an affirmative vote of the DaimlerChrysler Supervisory Board. For purposes of this resolution, the member of the DaimlerChrysler Supervisory Board who would be the borrower is not entitled to vote.

STOCKHOLDER SUITS

    CHRYSLER

    Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her stock thereafter dissolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

    DAIMLERCHRYSLER

    The German Stock Corporation Law (AKTIENGESETZ) does not provide for class actions, and does not generally permit stockholder derivative suits, even in the case of breach of duty by the members of the board of management or the supervisory board. The stockholders' meeting, acting by a simple majority of the votes cast, or a minority of the stockholders holding in the aggregate at least 10% of the issued shares, are entitled to request DaimlerChrysler to claim damages, but are not entitled to assert any rights on behalf of DaimlerChrysler. Upon request, the corporation will prosecute such claim. If such request is not complied with, the court will appoint a special representative upon a motion of stockholders with either shares representing at least 10% (under special circumstances 5%) of the issued shares or 400,000 shares (under special circumstances 200,000 shares, in each case, assuming stated value of DM 5 per share). The general stockholders' meeting may appoint any disinterested party as a special representative for these proceedings. To avoid abuse, stockholders exercising the minority right described above must establish that they have held their shares for at least three months prior to the general stockholders' meeting in which they make the request. The stockholder group must reimburse DaimlerChrysler for all costs of litigation if such proceedings are unsuccessful or only partially successful, but only in the latter case to the extent that such costs exceed any amounts awarded to DaimlerChrysler in such a proceeding. Each stockholder who was present at the stockholders' meeting and has objected to the resolution in the minutes may within one month after adoption of the respective resolution of stockholders' meeting take action against the company to contest the resolution (ANFECHTUNGSKLAGE).

RIGHTS OF INSPECTION

    CHRYSLER

    Under the DGCL, every stockholder, upon proper written demand stating the purpose thereof, may inspect the corporate books and records during normal business hours as long as such inspection is for a proper purpose. Under the statute, a proper purpose is any purpose reasonably related to the interests of the inspecting person as a stockholder.

    DAIMLERCHRYSLER

    The German Stock Corporation Law (AKTIENGESETZ) does not permit stockholders to inspect corporate books and records. Section 67(5) of the German Stock Corporation Law (AKTIENGESETZ), however, does permit stockholders to inspect the share register upon request, and Section 131 provides each stockholder with a right to information at the stockholders' meeting, to the extent that such information is necessary to permit a proper evaluation of the relevant item on the agenda.

    The right to information is a right only to oral information at a stockholders meeting. Information may be given in writing to stockholders, but they are neither entitled to receive written information nor to inspect any documents of the corporation. As a practical matter, stockholders may receive certain written information about DaimlerChrysler through its public filings with the commercial register (HANDELSREGISTER) and the Federal Gazette (BUNDESANZEIGER) and other places for publication of the company.

                              PLAN OF DISTRIBUTION

    Chrysler [and the Selling Shareholder] will sell the Chrysler Common Stock to or through Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Deutsche Bank Securities, Inc. as sole underwriters or representatives of a syndicate of underwriters (in either such case, the "Representatives"). The Representatives may, on behalf of the underwriters, distribute shares of Chrysler Common Stock and, following the closing of the Transactions, the DaimlerChrysler Ordinary Shares (collectively, the "Offered Shares") from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of such methods of sale, at (i) a fixed price or prices, which may change, (ii) at market prices prevailing at the time of sale, (iii) at prices related to such prevailing market prices or (iv) at negotiated prices. Such transactions may be effected on the NYSE or on other national or international exchanges on which the Offered Shares are traded or otherwise. The supplement to this Prospectus will describe the method of distribution of any Offered Shares.

    The underwriters may effect such transactions by selling the Offered Shares to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the Offered Shares for whom they may act as agents. The underwriters and any dealers that participate with the underwriters in the distribution of the Offered Shares may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Shares by them may be deemed to be underwriting compensation. The underwriters may also receive commissions from the purchasers of the Offered Shares for whom they may act as agents. The supplement to this Prospectus will describe any such compensation.

    Under agreements which may be entered into by Chrysler [and the Selling Shareholder], underwriters who participate in the distribution of Offered Shares may be entitled to indemnification by Chrysler against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

    The supplement to this Propectus will describe the terms of any agreement between the Representatives and Chrysler, DaimlerChrysler and any other party restricting the ability of Chrysler, DaimlerChrysler or any such party to dispose of additional shares of Chrysler or DaimlerChrysler for a period of time following the sale of the Chrysler Common Stock to the Representatives.

    Certain of the Representatives and their affiliates have from time to time performed, and expect to continue to perform, financial advisory, investment banking and commercial banking services for Chrysler and Daimler-Benz, for which customary compensation has been received.

    The Representatives, on behalf of the underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Shares in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the Offered Shares originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered shares to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

                                 LEGAL MATTERS

    The validity of the Chrysler Common Stock covered hereby will be passed upon for Chrysler by William J. O'Brien, Esq., Vice President, General Counsel and Secretary of Chrysler, and by Debevoise &

Plimpton, special counsel to Chrysler, and for the Underwriters by Cleary, Gottlieb, Steen & Hamilton. The validity of the DaimlerChrysler Ordinary Shares to be received in connection with the Transactions will be passed upon by the Daimler-Benz legal department.

    Mr. O'Brien owns and holds options to purchase shares of Chrysler Common Stock.

                                    EXPERTS

    The consolidated financial statements of Chrysler as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is included in this Prospectus, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited interim financial information of Chrysler for the periods ended March 31, 1998 and June 30, 1998 which is included in this Prospectus, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in Chrysler's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 and included in this Prospectus, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because such report is not a "report" or a "part" of a registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

    The consolidated financial statements and related schedule of Daimler-Benz as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, included in this Prospectus, have been audited by KPMG Deutsche-Treuhand Gesellschaft AG, independent auditors, as set forth in their reports included in this Prospectus, and are included herein upon the authority of such firm as experts in accounting and auditing. The reports of KPMG Deutsche Treuhand-Gesellschaft AG on the Daimler-Benz consolidated financial statements and financial statement schedule, as of and for each of the years in the three year period ended December 31, 1997, contain a qualification as a result of a departure from U.S. GAAP for Daimler-Benz' accounting for certain joint ventures in accordance with the proportionate method of consolidation. Under U.S. GAAP, joint ventures would be accounted for using the equity method of accounting.

                         INDEX TO FINANCIAL INFORMATION

                                                                                                               PAGES
                                                                                                             ---------
CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS:

    Independent Auditors' Report...........................................................................        F-2

    Audited Annual Financial Statements:

    Consolidated Statement of Earnings for each of the years in the three-year period ended December 31,
     1997..................................................................................................        F-3

    Consolidated Balance Sheet as of December 31, 1997 and 1996............................................        F-4

    Consolidated Statement of Cash Flows for each of the years in the three-year period ended December 31,
     1997..................................................................................................        F-5

    Notes to Consolidated Financial Statements.............................................................        F-6

    Independent Accountants' Report........................................................................       F-36

    Unaudited Quarterly Financial Statements:

    Consolidated Statements of Earnings for each of the three- and six-month periods end ed June 30, 1998
     and 1997..............................................................................................       F-37

    Consolidated Balance Sheet as of June 30, 1998 and 1997 and December 31, 1997..........................       F-38

    Consolidated Statements of Cash Flows for each of the three- and six-month periods end ed June 30, 1998
     and 1997..............................................................................................       F-39

    Notes to the Consolidated Financial Statements.........................................................       F-40

DAIMLER-BENZ AKTIENGESELLSCHAFT AND CONSOLIDATED SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS:

    Independent Auditors' Report...........................................................................       F-43

    Consolidated Statements of Income for the years ended
      December 31 , 1997, 1996 and 1995....................................................................       F-44

    Consolidated Balance Sheets at December 31, 1997 and 1996..............................................       F-45

    Consolidated Statements of Cash Flows for the years ended
      December 31, 1997, 1996 and 1995.....................................................................       F-46

    Consolidated Statements of Changes in Stockholders' Equity for the years ended
      December 31, 1997, 1996, and 1995....................................................................       F-47

    Notes to the Consolidated Financial Statements.........................................................       F-50

    Condensed Consolidated Statements of Income for the six months ended June 30, 1998
      and 1997.............................................................................................       F-87

    Condensed Consolidated Balance Sheets at June 30, 1998 and December 31, 1997...........................       F-88

    Condensed Consolidated Statements of Cash Flows for the six-months ended June 30, 1998 and 1997........       F-89

    Notes to Unaudited Interim Condensed Consolidated Financial Statements.................................       F-90

                          INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
Chrysler Corporation
Auburn Hills, Michigan

    We have audited the accompanying consolidated balance sheet of Chrysler Corporation and consolidated subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Chrysler Corporation and consolidated subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

    As discussed in the notes to the financial statements, in 1995 the Company changed its method of accounting for the sales of vehicles for which it has guaranteed a minimum resale value.

Deloitte & Touche LLP
Detroit, Michigan

January 22, 1998

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS

                                                                                       YEAR ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                      (IN MILLIONS OF DOLLARS)
Sales of manufactured products...................................................  $  56,986  $  57,587  $  49,601
Finance and insurance revenues...................................................      1,636      1,746      1,589
Other revenues...................................................................      2,525      2,064      2,005
                                                                                   ---------  ---------  ---------
    TOTAL REVENUES...............................................................     61,147     61,397     53,195
                                                                                   ---------  ---------  ---------
Costs, other than items below (Notes 13 and 14)..................................     46,743     45,842     41,304
Depreciation and special tools amortization (Notes 1 and 5)......................      2,696      2,312      2,220
Selling and administrative expenses..............................................      4,957      4,730      4,064
Employee retirement benefits (Note 12)...........................................      1,188      1,414      1,163
Interest expense.................................................................      1,006      1,007        995
                                                                                   ---------  ---------  ---------
    TOTAL EXPENSES...............................................................     56,590     55,305     49,746
                                                                                   ---------  ---------  ---------
    EARNINGS BEFORE INCOME TAXES, EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF A
      CHANGE IN ACCOUNTING PRINCIPLE.............................................      4,557      6,092      3,449
Provision for income taxes (Note 8)..............................................      1,752      2,372      1,328
                                                                                   ---------  ---------  ---------
    EARNINGS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE EFFECT OF A CHANGE IN
      ACCOUNTING PRINCIPLE.......................................................      2,805      3,720      2,121
Extraordinary item--Loss on early extinguishment of debt, net of taxes (Note
  7).............................................................................     --           (191)    --
Cumulative effect of a change in accounting principle, net of taxes (Note 1).....     --         --            (96)
                                                                                   ---------  ---------  ---------
    NET EARNINGS.................................................................  $   2,805  $   3,529  $   2,025
Preferred stock dividends (Note 11)..............................................          1          3         21
                                                                                   ---------  ---------  ---------
    NET EARNINGS ON COMMON STOCK.................................................  $   2,804  $   3,526  $   2,004
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                                                                                     (IN DOLLARS OR MILLIONS OF
BASIC EARNINGS PER COMMON SHARE (NOTES 1, 7, 11, 17):                                          SHARES)
  Earnings before extraordinary item and cumulative effect of a change in
    accounting principle.........................................................  $    4.15  $    5.09  $    2.81
  Extraordinary item.............................................................     --          (0.26)    --
  Cumulative effect of a change in accounting principle..........................     --         --          (0.13)
                                                                                   ---------  ---------  ---------
  Net earnings per common share..................................................  $    4.15  $    4.83  $    2.68
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Average common shares outstanding..............................................      675.5      730.3      748.4

DILUTED EARNINGS PER COMMON SHARE (NOTES 1, 7, 11, 17):
  Earnings before extraordinary item and cumulative effect of a change in
    accounting principle.........................................................  $    4.09  $    5.00  $    2.68
  Extraordinary item.............................................................     --          (0.26)    --
  Cumulative effect of a change in accounting principle..........................     --         --          (0.12)
                                                                                   ---------  ---------  ---------
  Net earnings per common share..................................................  $    4.09  $    4.74  $    2.56
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
  Average common and dilutive equivalent shares outstanding......................      685.3      743.8      791.7

DIVIDENDS DECLARED PER COMMON SHARE..............................................  $    1.60  $    1.40  $    1.00

                See notes to consolidated financial statements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------

                                                                                                (IN MILLIONS OF
                                                                                                    DOLLARS)
ASSETS:
  Cash and cash equivalents (Note 1)........................................................  $   4,898  $   5,158
  Marketable securities (Note 2)............................................................      2,950      2,594
                                                                                              ---------  ---------
    Total cash, cash equivalents and marketable securities..................................      7,848      7,752
  Accounts receivable--trade and other (less allowance for doubtful accounts:
    1997 and 1996--$52 million and $44 million, respectively)...............................      1,646      2,126
  Inventories (Notes 1 and 3)...............................................................      4,738      5,195
  Prepaid employee benefits, taxes and other expenses (Note 12).............................      2,193      1,929
  Finance receivables and retained interests in sold receivables (Note 4)...................     13,518     12,339
  Property and equipment (Note 5)...........................................................     17,968     14,905
  Special tools (Note 1)....................................................................      4,572      3,924
  Intangible assets (Note 1)................................................................      1,573      1,995
  Other noncurrent assets (Note 12).........................................................      6,362      6,019
                                                                                              ---------  ---------
      TOTAL ASSETS..........................................................................  $  60,418  $  56,184
                                                                                              ---------  ---------
                                                                                              ---------  ---------
LIABILITIES:
  Accounts payable..........................................................................  $   9,512  $   8,981
  Accrued liabilities and expenses (Note 6).................................................      9,717      8,864
  Short-term debt (Note 7)..................................................................      3,841      3,214
  Payments due within one year on long-term debt (Note 7)...................................      2,638      2,998
  Long-term debt (Note 7)...................................................................      9,006      7,184
  Accrued noncurrent employee benefits (Note 12)............................................      9,841      9,431
  Other noncurrent liabilities..............................................................      4,501      3,941
                                                                                              ---------  ---------
      TOTAL LIABILITIES.....................................................................     49,056     44,613
                                                                                              ---------  ---------
SHAREHOLDERS' EQUITY (Note 11): (shares in millions)
  Preferred stock--$1 per share par value; authorized 20.0 shares; Series A Convertible
    Preferred Stock; issued and outstanding: 1997 and 1996--0.02 and 0.04 shares, respectively (aggregate liquidation preference $8 million and $21 million,
    respectively)...........................................................................          *          *
  Common stock--$1 per share par value; authorized 1,000.0 shares; issued:
    1997 and 1996--823.1 and 821.6 shares, respectively.....................................        823        822
  Additional paid-in capital................................................................      5,231      5,129
  Retained earnings.........................................................................     10,605      8,829
  Treasury stock--at cost: 1997 and 1996--174.7 and 119.1 shares, respectively..............     (5,297)    (3,209)
                                                                                              ---------  ---------
      TOTAL SHAREHOLDERS' EQUITY............................................................     11,362     11,571
                                                                                              ---------  ---------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............................................  $  60,418  $  56,184
                                                                                              ---------  ---------
                                                                                              ---------  ---------

------------------------

*   Less than $1 million

                See notes to consolidated financial statements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                        YEAR ENDED DECEMBER 31
                                                                                    -------------------------------
                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
                                                                                       (IN MILLIONS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings......................................................................  $   2,805  $   3,529  $   2,025
  Adjustments to reconcile to net cash provided by operating activities:
    Depreciation and special tools amortization...................................      2,696      2,312      2,220
    Provision for credit losses...................................................        444        373        372
    Deferred income taxes.........................................................        279      1,120        186
    Extraordinary item--Loss on early extinguishment of debt (Note 7).............     --            191     --
    Cumulative effect of a change in accounting principle (Note 1)................     --         --             96
    Change in receivables.........................................................       (364)      (224)       848
    Change in inventories.........................................................       (706)      (691)      (435)
    Change in prepaid expenses and other assets...................................     (1,249)    (1,394)      (681)
    Change in accounts payable and accrued and other liabilities..................      2,119      2,143      2,092
    Other.........................................................................        404        (58)       231
                                                                                    ---------  ---------  ---------
      NET CASH PROVIDED BY OPERATING ACTIVITIES...................................      6,428      7,301      6,954
                                                                                    ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of marketable securities............................................     (2,778)    (4,346)    (5,160)
    Sales and maturities of marketable securities.................................      3,350      5,294      6,122
    Finance receivables acquired..................................................    (28,335)   (19,906)   (24,437)
    Finance receivables collected.................................................      9,089      3,062      3,795
    Proceeds from sales of finance receivables....................................     18,967     16,809     17,602
    Proceeds from sales of nonautomotive assets...................................     --            701         94
    Expenditures for property and equipment.......................................     (3,419)    (3,271)    (2,597)
    Expenditures for special tools................................................     (1,703)    (1,364)    (1,049)
    Purchases of vehicle operating leases.........................................     (2,028)      (794)      (460)
    Other.........................................................................        652        248        179
                                                                                    ---------  ---------  ---------
      NET CASH USED IN INVESTING ACTIVITIES.......................................     (6,205)    (3,567)    (5,911)
                                                                                    ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Change in short-term debt.....................................................        627        410     (1,971)
    Proceeds under long-term borrowings and revolving lines of credit.............      5,868      1,390      4,731
    Payments on long-term borrowings and revolving lines of credit................     (3,897)    (2,167)    (1,687)
    Payment for early extinguishment of debt......................................     --           (853)    --
    Repurchases of common stock (Note 11).........................................     (2,130)    (2,041)    (1,047)
    Dividends paid................................................................     (1,096)      (963)      (710)
    Other.........................................................................        145        105         39
                                                                                    ---------  ---------  ---------
      NET CASH USED IN FINANCING ACTIVITIES.......................................       (483)    (4,119)      (645)
                                                                                    ---------  ---------  ---------
Change in cash and cash equivalents...............................................       (260)      (385)       398
Cash and cash equivalents at beginning of year....................................      5,158      5,543      5,145
                                                                                    ---------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR..........................................  $   4,898  $   5,158  $   5,543
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                See notes to consolidated financial statements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION AND FINANCIAL STATEMENT PRESENTATION

    The consolidated financial statements of Chrysler Corporation and its consolidated subsidiaries ("Chrysler") include the accounts of all significant majority-owned subsidiaries and entities. Affiliates that are 20 percent to 50 percent owned and subsidiaries where control is expected to be temporary, primarily investments in certain dealerships, are generally accounted for on an equity basis. Intercompany accounts and transactions have been eliminated in consolidation. Certain amounts for 1996 and 1995 have been reclassified to conform with current period classifications.

ESTIMATES

    The preparation of Chrysler's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Vehicle and parts sales are generally recognized when such products are shipped to dealers, except for sales under which Chrysler conditionally guarantees the minimum resale value of the vehicles. Provisions for sales incentives, returns and allowances are recognized at the time the related sale is recognized and are treated as revenue reductions.

    In 1995, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") reached a consensus on EITF Issue 95-1, "Revenue Recognition on Sales with a Guaranteed Minimum Resale Value." The consensus on EITF Issue 95-1 (the "consensus") affects Chrysler's accounting treatment for vehicle sales (principally to non-affiliated rental car companies) for which Chrysler conditionally guarantees the minimum resale value of the vehicles. In accordance with the consensus, these vehicle sales are accounted for as operating leases with the related revenues and costs deferred at the time of shipment. A portion of the deferred revenues and costs is recognized over the corresponding guarantee period, with the remainder recognized at the end of the guarantee period. The average guarantee period for these vehicles is approximately nine months. Chrysler changed its accounting treatment in accordance with the consensus effective January 1, 1995, which resulted in the recognition of an after-tax charge of $96 million (net of income tax benefit of $59 million), or $0.13 per common share, for the cumulative effect of this change in accounting principle.

    Finance revenue from finance receivables of Chrysler Financial Corporation ("CFC"), a wholly owned subsidiary, is recognized using the interest method. Finance revenue from operating leases of vehicles is recognized on a straight-line basis. Certain loan and lease origination costs are deferred and amortized to finance revenue over the contractual terms. Recognition of finance revenue is generally suspended when a loan or lease becomes contractually delinquent for periods ranging from 60 to 90 days. Finance revenue recognition is resumed when the loan or lease becomes contractually current, at which time all past due finance revenue is recognized.

    CFC sells significant amounts of automotive retail and wholesale receivables in transactions subject to limited credit risk. CFC generally sells its receivables to a trust and remains as servicer, for which it is paid a servicing fee. Servicing fees are earned on a level yield basis over the remaining terms of the related sold

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) receivables. In a subordinated capacity, CFC retains residual cash flows, a limited interest in the principal balances of the sold receivables and certain cash deposits provided as credit enhancements for investors. Gains or losses from the sales of finance receivables are recognized in the period in which such sales occur. In determining the gain or loss for each qualifying sale of finance receivables, the investment in the sold receivable pool is allocated between the portion sold and the portion retained, based on their relative fair values. Effective January 1, 1997, Chrysler adopted Statement of Financial Accounting Standards ("SFAS") No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which requires retail and wholesale receivable sales occurring after December 31, 1996, to be accounted for as sales when legal and effective control over transferred receivables is surrendered. The adoption of this new accounting standard did not have a material impact on Chrysler's consolidated financial statements.

DEPRECIATION AND SPECIAL TOOLS AMORTIZATION

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is generally provided on a straight-line basis. Special tooling costs are amortized over the years that a model using that tooling is expected to be produced and within each year based on the units produced. Amortization is deducted directly from the asset account and totaled $3.7 billion and $3.4 billion at December 31, 1997 and 1996, respectively. During any given model year, special tools will contain tooling with varying useful lives.

PRODUCT-RELATED COSTS

    Expenditures for research and development, advertising, sales promotion and other product-related costs are expensed as incurred. Provisions for product warranty are recognized at the time the related sale is recognized. Research and development costs were $1.7 billion, $1.6 billion and $1.4 billion in 1997, 1996 and 1995, respectively. Advertising expense was $1.5 billion, $1.5 billion and $1.2 billion in 1997, 1996 and 1995, respectively.

EARNINGS PER COMMON SHARE

    Effective for Chrysler's consolidated financial statements for the year ended December 31, 1997, Chrysler adopted SFAS No. 128, "Earnings per Share," which replaces the presentation of primary earnings per share ("EPS") and fully diluted EPS with a presentation of basic EPS and diluted EPS, respectively. Basic EPS excludes dilution and is computed by dividing earnings available to common stockholders by the weighted-average number of common shares outstanding for the period. Similar to fully diluted EPS, diluted EPS assumes conversion of the convertible preferred stock, the elimination of the related preferred stock dividend requirement, and the issuance of common stock for all other potentially dilutive equivalent shares outstanding. All prior-period EPS data have been restated. The adoption of this new accounting standard did not have a material effect on Chrysler's reported EPS amounts.

CASH AND CASH EQUIVALENTS

    Highly liquid investments with a maturity of three months or less at the date of purchase are classified as cash equivalents.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ALLOWANCE FOR CREDIT LOSSES

    An allowance for credit losses is generally established during the period in which retail receivables or vehicles leased are acquired. The allowance for credit losses is maintained at a level deemed appropriate, based primarily on loss experience. Other factors affecting collectibility are also evaluated, and appropriate adjustments are recorded. Retail automotive receivables and vehicles leased are charged to the allowance for credit losses net of the estimated value of repossessed collateral at the time of repossession. Nonautomotive finance receivables are reduced to the estimated fair value of the collateral when such loans are deemed to be impaired.

INVENTORIES

    Inventories are valued at the lower of cost or market. The cost of approximately 43 percent and 39 percent of inventories at December 31, 1997 and 1996, respectively, was determined on a Last-In, First-Out ("LIFO") basis. The balance of inventory cost was determined primarily on a specific identification basis.

INTANGIBLE ASSETS

    The purchase price of companies in excess of the fair value of net identifiable assets acquired ("goodwill") is amortized on a straight-line basis over periods of up to 40 years, with a weighted-average period of 38 years. The amount reported is net of accumulated amortization totaling $642 million and $778 million at December 31, 1997 and 1996, respectively. Chrysler periodically evaluates the carrying value of goodwill for impairment. Such evaluations are based principally on the projected, undiscounted cash flows of the operations to which the goodwill relates. Intangible assets also include intangible pension assets of $147 million and $161 million at December 31, 1997 and 1996, respectively.

LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    Effective January 1, 1996, Chrysler adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and long-lived assets and certain identifiable intangibles to be disposed of. The Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, the Statement requires that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The initial adoption of this new accounting standard did not have a material effect on Chrysler's consolidated operating results or financial position. See also Note 13.

FOREIGN CURRENCY TRANSLATION

    The financial statements of foreign subsidiaries are translated to U.S. dollars using the period-end exchange rate for assets and liabilities and a weighted-average exchange rate for each period for revenues and expenses. The U.S. dollar is the functional currency for most of Chrysler's foreign subsidiaries. Translation gains and losses are included in earnings for those foreign subsidiaries whose functional currency is the U.S. dollar. Where the local currency is the functional currency, translation adjustments are

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) recorded as a separate component of shareholders' equity. Also, transaction gains and losses arising from fluctuations in currency exchange rates on transactions denominated in currencies other than the functional currency, except those transactions which hedge purchase or sale commitments, are recorded in earnings as incurred.

DERIVATIVE FINANCIAL INSTRUMENTS

    Chrysler manages risk arising from fluctuations in interest rates and currency exchange rates by using derivative financial instruments. Chrysler manages exposure to counterparty credit risk by entering into derivative financial instruments with highly rated institutions that can be expected to fully perform under the terms of such agreements. Chrysler does not use derivative financial instruments for trading purposes.

    When Chrysler (excluding CFC) sells vehicles outside the United States or purchases components from suppliers outside the United States, transactions are frequently denominated in currencies other than U.S. dollars. Periodically, Chrysler initiates hedging activities by entering into currency exchange agreements, consisting principally of currency forward contracts, to minimize revenue and cost variations which could result from fluctuations in currency exchange rates. These instruments, consistent with the underlying purchase or sale commitments, typically mature within three years of origination. The currency exchange agreements are treated as off-balance-sheet financial instruments, with the related gains and losses recognized in earnings upon the settlement of the underlying transactions. In the event of an early termination of a currency exchange agreement designated as a hedge, the gain or loss continues to be deferred and is included in the settlement of the underlying transaction. Forward contracts are used to manage exposure to fluctuations in funding costs for the anticipated issuance of debt. Gains or losses on forward contracts that qualify for hedge accounting treatment are deferred and recorded as an adjustment to interest expense over the term of the new debt. In the event of an early termination of a forward contract designated as a hedge, the gain or loss is deferred and recorded as an adjustment to interest expense over the remaining term of the underlying debt.

    CFC uses derivative financial instruments to reduce the sensitivity of earnings to various market risks and manage funding costs. CFC's primary market risks include: fluctuations in interest rates, variability in spread relationships (i.e., Prime to LIBOR spreads), mismatches of repricing intervals between finance receivables and related funding obligations, and variability in currency exchange rates. The derivative financial instruments consist primarily of interest rate swap agreements. Interest differentials resulting from interest rate swap agreements used to change the interest rate characteristics of CFC's debt are recorded on an accrual basis as an adjustment to interest expense. Interest rate swaps related to debt are either matched with specific term debt obligations or with groups of commercial paper on a layered basis. In the event of an early termination of an interest rate swap agreement designated as a hedge, the gain or loss is deferred, recorded in Other noncurrent assets, and recognized as an adjustment to interest expense over the remaining term of the underlying debt. In addition, CFC enters into currency exchange agreements, consisting primarily of currency swaps, to manage its exposure to fluctuations in currency exchange rates related to specific borrowings denominated in currencies other than the local currency of the borrowing entity. As a result, such borrowings are translated in the consolidated balance sheet at the rates of exchange established under the related currency exchange agreement.

    Cash flows related to currency swaps are reflected in financing activities and cash flows related to all other derivative financial instruments are reflected in operating activities in the consolidated statement of cash flows.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 2. MARKETABLE AND OTHER SECURITIES

    Available-for-sale securities are carried at their fair values. Changes in the fair values of available-for-sale securities are recognized as a component of shareholders' equity until such securities are sold. Held-to-maturity securities are carried at cost adjusted for amortized premium or discount. Chrysler does not hold securities for trading purposes.

    Investments in marketable securities were as follows:

                                                             AMORTIZED               UNREALIZED               UNREALIZED
                                                                COST                   GAINS                    LOSSES
                                                        --------------------        ------------             ------------
                                                                                     DECEMBER 31
                                                        ----------------------------------------------------------------------
                                                          1997       1996        1997         1996         1997        1996
                                                        ---------  ---------     -----        -----        -----     ---------
                                                                               (IN MILLIONS OF DOLLARS)
AVAILABLE-FOR-SALE SECURITIES:
U.S. and Canadian government and agency securities....  $   1,056  $   1,454   $       6    $       6    $      (4)  $     (11)
Corporate debt securities.............................      1,787        965          11            8           (2)         (5)
Other marketable securities...........................         77        162           7            2           (1)     --
                                                        ---------  ---------         ---          ---          ---         ---
  Total available-for-sale securities.................      2,920      2,581          24           16           (7)        (16)
                                                        ---------  ---------         ---          ---          ---         ---
HELD-TO-MATURITY SECURITIES:
Corporate debt securities.............................          1     --          --           --           --          --
Other marketable securities...........................         12         13      --           --           --          --
                                                        ---------  ---------         ---          ---          ---         ---
  Total held-to-maturity securities...................         13         13      --           --           --          --
                                                        ---------  ---------         ---          ---          ---         ---
      Total...........................................  $   2,933  $   2,594   $      24    $      16    $      (7)  $     (16)
                                                        ---------  ---------         ---          ---          ---         ---
                                                        ---------  ---------         ---          ---          ---         ---

                                                                FAIR
                                                               VALUE
                                                        --------------------

                                                          1997       1996
                                                        ---------  ---------

AVAILABLE-FOR-SALE SECURITIES:
U.S. and Canadian government and agency securities....  $   1,058  $   1,449
Corporate debt securities.............................      1,796        968
Other marketable securities...........................         83        164
                                                        ---------  ---------
  Total available-for-sale securities.................      2,937      2,581
                                                        ---------  ---------
HELD-TO-MATURITY SECURITIES:
Corporate debt securities.............................          1     --
Other marketable securities...........................         12         13
                                                        ---------  ---------
  Total held-to-maturity securities...................         13         13
                                                        ---------  ---------
      Total...........................................  $   2,950  $   2,594
                                                        ---------  ---------
                                                        ---------  ---------

    At December 31, 1997, contractual maturities of marketable debt securities were as follows (in millions of dollars): within one year--$254; after one year through five years--$1,692; after five years through ten years--$388; and after ten years--$535.

    Proceeds from sales of available-for-sale securities were $648 million, $860 million and $757 million in 1997, 1996 and 1995, respectively. The gross gains and losses realized related to these sales were immaterial. Chrysler uses the specific identification method as a basis for determining cost and calculating realized gains or losses.

    Other securities classified as cash equivalents were $4.3 billion at December 31, 1997 and 1996, and consisted primarily of repurchase agreements, commercial paper, and certificates of deposit.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 3. INVENTORIES AND COST OF SALES

    Inventories, summarized by major classification, were as follows:

                                                                                                     DECEMBER 31
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                                                                   (IN MILLIONS OF
                                                                                                       DOLLARS)
Finished products, including service parts.....................................................  $   1,883  $   1,569
Raw materials, finished production parts and supplies..........................................      1,445      1,540
Vehicles held for short-term lease.............................................................      1,410      2,086
                                                                                                 ---------  ---------
    Total......................................................................................  $   4,738  $   5,195
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    Inventories valued on the LIFO basis would have been $415 million and $439 million higher than reported had they been valued on the FIFO basis at December 31, 1997 and 1996, respectively.

    Vehicles held for short-term lease include the carrying value of vehicles (principally sold to non-affiliated rental car companies) for which Chrysler conditionally guarantees the minimum resale value of the vehicles. The carrying value of these vehicles was $1,003 million and $900 million at December 31, 1997 and 1996, respectively.

    Total manufacturing cost of sales aggregated $47.1 billion, $46.5 billion and $41.7 billion for 1997, 1996 and 1995, respectively.

NOTE 4. FINANCE RECEIVABLES AND RETAINED INTERESTS IN SOLD RECEIVABLES

    Finance receivables and retained interests in sold receivables were as follows:

                                                                                                  DECEMBER 31
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                                                                (IN MILLIONS OF
                                                                                                    DOLLARS)
Automotive financing........................................................................  $   6,369  $   6,517
Nonautomotive financing.....................................................................      2,715      2,204
Retained senior interests in wholesale receivables held in trusts...........................      1,511        677
                                                                                              ---------  ---------
    Total finance receivables...............................................................     10,595      9,398
Retained interests in sold receivables......................................................      3,488      3,488
Allowance for credit losses.................................................................       (565)      (547)
                                                                                              ---------  ---------
    Total...................................................................................  $  13,518  $  12,339
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Retained interests in sold receivables are generally restricted and subject to credit risk.

    Contractual maturities of total finance receivables as of December 31, 1997, were as follows (in millions of dollars): 1998--$5,001; 1999--$954; 2000--$1,151; 2001--$516; 2002--$455; and 2003 and thereafter--$2,518. Actual cash flows will vary from contractual maturities due to future sales of finance receivables, prepayments and charge-offs.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 4. FINANCE RECEIVABLES AND RETAINED INTERESTS IN SOLD RECEIVABLES
(CONTINUED)
    Changes in the allowance for credit losses were as follows:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                          (IN MILLIONS OF DOLLARS)
Balance at beginning of year.........................................................  $     547  $     617  $     522
Provision for credit losses..........................................................        444        373        372
Net credit losses....................................................................       (415)      (398)      (252)
Other adjustments....................................................................        (11)       (45)       (25)
                                                                                       ---------  ---------  ---------
Balance at end of year...............................................................  $     565  $     547  $     617
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    Nonearning finance receivables, including receivables sold subject to credit risk, totaled $248 million and $278 million at December 31, 1997 and 1996, respectively, which represented 0.7 percent and 0.8 percent of such receivables outstanding, respectively.

NOTE 5. PROPERTY AND EQUIPMENT

    Property and equipment, summarized by major classification, were as follows:

                                                                                                    DECEMBER 31
                                                                                                --------------------
                                                                                                  1997       1996
                                                                                                ---------  ---------
                                                                           WEIGHTED-AVERAGE
                                                                             SERVICE LIVES
                                                                         ---------------------
                                                                                (YEARS)           (IN MILLIONS OF
                                                                                                      DOLLARS)
Land...................................................................           --            $     358  $     405
Buildings..............................................................               31            5,973      5,467
Machinery and equipment................................................               14           14,538     12,364
Furniture and fixtures.................................................                9              624        630
Vehicles under purchased operating leases..............................                3            3,053      1,311
Construction in progress...............................................           --                2,536      2,875
                                                                                                ---------  ---------
                                                                                                   27,082     23,052
Accumulated depreciation...............................................                            (9,114)    (8,147)
                                                                                                ---------  ---------
    Total..............................................................                         $  17,968  $  14,905
                                                                                                ---------  ---------
                                                                                                ---------  ---------

    Depreciation of property and equipment was $1,657 million, $1,317 million and $1,100 million in 1997, 1996 and 1995, respectively.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 6. ACCRUED LIABILITIES AND EXPENSES

    Accrued liabilities and expenses consisted of the following:

                                                                                                     DECEMBER 31
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                                                                   (IN MILLIONS OF
                                                                                                       DOLLARS)
Customer and dealer allowances and claims......................................................  $   2,865  $   2,660
Employee compensation and benefits.............................................................      2,158      2,477
Deferred revenue related to vehicles sold with guaranteed minimum resale values................      1,375      1,190
Other..........................................................................................      3,319      2,537
                                                                                                 ---------  ---------
    Total......................................................................................  $   9,717  $   8,864
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

NOTE 7. DEBT

    Debt consisted of the following:

                                                                                    DECEMBER 31
                                                             ---------------------------------------------------------
                                                                             WEIGHTED- AVERAGE
                                                               MATURITY      INTEREST RATE (1)
                                                             -------------  --------------------
                                                                 1997         1997       1996       1997       1996
                                                             -------------  ---------  ---------  ---------  ---------
                                                                                                    (IN MILLIONS OF
                                                                                                        DOLLARS)
Chrysler, excluding CFC:
  Short-term debt..........................................                       8.0%       6.8% $     490  $     419
  Long-term debt payable within one year...................                                              19         23
                                                                                                  ---------  ---------
      Total debt payable within one year...................                                             509        442
                                                                                                  ---------  ---------
  Debentures...............................................     2027--2097        7.4%      11.0%     1,588        265
  Notes and other debt.....................................     1999--2020       10.9%       9.2%       670      1,444
                                                                                                  ---------  ---------
      Total long-term debt.................................                                           2,258      1,709
                                                                                                  ---------  ---------
        Total..............................................                                           2,767      2,151
                                                                                                  ---------  ---------
CFC:
  Short-term debt (primarily commercial paper).............                       5.6%       5.1%     3,351      2,795
  Long-term debt payable within one year...................                                           2,619      2,975
                                                                                                  ---------  ---------
      Total debt payable within one year...................                                           5,970      5,770
                                                                                                  ---------  ---------
  Senior notes and debentures..............................     1999--2018        6.7%       6.9%     6,716      5,462
  Mortgage notes, capital leases and other.................                                              32         13
                                                                                                  ---------  ---------
      Total long-term debt.................................                                           6,748      5,475
                                                                                                  ---------  ---------
        Total..............................................                                          12,718     11,245
                                                                                                  ---------  ---------
Total Chrysler:
    Total long-term debt...................................                                       $   9,006  $   7,184
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------
    Total debt.............................................                                       $  15,485  $  13,396
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

------------------------

(1) The weighted-average interest rates include the effects of interest rate swap agreements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 7. DEBT (CONTINUED)
    At December 31, 1997, aggregate annual maturities of consolidated debt were as follows (in millions of dollars): 1998--$6,479; 1999--$3,423; 2000--$2,363;
2001--$431; and 2002--$470.

    In December 1996, Chrysler extinguished $550 million, or 50 percent, of the outstanding principal amount of its Auburn Hills Trust Guaranteed Exchangeable Certificates Due 2020 (the "Certificates") at a cost of $859 million. The extinguishment of the Certificates resulted in an extraordinary after-tax loss of $191 million (net of income tax benefit of $118 million), or $0.26 per common share. At December 31, 1997, $550 million of the Certificates remained outstanding. The remaining Certificates outstanding are not redeemable prior to maturity and carry a current interest rate of 12 percent.

    Prior to 1997, CFC entered into currency exchange agreements to manage its exposure to fluctuations in currency exchange rates related to specific borrowings denominated in currencies other than the local currency of the borrowing entity. As a result, such borrowings were translated in the consolidated balance sheet at the rates of exchange established under the related currency exchange agreement. The reported amount of such borrowings was $105 million at December 31, 1996. If CFC had not entered into currency exchange agreements, the amount would have been $52 million higher at December 31, 1996.

    To mitigate risks associated with changing interest rates on certain of its debt, CFC has entered into interest rate swap agreements. CFC manages exposure to counterparty credit risk by entering into such agreements only with highly rated institutions that are expected to fully perform under the terms of such agreements. The notional amounts are used to measure the volume of these agreements and do not represent exposure to credit loss. The impact of interest rate swap agreements on interest expense was immaterial in 1997, 1996 and 1995.

    The following table summarizes CFC's interest rate derivatives related to its debt and securitizations:

                                                                                                 NOTIONAL AMOUNTS
                                                                                                   OUTSTANDING
                                                                                               AND WEIGHTED-AVERAGE
                                                                                                      RATES
                                                                                               --------------------
                                                                                                   DECEMBER 31
                                                                    VARIABLE       MATURING    --------------------
UNDERLYING FINANCIAL INSTRUMENTS                                  RATE INDICES      THROUGH      1997       1996
--------------------------------------------------------------  ----------------  -----------  ---------  ---------
                                                                                                 (IN MILLIONS OF
                                                                                                     DOLLARS)
PAY FIXED INTEREST RATE SWAPS
  Short-term notes............................................                          1998   $     250  $     250
    Weighted-average pay rate.................................                                       9.1%       9.1%
    Weighted-average receive rate.............................    Money Market                       5.7%       5.6%
  Senior notes and debentures.................................                          2000   $   1,055  $     369
    Weighted-average pay rate.................................                                       5.9%       5.4%
    Weighted-average receive rate.............................       LIBOR                           5.9%       4.4%
RECEIVE FIXED INTEREST RATE SWAPS
  Senior notes and debentures.................................                          2012   $     508  $   1,436
    Weighted-average pay rate.................................       LIBOR                           6.0%       8.1%
    Weighted-average receive rate.............................                                       7.0%       9.0%
VARIABLE INTEREST RATE SWAPS
  Senior notes and debentures/ securitizations................                          2000   $   1,616  $   1,611
    Weighted-average pay rate.................................       LIBOR                           5.8%       5.5%
    Weighted-average receive rate.............................   Federal Funds                       5.8%       5.6%

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 7. DEBT (CONTINUED)
    CFC's U.S. and Canadian revolving credit facilities, which total $8 billion, consist of a $2 billion facility expiring in April 1998 and a $6 billion facility expiring in April 2002. Neither of the revolving credit facilities was drawn upon at December 31, 1997.

    At December 31, 1997, Chrysler (excluding CFC) had a $2.6 billion revolving credit agreement which expires in April 2002. The revolving credit agreement was not drawn upon at December 31, 1997.

NOTE 8. INCOME TAXES

    Earnings before income taxes, extraordinary item and the cumulative effect of a change in accounting principle were attributable to the following sources:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                          (IN MILLIONS OF DOLLARS)
United States........................................................................  $   3,853  $   5,631  $   3,179
Foreign..............................................................................        704        461        270
                                                                                       ---------  ---------  ---------
    Total............................................................................  $   4,557  $   6,092  $   3,449
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 8. INCOME TAXES (CONTINUED)
    The provision for income taxes included in the consolidated statement of earnings was as follows:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                          (IN MILLIONS OF DOLLARS)
Provision for income taxes before extraordinary item and the cumulative effect of a
  change in accounting principle.....................................................  $   1,752  $   2,372  $   1,328
Income tax benefit of the extraordinary item.........................................     --           (118)    --
Income tax benefit of the cumulative effect of a change in accounting principle......     --         --            (59)
                                                                                       ---------  ---------  ---------
      Total..........................................................................  $   1,752  $   2,254  $   1,269
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
Currently payable:
  United States......................................................................  $   1,134  $     963  $     879
  Foreign............................................................................        167         52         63
  State and local....................................................................        172        119        200
                                                                                       ---------  ---------  ---------
                                                                                           1,473      1,134      1,142
                                                                                       ---------  ---------  ---------
Deferred:
  United States......................................................................        187        883        116
  Foreign............................................................................         48         76         48
  State and local....................................................................         44        161        (37)
                                                                                       ---------  ---------  ---------
                                                                                             279      1,120        127
                                                                                       ---------  ---------  ---------
      Total..........................................................................  $   1,752  $   2,254  $   1,269
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

    Chrysler does not provide for U.S. income taxes or foreign withholding taxes on $2.6 billion in cumulative undistributed earnings of foreign subsidiaries because these earnings are intended to be permanently reinvested in those operations. It is not practicable to estimate the amount of unrecognized deferred tax liability for these undistributed foreign earnings.

    A reconciliation of income taxes determined using the statutory U.S. rate of 35 percent to actual income taxes provided was as follows:

                                                                                           YEAR ENDED DECEMBER 31
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
                                                                                          (IN MILLIONS OF DOLLARS)
Tax at U.S. statutory rate...........................................................  $   1,595  $   2,132  $   1,207
State and local taxes, net of federal tax benefit....................................        150        197        116
Adjustments to reflect assessment of realizability of deferred tax assets............     --         --            (29)
Other................................................................................          7         43         34
                                                                                       ---------  ---------  ---------
  Provision for income taxes before extraordinary item and the cumulative effect of a
    change in accounting principle...................................................  $   1,752  $   2,372  $   1,328
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
    Effective income tax rate........................................................       38.4%      38.9%      38.5%
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 8. INCOME TAXES (CONTINUED)
    The tax-effected temporary differences and carryforwards which comprised deferred tax assets and liabilities were as follows:

                                                                 DECEMBER 31, 1997           DECEMBER 31, 1996
                                                             --------------------------  --------------------------
                                                                            DEFERRED                    DEFERRED
                                                              DEFERRED         TAX        DEFERRED         TAX
                                                             TAX ASSETS    LIABILITIES   TAX ASSETS    LIABILITIES
                                                             -----------  -------------  -----------  -------------
                                                                            (IN MILLIONS OF DOLLARS)
Nonpension postretirement benefits.........................   $   3,386     $  --         $   3,251     $  --
Pensions...................................................          10         1,810            14         1,911
Accrued expenses...........................................       3,283        --             2,692             2
Lease transactions.........................................      --             1,980        --             1,828
Depreciation...............................................      --             2,323        --             2,056
Prepaid employee benefits..................................      --               762        --               394
Tax credit carryforwards...................................         181        --               211        --
Alternative minimum tax credit carryforwards...............         101        --               107        --
State and local taxes......................................         105           141           105           129
Net operating loss ("NOL") carryforwards...................          16        --                42        --
Other......................................................         120           996           160           845
                                                             -----------       ------    -----------       ------
                                                                  7,202         8,012         6,582         7,165
Valuation allowance........................................          (8)       --                (8)       --
                                                             -----------       ------    -----------       ------
    Total..................................................   $   7,194     $   8,012     $   6,574     $   7,165
                                                             -----------       ------    -----------       ------
                                                             -----------       ------    -----------       ------

    Chrysler's tax credit carryforwards expire at various dates through the year 2011 and alternative minimum tax credit carryforwards have no expiration dates. NOL carryforwards totaled $52 million at December 31, 1997, of which $25 million may be used through the year 2002, and $27 million of which have no expiration date. The valuation allowance was principally related to subsidiaries' NOL carryforwards. Changes in the valuation allowance were as follows:

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 8. INCOME TAXES (CONTINUED)

                                                                                                        YEAR ENDED
                                                                                                        DECEMBER 31
                                                                                            -----------------------------------
                                                                                               1997         1996        1995
                                                                                               -----        -----     ---------
                                                                                                 (IN MILLIONS OF DOLLARS)
Balance at beginning of year..............................................................   $       8    $       3   $      77
Utilization of NOL carryforwards..........................................................      --           --             (45)
Adjustments to reflect assessment of realizability of deferred tax assets.................      --           --             (29)
Other.....................................................................................      --                5      --
                                                                                                    --           --
                                                                                                                            ---
Balance at end of year....................................................................   $       8    $       8   $       3
                                                                                                    --           --
                                                                                                    --           --
                                                                                                                            ---
                                                                                                                            ---

NOTE 9. COMMITMENTS AND CONTINGENCIES

LITIGATION

    Various claims and legal proceedings have been asserted or instituted against Chrysler, including some purporting to be class actions, and some which demand large monetary damages or other relief which could result in significant expenditures. Litigation is subject to many uncertainties, and the outcome of individual matters is not predictable with assurance. It is reasonably possible that the final resolution of some of these matters may require Chrysler to make expenditures, in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. The term "reasonably possible" is used herein to mean that the chance of a future transaction or event occurring is more than remote but less than likely. Although the final resolution of any such matters could have a material effect on Chrysler's consolidated operating results for the particular reporting period in which an adjustment of the estimated reserve is recorded, Chrysler believes that any resulting adjustment should not materially affect its consolidated financial position.

ENVIRONMENTAL MATTERS

    Chrysler is subject to potential liability under government regulations and various claims and legal actions which are pending or may be asserted against Chrysler concerning environmental matters. Estimates of future costs of such environmental matters are inevitably imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the development and application of new technologies, the identification of new sites for which Chrysler may have remediation responsibility and the apportionment and collectibility of remediation costs among responsible parties. Chrysler establishes reserves for these environmental matters when a loss is probable and reasonably estimable. Chrysler's reserves for these environmental matters totaled $231 million and $238 million as of December 31, 1997 and 1996, respectively. It is reasonably possible that the final resolution of some of these matters may require Chrysler to make expenditures, in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. Although the final resolution of any such matters could have a material effect on Chrysler's consolidated operating results for the particular reporting period in which an adjustment of the estimated reserve is recorded, Chrysler believes that any resulting adjustment should not materially affect its consolidated financial position.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
VOLUNTARY SERVICE ACTIONS AND RECALL ACTIONS

    Chrysler periodically initiates voluntary service actions and recall actions to address various customer satisfaction, safety and emissions issues related to vehicles it sells. Chrysler establishes reserves for product warranty, including the estimated cost of these service and recall actions, when the related sale is recognized. The estimated future costs of these actions is based primarily on prior experience. Estimates of the future costs of these actions are inevitably imprecise due to numerous uncertainties, including the enactment of new laws and regulations, the number of vehicles affected by a service or recall action, and the nature of the corrective action which may result in adjustments to the established reserves. It is reasonably possible that the ultimate cost of these service and recall actions may require Chrysler to make expenditures, in excess of established reserves, over an extended period of time and in a range of amounts that cannot be reasonably estimated. Although the ultimate cost of these service and recall actions could have a material effect on Chrysler's consolidated operating results for the particular reporting period in which an adjustment of the estimated reserve is recorded, Chrysler believes that any such adjustment should not materially affect its consolidated financial position.

OTHER MATTERS

    The majority of Chrysler's lease payments are for operating leases. At December 31, 1997, Chrysler had the following minimum rental commitments under operating leases with noncancelable lease terms in excess of one year (in millions of dollars): 1998--$225; 1999--$165; 2000--$125; 2001--$65; 2002--$51;
and 2003 and thereafter--$184. Future minimum lease commitments have not been reduced by minimum sublease rentals of $180 million due in the future under noncancelable subleases.

    Rental expense under operating leases was $469 million, $470 million and $436 million in 1997, 1996 and 1995, respectively. Sublease rentals of $54 million, $58 million and $58 million were received in 1997, 1996 and 1995, respectively.

    At December 31, 1997, Chrysler had commitments for capital expenditures, including commitments for assets currently under construction, totaling approximately $1.3 billion.

    At December 31, 1997, Chrysler had guaranteed obligations of others in the amount of $113 million, none of which were secured by collateral.

NOTE 10. STOCK-BASED AND PROFIT-BASED COMPENSATION

STOCK-BASED COMPENSATION

    Effective January 1, 1996, Chrysler adopted SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement defines a FAIR VALUE BASED METHOD of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the INTRINSIC VALUE BASED METHOD of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 10. STOCK-BASED AND PROFIT-BASED COMPENSATION (CONTINUED)
    Chrysler accounts for stock option grants and awards under its two stock-based compensation plans in accordance with APB Opinion No. 25 and related interpretations. Accordingly, no compensation cost has been recognized for fixed stock option grants since the options have exercise prices of not less than the market value of Chrysler common stock at the date of grant. However, compensation cost was recognized for performance-based stock unit awards ("Performance Shares") since the awards have no exercise price. Compensation cost recognized for Performance Share awards was $20 million, $30 million and $19 million for 1997, 1996 and 1995, respectively.

    If compensation cost for stock option grants and Performance Share awards had been determined based on fair value at the grant dates for 1997, 1996 and 1995 in accordance with SFAS No. 123, the pro forma effects on Chrysler's consolidated net earnings and earnings per share would not have been material.

    As required by SFAS No. 123, the pro forma amounts were determined based on stock option grants and Performance Share awards beginning in 1995. Since Chrysler's fixed stock option grants do not vest, except upon retirement from Chrysler, compensation cost is recognized over the expected life of the option (i.e., five years). In addition, Performance Share awards are recognized over performance cycles of two to three years. Therefore, the pro forma amounts for compensation cost may not be indicative of the effects on net earnings and earnings per share for future years.

FIXED STOCK OPTION COMPENSATION PLANS

    In accordance with Chrysler's stock-based compensation plans, Chrysler may grant stock options, stock appreciation rights and other stock-related incentives to officers, executives and nonemployee directors of Chrysler.

    Outstanding options, consisting of ten-year nonqualified stock options, become exercisable on up to 40 percent, 70 percent and 100 percent of the shares after one year, two years and three years, respectively, from the date of grant. The outstanding options do not vest, except upon retirement from Chrysler, and are contingent upon continued employment during the applicable ten-year period. Shares available for granting options at the end of 1997, 1996 and 1995 were
30.9 million, 11.6 million and 22.4 million, respectively.

    Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995:

                                                                                           1997         1996         1995
                                                                                           -----        -----        -----
Dividend yield........................................................................         4.7%         4.8%         4.8%
Expected volatility...................................................................          26%          31%          36%
Risk-free interest rate...............................................................         6.2%         6.7%         5.8%
Expected lives (in years).............................................................           5            5            5

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 10. STOCK-BASED AND PROFIT-BASED COMPENSATION (CONTINUED)
    A summary of the status of fixed stock option grants under Chrysler's stock-based compensation plans as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates is presented below (shares in millions):

                                                               1997                        1996                1995
                                                    --------------------------  --------------------------  -----------
                                                      SHARES     WEIGHTED-AVG.    SHARES     WEIGHTED-AVG.    SHARES
                                                       UNDER       EXERCISE        UNDER       EXERCISE        UNDER
                                                      OPTION         PRICE        OPTION         PRICE        OPTION
                                                    -----------  -------------  -----------  -------------  -----------
Outstanding at beginning of year..................        28.5     $   23.68          29.4     $   19.40          26.2
Granted...........................................        10.1         33.72           9.2         28.66           7.3
Exercised.........................................        (7.8)        20.92          (7.2)        16.11          (3.7)
Forfeited.........................................        (0.1)        26.70          (2.9)        14.79          (0.4)
                                                         -----                       -----                       -----
Outstanding at end of year........................        30.7         27.71          28.5         23.68          29.4
                                                         -----                       -----                       -----
                                                         -----                       -----                       -----
Options exercisable at year end...................        13.4     $   23.43          13.3     $   20.12          17.0
Weighted-average fair value of options granted
  during the year.................................   $    6.79                   $    6.87                   $    6.49

                                                    WEIGHTED-AVG.
                                                      EXERCISE
                                                        PRICE
                                                    -------------
Outstanding at beginning of year..................    $   15.61
Granted...........................................        24.42
Exercised.........................................        10.58
Forfeited.........................................        14.56
Outstanding at end of year........................        19.40
Options exercisable at year end...................    $   17.20
Weighted-average fair value of options granted
  during the year.................................

    The following table summarizes information about fixed stock options outstanding at December 31, 1997 (shares in millions):

                                                              OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                                   ------------------------------------------  --------------------------
                                                     SHARES                     WEIGHTED-AVG.    SHARES     WEIGHTED-AVG.
                                                      UNDER     WEIGHTED-AVG.     EXERCISE        UNDER       EXERCISE
RANGE OF EXERCISE PRICES                             OPTION     REMAINING LIFE      PRICE        OPTION         PRICE
-------------------------------------------------  -----------  --------------  -------------  -----------  -------------
$ 5.87 to $20.00.................................         1.8      3.1 years      $   10.16           1.8     $   10.16
 20.01 to  25.00.................................        10.2      6.3                23.99           8.1         23.88
 25.01 to  30.00.................................         8.1      7.9                28.48           2.9         28.45
 30.01 to  35.00.................................        10.2      8.8                33.56           0.5         32.38
 35.01 to  37.25.................................         0.4      4.7                35.70           0.1         35.35
                                                          ---                                         ---
$ 5.87 to $37.25.................................        30.7      7.3                27.71          13.4         23.43
                                                          ---                                         ---
                                                          ---                                         ---

PERFORMANCE-BASED STOCK COMPENSATION PLAN

    Chrysler's stock-based compensation plans also provide for the awarding of Performance Shares, which reward attainment of performance objectives. Performance Shares are awarded at the commencement of a performance cycle (two to three years) to each eligible executive (officers and a limited number of senior executives). At the end of each cycle, participants may earn no Performance Shares or a number of Performance Shares, ranging from a set minimum to a maximum of 150 percent of the award for that cycle, as determined by a committee of the Board of Directors based on Chrysler's performance in relation to the performance goals established at the beginning of the performance cycle.

    Under SFAS No. 123, the fair value of each Performance Share award is estimated at the date of grant based on the market value of a share of Chrysler common stock on the date of grant.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. STOCK-BASED AND PROFIT-BASED COMPENSATION (CONTINUED)

    Unearned Performance Share awards outstanding as of December 31, 1997, 1996 and 1995 were 0.9 million, 0.8 million and 1.1 million, respectively. As of December 31, 1997, the 0.9 million Performance Share awards outstanding have a weighted-average remaining life of 1.6 years.

PROFIT-BASED COMPENSATION

    Chrysler has programs under which additional incentive compensation and profit sharing is paid to certain hourly and salaried employees based primarily on Chrysler's profitability.

NOTE 11. SHAREHOLDERS' EQUITY

    Information with respect to shareholders' equity was as follows (shares in millions):

                                                                                       YEAR ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                      (IN MILLIONS OF DOLLARS)
PREFERRED STOCK:
  Balance at beginning of year...................................................  $       *  $       *  $       2
    Conversions into common stock................................................          *          *         (2)
                                                                                   ---------  ---------  ---------
  Balance at end of year.........................................................  $       *  $       *  $       *
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
COMMON STOCK:
  Balance at beginning of year...................................................  $     822  $     408  $     364
    Effect of two-for-one stock split............................................     --            410     --
    Conversions of preferred stock...............................................          1          4         44
                                                                                   ---------  ---------  ---------
  Balance at end of year.........................................................  $     823  $     822  $     408
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
ADDITIONAL PAID-IN CAPITAL:
  Balance at beginning of year...................................................  $   5,129  $   5,506  $   5,536
    Effect of two-for-one stock split............................................     --           (410)    --
    Conversions of preferred stock...............................................         (1)        (4)       (42)
    Shares issued under employee benefit plans...................................        103         37         12
                                                                                   ---------  ---------  ---------
  Balance at end of year.........................................................  $   5,231  $   5,129  $   5,506
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
RETAINED EARNINGS:
  Balance at beginning of year...................................................  $   8,829  $   6,280  $   5,006
    Net earnings.................................................................      2,805      3,529      2,025
    Dividends declared...........................................................     (1,076)    (1,016)      (777)
    Adjustment of additional minimum pension liability...........................          3         24        (42)
    Net unrealized gains (losses) on investments in certain debt and equity
      securities.................................................................         11        (23)        44
    Other adjustments............................................................         33         35         24
                                                                                   ---------  ---------  ---------
  Balance at end of year.........................................................  $  10,605  $   8,829  $   6,280
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 11. SHAREHOLDERS' EQUITY (CONTINUED)

                                                                                       YEAR ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1997       1996       1995
                                                                                   ---------  ---------  ---------
                                                                                      (IN MILLIONS OF DOLLARS)
TREASURY STOCK:
  Balance at beginning of year...................................................  $  (3,209) $  (1,235) $    (214)
    Shares of common stock repurchased (1997--63; 1996--66 and 1995--23 (on a
      pre-split basis))..........................................................     (2,130)    (2,041)    (1,047)
    Shares issued under employee benefit plans (1997--8; 1996--7 and 1995--2 (on
      a pre-split basis))........................................................         42         67         26
                                                                                   ---------  ---------  ---------
  Balance at end of year.........................................................  $  (5,297) $  (3,209) $  (1,235)
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

------------------------

*   Less than $1 million

    In May 1996, Chrysler declared a two-for-one stock split in the form of a 100 percent stock dividend. All per-share data and the average common and dilutive equivalent shares outstanding have been adjusted to reflect this stock split for all periods presented. The number of common shares issued, outstanding and held in treasury for 1996 has been adjusted to reflect this stock split. In addition, the par value of the new shares issued as a result of the two-for-one stock split has been transferred from additional paid-in capital to common stock. Additional paid-in capital, common stock balances and common shares issued, outstanding and held in treasury for 1995 have not been restated for the two-for-one stock split.

    During 1997, Chrysler repurchased 63 million shares of its common stock at a cost of $2.1 billion. Chrysler plans to repurchase an additional $1.8 billion of its common stock in 1998 as part of a $2 billion repurchase plan which began in November 1997. The planned 1998 common stock repurchases are subject to market and general economic conditions. Since beginning its common stock repurchase program in 1995, Chrysler has repurchased 175 million shares of its common stock at a cost of $5.2 billion.

    As of December 31, 1997, 15,336 shares of Series A Convertible Preferred Stock ("Preferred Stock") were outstanding and convertible into 0.9 million shares of Chrysler common stock. The annual dividend on the Preferred Stock is $46.25 per share. The Preferred Stock is convertible at a rate (subject to adjustment in certain events) of 55.56 shares of common stock for each share of Preferred Stock. The Preferred Stock is redeemable at Chrysler's option, in whole or in part, at $518.50 per share of Preferred Stock for the period ending December 31, 1998, and thereafter declining ratably annually to $500.00 per share after December 31, 2001, plus accrued and unpaid dividends.

    In February 1988, the Board of Directors declared and distributed a dividend of one Preferred Share Purchase Right (a "Right") for each then outstanding share of Chrysler's common stock and authorized the distribution of one Right with respect to each subsequently issued share of common stock. Each Right, as most recently amended and as adjusted to reflect the May 1996 two-for-one stock split, entitles a shareholder to purchase one two-hundredth of a share of Junior Participating Cumulative Preferred Stock of Chrysler at a price of $60. The Rights are attached to the common stock and are not represented by separate certificates or exercisable until the earliest to occur of (i) 10 days following the time (the "Stock Acquisition Time") of a public announcement or communication to Chrysler that a person or group of persons has acquired or obtained the right to acquire 15 percent or more of Chrysler's outstanding common stock, other than as a result of a "Qualifying Offer"--an all-cash, fully-financed tender offer for

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 11. SHAREHOLDERS' EQUITY (CONTINUED) all shares of Chrysler's common stock that is held open for at least 60 business days and is accompanied by an investment banker's fairness opinion--and (ii) 10 business days after a person or group of persons announces or commences a tender offer that would result, if successful, in the bidder owning 15 percent or more of Chrysler's outstanding common stock, other than as a result of a Qualifying Offer. If the acquiring person or group acquires 15 percent or more of the common stock (except pursuant to a tender offer made for all of Chrysler's common stock, and determined by Chrysler's independent directors to be fair and in the best interests of Chrysler and its shareholders), then each Right (other than those held by the acquiror) will entitle its holder to buy, for $60, a number of shares of Chrysler's common stock having a market value of $120. Similarly, if after the Stock Acquisition Time, Chrysler is acquired in a merger or other business combination and is not the surviving corporation, or 50 percent or more of its assets, cash flow or earning power is sold, each Right (other than those held by the surviving or acquiring company) will entitle its holder to purchase, for $60, shares of the surviving or acquiring company having a market value of $120. Chrysler's directors may redeem the Rights at $0.025 per Right, and may amend the Rights or extend the time during which the Rights may be redeemed, only prior to the Stock Acquisition Time. Additionally, at any time after a person or group acquires 15 percent or more, but less than 50 percent, of Chrysler's common stock, Chrysler's directors may exchange the Rights (other than those held by the acquiror), in whole or in part, at an exchange ratio of one share of common stock (or a fractional share of preferred stock with equivalent voting rights) per Right. The Rights will expire on February 22, 1998.

    Of the 1.0 billion shares of authorized common stock at December 31, 1997, 64 million shares were reserved for issuance under Chrysler's various employee benefit plans and the conversion of the Preferred Stock.

NOTE 12. EMPLOYEE RETIREMENT AND OTHER BENEFITS

PENSION PLANS

    Chrysler's pension plans provide noncontributory and contributory benefits. The noncontributory pension plans cover substantially all of the hourly and salaried employees of Chrysler and certain of its consolidated subsidiaries. Benefits are based on a fixed rate for each year of service. Additionally, contributory benefits are provided to substantially all salaried employees of Chrysler and certain of its consolidated subsidiaries under the Salaried Employees' Retirement Plan. This plan provides benefits based on the employee's cumulative contributions, years of service during which employee contributions were made, and the employee's average salary during the consecutive five years in which salary was highest in the 15 years preceding retirement.

    Contributions to the pension trust fund for U.S. plans are in compliance with the Employee Retirement Income Security Act of 1974, as amended. All pension trust fund assets and income accruing thereon are used solely to pay pension benefits and administer the plans. Chrysler contributed $74 million, $941 million and $838 million to the pension funds during 1997, 1996 and 1995, respectively.

    At December 31, 1997, plan assets were invested in a diversified portfolio that consisted primarily of debt and equity securities, including 2.1 million shares of Chrysler common stock with a market value of $73 million. During 1997, dividends of $6 million were received on Chrysler common stock.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 12. EMPLOYEE RETIREMENT AND OTHER BENEFITS (CONTINUED)
    The components of pension expense were as follows:

                                                                        YEAR ENDED DECEMBER 31
                                        --------------------------------------------------------------------------------------
                                                     1997                             1996                        1995
                                        -------------------------------  -------------------------------  --------------------
                                                     NON-                             NON-                             NON-
                                          U.S.       U.S.                  U.S.       U.S.                  U.S.       U.S.
                                          PLANS      PLANS      TOTAL      PLANS      PLANS      TOTAL      PLANS      PLANS
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                                       (IN MILLIONS OF DOLLARS)
Service cost--benefits earned during
  the year............................  $     278  $      33  $     311  $     305  $      29  $     334  $     233  $      20
Interest on projected benefit
  obligation..........................        991        102      1,093        915         99      1,014        903         90
Return on plan assets:
  Actual return.......................     (2,677)      (271)    (2,948)    (1,953)      (249)    (2,202)    (2,572)      (168)
  Deferred gain.......................      1,288        155      1,443        687        139        826      1,465         67
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Expected return.....................     (1,389)      (116)    (1,505)    (1,266)      (110)    (1,376)    (1,107)      (101)
Net amortization and other............        387         67        454        523         62        585        328         39
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total...........................  $     267  $      86  $     353  $     477  $      80  $     557  $     357  $      48
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                        ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


                                          TOTAL
                                        ---------

Service cost--benefits earned during
  the year............................  $     253
Interest on projected benefit
  obligation..........................        993
Return on plan assets:
  Actual return.......................     (2,740)
  Deferred gain.......................      1,532
                                        ---------
  Expected return.....................     (1,208)
Net amortization and other............        367
                                        ---------
      Total...........................  $     405
                                        ---------
                                        ---------

    Pension expense is determined using assumptions at the beginning of the year. The projected benefit obligation ("PBO") is determined using the assumptions at the end of the year. Assumptions used to determine pension expense and the PBO were:

                                                                                      DECEMBER 31
                                                      ---------------------------------------------------------------------------
                                                                      U.S. PLANS                          NON-U.S. PLANS
                                                      ------------------------------------------  -------------------------------
                                                        1997       1996       1995       1994       1997       1996       1995
                                                      ---------  ---------  ---------  ---------  ---------  ---------  ---------
Discount rate.......................................       6.75%      7.25%      7.00%      8.63%      6.50%      7.50%      8.25%
Rate of increase in future compensation levels......       6.00%      6.00%      6.00%      6.00%      6.00%      6.00%      6.00%
Long-term rate of return on plan assets.............      10.00%     10.00%     10.00%     10.00%      9.00%      9.00%      9.00%


                                                        1994
                                                      ---------
Discount rate.......................................       9.75%
Rate of increase in future compensation levels......       6.00%
Long-term rate of return on plan assets.............       9.00%

    The decrease in the discount rate for U.S. Plans from 7.25 percent as of December 31, 1996, to 6.75 percent as of December 31, 1997, resulted in a $708 million increase in the PBO at December 31, 1997, and is expected to result in a $38 million increase in 1998 pension expense.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 12. EMPLOYEE RETIREMENT AND OTHER BENEFITS (CONTINUED)
    The following table presents a reconciliation of the funded status of the plans with amounts recognized in the consolidated balance sheet:

                                                                                DECEMBER 31, 1997
                                                     ------------------------------------------------------------------------
                                                                U.S. PLANS                         NON-U.S. PLANS
                                                     ---------------------------------  -------------------------------------
                                                      ASSETS      ACCUM.                  ASSETS       ACCUM.
                                                      EXCEED     BENEFITS                 EXCEED      BENEFITS
                                                      ACCUM.      EXCEED       U.S.       ACCUM.       EXCEED      NON-U.S.
                                                     BENEFITS     ASSETS       TOTAL     BENEFITS      ASSETS        TOTAL
                                                     ---------  -----------  ---------  -----------  -----------  -----------
                                                                             (IN MILLIONS OF DOLLARS)
Actuarial present value of benefits:
  Vested...........................................  $  11,967   $     395   $  12,362   $   1,506    $       1    $   1,507
  Nonvested........................................      2,352          81       2,433          31            1           32
                                                                                                             --
                                                     ---------       -----   ---------  -----------               -----------
Accumulated benefit obligation.....................     14,319         476      14,795       1,537            2        1,539
Effect of projected future salary increases........        387           6         393          22            4           26
                                                                                                             --
                                                     ---------       -----   ---------  -----------               -----------
PBO................................................     14,706         482      15,188       1,559            6        1,565
Plan assets at fair value..........................     16,850         328      17,178       1,665            2        1,667
                                                                                                             --
                                                     ---------       -----   ---------  -----------               -----------
PBO less than/(in excess of) plan assets...........      2,144        (154)      1,990         106           (4)         102
Unrecognized net loss/(gain).......................        (80)         38         (42)        430            1          431
Unrecognized prior service cost....................      1,695         147       1,842         137       --              137
Unamortized net obligation at date of adoption.....        570           1         571           5       --                5
Adjustment required to recognize minimum
  liability........................................     --            (183)       (183)     --           --           --
                                                                                                             --
                                                     ---------       -----   ---------  -----------               -----------
Net prepaid pension asset/(liability) recognized in
  the consolidated balance sheet...................  $   4,329   $    (151)  $   4,178   $     678    $      (3)   $     675
                                                                                                             --
                                                                                                             --
                                                     ---------       -----   ---------  -----------               -----------
                                                     ---------       -----   ---------  -----------               -----------


                                                       TOTAL
                                                     ---------

Actuarial present value of benefits:
  Vested...........................................  $  13,869
  Nonvested........................................      2,465

                                                     ---------
Accumulated benefit obligation.....................     16,334
Effect of projected future salary increases........        419

                                                     ---------
PBO................................................     16,753
Plan assets at fair value..........................     18,845

                                                     ---------
PBO less than/(in excess of) plan assets...........      2,092
Unrecognized net loss/(gain).......................        389
Unrecognized prior service cost....................      1,979
Unamortized net obligation at date of adoption.....        576
Adjustment required to recognize minimum
  liability........................................       (183)

                                                     ---------
Net prepaid pension asset/(liability) recognized in
  the consolidated balance sheet...................  $   4,853

                                                     ---------
                                                     ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 12. EMPLOYEE RETIREMENT AND OTHER BENEFITS (CONTINUED)

                                                                                DECEMBER 31, 1996
                                                     ------------------------------------------------------------------------
                                                                U.S. PLANS                         NON-U.S. PLANS
                                                     ---------------------------------  -------------------------------------
                                                      ASSETS      ACCUM.                  ASSETS       ACCUM.
                                                      EXCEED     BENEFITS                 EXCEED      BENEFITS
                                                      ACCUM.      EXCEED       U.S.       ACCUM.       EXCEED      NON-U.S.
                                                     BENEFITS     ASSETS       TOTAL     BENEFITS      ASSETS        TOTAL
                                                     ---------  -----------  ---------  -----------  -----------  -----------
                                                                             (IN MILLIONS OF DOLLARS)
Actuarial present value of benefits:
  Vested...........................................  $  11,055   $     336   $  11,391   $   1,363    $  --        $   1,363
  Nonvested........................................      2,270          91       2,361          28       --               28
                                                     ---------       -----   ---------  -----------       -----   -----------
Accumulated benefit obligation.....................     13,325         427      13,752       1,391       --            1,391
Effect of projected future salary increases........        319           6         325          19       --               19
                                                     ---------       -----   ---------  -----------       -----   -----------
PBO................................................     13,644         433      14,077       1,410       --            1,410
Plan assets at fair value..........................     15,107         279      15,386       1,481       --            1,481
                                                     ---------       -----   ---------  -----------       -----   -----------
PBO less than/(in excess of) plan assets...........      1,463        (154)      1,309          71       --               71
Unrecognized net loss..............................        489          41         530         492       --              492
Unrecognized prior service cost....................      1,847         160       2,007         166       --              166
Unamortized net obligation at date of adoption.....        713           1         714           6       --                6
Adjustment required to recognize minimum
  liability........................................     --            (200)       (200)     --           --           --
                                                     ---------       -----   ---------  -----------       -----   -----------
Net prepaid pension asset/(liability) recognized in
  the consolidated balance sheet...................  $   4,512   $    (152)  $   4,360   $     735    $  --        $     735
                                                     ---------       -----   ---------  -----------       -----   -----------
                                                     ---------       -----   ---------  -----------       -----   -----------


                                                       TOTAL
                                                     ---------

Actuarial present value of benefits:
  Vested...........................................  $  12,754
  Nonvested........................................      2,389
                                                     ---------
Accumulated benefit obligation.....................     15,143
Effect of projected future salary increases........        344
                                                     ---------
PBO................................................     15,487
Plan assets at fair value..........................     16,867
                                                     ---------
PBO less than/(in excess of) plan assets...........      1,380
Unrecognized net loss..............................      1,022
Unrecognized prior service cost....................      2,173
Unamortized net obligation at date of adoption.....        720
Adjustment required to recognize minimum
  liability........................................       (200)
                                                     ---------
Net prepaid pension asset/(liability) recognized in
  the consolidated balance sheet...................  $   5,095
                                                     ---------
                                                     ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 12. EMPLOYEE RETIREMENT AND OTHER BENEFITS (CONTINUED)
    Included in Other noncurrent assets on the consolidated balance sheet as of December 31, 1997 and 1996, was noncurrent prepaid pension expense of $4.8 billion and $4.9 billion, respectively.

NONPENSION POSTRETIREMENT BENEFITS

    Chrysler provides health and life insurance benefits to substantially all of its hourly and salaried employees and those of certain of its consolidated subsidiaries. Upon retirement from Chrysler, employees may become eligible for continuation of these benefits. However, benefits and eligibility rules may be modified periodically.

    The components of nonpension postretirement benefit expense were as follows:

                                                                                             YEAR ENDED DECEMBER 31
                                                                                         -------------------------------
                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
                                                                                            (IN MILLIONS OF DOLLARS)
Benefits attributed to employees' service..............................................  $     175  $     191  $     136
Interest on accumulated nonpension postretirement benefit obligation...................        654        671        670
Net amortization.......................................................................          6         (5)       (48)
                                                                                         ---------  ---------  ---------
    Total..............................................................................  $     835  $     857  $     758
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

    The following table reconciles the components of the accumulated nonpension postretirement benefit obligation with amounts recognized in the consolidated balance sheet:

                                                                                                   DECEMBER 31
                                                                                               --------------------
                                                                                                 1997       1996
                                                                                               ---------  ---------
                                                                                                 (IN MILLIONS OF
                                                                                                     DOLLARS)
Accumulated nonpension postretirement benefit obligation ("ANPBO") attributable to:
  Retirees...................................................................................  $   5,102  $   4,976
  Active employees fully eligible for benefits...............................................      2,101      1,935
  Other active employees.....................................................................      3,131      3,010
                                                                                               ---------  ---------
    Total ANPBO..............................................................................     10,334      9,921
  Unrecognized prior service cost............................................................        (43)       (36)
  Unrecognized net loss......................................................................       (819)      (760)
                                                                                               ---------  ---------
      Net Postretirement Benefit Obligation..................................................  $   9,472  $   9,125
                                                                                               ---------  ---------
                                                                                               ---------  ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 12. EMPLOYEE RETIREMENT AND OTHER BENEFITS (CONTINUED)
    Nonpension postretirement benefit expense is determined using assumptions at the beginning of the year. The ANPBO is determined using the assumptions at the end of the year. Assumptions used to determine nonpension postretirement benefit expense and the ANPBO for U.S. Plans were:

                                                                                                 DECEMBER 31
                                                                                       -------------------------------
                                                                                         1997       1996       1995
                                                                                       ---------  ---------  ---------
Discount rate........................................................................       6.75%      7.25%      7.00%
Health care inflation rate in following (or "base") year.............................       6.50%      7.00%      7.52%
Ultimate health care inflation rate (2002) (1).......................................       5.00%      5.00%      5.35%
Average health care inflation rate (base year through 2002)..........................       5.67%      5.36%      5.82%

------------------------

(1) Rate decreases annually through the year 2002

    The decrease in the discount rate for U.S. Plans from 7.25 percent as of December 31, 1996, to 6.75 percent as of December 31, 1997, resulted in a $568 million increase in the ANPBO in 1997, and is expected to result in a $18 million increase in nonpension postretirement benefit expense in 1998.

    A one percentage point increase in the assumed health care inflation rate in each year would have increased the ANPBO at December 31, 1997, by $1.2 billion and would have increased the aggregate of the service and interest cost components of nonpension postretirement benefit expense in 1997 by $115 million.

VOLUNTARY EARLY RETIREMENT PROGRAMS

    During 1997, 1996 and 1995, the cost of voluntary early retirement programs, which are periodically offered to certain salaried and hourly employees, was $13 million, $97 million and $22 million, respectively, and is included in employee retirement benefit expense.

PREPAID EMPLOYEE BENEFITS

    In December 1997, Chrysler prepaid certain 1998 nonpension employee benefits by contributing $1.1 billion to a Voluntary Employees' Beneficiary Association ("VEBA") trust and other employee benefit plans. In December 1996, Chrysler prepaid certain 1997 nonpension employee benefits by contributing $1.1 billion to a VEBA trust and other employee benefit plans.

NOTE 13. DISPOSITION OF ASSETS

    During December 1997, Chrysler completed an initial public offering ("IPO") of its common stock interest in Dollar Thrifty Automotive Group, Inc. ("DTAG", formerly Pentastar Transportation Group, Inc.) for net proceeds of $387 million. The IPO of the common stock interest resulted in a pretax and after-tax gain of $73 million. The gain was deferred and will be recognized over the remaining term of the vehicle supply agreements with DTAG, which end in 2001. The tax effect on this transaction reflects the difference between the book and tax basis of Chrysler's stock interest in DTAG for which deferred taxes were not provided, in accordance with SFAS No. 109, "Accounting for Income Taxes." In addition, fourth-quarter 1997 earnings include the recognition of $97 million ($60 million after taxes) of previously deferred profits from the sale of vehicles from Chrysler to DTAG.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 13. DISPOSITION OF ASSETS (CONTINUED)
    In 1996, Chrysler committed to a plan of disposal for Thrifty, a subsidiary of DTAG, and recognized a $65 million pretax loss ($100 million after taxes) to write down Thrifty's carrying value to estimated fair value less cost to sell. The pretax loss is included in Costs, other than items below in the consolidated statement of earnings for 1996. The after-tax loss includes the effect of not being able to claim a tax deduction for the capital loss on Chrysler's investment in Thrifty.

    In 1996, Chrysler sold Electrospace Systems, Inc. ("ESI") and Chrysler Technologies Airborne Systems, Inc. ("CTAS") for net proceeds of $476 million. ESI and CTAS were engaged principally in the manufacture of defense electronics and aircraft modification, respectively, and represented substantially all of the operations of Chrysler Technologies Corporation ("CTC"), a wholly owned subsidiary of Chrysler. The sale resulted in a pretax gain of $101 million ($87 million after taxes). In the fourth quarter of 1996, Chrysler signed an agreement to sell Pentastar Electronics, Inc. ("PEI") for net proceeds of $17 million, which resulted in the recognition of a pretax loss of $77 million ($51 million after taxes) to write down PEI's carrying value to estimated fair value less cost to sell. PEI represented the remaining operations of CTC. The sale of PEI was completed on January 10, 1997. The pretax gain on the sale of ESI and CTAS and the pretax loss on the write-down of PEI are included in Costs, other than items below in the consolidated statement of earnings for 1996.

    Also in 1996, CFC sold certain nonautomotive assets for net proceeds of $225 million, which approximated the net book value of the assets.

NOTE 14. SPECIAL PLANT PROVISION

    In 1995, Chrysler recorded a $263 million provision ($162 million after taxes) for costs associated with production changes at its Newark assembly plant. Production of the all-new sport-utility vehicle, the Dodge Durango, began at the Newark assembly plant in the fall of 1997. The provision reflects the recognition of supplemental unemployment benefits, job security benefits and other related employee costs, and the write-down of certain equipment and tooling. The provision is included in Costs, other than items below in the consolidated statement of earnings for 1995.

NOTE 15. SUPPLEMENTAL CASH FLOW INFORMATION

    Supplemental disclosures to the consolidated statement of cash flows were as follows:

                                                                                             YEAR ENDED DECEMBER 31
                                                                                         -------------------------------
                                                                                           1997       1996       1995
                                                                                         ---------  ---------  ---------
                                                                                            (IN MILLIONS OF DOLLARS)
Interest paid (net of amounts capitalized):
  Chrysler, excluding CFC..............................................................  $     164  $     227  $     105
  CFC..................................................................................        791        788        847
Interest capitalized...................................................................        194        156        204
Income taxes paid, net of refunds received.............................................      1,230      1,206        944

    CFC acquired $1.0 billion and $250 million of asset-backed securities in non-cash transactions relating to the securitization of retail receivables during 1996 and 1995, respectively.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 16. FINANCIAL INSTRUMENTS

    The estimated fair values of financial instruments have been determined by Chrysler using available market information and the valuation methodologies described below. However, judgment is often required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts that Chrysler could realize in a current market exchange. The use of different assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

    Amounts related to Chrysler's financial instruments were as follows:

                                                                         DECEMBER 31, 1997     DECEMBER 31, 1996
                                                                        --------------------  --------------------
                                                                        CARRYING     FAIR     CARRYING     FAIR
                                                                         AMOUNT      VALUE     AMOUNT      VALUE
                                                                        ---------  ---------  ---------  ---------
                                                                                 (IN MILLIONS OF DOLLARS)
BALANCE SHEET FINANCIAL INSTRUMENTS
  Marketable securities...............................................  $   2,950  $   2,950  $   2,594  $   2,594
  Finance receivables and retained interests (1)......................     10,948     10,941     10,353     10,315
  Debt................................................................     15,485     16,020     13,448     13,929
  Currency exchange agreements (2)....................................     --         --             52         57

------------------------

(1) The carrying value of finance receivables and retained interests excludes $2,570 million and $1,986 million of direct finance and leveraged leases classified as finance receivables in the consolidated balance sheet at December 31, 1997 and 1996, respectively.

(2) Currency exchange agreements are recorded on the consolidated balance sheet as a net reduction to the carrying value of debt.

                                                                     DECEMBER 31, 1997           DECEMBER 31, 1996
                                                                 --------------------------  --------------------------
                                                                 CONTRACT OR   UNREALIZED    CONTRACT OR   UNREALIZED
                                                                  NOTIONAL       GAINS/       NOTIONAL       GAINS/
                                                                   AMOUNT       (LOSSES)       AMOUNT       (LOSSES)
                                                                 -----------  -------------  -----------  -------------
                                                                                (IN MILLIONS OF DOLLARS)
OTHER FINANCIAL INSTRUMENTS
  Interest rate swaps
    With unrealized gains......................................   $     840     $       9     $   1,246     $      14
    With unrealized losses.....................................       2,589           (13)        2,420           (22)
  Forward contracts............................................      --            --               520            (3)
  Currency forward contracts
    With unrealized gains......................................       1,824           121         2,028            90
    With unrealized losses.....................................         720           (10)          680           (47)

    The carrying values of cash and cash equivalents, accounts receivable and accounts payable approximated fair values due to the short-term maturities of these instruments.

    The methods and assumptions used to estimate the fair values of balance sheet and other financial instruments are summarized as follows:

MARKETABLE SECURITIES

    The fair values of marketable securities were estimated using quoted market prices.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 16. FINANCIAL INSTRUMENTS (CONTINUED)
FINANCE RECEIVABLES AND RETAINED INTERESTS IN SOLD RECEIVABLES

    The carrying value of variable-rate finance receivables was assumed to approximate fair value since they are priced at current market rates. The fair value of fixed-rate finance receivables was estimated by discounting expected cash flows using rates at which loans of similar maturities would be made as of the date of the consolidated balance sheet. The fair values of residual cash flows and other subordinated amounts due CFC arising from receivable sale transactions were estimated by discounting expected cash flows at current market rates.

DEBT

    The fair value of public debt was estimated using quoted market prices. The fair value of other long-term debt was estimated by discounting future cash flows using rates currently available for debt with similar terms and remaining maturities.

CURRENCY EXCHANGE AGREEMENTS

    The fair values of currency exchange agreements were estimated by discounting the expected cash flows using market exchange rates and relative market interest rates over the remaining terms of the agreements. Currency exchange agreements are more fully described in Notes 1 and 7.

INTEREST RATE SWAPS

    The fair values of interest rate swaps were estimated by discounting expected cash flows using quoted market interest rates. Interest rate swaps are more fully described in Notes 1 and 7.

FORWARD CONTRACTS

    The fair values of forward contracts were estimated by discounting expected cash flows using quoted market interest rates. Forward contracts are more fully described in Note 1.

CURRENCY FORWARD CONTRACTS

    The fair values of currency forward contracts were estimated based on quoted market prices for contracts of similar terms. Currency forward contracts are more fully described in Note 1.

    The fair value estimates presented herein were based on information available as of the date of the consolidated balance sheet. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been revalued since the date of the consolidated balance sheet and, therefore, current estimates of fair value may differ from the amounts presented herein.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 17. EARNINGS PER COMMON SHARE AND CAPITAL STRUCTURE INFORMATION

    Earnings per common share ("EPS") data were computed as follows:

                                                                                  YEAR ENDED DECEMBER 31
                                                                              -------------------------------
                                                                                1997       1996       1995
                                                                              ---------  ---------  ---------
                                                                                (IN MILLIONS OF DOLLARS AND
                                                                                          SHARES,
                                                                                  EXCEPT PER-COMMON-SHARE
                                                                                         AMOUNTS)
Earnings before extraordinary item and cumulative effect of a change in
  accounting principle......................................................  $   2,805  $   3,720  $   2,121
Less: Preferred stock dividends.............................................         (1)        (3)       (21)
                                                                              ---------  ---------  ---------
Earnings before extraordinary item and cumulative effect of a change in
  accounting principle, net of preferred stock dividends....................  $   2,804  $   3,717  $   2,100
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
BASIC EPS:
Weighted-average common shares outstanding..................................      675.5      730.3      748.4
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
Earnings before extraordinary item and cumulative effect of a change in
  accounting principle, net of preferred stock dividends....................  $    4.15  $    5.09  $    2.81
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
DILUTED EPS:
Weighted-average common shares outstanding..................................      675.5      730.3      748.4
Shares issued on exercise of dilutive options...............................       28.4       26.5       21.1
Shares purchased with proceeds of options...................................      (21.6)     (19.1)     (14.0)
Shares applicable to convertible preferred stock............................        1.3        4.4       34.7
Shares contingently issuable................................................        1.7        1.7        1.5
                                                                              ---------  ---------  ---------
Shares applicable to diluted earnings.......................................      685.3      743.8      791.7
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------
Earnings before extraordinary item and cumulative effect of a change in
  accounting principle......................................................  $    4.09  $    5.00  $    2.68
                                                                              ---------  ---------  ---------
                                                                              ---------  ---------  ---------

    Unexercised employee stock options to purchase 0.3 million, 0.1 million and
0.2 million shares of Chrysler common stock as of December 31, 1997, 1996 and 1995, respectively, were not included in the computations of diluted EPS because the options' exercise prices were greater than the average market price of Chrysler common stock during the respective periods.

NOTE 18. INDUSTRY SEGMENT AND GEOGRAPHIC AREA DATA

INDUSTRY SEGMENT DATA

    Chrysler operates in two principal industry segments: Automotive Operations and Financial Services. The Automotive Operations of Chrysler includes the research, design, manufacture, assembly and sale of cars, trucks and related parts and accessories. Based on assets, revenues and earnings, Automotive Operations represent the majority of Chrysler's business activities. The Financial Services segment is comprised primarily of CFC, which is engaged principally in retail and lease financing for vehicles, dealer inventory and other financing needs, dealer property and casualty insurance, and dealership facility development and management. Prior to December 23, 1997, Chrysler participated in short-term vehicle rental activities through DTAG (the "Car Rental Operations"). See Note 13. Disposition of Assets. The Car Rental Operations represent less than 10 percent of revenues, operating profits and identifiable assets, and have been included in the Automotive segment. Chrysler's operations are conducted primarily in North America, including the United States, Canada and Mexico.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 18. INDUSTRY SEGMENT AND GEOGRAPHIC AREA DATA (CONTINUED)
    Information concerning operations by industry segment was as follows:

                                                                              AUTOMOTIVE    FINANCIAL
                                                                              OPERATIONS    SERVICES    CONSOLIDATED
                                                                              -----------  -----------  ------------
                                                                                     (IN MILLIONS OF DOLLARS)
DECEMBER 31, 1997
Revenues:
  Unaffiliated customers....................................................   $  58,656    $   2,491    $   61,147
  Intersegment..............................................................           6          226        --
                                                                              -----------  -----------  ------------
Total revenues..............................................................      58,662        2,717        61,147
Operating earnings..........................................................       4,238          661         4,723
Interest expense............................................................         342       --               166
Earnings before income taxes, extraordinary item and cumulative effect of a
  change in accounting principle............................................       3,896          661         4,557
Depreciation and special tools amortization.................................       2,506          190         2,696
Capital expenditures........................................................       5,659        1,491         7,150
Identifiable assets.........................................................      44,483       19,599        60,418
Liabilities.................................................................      36,485       16,235        49,056

DECEMBER 31, 1996
Revenues:
  Unaffiliated customers....................................................   $  59,006    $   2,391    $   61,397
  Intersegment..............................................................          15          160        --
                                                                              -----------  -----------  ------------
Total revenues..............................................................      59,021        2,551        61,397
Operating earnings..........................................................       5,767          613         6,269
Interest expense............................................................         288       --               177
Earnings before income taxes, extraordinary item and cumulative effect of a
  change in accounting principle............................................       5,479          613         6,092
Depreciation and special tools amortization.................................       2,194          118         2,312
Capital expenditures........................................................       5,035          394         5,429
Identifiable assets.........................................................      41,251       17,721        56,184
Liabilities.................................................................      33,028       14,373        44,613

DECEMBER 31, 1995
Revenues:
  Unaffiliated customers....................................................   $  50,966    $   2,229    $   53,195
  Intersegment..............................................................          13          210        --
                                                                              -----------  -----------  ------------
Total revenues..............................................................      50,979        2,439        53,195
Operating earnings..........................................................       3,202          522         3,550
Interest expense............................................................         275       --               101
Earnings before income taxes, extraordinary item and cumulative effect of a
  change in accounting principle............................................       2,927          522         3,449
Depreciation and special tools amortization.................................       2,139           81         2,220
Capital expenditures........................................................       3,774          332         4,106
Identifiable assets.........................................................      38,358       17,835        53,756
Liabilities.................................................................      30,701       14,533        42,797

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 18. INDUSTRY SEGMENT AND GEOGRAPHIC AREA DATA (CONTINUED)
    Interest expense of the Financial Services segment has been netted against operating earnings, which is consistent with industry practice. Certain line items do not add to the consolidated amounts due to the elimination of intersegment transactions.

GEOGRAPHIC AREA DATA

    Information concerning operations by principal geographic area was as follows:

                                                          UNITED                           ADJMTS.
                                                          STATES     CANADA      OTHER     & ELIMS.   CONSOLIDATED
                                                         ---------  ---------  ---------  ----------  ------------
                                                                         (IN MILLIONS OF DOLLARS)
DECEMBER 31, 1997
Revenues:
  Unaffiliated customers...............................  $  52,006  $   4,950  $   4,191  $   --       $   61,147
  Transfers between geographic areas...................     10,210      7,150      4,923     (22,283)      --
                                                         ---------  ---------  ---------  ----------  ------------
Total revenues.........................................     62,216     12,100      9,114     (22,283)      61,147
Earnings before income taxes, extraordinary item and
  cumulative effect of a change in accounting
  principle............................................      3,853        264        440      --            4,557
Identifiable assets....................................     50,401      6,754      3,263      --           60,418
Net assets.............................................      8,080      1,613      1,669      --           11,362

DECEMBER 31, 1996
Revenues:
  Unaffiliated customers...............................  $  53,171  $   4,446  $   3,780  $   --       $   61,397
  Transfers between geographic areas...................     10,540      7,999      5,121     (23,660)      --
                                                         ---------  ---------  ---------  ----------  ------------
Total revenues.........................................     63,711     12,445      8,901     (23,660)      61,397
Earnings before income taxes, extraordinary item and
  cumulative effect of a change in accounting
  principle............................................      5,631        224        237      --            6,092
Identifiable assets....................................     47,843      5,497      2,844      --           56,184
Net assets.............................................      8,847      1,435      1,289      --           11,571

DECEMBER 31, 1995
Revenues:
  Unaffiliated customers...............................  $  47,289  $   3,834  $   2,072  $   --       $   53,195
  Transfers between geographic areas...................      6,888      5,913      2,919     (15,720)      --
                                                         ---------  ---------  ---------  ----------  ------------
Total revenues.........................................     54,177      9,747      4,991     (15,720)      53,195
Earnings before income taxes, extraordinary item and
  cumulative effect of a change in accounting
  principle............................................      3,179         78        192      --            3,449
Identifiable assets....................................     46,794      4,531      2,431      --           53,756
Net assets.............................................      8,411      1,310      1,238      --           10,959

    Transfers between geographic areas are based on prices negotiated between the buying and selling locations.

                        INDEPENDENT ACCOUNTANTS' REPORT

    Shareholders and Board of Directors
Chrysler Corporation
Auburn Hills, Michigan

    We have reviewed the accompanying condensed consolidated balance sheet of Chrysler Corporation and consolidated subsidiaries as of June 30, 1998 and 1997 and the related condensed consolidated statements of earnings for the three-month and six-month periods and of cash flows for the six-month periods ended June 30, 1998 and 1997. These financial statements are the responsibility of the Company's management.

    We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

    Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

    We have previous audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Chrysler Corporation and consolidated subsidiaries as of December 31, 1997, and the related consolidated statements of earnings and cash flows for the year then ended (not presented herein); and in our report dated January 22, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1997 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Deloitte & Touche LLP
Detroit, Michigan
July 10, 1998

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                            (IN MILLIONS OF DOLLARS)

                                                                         THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                        --------------------  --------------------
                                                                          1998       1997       1998       1997
                                                                        ---------  ---------  ---------  ---------
Sales of manufactured products........................................  $  15,987  $  13,393  $  31,895  $  28,549
Finance and insurance revenues........................................        501        400        945        810
Other revenues........................................................        513        595        961      1,145
                                                                        ---------  ---------  ---------  ---------
      TOTAL REVENUES..................................................     17,001     14,388     33,801     30,504
                                                                        ---------  ---------  ---------  ---------
Costs, other than items below.........................................     12,803     11,092     25,359     23,060
Depreciation and special tools amortization...........................        874        706      1,722      1,384
Selling and administrative expenses...................................      1,093      1,214      2,224      2,421
Employee retirement benefits..........................................        311        311        626        636
Interest expense......................................................        318        254        596        488
                                                                        ---------  ---------  ---------  ---------
      TOTAL EXPENSES..................................................     15,399     13,577     30,527     27,989
                                                                        ---------  ---------  ---------  ---------
      EARNINGS BEFORE INCOME TAXES....................................      1,602        811      3,274      2,515
Provision for income taxes............................................        599        328      1,219      1,003
                                                                        ---------  ---------  ---------  ---------
      NET EARNINGS....................................................  $   1,003  $     483  $   2,055  $   1,512
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
                                                                                 (IN)DOLLARS OR MILLIONS OF SHARES
BASIC EARNINGS PER COMMON SHARE.......................................  $    1.55  $    0.71  $    3.18  $    2.20
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Average common shares outstanding.....................................      646.3      678.9      646.2      688.3
DILUTED EARNINGS PER COMMON SHARE.....................................  $    1.51  $    0.70  $    3.12  $    2.17
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
Average common and dilutive equivalent shares outstanding.............      662.9      688.1      659.6      698.3
DIVIDENDS DECLARED PER COMMON SHARE...................................  $    0.40  $    0.40  $    0.80  $    0.80

                See notes to consolidated financial statements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                            (IN MILLIONS OF DOLLARS)

                                                                                                     1997
                                                                                            ----------------------
                                                                                             DEC. 31
                                                                                   1998     ---------
                                                                                 ---------
                                                                                  JUNE 30                JUNE 30
                                                                                 ---------             -----------
                                                                                 (UNAUDITED)           (UNAUDITED)
ASSETS:
Cash and cash equivalents......................................................  $   6,999  $   4,898   $   5,623
Marketable securities..........................................................      3,390      2,950       2,412
                                                                                 ---------  ---------  -----------
    Total cash, cash equivalents and marketable securities.....................     10,389      7,848       8,035
Accounts receivable--trade and other...........................................      1,674      1,646       2,021
Inventories....................................................................      5,868      4,738       6,079
Prepaid employee benefits, taxes and other expenses............................      1,240      2,193       1,661
Finance receivables and retained interests in sold receivables.................     17,051     13,518      14,421
Property and equipment.........................................................     19,020     17,968      16,060
Special tools..................................................................      4,488      4,572       4,144
Intangible assets..............................................................      1,525      1,573       1,949
Other noncurrent assets........................................................      6,546      6,362       6,658
                                                                                 ---------  ---------  -----------
    TOTAL ASSETS...............................................................  $  67,801  $  60,418   $  61,028
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------
LIABILITIES:
Accounts payable...............................................................  $  10,531  $   9,512   $   9,564
Accrued liabilities and expenses...............................................     11,050      9,717       9,410
Short-term debt................................................................      4,107      3,841       3,903
Payments due within one year on long-term debt.................................      3,153      2,638       3,538
Long-term debt.................................................................     11,796      9,006       9,367
Accrued noncurrent employee benefits...........................................     10,006      9,841       9,729
Other noncurrent liabilities...................................................      4,380      4,501       3,957
                                                                                 ---------  ---------  -----------
    TOTAL LIABILITIES..........................................................     55,023     49,056      49,468
                                                                                 ---------  ---------  -----------
SHAREHOLDERS' EQUITY: (shares in millions)
Preferred stock--$1 per share par value; authorized 20.0 shares; Series A
  Convertible Preferred Stock; issued and outstanding: 1998--0.01 shares;
  1997--0.02 and 0.02 shares, respectively (aggregate liquidation preference
  1998--$4 million; 1997--$8 million and $8 million, respectively).............          *          *           *
Common stock--$1 per share par value; authorized 1,000.0 shares; issued:
  1998--823.5 shares; 1997--823.1 and 823.1 shares, respectively...............        824        823         823
Additional paid-in capital.....................................................      5,219      5,231       5,169
Retained earnings..............................................................     12,139     10,605       9,793
Treasury stock--at cost: 1998--176.8 shares; 1997--174.7 and 148.6 shares,
  respectively.................................................................     (5,404)    (5,297)     (4,225)
                                                                                 ---------  ---------  -----------
    TOTAL SHAREHOLDERS' EQUITY.................................................     12,778     11,362      11,560
                                                                                 ---------  ---------  -----------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.................................  $  67,801  $  60,418   $  61,028
                                                                                 ---------  ---------  -----------
                                                                                 ---------  ---------  -----------

------------------------

*   Less than $50 thousand

                See notes to consolidated financial statements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                            (IN MILLIONS OF DOLLARS)

                                                                                                 1998       1997
                                                                                               ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES....................................................  $   3,895  $   3,505
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities.........................................................     (2,255)    (1,559)
  Sales and maturities of marketable securities..............................................      2,359      1,741
  Finance receivables acquired...............................................................    (15,490)   (14,313)
  Finance receivables collected..............................................................      4,946      4,259
  Proceeds from sales of finance receivables.................................................      8,810      8,156
  Expenditures for property and equipment....................................................     (1,427)    (1,404)
  Expenditures for special tools.............................................................       (603)      (808)
  Purchases of vehicle operating leases......................................................     (1,384)      (891)
  Proceeds from sales of vehicles under purchased operating leases...........................        162         77
  Other......................................................................................        197       (182)
                                                                                               ---------  ---------
      NET CASH USED IN INVESTING ACTIVITIES..................................................     (4,685)    (4,924)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in short-term debt..................................................................        266        689
  Proceeds from long-term borrowings.........................................................      4,729      4,336
  Payments on long-term borrowings...........................................................     (1,467)    (1,607)
  Repurchases of common stock................................................................       (197)    (1,007)
  Dividends paid.............................................................................       (519)      (560)
  Other......................................................................................         79         33
                                                                                               ---------  ---------
      NET CASH PROVIDED BY FINANCING ACTIVITIES..............................................      2,891      1,884
                                                                                               ---------  ---------
  Change in cash and cash equivalents........................................................      2,101        465
  Cash and cash equivalents at beginning of period...........................................      4,898      5,158
                                                                                               ---------  ---------
  CASH AND CASH EQUIVALENTS AT END OF PERIOD.................................................  $   6,999  $   5,623
                                                                                               ---------  ---------
                                                                                               ---------  ---------

                See notes to consolidated financial statements.

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. CONSOLIDATION AND FINANCIAL STATEMENT PRESENTATION

    The unaudited consolidated financial statements of Chrysler Corporation and its consolidated subsidiaries ("Chrysler") include the accounts of all significant majority-owned subsidiaries that are controlled by Chrysler. Affiliates that are 20 percent to 50 percent owned and subsidiaries where control is expected to be temporary or does not reside with Chrysler are generally accounted for on an equity basis. Intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial statements of Chrysler for the three and six months ended June 30, 1998 and 1997 reflect all adjustments, consisting of only normal and recurring items, which are, in the opinion of management, necessary to present a fair statement of the results for the interim periods. The operating results for the three and six months ended June 30, 1998 are not necessarily indicative of the results of operations for the entire year. Reference should be made to the consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 1997. Certain amounts for 1997 have been reclassified to conform with current period classifications.

NOTE 2. INVENTORIES

    Inventories, summarized by major classification, were as follows:

                                                                               1998             1997
                                                                             ---------  --------------------
                                                                              JUNE 30    DEC. 31    JUNE 30
                                                                             ---------  ---------  ---------
                                                                                (IN MILLIONS OF DOLLARS)
Finished products, including service parts.................................  $   1,965  $   1,883  $   1,770
Raw materials, finished production parts and supplies......................      1,446      1,445      1,423
Vehicles held for short-term lease.........................................      2,457      1,410      2,886
                                                                             ---------  ---------  ---------
        TOTAL..............................................................  $   5,868  $   4,738  $   6,079
                                                                             ---------  ---------  ---------
                                                                             ---------  ---------  ---------

NOTE 3. CHANGES IN ACCOUNTING PRINCIPLES

    Effective January 1, 1998, Chrysler adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires that all items recognized under accounting standards as components of comprehensive earnings be reported in an annual financial statement that is displayed with the same prominence as other annual financial statements. This Statement also requires that an entity classify items of other comprehensive earnings by their nature in an annual financial statement. For example, other comprehensive earnings may include foreign currency translation adjustments, minimum pension liability adjustments, and unrealized gains and losses on marketable securities classified as available-for-sale. Annual financial statements for prior periods will be reclassified, as required. Chrysler's total comprehensive earnings were as follows:

                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                           JUNE 30               JUNE 30
                                                                     --------------------  --------------------
                                                                       1998       1997       1998       1997
                                                                     ---------  ---------  ---------  ---------

                                                                              (IN MILLIONS OF DOLLARS)
Net earnings.......................................................  $   1,003  $     483  $   2,055  $   1,512
Other comprehensive earnings (loss)................................         (8)        16        (17)        (8)
                                                                     ---------  ---------  ---------  ---------
    Total comprehensive earnings...................................  $     995  $     499  $   2,038  $   1,504
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 3. CHANGES IN ACCOUNTING PRINCIPLES (CONTINUED)
    In the second quarter of 1998, Chrysler adopted Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", effective January 1, 1998. This SOP provides guidance on accounting for the costs of computer software developed or obtained for internal use. This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met. Historically, Chrysler generally expensed the costs of developing or obtaining internal-use software as incurred. Adoption of the standard did not have a material effect on Chrysler's consolidated financial statements.

NOTE 4. PROPOSED BUSINESS COMBINATION

    On May 7, 1998, Chrysler, Daimler-Benz Aktiengesellschaft ("Daimler-Benz") and DaimlerChrysler Aktiengesellschaft ("DaimlerChrysler") entered into a Business Combination Agreement providing for (i) the merger of a newly created Delaware corporation with and into Chrysler ("the Chrysler Merger"); (ii) an offer by DaimlerChrysler to exchange one DaimlerChrysler ordinary share for each Daimler-Benz ordinary share; and (iii) the merger of Daimler-Benz with and into DaimlerChrysler. In the Chrysler merger, each share of outstanding Chrysler common stock will be converted into the right to receive 0.6235 DaimlerChrysler shares. As a result of these transactions, DaimlerChrysler will be owned by the former shareholders of Chrysler and Daimler-Benz, and Chrysler will be a wholly owned subsidiary of DaimlerChrysler.

    On May 7, 1998, Chrysler entered into a Stockholder Agreement with Kirk Kerkorian and Tracinda Corporation (together, "Tracinda"), the owner of approximately 14 percent of the common stock of Chrysler, pursuant to which Tracinda has agreed to vote its shares in favor of the transactions contemplated by the Business Combination Agreement.

    Also on May 7, 1998, Chrysler amended its Rights Agreement, dated as of February 5, 1998, with First Chicago Trust Company of New York. The amendment renders the Rights Agreement inapplicable to the transactions contemplated by the Business Combination Agreement.

    The transaction is expected to close later in 1998, subject to the approval of Chrysler's and Daimler-Benz's shareholders, regulatory approvals and the satisfaction or waiver of various other conditions as more fully described in the Business Combination Agreement, including completion of the exchange of a least 80 percent of the outstanding shares of Daimler-Benz on a fully diluted basis for DaimlerChrysler shares. Chrysler's shareholders will be asked to vote on the proposed business combination at a Special Shareholders' Meeting to be held on September 18, 1998.

NOTE 5. COMMON STOCK REPURCHASES

    During the first six months of 1998, Chrysler repurchased 5.3 million shares of its common stock at a cost of $188 million. Further repurchases of its common stock have been suspended as a result of the pending business combination of Chrysler and Daimler-Benz described in Note 4.

NOTE 6. PREFERRED STOCK REDEMPTION

    On July 2, 1998, Chrysler announced the redemption of all of the outstanding Depositary Shares representing its Series A Convertible Preferred Stock. The redemption price will be $51.85 per Depositary Share, plus accrued interest to the redemption date. The redemption date will be July 24, 1998. Holders of

               CHRYSLER CORPORATION AND CONSOLIDATED SUBSIDIARIES

NOTE 6. PREFERRED STOCK REDEMPTION (CONTINUED) the Depositary Shares can convert their Depositary Shares into Chrysler common stock on or before July 17, 1998.

NOTE 7. EARNINGS PER COMMON SHARE

    Earnings per common share ("EPS") data were computed as follows:

                                                                               THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                                    JUNE 30               JUNE 30
                                                                              --------------------  --------------------
                                                                                1998       1997       1998       1997
                                                                              ---------  ---------  ---------  ---------

                                                                              (IN MILLIONS OF DOLLARS AND SHARES, EXCEPT
                                                                                      PER-COMMON-SHARE AMOUNTS)
Net Earnings................................................................  $   1,003  $     483  $   2,055  $   1,512
    Less: Preferred stock dividends.........................................     --             (1)    --             (1)
                                                                              ---------  ---------  ---------  ---------
    Net earnings on common stock............................................  $   1,003  $     482  $   2,055  $   1,511
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------
Basic EPS:
    Weighted-average common shares outstanding..............................      646.3      678.9      646.2      688.3
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------
Basic EPS...................................................................  $    1.55  $    0.71  $    3.18  $    2.20
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------
Diluted EPS:
    Weighted-average common shares outstanding..............................      646.3      678.9      646.2      688.3
    Shares issued on exercise of dilutive options...........................       36.3       25.6       32.2       26.1
    Shares purchased with proceeds of options...............................      (22.8)     (19.7)     (21.8)     (19.4)
    Shares applicable to convertible preferred stock........................        0.6        1.5        0.7        1.7
    Shares contingently issuable............................................        2.5        1.8        2.3        1.6
                                                                              ---------  ---------  ---------  ---------
Shares applicable to diluted earnings.......................................      662.9      688.1      659.6      698.3
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------
Diluted EPS.................................................................  $    1.51  $    0.70  $    3.12  $    2.17
                                                                              ---------  ---------  ---------  ---------
                                                                              ---------  ---------  ---------  ---------

                          INDEPENDENT AUDITORS' REPORT

    To the Board of Directors and Stockholders
  Daimler-Benz Aktiengesellschaft

    We have audited the accompanying consolidated balance sheets of Daimler-Benz Aktiengesellschaft and subsidiaries ("Daimler-Benz") as of December 31, 1997 and 1996, and the related consolidated statements of income, cash flows, and changes in stockholders' equity for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of Daimler-Benz' management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in Germany and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    Daimler-Benz has accounted for certain joint ventures in accordance with the proportionate method of consolidation as is permitted under the Seventh Directive of the European Community and the Standards of the International Accounting Standards Committee. In our opinion, United States generally accepted accounting principles require that such joint ventures be accounted for using the equity method of accounting. The United States Securities and Exchange Commission has stated that it would not object to Daimler-Benz' use of the proportionate method of consolidation as supplemented by the disclosures in Note 2.

    In our opinion, except for the effects of the use of the proportionate method of accounting, as discussed in the preceding paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Daimler-Benz as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with United States generally accepted accounting principles.

                                          KPMG DEUTSCHE TREUHAND-GESELLSCHAFT AG

Frankfurt am Main

March 17, 1998, except note 28
which is as of June 25, 1998

                                DAIMLER-BENZ AG
                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                          CONSOLIDATED
                                                    YEAR ENDED DECEMBER 31,                           FINANCIAL SERVICES
                                     ------------------------------------------------------        YEAR ENDED DECEMBER 31,
                                       1997                                                  ------------------------------------
                           NOTE      (NOTE 1)            1997           1996           1995        1997         1996         1995
---------------------------------------------------------------------------------------------------------------------------------
Revenues                        24   $  68,791      DM124,050      DM106,339      DM102,985     DM9,499      DM8,379      DM7,661
---------------------------------------------------------------------------------------------------------------------------------
Cost of sales                    4     (54,868)       (98,943)       (84,742)       (86,686)     (8,650)      (7,752)      (7,239)
---------------------------------------------------------------------------------------------------------------------------------
GROSS MARGIN                            13,923         25,107         21,597         16,299         849          627          422
---------------------------------------------------------------------------------------------------------------------------------
Selling,
  administrative and
  other expenses                 4      (9,667)       (17,433)       (15,955)       (20,834)       (608)        (476)        (366)
---------------------------------------------------------------------------------------------------------------------------------
Research and
  development                           (3,140)        (5,663)        (5,579)        (5,369)          0            0            0
---------------------------------------------------------------------------------------------------------------------------------
Other income                               898          1,620          1,402          1,742         161          113           89
---------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE
  FINANCIAL INCOME AND
  INCOME TAXES                           2,014          3,631          1,465         (8,162)        402(1)         264(1)     145(1)
---------------------------------------------------------------------------------------------------------------------------------
Financial income, net            5         343            618            496            929           7            .            8
---------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE
  INCOME TAXES                           2,357          4,249          1,961         (7,233)        409          264          153
---------------------------------------------------------------------------------------------------------------------------------
Tax benefit relating
  to a special
  distribution                           1,613          2,908(2)
Income taxes                               595          1,074(3)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL INCOME TAXES               6       2,208          3,982            712          1,620        (210)        (127)         (82)
---------------------------------------------------------------------------------------------------------------------------------
Minority interest                         (105)          (189)            89           (116)         (1)          (4)           2
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                        4,460          8,042(4)         2,762        (5,729)        198         133           73
---------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE
---------------------------------------------------------------------------------------------------------------------------------
  Basic earnings
    (loss) per share            25        8.48          15.30(4)          5.27        (10.96)         --          --           --
---------------------------------------------------------------------------------------------------------------------------------
  Diluted earnings
    (loss) per share            25        8.32          15.01(4)          5.25        (10.96)         --          --           --
---------------------------------------------------------------------------------------------------------------------------------

(1) Equal to the operating profit of the Group's Financial Services.
(2) Reflects the tax benefit relating to a special distribution of DM 19.63 per share.
(3) Includes non-recurring tax benefits of DM 1,962 relating to the decrease in valuation allowance as of December 31, 1997, applied to the domestic operations that file a combined tax return.
(4) Excluding the non-recurring benefits, 1997 net income would have been DM 3,172 and basic and diluted earnings per share would have been DM 6.04 and DM 5.96, respectively.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                                DAIMLER-BENZ AG
                          CONSOLIDATED BALANCE SHEETS
                                 (IN MILLIONS)

                                                                                   CONSOLIDATED               FINANCIAL SERVICES
                                                                                 AT DECEMBER 31,               AT DECEMBER 31,
                                                                        ----------------------------------  ----------------------

                                                                           1997
                                                              NOTE       (NOTE 1)          1997       1996        1997        1996
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Intangible assets                                                   7    $   1,062     DM 1,915   DM 1,951    DM   100    DM    80
----------------------------------------------------------------------------------------------------------------------------------
Property, plant and equipment, net                                  7       11,455       20,656     18,225          76          57
----------------------------------------------------------------------------------------------------------------------------------
Investments and long-term financial assets                         13        1,915        3,453      3,536         205          60
----------------------------------------------------------------------------------------------------------------------------------
Equipment on operating leases, net                                  8        8,280       14,931     11,941      15,055      12,748
----------------------------------------------------------------------------------------------------------------------------------

FIXED ASSETS                                                                22,712       40,955     35,653      15,436      12,945
----------------------------------------------------------------------------------------------------------------------------------

Inventories                                                         9        7,980       14,390     13,602         988         645
----------------------------------------------------------------------------------------------------------------------------------
Trade receivables                                                  10        6,658       12,006     10,864         373         382
----------------------------------------------------------------------------------------------------------------------------------
Receivables from financial services                                11       14,376       25,924     19,052      25,953      19,073
----------------------------------------------------------------------------------------------------------------------------------
Other receivables                                                  12        6,794       12,251(1)     8,959        897        826
----------------------------------------------------------------------------------------------------------------------------------
Securities                                                         13        8,144       14,687      9,783          91          92
----------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                          14        3,235        5,833      4,557         684         269
----------------------------------------------------------------------------------------------------------------------------------

CURRENT ASSETS                                                              47,187       85,091     66,817      28,986      21,287
----------------------------------------------------------------------------------------------------------------------------------

DEFERRED TAXES                                                      6        5,801       10,462      9,603          27         162
----------------------------------------------------------------------------------------------------------------------------------
PREPAID EXPENSES                                                               327          591        388          81          65
----------------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                76,027      137,099    112,461      44,530      34,459
----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------------------------

Capital stock                                                            $   1,433     DM 2,584   DM 2,577          DM          DM
----------------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                   2,910        5,247      5,080
----------------------------------------------------------------------------------------------------------------------------------
Retained earnings                                                           14,700       26,508(1)    19,033
----------------------------------------------------------------------------------------------------------------------------------
Other equity                                                                   413          746       (297)
----------------------------------------------------------------------------------------------------------------------------------

STOCKHOLDERS' EQUITY                                               16       19,456       35,085     26,393       2,642       2,094
----------------------------------------------------------------------------------------------------------------------------------

MINORITY INTEREST                                                              649        1,170        936          55          52
----------------------------------------------------------------------------------------------------------------------------------
ACCRUED LIABILITIES                                                17       20,306       36,618     34,886         576         523
----------------------------------------------------------------------------------------------------------------------------------
Financial liabilities                                              18       21,794       39,302     28,850      38,383      29,171
----------------------------------------------------------------------------------------------------------------------------------
Trade liabilities                                                  19        6,144       11,079      9,027         176         132
----------------------------------------------------------------------------------------------------------------------------------
Other liabilities                                                  20        5,610       10,116      8,792         901         800
----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES                                                                 33,548       60,497     46,669      39,460      30,103
----------------------------------------------------------------------------------------------------------------------------------
DEFERRED TAXES                                                      6        1,111        2,003      2,253       1,345       1,244
----------------------------------------------------------------------------------------------------------------------------------
DEFERRED INCOME                                                                957        1,726      1,324         452         443
----------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  76,027      137,099    112,461      44,530      34,459
----------------------------------------------------------------------------------------------------------------------------------

(1) Includes a tax receivable/tax benefit of approximately DM 2.9 billion relating to the special distribution of DM 19.63 per share.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                                DAIMLER-BENZ AG

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN MILLIONS)

                                                                    CONSOLIDATED                      FINANCIAL SERVICES
                                                   -----------------------------------------------  ----------------------
                                                               YEAR ENDED DECEMBER 31,                 YEAR ENDED DECEMBER
                                                   -----------------------------------------------                     31,
                                                      1997                                          ----------------------
                                                    (NOTE 1)          1997        1996        1995        1997        1996
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                   $   4,460     DM 8,042    DM 2,762   DM (5,729)     DM 198      DM 133
--------------------------------------------------------------------------------------------------------------------------
Income (Loss) applicable to minority interest             105          189         (89)        116           1           4
--------------------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net cash
  provided by operating activities:
--------------------------------------------------------------------------------------------------------------------------
  Tax benefit relating to a special distribution       (1,613)      (2,908)         --          --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Gain on disposal of businesses                         (617)      (1,113)       (217)         --          --          --
--------------------------------------------------------------------------------------------------------------------------
  Depreciation and amortization of equipment on
    operating leases                                    1,288        2,323       2,018       2,444       2,467       2,198
--------------------------------------------------------------------------------------------------------------------------
  Depreciation and amortization of fixed assets         2,882        5,198       4,908       8,661          52          45
--------------------------------------------------------------------------------------------------------------------------
  Change in deferred taxes                               (991)      (1,787)     (1,572)     (2,566)        167         (24)
--------------------------------------------------------------------------------------------------------------------------
  Change in financial instruments                         252          455         392         (77)         --           3
--------------------------------------------------------------------------------------------------------------------------
  (Gain) loss on disposal of fixed
    assets/securities                                    (380)        (685)       (315)         28          25           .
--------------------------------------------------------------------------------------------------------------------------
  Change in trading securities                           (419)        (756)       (335)         44          --          --
--------------------------------------------------------------------------------------------------------------------------
  Change in accrued liabilities                           959        1,730         876       3,417          26          39
--------------------------------------------------------------------------------------------------------------------------
  Change in current assets and liabilities:
--------------------------------------------------------------------------------------------------------------------------
    - inventories, net                                   (213)        (385)        (13)     (1,505)       (274)        (96)
--------------------------------------------------------------------------------------------------------------------------
    - trade receivables                                  (496)        (894)         35        (262)         47           7
--------------------------------------------------------------------------------------------------------------------------
    - trade payables                                      938        1,691         967         728          45         (59)
--------------------------------------------------------------------------------------------------------------------------
    - other assets and liabilities                         79          142         786         156         (73)       (279)
--------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                   6,234       11,242      10,203       5,455       2,681       1,971
--------------------------------------------------------------------------------------------------------------------------
Purchase of fixed assets:
--------------------------------------------------------------------------------------------------------------------------
-Increase in equipment on operating leases             (4,219)      (7,608)     (6,101)     (5,205)     (6,977)     (6,171)
--------------------------------------------------------------------------------------------------------------------------
-Purchase of property, plant and equipment             (3,850)      (6,942)     (6,212)     (4,850)        (47)        (24)
--------------------------------------------------------------------------------------------------------------------------
-Purchase of other fixed assets                          (286)        (516)       (421)       (544)        (74)        (26)
--------------------------------------------------------------------------------------------------------------------------
Proceeds from disposal of equipment on operating
  leases                                                2,129        3,840       2,537       2,369       3,401       3,339
--------------------------------------------------------------------------------------------------------------------------
Proceeds from disposal of fixed assets                    552          996         976       1,086          41          11
--------------------------------------------------------------------------------------------------------------------------
Payment for acquisition of businesses                    (658)      (1,187)       (462)     (2,162)       (125)       (162)
--------------------------------------------------------------------------------------------------------------------------
Proceeds from disposal of businesses                    1,449        2,613       1,107          15          --         215
--------------------------------------------------------------------------------------------------------------------------
Acquisitions of securities (other than trading)        (2,951)      (5,322)     (1,319)       (928)          .          (9)
--------------------------------------------------------------------------------------------------------------------------
Proceeds from sales of securities (other than
  trading)                                                930        1,677       1,126         337           2           .
--------------------------------------------------------------------------------------------------------------------------
Additions to receivables from financial services       (8,740)     (15,761)    (10,697)     (7,880)    (15,755)    (10,718)
--------------------------------------------------------------------------------------------------------------------------
Repayments of receivables from financial services       5,697       10,273       7,572       5,778      10,273       7,572
--------------------------------------------------------------------------------------------------------------------------
Change in other cash                                      744        1,342        (260)      1,242          24           9
--------------------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                     (9,203)     (16,595)    (12,154)    (10,742)     (9,237)     (5,964)
--------------------------------------------------------------------------------------------------------------------------
Change in commercial paper borrowings and short-
  term financial liabilities                            1,330        2,399       4,915       2,932       2,208       2,221
--------------------------------------------------------------------------------------------------------------------------
Additions to long-term financial liabilities            4,199        7,572       2,678       1,521       6,668       4,322
--------------------------------------------------------------------------------------------------------------------------
Repayment of financial liabilities                     (1,254)      (2,262)     (5,675)     (1,687)     (2,013)     (2,838)
--------------------------------------------------------------------------------------------------------------------------
Dividends paid (Financial Services: including
  profit transferred
  from subsidiaries)                                     (321)        (579)        (10)       (580)       (240)       (362)
--------------------------------------------------------------------------------------------------------------------------
Proceeds from capital increases                           111          201         294          97         344         486
--------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES                   4,065        7,331       2,202       2,283       6,967       3,829
--------------------------------------------------------------------------------------------------------------------------
Effect of foreign exchange rate changes on cash
  and cash equivalents up to 3 months                     163          293         101        (143)          7           4
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents up to 3 months                            1,259        2,271         352      (3,147)        418        (160)
--------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS (UP TO 3 MONTHS):
--------------------------------------------------------------------------------------------------------------------------
    AT BEGINNING OF PERIOD                              1,786        3,220       2,868       6,015         262         422
--------------------------------------------------------------------------------------------------------------------------
    AT END OF PERIOD                                    3,045        5,491       3,220       2,868         680         262
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------
Net income (loss)
-------------------------------------------------
Income (Loss) applicable to minority interest
-------------------------------------------------
Adjustments to reconcile net income to net cash
  provided by operating activities:
-------------------------------------------------
  Tax benefit relating to a special distribution
-------------------------------------------------
  Gain on disposal of businesses
-------------------------------------------------
  Depreciation and amortization of equipment on
    operating leases
-------------------------------------------------
  Depreciation and amortization of fixed assets
-------------------------------------------------
  Change in deferred taxes
-------------------------------------------------
  Change in financial instruments
-------------------------------------------------
  (Gain) loss on disposal of fixed
    assets/securities
-------------------------------------------------
  Change in trading securities
-------------------------------------------------
  Change in accrued liabilities
-------------------------------------------------
  Change in current assets and liabilities:
-------------------------------------------------
    - inventories, net
-------------------------------------------------
    - trade receivables
-------------------------------------------------
    - trade payables
-------------------------------------------------
    - other assets and liabilities
-------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES
-------------------------------------------------
Purchase of fixed assets:
-------------------------------------------------
-Increase in equipment on operating leases
-------------------------------------------------
-Purchase of property, plant and equipment
-------------------------------------------------
-Purchase of other fixed assets
-------------------------------------------------
Proceeds from disposal of equipment on operating
  leases
-------------------------------------------------
Proceeds from disposal of fixed assets
-------------------------------------------------
Payment for acquisition of businesses
-------------------------------------------------
Proceeds from disposal of businesses
-------------------------------------------------
Acquisitions of securities (other than trading)
-------------------------------------------------
Proceeds from sales of securities (other than
  trading)
-------------------------------------------------
Additions to receivables from financial services
-------------------------------------------------
Repayments of receivables from financial services
-------------------------------------------------
Change in other cash
-------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES
-------------------------------------------------
Change in commercial paper borrowings and short-
  term financial liabilities
-------------------------------------------------
Additions to long-term financial liabilities
-------------------------------------------------
Repayment of financial liabilities
-------------------------------------------------
Dividends paid (Financial Services: including
  profit transferred
  from subsidiaries)
-------------------------------------------------
Proceeds from capital increases
-------------------------------------------------
CASH PROVIDED BY FINANCING ACTIVITIES
-------------------------------------------------
Effect of foreign exchange rate changes on cash
  and cash equivalents up to 3 months
-------------------------------------------------
Net increase (decrease) in cash and cash
  equivalents up to 3 months
-------------------------------------------------
CASH AND CASH EQUIVALENTS (UP TO 3 MONTHS):
-------------------------------------------------
    AT BEGINNING OF PERIOD
-------------------------------------------------
    AT END OF PERIOD
-------------------------------------------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                                DAIMLER-BENZ AG

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                 (IN MILLIONS OF DM, EXCEPT PER SHARE AMOUNTS)

                                                                                                         OTHER EQUITY
                                                                                                  --------------------------
                                                                        ADDITIONAL                CUMULATIVE    AVAILABLE-
                                                             CAPITAL      PAID-IN     RETAINED    TRANSLATION    FOR-SALE
                                                              STOCK       CAPITAL     EARNINGS    ADJUSTMENT    SECURITIES
----------------------------------------------------------------------------------------------------------------------------
BALANCE AT JANUARY 1, 1995                                      2,565        4,904       22,564         (590)           (8)
Dividends paid (DM 1.08 per share)                                 --           --         (564)          --            --
Net loss                                                           --           --       (5,729)          --            --
Issuance of capital stock                                           3           44           --           --            --
Currency translation                                               --           --           --         (449)           --
Unrealized gain on available-for-sale securities                   --           --           --           --           120
----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                                    2,568        4,948       16,271       (1,039)          112
----------------------------------------------------------------------------------------------------------------------------
Net income                                                         --           --        2,762           --            --
Issuance of capital stock                                           9          132           --           --            --
Currency translation                                               --           --           --          523            --
Unrealized gain on available-for-sale securities                   --           --           --           --           107
----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                    2,577        5,080       19,033         (516)          219
----------------------------------------------------------------------------------------------------------------------------
Dividends paid (DM 1.08 per share)                                 --           --         (567)          --            --
Net income                                                         --           --        8,042           --            --
Issuance of capital stock                                           7          167           --           --            --
Currency translation                                               --           --           --          752            --
Unrealized gain on available-for-sale securities                   --           --           --           --           291
----------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                    2,584        5,247       26,508          236           510
----------------------------------------------------------------------------------------------------------------------------


                                                             TOTAL
---------------------------------------------------------
BALANCE AT JANUARY 1, 1995                                    29,435
Dividends paid (DM 1.08 per share)                              (564)
Net loss                                                      (5,729)
Issuance of capital stock                                         47
Currency translation                                            (449)
Unrealized gain on available-for-sale securities                 120
---------------------------------------------------------
BALANCE AT DECEMBER 31, 1995                                  22,860
---------------------------------------------------------
Net income                                                     2,762
Issuance of capital stock                                        141
Currency translation                                             523
Unrealized gain on available-for-sale securities                 107
---------------------------------------------------------
BALANCE AT DECEMBER 31, 1996                                  26,393
---------------------------------------------------------
Dividends paid (DM 1.08 per share)                              (567)
Net income                                                     8,042
Issuance of capital stock                                        174
Currency translation                                             752
Unrealized gain on available-for-sale securities                 291
---------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                                  35,085
---------------------------------------------------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                                DAIMLER-BENZ AG

                       CONSOLIDATED FIXED ASSETS SCHEDULE

                              (IN MILLIONS OF DM)

                                                                       ACQUISITION OR MANUFACTURING COSTS
                                                --------------------------------------------------------------------------------
                                                BALANCE AT                 ACQUISITIONS/
                                                JANUARY 1,    CURRENCY     DISPOSALS OF                  RECLASSI-
                                                   1997        CHANGE       BUSINESSES      ADDITIONS    FICATIONS    DISPOSALS
--------------------------------------------------------------------------------------------------------------------------------
Other intangible assets                                899           25              7            247           11          153
Goodwill                                             2,328           25           (281)           397            '           58
--------------------------------------------------------------------------------------------------------------------------------
INTANGIBLE ASSETS                                    3,227           50           (274)           644           11          211
--------------------------------------------------------------------------------------------------------------------------------
Land, leasehold improvements and buildings
  including buildings on land owned by others       20,960          187             44            972          804          516
Technical equipment and machinery                   25,535           99            159          2,331        1,097        1,660
Other equipment, factory and office equipment       15,625          137            (15)         1,888          300        1,495
Advance payments relating to plant and
  equipment and construction in progress             3,111          108             (4)         2,081       (2,220)         152
--------------------------------------------------------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT                       65,231          531            184          7,272          (19)       3,823
--------------------------------------------------------------------------------------------------------------------------------
Investments in affiliated companies                    898            4            (16)           311           (7)         381
Loans to associated and affiliated companies            23            .              0            138            1          160
Investments in associated companies                  1,319            2             22             48            0        1,134
Investments in related companies                     1,037           26              2            466            7          154
Loans to associated and related companies              180            0              '              1            '           81
Long-term securities                                   752            3              '            384            0          116
Other loans                                            730            1              '            125            '          124
--------------------------------------------------------------------------------------------------------------------------------
INVESTMENTS AND LONG-TERM FINANCIAL ASSETS           4,939           36              8          1,473            1        2,150
--------------------------------------------------------------------------------------------------------------------------------
                                                    73,397          617            (82)         9,389           (7)       6,184
--------------------------------------------------------------------------------------------------------------------------------
LEASED EQUIPMENT(2)                                 15,201        1,560              5          7,608            7        5,426
--------------------------------------------------------------------------------------------------------------------------------


                                                 BALANCE AT
                                                DECEMBER 31,
                                                    1997
----------------------------------------------
Other intangible assets                               1,036
Goodwill                                              2,411
----------------------------------------------
INTANGIBLE ASSETS                                     3,447
----------------------------------------------
Land, leasehold improvements and buildings
  including buildings on land owned by others        22,451
Technical equipment and machinery                    27,561
Other equipment, factory and office equipment        16,440
Advance payments relating to plant and
  equipment and construction in progress              2,924
----------------------------------------------
PROPERTY, PLANT AND EQUIPMENT                        69,376
----------------------------------------------
Investments in affiliated companies                     809
Loans to associated and affiliated companies              2
Investments in associated companies                     257
Investments in related companies                      1,384
Loans to associated and related companies               100
Long-term securities                                  1,023
Other loans                                             732
----------------------------------------------
INVESTMENTS AND LONG-TERM FINANCIAL ASSETS            4,307
----------------------------------------------
                                                     77,130
----------------------------------------------
LEASED EQUIPMENT(2)                                  18,955
----------------------------------------------

(1) Currency translation changes with period end rates.

(2) Excluding initial direct costs. See Note 8.

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                                DAIMLER-BENZ AG

                              (IN MILLIONS OF DM)

                                     DEPRECIATION/AMORTIZATION                                              BOOK VALUE(1)
---------------------------------------------------------------------------------------------------  ----------------------------
BALANCE AT                   ACQUISITIONS/                                             BALANCE AT     BALANCE AT     BALANCE AT
JANUARY 1,     CURRENCY      DISPOSALS OF                   RECLASSI-                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
   1997         CHANGE        BUSINESSES      ADDITIONS     FICATIONS     DISPOSALS       1997           1997           1996
---------------------------------------------------------------------------------------------------  ----------------------------
       560            12               7            160             8            80           667            369            339
       716             8            (125)           299             '            33           865          1,546          1,612

---------------------------------------------------------------------------------------------------  ----------------------------
     1,276            20            (118)           459             8           113         1,532          1,915          1,951
---------------------------------------------------------------------------------------------------  ----------------------------
    12,407            61              30            780           (47)          270        12,961          9,490          8,553
    21,591            48             144          2,104            38         1,578        22,347          5,214          3,944
    13,000            86              (9)         1,698            (5)        1,360        13,410          3,030          2,625
         8             '               0              2            (1)            7             2          2,922          3,103
---------------------------------------------------------------------------------------------------  ----------------------------
    47,006           195             165          4,584           (15)        3,215        48,720         20,656         18,225
---------------------------------------------------------------------------------------------------  ----------------------------
       186             1               0             29             0            54           162            647            712
         2             '               0              4             .             6             '              2             21
       602             '               0             15             '           617             '            257            717
       395             1               2            104             0             5           497            887            642
        74             0               '              '             '             2            72             28            106
        11             '               '              0             0             6             5          1,018            741
       133            (1)              0              3             '            17           118            614            597
---------------------------------------------------------------------------------------------------  ----------------------------
     1,403             1               2            155             '           707           854          3,453          3,536
---------------------------------------------------------------------------------------------------  ----------------------------
    49,685           216              49          5,198            (7)        4,035        51,106         26,024         23,712
---------------------------------------------------------------------------------------------------  ----------------------------
     3,378           445               '          2,323             7         1,976         4,177         14,778         11,823
---------------------------------------------------------------------------------------------------  ----------------------------

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL
                                  STATEMENTS.

                                DAIMLER-BENZ AG

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

BASIS OF PRESENTATION

1. SUMMARY OF ACCOUNTING POLICIES

    GENERAL -- The consolidated financial statements of Daimler-Benz Aktiengesellschaft and subsidiaries ("Daimler-Benz" or the "Group") have been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"), except that the Group has accounted for certain joint ventures in accordance with the proportionate method of consolidation (see Note
2). All amounts herein are shown in millions of Deutsche Marks ("DM" or "marks") and for the year 1997 are also presented in U.S. dollars ("dollars" or "$"), the latter being unaudited and presented solely for the convenience of the reader at the rate of DM 1.8033, the Noon Buying Rate of the Federal Reserve Bank of New York on June 30, 1998.

    Certain prior year amounts have been reclassified to conform to the 1997 presentation. Liabilities to affiliated companies and liabilities from capital lease and residual value guarantees have been reclassified to financial liabilities in the consolidated balance sheets. The consolidated statements of income have been reclassified to better conform to the Fourth and Seventh Directives of the European Community and in anticipation of the changes in German legal reporting requirements (KAPITALAUFNAHMEERLEICHTERUNGSGESETZ). These changes had no impact on reported results of operations or stockholders' equity.

    Commercial practices with respect to certain of the products manufactured by Daimler-Benz necessitate that sales financing, including leasing alternatives, be made available to the Group's customers. Accordingly, the Group's consolidated financial statements are significantly influenced by activities of a number of "captive" financing entities. To enhance the readers' understanding of the Group's consolidated financial statements, the accompanying financial statements present, in addition to the consolidated financial statements, information with respect to the financial position, results of operations and cash flows of the Group's financial services business activities. Such information, however, is not required by U.S. GAAP and is not intended to, and does not represent the separate U.S. GAAP financial position, results of operations or cash flows of the Group's financial services business activities. Amounts with respect to the financial services business are presented prior to intercompany eliminations of transactions with other Group companies.

    CONSOLIDATION -- All material companies in which Daimler-Benz has legal or effective control are consolidated. Significant investments in which Daimler-Benz has an ownership interest in the range of 20% to 50% ("associated companies") are generally included using the equity method of accounting. For certain investments in joint ventures, Daimler-Benz uses the proportionate method of consolidation (see Note 2). Other investments are accounted for at cost ("affiliated companies").

    The Group accounts for its business combinations under the purchase accounting method. As such, all assets acquired and liabilities assumed are recorded at fair value. An excess of the purchase price over the fair value of net assets acquired is capitalized as goodwill and amortized over the estimated period of benefit on a straight-line basis.

    The effects of intercompany transactions have been eliminated.

    FOREIGN CURRENCIES -- Currency translation is based upon the Statement of Financial Accounting Standards (SFAS) 52 "Foreign Currency Translation," whereby the assets and liabilities of foreign subsidiaries where the functional currency is the local currency are generally translated using period end exchange rates while the income statements are translated using average exchange rates during the period.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

Differences arising from the translation of assets and liabilities in comparison with the translation of the previous periods are included as a separate component of stockholders' equity.

    The assets and liabilities of foreign subsidiaries operating in highly inflationary economies are remeasured into DM on the basis of period end rates for monetary assets and liabilities and at historical rates for non-monetary items, with resulting translation gains and losses being recognized in income. Further, in such economies, depreciation and gains and losses from the disposal of non-monetary assets are determined using historical rates.

    The exchange rates of the more important currencies used in preparation of the consolidated financial statements were as follows:

                                                        EXCHANGE RATE(1) AT          ANNUAL AVERAGE EXCHANGE RATE
                                                   DECEMBER 31,     DECEMBER 31,
                                                       1997             1996          1997       1996       1995
CURRENCY:                                               DM               DM            DM         DM         DM

-------------------------------------------------------------------------------------------------------------------
Brazil                               1 BRL                1.61             1.49          1.61       1.50       1.56
-------------------------------------------------------------------------------------------------------------------
France                               1FRF                 0.30             0.30          0.30       0.29       0.29
-------------------------------------------------------------------------------------------------------------------
Great Britain                        1 GBP                2.98             2.63          2.84       2.35       2.26
-------------------------------------------------------------------------------------------------------------------
Italy                                1000 ITL             1.02             1.02          1.02       0.98       0.88
-------------------------------------------------------------------------------------------------------------------
Japan                                100 JPY              1.38             1.34          1.44       1.38       1.53
-------------------------------------------------------------------------------------------------------------------
Spain                                100 ESP              1.18             1.19          1.18       1.18       1.15
-------------------------------------------------------------------------------------------------------------------
USA                                  1 USD                1.79             1.55          1.73       1.50       1.43
-------------------------------------------------------------------------------------------------------------------

(1) Official rates fixed at the Frankfurt Currency Exchange.

    REVENUE RECOGNITION -- Revenue is recognized when title passes or services are rendered net of discounts, customer bonuses and rebates granted. Revenue on long-term contracts is generally recognized under the percentage-of-completion method based upon contractual milestones or performance. Revenue from finance receivables is recorded on the interest method. Operating lease income is recorded when earned. Revenues also include proceeds from the sale of leased equipment.

    PRODUCT-RELATED EXPENSES -- Expenditures for advertising and sales promotion and for other sales-related expenses are charged to expense as incurred. Provisions for estimated costs related to product warranty are made at the time the products are sold. Research and development costs are expensed as incurred.

    EARNINGS PER SHARE -- Effective December 31, 1997, the Company adopted SFAS 128 "Earnings per Share". Accordingly, basic and diluted earnings (loss) per share for each year presented have been determined in accordance with the provisions of SFAS 128. Basic earnings (loss) per share has been calculated by dividing net income (loss) by the weighted average number of shares outstanding. Diluted earnings (loss) per share reflects the potential dilution that would occur if all securities and other contracts to issue common stock were exercised or converted (see Note 25). Net income (loss) represents the earnings (loss) of the Group after minority interests.

    INTANGIBLE ASSETS -- Purchased intangible assets are valued at acquisition cost and are amortized over their respective useful lives (3 to 10 years). Goodwill derived from acquisitions is capitalized and amortized over 3 to 20 years. The Group periodically assesses the recoverability of its goodwill based upon projected future cash flows.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment is valued at acquisition or manufacturing costs less accumulated depreciation. Depreciation expense is recognized using the declining balance method until the straight-line method yields larger expenses. Depreciation expense based exclusively on fiscal
(tax) regulations is not recognized. The costs of internally produced equipment and facilities includes all direct costs and allocable manufacturing overhead. Costs of the construction of certain long-term assets include capitalized interest which is amortized over the estimated useful life of the related asset. The following useful lives are assumed: buildings -- 17 to 50 years; site improvements -- 8 to 20 years; technical equipment and machinery -- 3 to 20 years; and other equipment, factory and office equipment -- 2 to 10 years.

    LEASING -- The Group is a lessee of property, plant and equipment and lessor of equipment, principally passenger cars and commercial vehicles. All leases that meet certain specified criteria intended to represent situations where the substantive risks and rewards of ownership have been transferred to the lessee are accounted for as capital leases. All other leases are accounted for as operating leases. Equipment on operating lease, where the Group is lessor, is valued at acquisition cost and generally depreciated over the assets' useful lives, generally three to seven years, using the straight-line method.

    CURRENT ASSETS -- Current assets represent the Group's inventories, receivables, securities and cash, including amounts due in excess of one year.

    MARKETABLE SECURITIES AND INVESTMENTS -- Securities are accounted for at fair values, if readily determinable. Unrealized gains and losses on trading securities, that is, securities bought principally for the purposes of selling them in the near term, are included in income. Unrealized gains and losses on available-for-sale securities are included in stockholders' equity, net of applicable deferred income taxes. All other securities are recorded at cost. Unrealized losses on all marketable securities and investments that are other than temporary are recognized in earnings.

    INVENTORIES -- Inventory is valued at the lower of acquisition or manufacturing cost or market, cost being generally determined on the basis of an average or first-in, first-out method (FIFO). Certain of the Group's U.S. businesses' inventories are valued using the last-in, first-out method (LIFO). Manufacturing costs comprise direct material and labor and applicable manufacturing overheads, including depreciation charges.

    FINANCIAL INSTRUMENTS -- Daimler-Benz uses derivative financial instruments for hedging purposes. Financial instruments, including derivatives (especially currency futures and currency options, security options, interest and currency swaps), which are not designated as hedges of specific assets, liabilities, or firm commitments are marked to market and any resulting unrealized gains or losses are recognized in income. If there is a direct connection between a derivative financial instrument and an underlying transaction and a derivative is so designated, a valuation unit is formed. Once allocated, gains and losses from these valuation units, which are used to manage interest rate and currency risks of identifiable assets, liabilities, or firm commitments, do not affect income until the underlying transaction is realized (see Note 23 d).

    ACCRUED LIABILITIES -- The valuation of pension liabilities is based upon the projected unit credit method in accordance with SFAS 87 "Employers' Accounting for Pensions." An accrued liability for taxes and other contingencies is recorded when an obligation to a third party has been incurred, the payment is probable and the amount can be reasonably estimated. In determining other accrued liabilities -- including warranties, contract costs and estimated future losses on open contracts -- all applicable costs

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

are taken into consideration including price increases. The effects of accrued liabilities relating to personnel and social costs are valued at their net present value where appropriate.

    USE OF ESTIMATES -- The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent amounts at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    ACCOUNTING PRONOUNCEMENTS NOT YET APPLIED -- In June 1997, the Financial Accounting Standards Board issued SFAS 130 "Reporting Comprehensive Income" which is effective for fiscal years beginning after December 15, 1997. SFAS 130 requires that changes in the amounts of certain items, including foreign currency translation adjustments and gains and losses on certain securities be shown in the financial statements. SFAS 130 does not require a specific format for the financial statement in which comprehensive income is reported, but does require that an amount representing total comprehensive income be reported in that statement.

    Also in June 1997, the Financial Accounting Standards Board issued SFAS 131 "Disclosures about Segments of an Enterprise and Related Information" which is effective for fiscal years beginning after December 15, 1997. The Statement provides guidance in the reporting of information about segments of an entity's business in annual and interim financial statements and also requires entity-wide disclosures about products and services an entity provides, the material countries in which it holds assets and reports revenues, and its major customers. The Company is in the process of determining the impact of SFAS 131 on its reported segments.

    In February 1998, the Financial Accounting Standards Board issued SFAS 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS 132 amends the disclosure requirements of SFAS 87, SFAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pensions Plans and for Termination Benefits," and SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." SFAS 132 standardizes the disclosure requirements of SFAS 87 and SFAS 106 to the extent practicable and recommends a parallel format for presenting information about pensions and other postretirement benefits. The Group will adopt the provisions of SFAS 132 in its 1998 consolidated financial statements.

2. SCOPE OF CONSOLIDATION

    SCOPE OF CONSOLIDATION -- Daimler-Benz comprises 300 foreign and domestic subsidiaries (1996: 297) and 92 joint ventures (1996: 82); the latter are generally accounted for on a pro rata basis. 12 subsidiaries are accounted for in the consolidated financial statements using the equity method of accounting. During 1997, 44 subsidiaries and 15 joint ventures were included in the consolidated financial statements for the first time. A total of 41 subsidiaries and 5 joint ventures left the consolidated group. Significant effects of changes in the consolidated group on the consolidated balance sheets and the consolidated statements of income are explained further in the notes to the consolidated financial statements. A total of 285 subsidiaries (1996: 315) are not consolidated as their combined influence on the financial position, results of operations, and cash flows of the Group is not material. The effect of such non-consolidated subsidiaries on the 1997 consolidated assets, revenues and net earnings of Daimler-Benz was less than 2%. In addition, 6 (1996: 10) companies administering pension funds whose assets are subject to restrictions have not been included in the consolidated financial statements. The consolidated financial statements include 122

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

associated companies. At December 31, 1997, 11 associated companies are accounted for in the consolidated financial statements using the equity method of accounting. The remaining associated companies are recorded under investments in related companies in as much as these companies are not material for the respective presentation of the financial position, results of operations and cash flows of the Group.

    INVESTMENT IN ADTRANZ -- In December 1995, the Group and Asea Brown Boveri Ltd. ("ABB") completed formation of a joint venture of their rail systems businesses to be known as Adtranz. As part of the formation of Adtranz, the Group and ABB entered into an option agreement whereby, for certain periods during 1998 through 2005, the Group has the right (call option) to purchase ABB's 50% interest in Adtranz for U.S. $1,800 plus a premium calculated on the basis of Adtranz' meeting or exceeding certain future earnings thresholds. In addition, for certain periods during 1998 through 2005, ABB has the right (put option) to require the Group to purchase ABB's 50% interest in Adtranz at prices calculated in accordance with the same criteria except that the price for the put option is lower than the price for the call option assuming the same future earnings.

    Since January 1, 1996 the Group accounts for its investment in Adtranz, including its 63 (1997: 71) subsidiaries, using the proportionate method of consolidation. Accordingly, Daimler-Benz reports its 50% interest of the assets and liabilities, revenues and expenses and cash flows in Adtranz. The Group believes that such method of financial statement presentation, which is permitted by the regulations of the Seventh Directive of the European Community and the Standards of the International Accounting Standards Committee, better illustrates its consolidated financial position, results of operations and cash flows to the reader of the Group's consolidated financial statements.

    Under U.S. GAAP, Daimler-Benz' investment in Adtranz is required to be accounted for using the equity method of accounting. The differences in accounting treatment between the proportionate and equity methods would not affect reported stockholders' equity or net income of Daimler-Benz. Under the equity method of accounting, Daimler-Benz' net investment in Adtranz would be included within investments in the balance sheet and its share of the net income or loss of Adtranz together with the amortization of the excess of the cost of its investment over its share of the investment's net assets would be reported as a net amount in financial income, net in the Group's statement of income. Additionally, Adtranz would have an impact on the Group's reported cash flows only to the extent the Group received cash dividends. For purposes of its United States financial reporting obligation, Daimler-Benz has requested and received permission from the United States Securities and Exchange Commission ("SEC") to prepare its consolidated financial statements with this departure from U.S. GAAP.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Summarized consolidated financial information of Adtranz follows. The amounts represent those used in the Daimler-Benz consolidation, including goodwill resulting from the formation of Adtranz. Other companies included in the consolidation according to the proportionate method are not material.

                                                                                        AT
BALANCE SHEET INFORMATION                                                          DECEMBER 31,
                                                                                 1997       1996

---------------------------------------------------------------------------------------------------
Fixed assets(1)                                                                    1,581      1,766
---------------------------------------------------------------------------------------------------
Current assets                                                                     1,840      1,429
---------------------------------------------------------------------------------------------------
Total assets                                                                       3,421      3,195
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
Stockholders' equity                                                               1,393      1,374
---------------------------------------------------------------------------------------------------
Minority interest                                                                     12         13
---------------------------------------------------------------------------------------------------
Accrued liabilities                                                                  970        886
---------------------------------------------------------------------------------------------------
Liabilities                                                                        1,046        922
---------------------------------------------------------------------------------------------------
Stockholders' equity and liabilities                                               3,421      3,195
---------------------------------------------------------------------------------------------------

        (1) Includes net goodwill resulting from the formation of Adtranz of DM 850 and 1,039 in 1997 and 1996, respectively.

                                                                               YEAR ENDED DECEMBER
STATEMENT OF OPERATIONS INFORMATION                                              1997  31,  1996
---------------------------------------------------------------------------------------------------
Revenues                                                                           3,190      2,835

---------------------------------------------------------------------------------------------------
Operating loss(1)                                                                   (330)       (16)
---------------------------------------------------------------------------------------------------
Net loss                                                                            (302)       (95)
---------------------------------------------------------------------------------------------------

        (1) The operating loss for 1997 includes an impairment charge on goodwill (DM 120); includes interest on advance payments received on long-term contracts (1997: DM 111; 1996:
DM 122).

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

CASH FLOW INFORMATION
                                                                                      YEAR ENDED
                                                                                     DECEMBER 31,
                                                                                      1997       1996
-----------------------------------------------------------------------------------------------------
Cash flow from:
-- Operating activities                                                                141       (452)
-----------------------------------------------------------------------------------------------------
-- Investing activities                                                                (24)       125
-----------------------------------------------------------------------------------------------------
-- Financing activities                                                                (98)        81
-----------------------------------------------------------------------------------------------------
Effect of foreign exchange on cash                                                       .          7
-----------------------------------------------------------------------------------------------------
Change in cash (up to 3 months)                                                         19       (239)
-----------------------------------------------------------------------------------------------------
Cash (up to 3 months) at beginning of period                                           285        524
-----------------------------------------------------------------------------------------------------
Cash (up to 3 months) at end of period                                                 304        285
-----------------------------------------------------------------------------------------------------

    Cash up to 3 months includes DM 99 (1996: DM 116) held by Daimler-Benz AG in connection with internal cash concentration procedures.

3. BUSINESS REORGANIZATION MEASURES

    During 1995 and extending into 1996, the Group implemented certain measures designed to increase the Group's competitiveness and earnings. Such measures consisted principally of:

        (a) Beginning in 1995 and continuing in 1996, the Group spun off certain non-core businesses and other net assets of AEG Aktiengesellschaft ("AEG") into EHG Elektro Holding GmbH, closed the AEG corporate headquarters and merged AEG with Daimler-Benz AG. Thereafter the divestitures of the Energy Systems Technology and Automation Divisions were completed. In June 1996, the shareholders of AEG approved the merger of AEG with Daimler-Benz AG and in September 1996, effective January 1, 1996, such merger was formally registered in the commercial register. As part of the merger, the Group purchased the outstanding minority interest of AEG. In connection with the foregoing transactions, the Group recorded charges to 1996 operations of approximately DM 300 (1995: DM 1,600).

        (b) In January 1996, Daimler-Benz announced that, effective immediately, it would discontinue financial support for NV Koninklijke Nederlandse Vliegtuigenfabriek ("Fokker"), a Dutch aircraft manufacturer. Subsequent to the announcement Fokker requested and received, in accordance with Dutch law, protection from its creditors. In connection therewith, control of Fokker was placed with a third-party administrator. On March 15, 1996, Fokker formally filed for bankruptcy under the laws of The Netherlands. The Group recorded a charge in the 1995 statement of income of DM 2,158 for discontinuing such investment. During 1996 the Group realized gains of approximately DM 100 from the proceeds of sales of certain inventories in excess of the inventories' previously written-down value.

        (c) Beginning in 1994 and accelerating in 1995, the DM appreciated significantly against the U.S. dollar, the currency in which a significant percentage of Aerospace revenues are denominated. An appreciation of the DM relative to the U.S. dollar results in the Group receiving, when converted to DM, less revenue (and cash proceeds) from the sales of its products. In addition, Aerospace continued to suffer significant operating losses as a result of continued low levels of demand in the aircraft market and shrinking government budgets in the space and defense sectors. As a result of the foregoing the Group instituted comprehensive cost-cutting and restructuring measures, including personnel reductions of approximately 4,000 employees in Germany and the sale of three German production facilities. The Group recorded a charge of DM 878 in the 1995 statement of income to

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    cover the cost of such measures. In addition, Daimler-Benz also recorded a charge of DM 2,558 in 1995 to write off goodwill relating to the acquisition of certain businesses included within Aerospace and to write down certain long-term assets.

        During 1996, the aerospace industry experienced a significant increase in demand. As a consequence, higher production requirements resulted, especially for Daimler-Benz Aerospace Airbus GmbH, in a reduction of the provision made in 1995 for restructuring measures by approximately DM 300.

        (d) During 1996, the Group contributed its Dornier aircraft business into a newly formed holding company 80% owned by Fairchild Industries Corporation, an American aircraft manufacturer. In connection therewith, the Group recorded charges in 1996 of approximately DM 435, of which a portion included the businesses' loss from operations up to the date of contribution. The Group is accounting for its 20% investment in the holding company using the equity method of accounting.

    In January 1997, Daimler-Benz sold its interests in AEG Electrocom GmbH and AEG ElectroCom International, Inc. (recognition and sorting systems) to Siemens AG resulting in a gain of DM 216.

    In July 1997, debis AG, a subsidiary of Daimler-Benz AG, terminated its strategic relationship with Cap Gemini Sogeti S.A. through the sale of its 24.4% interest resulting in a gain of DM 822.

NOTES TO THE CONSOLIDATED STATEMENTS OF INCOME

4. FUNCTIONAL COSTS AND OTHER EXPENSES

    Cost of sales includes materials expenses as follows:

                                                                       YEAR ENDED DECEMBER 31,
                                                                     1997       1996       1995

--------------------------------------------------------------------------------------------------
Cost of raw materials, supplies, and resale products                  58,245     51,028     48,440
--------------------------------------------------------------------------------------------------
Cost of purchased services                                            12,263      9,844     11,770
--------------------------------------------------------------------------------------------------
                                                                      70,508     60,872     60,210
--------------------------------------------------------------------------------------------------

    Selling, administrative and other expenses are comprised of the following:

                                                                       YEAR ENDED DECEMBER 31,
                                                                     1997       1996       1995

--------------------------------------------------------------------------------------------------
Selling expenses                                                      11,867     10,401     10,507
--------------------------------------------------------------------------------------------------
Administration expenses                                                3,567      3,345      3,494
--------------------------------------------------------------------------------------------------
Expenses from reorganization of the Group                                 --        319      3,755
--------------------------------------------------------------------------------------------------
Goodwill amortization and writedowns                                     299        142      1,999
--------------------------------------------------------------------------------------------------
Other expenses                                                         1,700      1,748      1,079
--------------------------------------------------------------------------------------------------
                                                                      17,433     15,955     20,834
--------------------------------------------------------------------------------------------------

    Cost of sales and functional costs include other taxes of DM 198 (1996: DM 280; 1995: DM 241).

    Expenses arising in 1996 and 1995 from the reorganization of the Group relate exclusively to Fokker and the restructuring of the former AEG-DBI (see
Note 3). Other expenses primarily include charges not allocated to cost of sales, selling expenses, and administration expenses. In addition, expenses amounting

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

to DM 721 related to the repayment of development cost subsidies were recorded under other expenses in 1997 (see Note 22).

    Personnel expenses included in the statement of income are comprised of:

                                                                   YEAR ENDED DECEMBER 31,
                                                                 1997       1996       1995

----------------------------------------------------------------------------------------------
Wages and salaries                                                24,021     22,064     24,265
----------------------------------------------------------------------------------------------
Social levies                                                      4,530      4,003      4,493
----------------------------------------------------------------------------------------------
Pensions cost (see Note 17 a)                                      1,493      1,564      1,613
----------------------------------------------------------------------------------------------
Other expenses for pensions and retirements                          157        178        201
----------------------------------------------------------------------------------------------
                                                                  30,201     27,809     30,572
----------------------------------------------------------------------------------------------

    Number of employees (weighted annual average):

                                                                   YEAR ENDED DECEMBER 31,
                                                                 1997       1996       1995

----------------------------------------------------------------------------------------------
Hourly employees                                                 165,104    164,523    173,510
----------------------------------------------------------------------------------------------
Salaried employees                                               118,057    115,041    135,217
----------------------------------------------------------------------------------------------
Trainess/apprentices                                              12,353     11,704     12,495
----------------------------------------------------------------------------------------------
                                                                 295,514    291,268    321,222
----------------------------------------------------------------------------------------------

    In 1997, 34,448 people (1996: 34,655 people; 1995: 12,365 people) were employed in joint venture companies.

    In 1997, the total remuneration paid by Group companies to the members of the Board of Management of Daimler-Benz AG amounted to DM 20, and the remuneration paid to the members of the Supervisory Board of Daimler-Benz AG totaled DM 2. Additionally, the board subscribed for convertible bonds within the 1997 Stock Option Plan at a notional amount of DM 1.2.

    To determine the fair value of the option rights of convertible bonds, option pricing models may be used. As such, the resulting fair values can fluctuate significantly based upon the underlying assumptions. Accordingly, generally uniform and consistent values are not available. See Note 16 in respect for the valuation of the option rights including the underlying assumptions and conditions of converting the option rights in accordance with SFAS 123 "Accounting for Stock-Based Compensation."

    Disbursements to former members of the Board of Management of Daimler-Benz AG and their survivors amounted to DM 18. An amount of DM 123 has been accrued in the financial statements of Daimler-Benz AG for pension obligations to former members of the Board of Management and their survivors. Beginning in 1997, Daimler-Benz AG also recognizes pension obligations in accordance with U.S. GAAP in its German Statutory Financial Statements. As of December 31, 1997, there existed no advances and loans to members of the Board of Management of Daimler-Benz AG.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

5. FINANCIAL INCOME, NET

                                                                                          YEAR ENDED DECEMBER 31,
                                                                                        1997       1996       1995
---------------------------------------------------------------------------------------------------------------------
Income from investments of which from affiliated companies DM 33                            125        419        518
  (1996: DM 39; 1995: DM 36)
---------------------------------------------------------------------------------------------------------------------
Gains (losses), net from disposals of investments and shares in affiliated and              897        (18)        (4)
  associated companies
---------------------------------------------------------------------------------------------------------------------
Write-down of investments and shares in affiliated companies                               (148)      (107)      (121)
---------------------------------------------------------------------------------------------------------------------
Income (loss) from companies included at equity                                              68       (128)      (665)
---------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) FROM INVESTMENTS, NET                                                         942        166       (272)
---------------------------------------------------------------------------------------------------------------------

Other interest and similar income of which from affiliated companies DM 20 (1996: DM      2,289      1,641      1,729
  24; 1995 DM 5)
---------------------------------------------------------------------------------------------------------------------
Interest and similar expenses                                                              (971)      (872)    (1,184)
---------------------------------------------------------------------------------------------------------------------
INTEREST INCOME, NET                                                                      1,318        769        545
---------------------------------------------------------------------------------------------------------------------

Income from securities and long-term receivables                                             31         17         65
---------------------------------------------------------------------------------------------------------------------
Gains from sales of securities                                                              166        111        246
---------------------------------------------------------------------------------------------------------------------
Write-down of securities and long-term receivables                                          (19)        (6)      (130)
---------------------------------------------------------------------------------------------------------------------
Realized and unrealized gains (losses) on financial instruments                          (1,723)      (763)       286
---------------------------------------------------------------------------------------------------------------------
Other, net                                                                                  (97)       202        189
---------------------------------------------------------------------------------------------------------------------
OTHER FINANCIAL INCOME (LOSS), NET                                                       (1,642)      (439)       656
---------------------------------------------------------------------------------------------------------------------
                                                                                            618        496        929
---------------------------------------------------------------------------------------------------------------------

    The Group capitalized interest expenses related to qualifying construction projects of DM 69 (1996: DM 49; 1995: DM 29).

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

6. INCOME TAXES

    Income (loss) before income taxes and minority shares amounted to DM 4,249 (1996: DM 1,961; 1995: DM (7,233)), of which DM 2,936 was generated by the
Group's operations in Germany (1996: DM 1,200; 1995: DM (6,874)).

    The provisions for income taxes (credit) follow:

                                                                      YEAR ENDED DECEMBER 31,
                                                                    1997       1996       1995

-------------------------------------------------------------------------------------------------
Current taxes:
-------------------------------------------------------------------------------------------------
    Germany                                                          (2,881)       404        231
-------------------------------------------------------------------------------------------------
    Foreign                                                             686        456        715
-------------------------------------------------------------------------------------------------
Deferred taxes:
-------------------------------------------------------------------------------------------------
    Germany                                                          (1,780)    (1,448)    (2,258)
-------------------------------------------------------------------------------------------------
    Foreign                                                              (7)      (124)      (308)
-------------------------------------------------------------------------------------------------
                                                                     (3,982)      (712)    (1,620)
-------------------------------------------------------------------------------------------------

    German corporate tax law applies a split-rate imputation with regard to the taxation of the income of a corporation and its shareholders. In accordance with the tax law in effect for fiscal 1997, retained corporate income is initially subject to a federal corporation tax of 45% plus a solidarity surcharge of 7.5% on the federal corporate tax payable. Including the impact of the surcharge, the federal corporate tax rate amounts to 48.375%. Upon distribution of retained earnings to stockholders, the corporate income tax rate on the earnings is adjusted to 30%, plus a solidarity surcharge of 7.5% on the distribution corporate tax, for a total of 32.25%, by means of a refund for taxes previously paid. Upon distribution of retained earnings in the form of a dividend, stockholders who are taxpayers in Germany are entitled to a tax credit in the amount of federal income taxes previously paid by the corporation.

    While the current taxes are calculated on the basis of the tax rate in effect for 1997, calculation of the deferred taxes is based on the rate in effect as of January 1, 1998. Effective January 1, 1998, the solidarity surcharge on the federal corporate tax payable is reduced from 7.5% to 5.5%. As a result, for German companies, the deferred taxes are calculated on an effective corporate income tax rate of 47.475% plus the after federal tax benefit rate for trade tax of 8.525%. Temporary differences at December 31, 1997 of the Group's German operations have been tax effected at the reduced rate. The effect of the tax rate reduction on year-end deferred tax balances is reflected in the reconciliation presented below.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    A reconciliation of income taxes determined using the German corporate tax rate of 48.375% plus the after federal tax benefit rate for trade taxes of 8.625% for a combined statutory rate of 57% is as follows:

                                                                     YEAR ENDED DECEMBER 31,
                                                                   1997       1996       1995

------------------------------------------------------------------------------------------------
Expected provision (benefit) for income taxes                        2,422      1,118     (4,123)
------------------------------------------------------------------------------------------------
Change in tax rate for deferred taxes, domestic                        133         --         --
------------------------------------------------------------------------------------------------
Credit for dividend distributions                                   (3,176)      (167)        (6)
------------------------------------------------------------------------------------------------
Foreign tax rate differential                                          (73)      (260)      (218)
------------------------------------------------------------------------------------------------
Non-deductible expenses                                                 19         84        129
------------------------------------------------------------------------------------------------
Tax free income                                                        (36)      (166)      (227)
------------------------------------------------------------------------------------------------
Release of valuation allowances on Group's German deferred tax
  assets as of December 31, 1997                                    (1,962)        --         --
------------------------------------------------------------------------------------------------
Changes in valuation allowances on deferred tax assets                (909)    (1,043)     1,381
------------------------------------------------------------------------------------------------
Losses for which benefits were not recognizable                         --         --        260
------------------------------------------------------------------------------------------------
Write-downs of investments for which benefits were not
  previously recognized                                               (469)      (207)        --
------------------------------------------------------------------------------------------------
Write-off of goodwill, not tax-deductible                              107         57      1,143
------------------------------------------------------------------------------------------------
Other                                                                  (38)      (128)        41
------------------------------------------------------------------------------------------------
Actual benefit for income taxes                                     (3,982)      (712)    (1,620)
------------------------------------------------------------------------------------------------

    The 1997 income tax credit from dividend distributions amounts to DM 3,176 and reflects primarily a tax benefit of DM 2,908 from the special distribution of DM 20 per Ordinary Share/ADS. This benefit results from the refund for taxes previously paid on undistributed profits at a rate of 50% in excess of the effective tax rate of 30% on distributed profits.

    In 1997, the Group's consolidated valuation allowances decreased by DM 2,855. Of this amount, a reduction of DM 2,871 applied to domestic operations and a slight increase of DM 16 to foreign operations which is included in the foreign tax rate differential. The decrease in the consolidated domestic valuation allowances is due in part to DM 909 utilization of tax loss carryforwards during 1997. Additionally, DM 1,962 is due to the reversal of the remaining valuation allowances as of December 31, 1997 for the German companies which are included in the filing of a combined tax return ("Organschaft") on the basis that the current and the expected results of operations support a conclusion that it is more likely than not that the deferred tax assets will be realized. The valuation allowances which remain at December 31, 1997 apply primarily to the Group's foreign operations.

    During 1997 the Group sold its investment in Cap Gemini Sogeti S.A. and realized a gain of DM 822 in its consolidated financial statements which was not taxable since write-downs were previously not recognized for tax purposes.

    During 1996 the Group's consolidated valuation allowances decreased by DM 1,052. In 1996 the Group realized income tax benefits from the utilization of loss carryforwards of DM 673 relating to entities in the Aerospace division. The tax benefits of such loss carryforwards had been fully reserved as of December 31, 1995 since the entities had a history of operating losses prior to 1996 and such losses were limited as to their use. Tax benefits recognized from other changes to the valuation allowances in 1996 included the merger of the former AEG Aktiengesellschaft into Daimler-Benz AG during 1996, after which the German loss carryforwards of AEG Aktiengesellschaft could be utilized by the Group's German

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

"Organschaft". Prior to the merger such net operating losses ("NOLs") were limited as to their use, and accordingly were fully reserved for in the amount of DM 231. In addition, during 1996 the Group realized tax benefits related to investments written down in previous years.

    During 1995 the Group was unable to recognize the tax benefits of DM 260 resulting from losses incurred by Fokker, after the decision was made in January 1996 to discontinue financial support for that company.

    The amount of the Group's deferred tax valuation allowances is based upon management's belief that it is more likely than not that not all of the deferred tax assets will be realized. In future periods, depending upon the Group's financial results, management's estimate of the amount of the deferred tax assets considered realizable may change, and hence the valuation allowances may increase or decrease.

    Deferred income tax assets and liabilities are summarized as follows:

                                                                                 DECEMBER 31,
                                                                               1997       1996

-------------------------------------------------------------------------------------------------
Intangible assets                                                                  628        917
-------------------------------------------------------------------------------------------------
Property, plant and equipment                                                      946        889
-------------------------------------------------------------------------------------------------
Equipment on operating leases                                                    1,941      1,694
-------------------------------------------------------------------------------------------------
Inventories                                                                      2,132      1,473
-------------------------------------------------------------------------------------------------
Receivables                                                                        882        311
-------------------------------------------------------------------------------------------------
Net operating loss and credit carryforwards                                      6,556      9,498
-------------------------------------------------------------------------------------------------
Retirement plans                                                                 2,233      2,019
-------------------------------------------------------------------------------------------------
Other accrued liabilities                                                        2,374      1,178
-------------------------------------------------------------------------------------------------
Liabilities                                                                      1,242        962
-------------------------------------------------------------------------------------------------
Deferred income                                                                    435        311
-------------------------------------------------------------------------------------------------
Other                                                                              413        459
-------------------------------------------------------------------------------------------------
                                                                                19,782     19,711
-------------------------------------------------------------------------------------------------
Valuation allowances                                                              (509)    (3,364)
-------------------------------------------------------------------------------------------------
Deferred tax assets                                                             19,273     16,347
-------------------------------------------------------------------------------------------------

Property, plant and equipment                                                      492        521
-------------------------------------------------------------------------------------------------
Equipment on operating leases                                                    2,608      2,016
-------------------------------------------------------------------------------------------------
Financial assets                                                                   269        793
-------------------------------------------------------------------------------------------------
Inventories                                                                        890        640
-------------------------------------------------------------------------------------------------
Receivables                                                                      4,877      3,090
-------------------------------------------------------------------------------------------------
Securities                                                                         389        222
-------------------------------------------------------------------------------------------------
Other accrued liabilities                                                          803      1,595
-------------------------------------------------------------------------------------------------
Other                                                                              486        120
-------------------------------------------------------------------------------------------------
Deferred tax liabilities                                                        10,814      8,997
-------------------------------------------------------------------------------------------------

Deferred tax assets, net                                                         8,459      7,350
-------------------------------------------------------------------------------------------------

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    At December 31, 1997, the Group had net operating losses ("NOLs") and corporate tax credit carryforwards amounting to DM 11,918 (1996: DM 16,551). The majority of the NOLs relate to the German group of companies which are included in the "Organschaft" and have an unlimited carryforward period under German tax law. The remainder of the NOLs relate to losses of domestic and foreign non- "Organschaft" companies and are partly limited in their use to the Group.

    Net deferred income tax assets and liabilities in the consolidated balance sheets are as follows:

                                                    DECEMBER 31, 1997       DECEMBER 31, 1996
                                                  ----------------------  ----------------------
                                                               THEREOF                 THEREOF
                                                    TOTAL    NON-CURRENT    TOTAL    NON-CURRENT
------------------------------------------------------------------------------------------------
Deferred tax assets                                  10,462       8,242       9,603       7,913
------------------------------------------------------------------------------------------------
Deferred tax liabilities                             (2,003)     (1,710)     (2,253)     (1,519)
------------------------------------------------------------------------------------------------
                                                      8,459       6,532       7,350       6,394
------------------------------------------------------------------------------------------------

    Deferred tax liabilities of DM 4,064 (1996: DM 2,527) have not been recognized on unremitted earnings of non-German subsidiaries intended to be indefinitely reinvested. Determination of the amount of unrecognized deferred tax liabilities is not practicable.

NOTES TO CONSOLIDATED BALANCE SHEETS

7. INTANGIBLE ASSETS AND PROPERTY, PLANT AND EQUIPMENT, NET

    Information with respect to changes to the Group's intangible assets and property, plant and equipment is presented in the Consolidated Fixed Assets
Schedule included herein. Intangible assets represent principally the goodwill from the formation of Adtranz. Property, plant and equipment include buildings, technical equipment and other equipment capitalized under capital lease agreements of DM 735 (1996: DM 498). Depreciation expense on assets under capital lease arrangements was DM 57 (1996: DM 86; 1995: DM 121).

8. EQUIPMENT ON OPERATING LEASES, NET

    Information with respect to changes to the Group's equipment on operating leases is presented in the Consolidated Fixed Assets Schedule included herein. Of the total equipment on operating leases, DM 14,318 represent automobiles and commercial vehicles (1996: DM 11,402). The amount for equipment on operating leases includes initial direct costs of contracts of DM 153 (1996: DM 118).

    Noncancellable future lease payments due from customers for equipment on operating leases at December 31, 1997 amounted to DM 8,451 and are due as follows:

1998                                                                       3,331
--------------------------------------------------------------------------------
1999                                                                       2,516
--------------------------------------------------------------------------------
2000                                                                       1,619
--------------------------------------------------------------------------------
2001                                                                         517
--------------------------------------------------------------------------------
2002                                                                         175
--------------------------------------------------------------------------------
thereafter                                                                   293
--------------------------------------------------------------------------------

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

9. INVENTORIES

                                                                            AT DECEMBER 31,
                                                                            1997       1996
----------------------------------------------------------------------------------------------
Raw materials and manufacturing supplies                                      3,233      2,960
----------------------------------------------------------------------------------------------
Work in process                                                               6,515      6,883
  thereof relating to long-term contracts and
  programs in process DM 1,378 (1996: DM 1,485)
----------------------------------------------------------------------------------------------
Finished goods, parts and products held for resale                            8,978      7,989
----------------------------------------------------------------------------------------------
Advance payments to suppliers                                                   659        734
----------------------------------------------------------------------------------------------
                                                                             19,385     18,566
----------------------------------------------------------------------------------------------
Less: Advance payments received thereof relating to long-term contracts
  and programs in process DM 1,505 (1996: DM 582)                            (4,995)    (4,964)
----------------------------------------------------------------------------------------------
                                                                             14,390     13,602
----------------------------------------------------------------------------------------------

    Certain of the Group's U.S. businesses' inventories are valued using the last-in, first-out method. If the FIFO method had been used instead of the LIFO method, inventories would have been higher by DM 325 (1996: DM 299).

10. TRADE RECEIVABLES

                                                                             AT DECEMBER 31,
                                                                             1997       1996
-----------------------------------------------------------------------------------------------
Receivables from sales of goods and services                                  13,042     11,971
-----------------------------------------------------------------------------------------------
Long-term contracts and programs, unbilled, net of advance payments
  received                                                                       476        305
-----------------------------------------------------------------------------------------------
                                                                              13,518     12,276
-----------------------------------------------------------------------------------------------
Allowance for doubtful accounts                                               (1,512)    (1,412)
-----------------------------------------------------------------------------------------------
                                                                              12,006     10,864
-----------------------------------------------------------------------------------------------

    As of December 31, 1997, DM 852 of the total financing receivables mature after more than one year (1996: DM 483).

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

11. RECEIVABLES FROM FINANCIAL SERVICES

                                                                             AT DECEMBER 31,
                                                                             1997       1996
-----------------------------------------------------------------------------------------------
Receivables from:
  Sales financing                                                             20,659     14,550
  Finance leases                                                               9,808      7,542
-----------------------------------------------------------------------------------------------
                                                                              30,467     22,092
-----------------------------------------------------------------------------------------------
Initial direct costs                                                             167         98
-----------------------------------------------------------------------------------------------
Unearned income                                                               (4,316)    (2,908)
-----------------------------------------------------------------------------------------------
Unguaranteed residual value of
  leased assets                                                                   80        105
-----------------------------------------------------------------------------------------------
                                                                              26,398     19,387
-----------------------------------------------------------------------------------------------
Allowance for doubtful accounts                                                 (474)      (335)
-----------------------------------------------------------------------------------------------
                                                                              25,924     19,052
-----------------------------------------------------------------------------------------------

    Sales financing and finance lease receivables consist of retail installment sales contracts secured by automobiles and commercial vehicles. Contractual maturities applicable to receivables from sales financing and finance leases maturing in each of the years following December 31, 1997 are as follows:

1998                                                                    12,046
------------------------------------------------------------------------------
1999                                                                     7,368
------------------------------------------------------------------------------
2000                                                                     5,535
------------------------------------------------------------------------------
2001                                                                     2,989
------------------------------------------------------------------------------
2002                                                                     1,549
------------------------------------------------------------------------------
thereafter                                                                 980
------------------------------------------------------------------------------
                                                                        30,467
------------------------------------------------------------------------------

    As of December 31, 1997, DM 15,226 of the total financing receivables mature after more than one year (1996: DM 11,098).

12. OTHER RECEIVABLES

                                                                             AT DECEMBER 31,
                                                                             1997       1996
-----------------------------------------------------------------------------------------------
Receivables from affiliated companies                                            733      1,787
-----------------------------------------------------------------------------------------------
Receivables from related companies(1)                                          1,385        908
-----------------------------------------------------------------------------------------------
Other receivables and other assets                                            11,812      8,296
-----------------------------------------------------------------------------------------------
                                                                              13,930     10,991
-----------------------------------------------------------------------------------------------
Allowance for doubtful accounts                                               (1,679)    (2,032)
-----------------------------------------------------------------------------------------------
                                                                              12,251      8,959
-----------------------------------------------------------------------------------------------

        (1) Related companies include entities which have a significant ownership in Daimler-Benz or entities in which the Group holds a significant investment.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    As well as the tax reduction relating to the distribution of DM 1.60 per share, the tax reduction of approximately DM 2.9 billion relating to a special distribution of DM 20 per share is included in other receivables and other assets.

    As of December 31, 1997, DM 2,111 of the total other receivables mature after more than one year (1996: DM 1,904).

13. SECURITIES, INVESTMENTS AND LONG-TERM FINANCIAL ASSETS

    Information with respect to the Group's investments and long-term financial assets is presented in the Consolidated Fixed Assets Schedule included herein. Securities included in current assets are comprised of the following:

                                                                              AT DECEMBER 31,
                                                                              1997       1996
------------------------------------------------------------------------------------------------
Debt securities                                                                 3,229      1,827
------------------------------------------------------------------------------------------------
Equity securities                                                               2,089        773
------------------------------------------------------------------------------------------------
Equity based funds                                                              2,031      1,432
------------------------------------------------------------------------------------------------
Debt based funds                                                                7,338      5,751
------------------------------------------------------------------------------------------------
                                                                               14,687      9,783
------------------------------------------------------------------------------------------------

    Carrying amounts and fair values of debt and equity securities included in securities and investments for which fair values are readily determinable are classified as follows:

                                                  AT DECEMBER 31, 1997                          AT DECEMBER 31, 1996
                                       ------------------------------------------  ----------------------------------------------
                                                                  UNREALIZED                                    UNREALIZED
                                                    FAIR     --------------------               FAIR           -----------
                                         COST       VALUE      GAIN       LOSS       COST       VALUE       GAIN         LOSS
---------------------------------------------------------------------------------------------------------------------------------
Available-for-sale                        11,631     12,285        654     --          7,714      8,137         429            6
---------------------------------------------------------------------------------------------------------------------------------
Trading                                    2,382      2,402         20     --          1,618      1,646          30            2
---------------------------------------------------------------------------------------------------------------------------------
Securities                                14,013     14,687        674     --          9,332      9,783         459            8
---------------------------------------------------------------------------------------------------------------------------------
Investments and long-term financial
  assets
  available-for-sale                         552      1,018        466     --            667        741          80            6
---------------------------------------------------------------------------------------------------------------------------------
                                          14,565     15,705      1,140     --          9,999     10,524         539           14
---------------------------------------------------------------------------------------------------------------------------------

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Aggregate cost, fair values and gross unrealized holding gains or losses per security class are the following:

                                                  AT DECEMBER 31, 1997                          AT DECEMBER 31, 1996
                                       ------------------------------------------  ----------------------------------------------
                                                                  UNREALIZED                                    UNREALIZED
                                                    FAIR     --------------------               FAIR           -----------
                                         COST       VALUE      GAIN       LOSS       COST       VALUE       GAIN         LOSS
---------------------------------------------------------------------------------------------------------------------------------
Equity securities                          1,240      1,956        716     --          1,410      1,545         147           12
---------------------------------------------------------------------------------------------------------------------------------
Municipal securities                         116        116         --     --             93         94           1       --
---------------------------------------------------------------------------------------------------------------------------------
Debt securities issued by foreign
  governments                                804        804         --     --             48         48          --           --
---------------------------------------------------------------------------------------------------------------------------------
Corporate securities                       1,058      1,058         --     --              8          8          --           --
---------------------------------------------------------------------------------------------------------------------------------
Equity based funds                         1,631      2,031        400     --          1,183      1,432         249           --
---------------------------------------------------------------------------------------------------------------------------------
Debt based funds                           7,334      7,338          4     --          5,639      5,751         112           --
---------------------------------------------------------------------------------------------------------------------------------
Available-for-sale                        12,183     13,303      1,120     --          8,381      8,878         509           12
---------------------------------------------------------------------------------------------------------------------------------
Trading                                    2,382      2,402         20     --          1,618      1,646          30            2
---------------------------------------------------------------------------------------------------------------------------------
                                          14,565     15,705      1,140     --          9,999     10,524         539           14
---------------------------------------------------------------------------------------------------------------------------------

    The estimated fair values of investments in debt securities, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalty.

                                                                  AT DECEMBER 31,
Available-for-sale:                                              1997        1996
----------------------------------------------------------------------------------------------------
    Due within one year                                                           1,373          47
----------------------------------------------------------------------------------------------------
    Due after one year through five years                                           605         103
----------------------------------------------------------------------------------------------------
                                                                                  1,978         150
----------------------------------------------------------------------------------------------------

    Proceeds from sales of available-for-sale securities were DM 1,677 (1996: DM 1,126; 1995: DM 337). Gross realized gains from sales of available-for-sale securities on a specific identification basis were DM 180 (1996: DM 22; 1995: DM
6), while gross realized losses were DM 2 (1996: DM 6; 1995: DM 1).

14. CASH AND CASH EQUIVALENTS

    Cash and cash equivalents include DM 342 (1996: DM 1,337) of deposits with original maturities of more than three months. Cash and cash equivalents include DM 1,519 (1996: DM 174) of amounts on deposit with a related party.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

15. ADDITIONAL CASH FLOW INFORMATION

    Liquid assets recorded under various balance sheet captions are as follows:

                                                                           AT DECEMBER 31,
                                                                     1997       1996       1995
--------------------------------------------------------------------------------------------------
Cash and cash equivalents available within 3 months                    5,491      3,220      2,868
--------------------------------------------------------------------------------------------------
Cash and cash equivalents which mature after 3 months                    342      1,337        283
--------------------------------------------------------------------------------------------------
Securities                                                            14,687      9,783      9,025
--------------------------------------------------------------------------------------------------
Other                                                                    657        505        124
--------------------------------------------------------------------------------------------------
                                                                      21,177     14,845     12,300
--------------------------------------------------------------------------------------------------

    The following information with respect to cash flows are as follows:

                                                                        YEAR ENDED DECEMBER 31,
                                                                      1997       1996       1995
---------------------------------------------------------------------------------------------------
Interest paid                                                           1,828      1,705      1,055
---------------------------------------------------------------------------------------------------
Income taxes paid                                                       1,189        553        570
---------------------------------------------------------------------------------------------------

16. STOCKHOLDERS' EQUITY

    At December 31, 1995, the Group had issued and outstanding 51,368,736 Ordinary Shares with a nominal (par) value of DM 50 per share. On May 22, 1996 the Group, upon the approval of its shareholders, reduced the nominal value of its Ordinary Shares from DM 50 per share to DM 5 per share effective July 1, 1996. This resulted in an increase in the number of Ordinary Shares outstanding from 51,368,736 shares to 513,687,360 shares. Per share information for the year 1995 has been adjusted to reflect per share amounts based upon a DM 5 per share nominal value. Due to the issuance of shares to employees and the conversion of options into shares the number of issued and outstanding Ordinary Shares increased to 516,748,337 as of December 31, 1997 (1996: 515,396,396).

    Daimler-Benz stockholders on June 26, 1991 authorized through June 30, 1996 the issuance of Ordinary Shares of up to DM 600 nominal value of which the remaining unutilized portion of DM 367 expired in 1996. On May 22, 1996, the stockholders approved the issuance of Ordinary Shares up to an aggregate amount of DM 500 nominal value through April 30, 2001. Through December 31, 1997, there was no utilization of the latter amount.

    At the annual general meeting held on May 18, 1994, Daimler-Benz was authorized by its stockholders to issue Ordinary Shares of DM 20 nominal value to employees of which DM 3 are unissued and expire on April 30, 1999. In 1997, 1996 and 1995, 1,250,000, 1,050,000 and 700,000 Ordinary Shares, respectively, were issued to employees leading to increases of capital stock and additional paid-in capital of DM 6, DM 6 and DM 3, and DM 159, DM 80 and DM 44, respectively.

    Subject to preemptive rights of existing stockholders, Daimler-Benz in the stockholders' meetings held on May 18, 1994 and May 22, 1996, has received the authority for future issuances of Ordinary Shares up to DM 300 in connection with convertible bonds and bonds with warrants. This authority, which limits the total nominal value of such convertible bonds and bonds with warrants to be issued to DM 2,000 and which expires on April 30, 1999, was used during 1996 for the issuance of convertible notes by Daimler-Benz Capital (Luxembourg) AG, a subsidiary of the Company. 4.125% convertible notes in the amount of DM

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

750 were issued with a nominal value of DM 1,000 each, including a total of 7,690,500 options which, on the basis of the option agreement, entitle the bearer of the option to subscribe for Ordinary Shares of Daimler-Benz AG. The option price per share is DM 95.07 in consideration of exchange of the notes or DM 98.65 in cash. Subject to excluded preemptive rights of the subordinated mandatory convertible notes described below, those prices were reduced DM .20 each beginning on May 14, 1997. During 1997, options for the subscription of 1,785 (1996: 36) newly issued shares have been exercised. Proceeds from issuance of the notes, net of expenses, were DM 711.

    In June 1997, the Company issued 5.75% subordinated mandatory convertible notes due June 14, 2002 with a nominal amount of DM 130.70 per note. These convertible notes represent a nominal amount of DM 993 including 7,600,000 notes which may be converted into 0.862 newly issuable shares before June 4, 2002. Notes not converted by this date will be mandatorily converted at a conversion rate between 0.862 and 1.25 Ordinary Shares per note to be determined on the basis of the average market price for the shares during the last 20 trading days before June 8, 2002. During 1997, 156 shares have been issued upon exercise.

    During May 1996, the stockholders of Daimler-Benz AG approved the 1996 Stock Option Plan for certain members of management. During May 1997, the stockholders approved the 1997 Stock Option Plan which extended to additional levels of management. In conjunction therewith in 1996 the stockholders reserved up to DM 40 of contingent authorized capital which was subsequently increased in 1997 to DM 110. The Plans provide for the granting of options for the purchase of Daimler-Benz Ordinary Shares. As evidenced by non-transferable convertible bonds issued with a nominal value of DM 1,000 each due ten years after issuance with stated interest rates of 5.3% and 5.9% for the bonds issued in 1997 and 1996, respectively. Each convertible bond entitles the holder thereof to convert the bond into Ordinary Shares with an aggregate nominal value of DM 1,000 (equaling 200 shares with a nominal value of DM 5 per share). Every year the conversion privilege under each bond can be exercised only within four periods of three weeks each, if the stock exchange price per Ordinary Share is at least 115% of the predetermined conversion price.

    For convertible bonds sold in 1996 the conversion price per share was DM
83.77 (the stock exchange price as of May 23, 1996), of which the remaining DM
78.77 must be paid in cash. DM 5 per share have been paid already with the purchase of the convertible bond.

    Effective July 23, 1997, Daimler-Benz AG issued convertible bonds of DM 37.1 (equaling 7,429,600 shares with a nominal value of DM 5 per share) subject to the 1997 Stock Option Plan. The conversion price of these convertible bonds, which may only be converted in certain periods between July 23, 1999 and July 23, 2007, is DM 132 per share (the stock exchange price as of May 30, 1997).

    On June 30, 1997, a stockholder challenged the approval of the 1997 Stock Option Plan at the stockholders meeting of May 28, 1997. On October 30, 1997, a regional court in Stuttgart dismissed this case in the first instance, however the stockholder has subsequently appealed this decision. The conversion right is exercisable only upon successful resolution of the stockholder legal action.

    The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock compensation plans. Had compensation cost for the Company's stock compensation plans been determined based upon the fair value at the grant date, consistent with the methodology prescribed under SFAS 123 the Company's net income and basic and diluted earnings per share would have been reduced by approximately DM 26 and DM .05 per share in 1997. The fair value of the options granted in 1997 was calculated at the grant date at

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

DM 23 per share based on a trinomial tree option pricing model which considers the terms of the issuance. The underlying assumptions are as follows:

                                                                                        1997
-----------------------------------------------------------------------------------------------
Expected dividend yield                                                               0.83%
-----------------------------------------------------------------------------------------------
Expected volatility                                                                   26.2%
-----------------------------------------------------------------------------------------------
Risk-free interest rate                                                               3.65%
-----------------------------------------------------------------------------------------------
Expected life                                                                         2 years
-----------------------------------------------------------------------------------------------

    Analysis of the Stock Options issued to management is as follows:

                                                1997                                    1996
                               --------------------------------------  --------------------------------------
                                  NOMINAL                   AVERAGE       NOMINAL                   AVERAGE
                                 VALUE OF       NUMBER    CONVERSION     VALUE OF       NUMBER    CONVERSION
                                CONVERTIBLE    OF STOCK    PRICE PER    CONVERTIBLE    OF STOCK    PRICE PER
                                   BONDS       OPTIONS       SHARE         BONDS       OPTIONS       SHARE
-------------------------------------------------------------------------------------------------------------
Balance at beginning of year           1.0       198,000       83.77            --            --          --
-------------------------------------------------------------------------------------------------------------
Bonds sold                            37.1     7,429,600      132.00           4.4       889,000       83.77
-------------------------------------------------------------------------------------------------------------
Converted                             (0.5)     (100,000)      83.77          (3.2)     (659,000)      83.77
-------------------------------------------------------------------------------------------------------------
Repayment                             (0.1)      (18,000)     132.00          (0.2)      (32,000)      83.77
-------------------------------------------------------------------------------------------------------------
Outstanding at year-end               37.5     7,509,600      131.37           1.0       198,000       83.77
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Exercisable at year-end                0.5        98,000       83.77           1.0       198,000       83.77
-------------------------------------------------------------------------------------------------------------

    At December 31, 1997 no additional convertible bonds may be subscribed under the 1997 and 1996 plans.

    The minority stockholders of Dornier GmbH have the right to exchange their interest in Dornier for holdings of equal value in Daimler-Benz Luft- und Raumfahrt Holding AG or Ordinary Shares of Daimler-Benz AG and such options are exercisable at any time.

    Under the German corporation law (Aktiengesetz), the amount of dividends available for distribution to shareholders is based upon the earnings of Daimler-Benz AG (parent company only) as reported in its statutory financial statements determined in accordance with the German commercial code (Handelsgesetzbuch). For the year ended December 31, 1997, Daimler-Benz management has proposed to distribute DM 827 (DM 1.57 per share) of the 1997 earnings of Daimler-Benz AG as a dividend to the stockholders. In addition, a special distribution of DM 19.63 per share with an aggregate amount of approximately DM 10,300 will be proposed to the Annual General Meeting of stockholders scheduled for May 27, 1998. Subsequent to the special distribution, the Company plans to increase Ordinary Shares and additional paid-in capital by approximately DM 7,400. This amount approximates the special distribution less the tax refund generated by the special distribution of approximately DM 2,900 (see Note 6).

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

17. ACCRUED LIABILITIES

    Accrued liabilities are comprised of the following:

                                                       AT DECEMBER 31, 1997    AT DECEMBER 31, 1996
                                                      ----------------------  ----------------------
                                                                  DUE AFTER               DUE AFTER
                                                        TOTAL     ONE YEAR      TOTAL     ONE YEAR
----------------------------------------------------------------------------------------------------
Retirement plans (see Note 17a)                          17,200      16,493      16,232      15,555
----------------------------------------------------------------------------------------------------
Income and other taxes                                    1,476         590       2,327       1,163
----------------------------------------------------------------------------------------------------
Other accrued liabilities (see Note 17b)                 17,942       8,771      16,327       8,289
----------------------------------------------------------------------------------------------------
                                                         36,618      25,854      34,886      25,007
----------------------------------------------------------------------------------------------------

A)  RETIREMENT PLANS

    Pension plans and similar obligations are comprised of the following components:

                                                                             AT DECEMBER 31,
                                                                             1997       1996
-----------------------------------------------------------------------------------------------
Pension liabilities                                                           16,760     15,847
-----------------------------------------------------------------------------------------------
Accrued postretirement medical benefits                                          273        220
-----------------------------------------------------------------------------------------------
Other plans                                                                      167        165
-----------------------------------------------------------------------------------------------
                                                                              17,200     16,232
-----------------------------------------------------------------------------------------------

    The Group operates various defined benefit pension plans, all based upon years of service. Some pension plans are based on salary earned in the last year of employment and some are fixed DM-amount plans depending on ranking (both wage level and position).

    The funded status of the Group's major retirement plans is as follows:

                                                           AT DECEMBER 31, 1997                AT DECEMBER 31, 1996
                                                    ----------------------------------  ----------------------------------
                                                       PLAN ASSETS       ACCUMULATED     PLAN ASSETS EX-     ACCUMULATED
                                                     EXCEED ACCUMU-    BENEFITS EXCEED    CEED ACCUMU-     BENEFITS EXCEED
                                                     LATED BENEFITS      PLAN ASSETS     LATED BENEFITS      PLAN ASSETS
--------------------------------------------------------------------------------------------------------------------------
Actuarial present value of benefits:
--------------------------------------------------------------------------------------------------------------------------
    Vested                                                    422            19,982               317            18,530
--------------------------------------------------------------------------------------------------------------------------
    Nonvested                                                  71               624                39               572
--------------------------------------------------------------------------------------------------------------------------
Accumulated benefit obligations                               493            20,606               356            19,102
--------------------------------------------------------------------------------------------------------------------------
Effect of projected future salary increases                   149             2,082               137             1,921
--------------------------------------------------------------------------------------------------------------------------
Projected benefit obligations                                 642            22,688               493            21,023
--------------------------------------------------------------------------------------------------------------------------
Plan assets at fair value                                    (979)           (5,829)             (758)           (5,398)
--------------------------------------------------------------------------------------------------------------------------
Projected benefit obligations in excess of
  (less than) plan assets                                    (337)           16,859              (265)           15,625
--------------------------------------------------------------------------------------------------------------------------
Unrecognized net gains (losses)                               183               (98)              144               222
--------------------------------------------------------------------------------------------------------------------------
Prior service cost not yet recognized                           8                (1)               16                --
--------------------------------------------------------------------------------------------------------------------------
Pension liabilities (prepaid pension costs)                  (146)           16,760              (105)           15,847
--------------------------------------------------------------------------------------------------------------------------

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Plan assets consist primarily of investments in equity and fixed interest securities and real estate.

    Assumed discount rates and rates of increase in remuneration used in calculating the projected benefit obligations together with long-term rates of return on plan assets vary according to the economic conditions of the country in which the retirement plans are situated. The assumptions used in calculating the actuarial values for the principal retirement plans were as follows:

                                                              1997 IN %    1996 IN %    1995 IN %
--------------------------------------------------------------------------------------------------
Discount rate                                                   6.5-8.0     6.75-8.0      7.0-8.0
--------------------------------------------------------------------------------------------------
Long-term rate of increased remuneration                        3.0-5.0      3.5-5.0      3.0-6.0
--------------------------------------------------------------------------------------------------
Expected long-term rate of return on assets                     6.0-8.0      7.0-8.0      7.0-9.0
--------------------------------------------------------------------------------------------------

    The net periodic pension costs for the major retirement plans comprised of the following:

                                                                1997         1996         1995
--------------------------------------------------------------------------------------------------
Service cost (present value of benefits earned during the
  year)                                                             512          546          563
--------------------------------------------------------------------------------------------------
Interest cost on projected benefit obligations                    1,461        1,451        1,441
--------------------------------------------------------------------------------------------------
Actual return on assets                                            (668)        (443)        (442)
--------------------------------------------------------------------------------------------------
Net amortization and deferral                                       188           10           51
--------------------------------------------------------------------------------------------------
Net periodic pension costs                                        1,493        1,564        1,613
--------------------------------------------------------------------------------------------------

    Certain of the Group's U.S. operations provide postretirement medical benefits to their employees. The net post retirement costs for the years were DM 29 (1996: DM 26; 1995: DM 25).

B) OTHER ACCRUED LIABILITIES

    Other accrued liabilities consisted of the following:

                                                                            AT DECEMBER 31,
                                                                            1997       1996
----------------------------------------------------------------------------------------------
Accrued warranty costs and price risks                                        6,342      5,284
----------------------------------------------------------------------------------------------
Accrued losses on uncompleted contracts                                       1,264      1,931
----------------------------------------------------------------------------------------------
Restructuring                                                                 1,424      1,825
----------------------------------------------------------------------------------------------
Accrued personnel and social costs                                            1,645      1,572
----------------------------------------------------------------------------------------------
Other                                                                         7,267      5,715
----------------------------------------------------------------------------------------------
                                                                             17,942     16,327
----------------------------------------------------------------------------------------------

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Accruals for restructuring comprise certain employee termination benefits and costs which are directly associated with plans to exit specified activities. The changes in these provisions are summarized as follows:

                                                                 TERMINATION     EXIT        TOTAL
                                                                  BENEFITS       COSTS    LIABILITIES
-----------------------------------------------------------------------------------------------------
Balance at January 1, 1995                                            2,189          344       2,533
-----------------------------------------------------------------------------------------------------
Utilizations and transfers                                           (1,132)        (226)     (1,358)
-----------------------------------------------------------------------------------------------------
Reductions                                                             (272)         (12)       (284)
-----------------------------------------------------------------------------------------------------
Additions                                                               842          336       1,178
-----------------------------------------------------------------------------------------------------
Balance at December 31, 1995                                          1,627          442       2,069
-----------------------------------------------------------------------------------------------------
Utilizations and transfers                                             (556)         (50)       (606)
-----------------------------------------------------------------------------------------------------
Reductions                                                             (380)         (34)       (414)
-----------------------------------------------------------------------------------------------------
Additions                                                               423          353         776
-----------------------------------------------------------------------------------------------------
Balance at December 31, 1996                                          1,114          711       1,825
-----------------------------------------------------------------------------------------------------
Utilizations and transfers                                             (525)        (367)       (892)
-----------------------------------------------------------------------------------------------------
Reductions                                                              (88)         (72)       (160)
-----------------------------------------------------------------------------------------------------
Additions                                                               585           66         651
-----------------------------------------------------------------------------------------------------
Balance at December 31, 1997                                          1,086          338       1,424
-----------------------------------------------------------------------------------------------------

    In connection with the Group's restructuring the Group recorded provisions for termination benefits of DM 585 (1996: DM 423; 1995: DM 842), in 1997 principally within Automotive, in 1996 and 1995 principally within Automotive, AEG-DBI and Daimler-Benz Aerospace. In connection with these restructuring efforts, the Group effected workforce reductions of approximately 6,600 employees (1996: 11,800; 1995: 14,800) and paid termination benefits of DM 983 (1996: DM 745; 1995 DM 1,489), of which DM 525 (1996: DM 556; 1995: DM 1,132)
were charged against previously established liabilities. At December 31, 1997 the Group had liabilities for estimated future terminations for approximately 8,000 employees.

    Exit costs in 1997 primarily result from the restructuring of directly managed businesses. In 1996, they relate exclusively to businesses of the former AEG-DBI and in 1995 mainly result from plans to reduce the production capacity of AEG-DBI and Daimler-Benz Aerospace.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

18. FINANCIAL LIABILITIES

                                                                        WEIGHTED
                                                                         AVERAGE                     AT DECEMBER 31,
                                                                      INTEREST RATE   MATURITIES     1997       1996
-----------------------------------------------------------------------------------------------------------------------
Notes                                                                         6.9            1998      1,199        486
-----------------------------------------------------------------------------------------------------------------------
Commercial paper                                                              5.3            1998     11,579      7,841
-----------------------------------------------------------------------------------------------------------------------
Liabilities to financial institutions                                         5.5            1998      8,023      6,784
-----------------------------------------------------------------------------------------------------------------------
Liabilities to affiliated companies                                           5.8            1998         56        152
-----------------------------------------------------------------------------------------------------------------------
Loans, other financial liabilities                                                           1998        319        186
-----------------------------------------------------------------------------------------------------------------------
Liabilities from capital lease and residual value guarantees                                 1998        910        562
-----------------------------------------------------------------------------------------------------------------------
Short-term financial liabilities                                                                      22,086     16,011
-----------------------------------------------------------------------------------------------------------------------
Bonds                                                                         6.0       1999-2007      8,859      6,830
  of which due in more than five years: DM 2,725
  (1996: DM 3,236)
-----------------------------------------------------------------------------------------------------------------------
Liabilities to financial institutions                                         5.6       1999-2019      6,735      5,015
  of which due in more than
  five years: DM 2,896 (1996: DM 2,523)
-----------------------------------------------------------------------------------------------------------------------
Liabilities to affiliated companies                                           5.8       1999-2004        554        380
  of which due in more than five
  years: DM 170 (1996: DM 217)
-----------------------------------------------------------------------------------------------------------------------
Loans, other financial liabilities                                                                        12         40
  of which due in more than
  five years: DM 2 (1996: DM 2)
-----------------------------------------------------------------------------------------------------------------------
Liabilities from capital lease and residual value guarantees                                           1,056        574
  of which due in more than five years: DM 601 (1996:
  DM 160)
-----------------------------------------------------------------------------------------------------------------------
Long-term financial liabilities                                                                       17,216     12,839
-----------------------------------------------------------------------------------------------------------------------
                                                                                                      39,302     28,850
-----------------------------------------------------------------------------------------------------------------------

    Liabilities to financial institutions include approximately DM 851 (1996: DM
721) owed to related parties. Commercial paper is denominated in DM and U.S. dollars and includes accrued interest. Bonds and liabilities to financial institutions are largely secured by mortgage conveyance, liens and assignment of receivables of approximately DM 2,249 (1996: DM 2,381).

    Aggregate amounts of financial liabilities maturing during the next five years and thereafter are as follows:

                                                                          1998       1999       2000       2001       2002
-----------------------------------------------------------------------------------------------------------------------------
Financial liabilities                                                      22,086      2,354      3,134      2,781      2,553
-----------------------------------------------------------------------------------------------------------------------------

                                                                         THERE-
----------------------------------------------------------------------
Financial liabilities                                                       6,394
----------------------------------------------------------------------

    At December 31, 1997, the Group had unused short-term credit lines of DM 17,982 (1996: DM 14,225), and unused long-term credit lines of DM 6,194 (1996:
DM 5,672).

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

19. TRADE LIABILITIES

                                                                        AT DECEMBER 31, 1997               AT DECEMBER 31, 1996
                                                              -----------------------------------------  ------------------------
                                                                           DUE AFTER       DUE AFTER                  DUE AFTER
                                                                TOTAL      ONE YEAR       FIVE YEARS       TOTAL      ONE YEAR
---------------------------------------------------------------------------------------------------------------------------------
Accounts payable                                                 10,928           63               3         8,890          508
---------------------------------------------------------------------------------------------------------------------------------
Accrued liabilities from long-term contracts and programs           151           --              --           137           21
---------------------------------------------------------------------------------------------------------------------------------
                                                                 11,079           63               3         9,027          529
---------------------------------------------------------------------------------------------------------------------------------


                                                                DUE AFTER
                                                               FIVE YEARS
------------------------------------------------------------
Accounts payable                                                       67
------------------------------------------------------------
Accrued liabilities from long-term contracts and programs              --
------------------------------------------------------------
                                                                       67
------------------------------------------------------------

20. OTHER LIABILITIES

                                                                       AT DECEMBER 31, 1997              AT DECEMBER 31, 1996
                                                              ---------------------------------------  ------------------------
                                                                           DUE AFTER      DUE AFTER                 DUE AFTER
                                                                TOTAL      ONE YEAR      FIVE YEARS      TOTAL      ONE YEAR
-------------------------------------------------------------------------------------------------------------------------------
Liabilities to affiliated companies                               1,082            .              .        1,255            3
-------------------------------------------------------------------------------------------------------------------------------
Liabilities to related companies                                  1,869           38             24        1,192           25
-------------------------------------------------------------------------------------------------------------------------------
Other liabilities                                                 7,165          557             31        6,345          123
-------------------------------------------------------------------------------------------------------------------------------
                                                                 10,116          595             55        8,792          151
-------------------------------------------------------------------------------------------------------------------------------


                                                                DUE AFTER
                                                               FIVE YEARS
------------------------------------------------------------
Liabilities to affiliated companies                                     1
------------------------------------------------------------
Liabilities to related companies                                       24
------------------------------------------------------------
Other liabilities                                                       4
------------------------------------------------------------
                                                                       29
------------------------------------------------------------

    Liabilities to related companies are primarily obligations of Daimler-Benz Aerospace Airbus GmbH to Airbus Industrie G.I.E., Toulouse.

    Other liabilities mainly relate to payroll obligations of the month of December and related tax liabilities. As of December 31, 1997 tax liabilities include withheld employee taxes of DM 1,318 (1996: DM 972), and social benefits due of DM 1,143 (1996: DM 906).

OTHER NOTES

21. LITIGATION AND CLAIMS

    Various legal actions, governmental investigations, proceedings and claims are pending or may be instituted or asserted in the future against the Group. Litigation is subject to many uncertainties; the outcome of individual litigated matters is not predictable with assurance, and it is reasonably possible that some of the matters could be decided unfavorably to the Group. Although the amount of liability at December 31, 1997 with respect to these matters cannot be ascertained, the Group believes that the resulting liability, if any, should not materially affect the consolidated financial position of the Group at December 31, 1997.

22. COMMITMENTS AND CONTINGENCIES

    Commitments and contingencies are presented at their contractual values.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Commitments and contingencies include the following:

                                                                              AT DECEMBER 31,
                                                                              1997       1996
------------------------------------------------------------------------------------------------
Guarantees                                                                      3,918      3,932
------------------------------------------------------------------------------------------------
Notes payable                                                                     195        257
------------------------------------------------------------------------------------------------
Contractual guarantees                                                          1,622      1,932
------------------------------------------------------------------------------------------------
Pledges of indebtedness of others                                                 363        487
------------------------------------------------------------------------------------------------
                                                                                6,098      6,608
------------------------------------------------------------------------------------------------

    Contingent liabilities represent principally guarantees of indebtedness of non-consolidated affiliated companies and third parties and commitments by Group companies as to contractual performance by joint venture companies. Daimler-Benz Aerospace is also obligated to make certain guaranteed dividend payments to minority shareholders.

    In connection with the development of aircraft, Daimler-Benz Aerospace Airbus GmbH is committed to Airbus Industrie to incur future development costs. At December 31, 1997, the remaining commitment not recorded in the financial statements aggregated DM 948. In addition, the Group has pledged the assets of Daimler-Benz Aerospace Airbus GmbH ("DA") acquired with development funds, to the Federal Republic of Germany.

    Airbus Industries G.I.E. ("Airbus consortium") has given a performance guarantee to Agence Executive, the French government agency overseeing Airbus; such performance guarantee has been assumed by DA to the extent of its 37.9 % participation in the Airbus consortium.

    At December 31, 1997, in connection with DA's participation in the Airbus consortium, the Group was contingently liable related to the consortium's irrevocable financing commitments in respect of aircraft on order, including options, for delivery in the future. In addition, the Group was also contingently liable related to credit guarantees and participations in financing receivables of Airbus consortium under customer finance programs. When entering into such customer financing commitments Airbus consortium has generally established a secured position in the aircraft being financed. Airbus consortium and the Group believe that the estimated fair value of the aircraft securing such commitments would substantially offset any potential losses from the commitments. Based on experience, the probability of material losses from such customer financing commitments is considered remote.

    The Group's obligations under the foregoing financing commitments of Airbus consortium are joint and several with its other partners in the consortium. In the event that Airbus, despite the underlying collateral, should be unable to honor its obligations, the Group is confident that each of its other consortium partners would be responsible for their proportionate share of Airbus' obligations.

    In 1989, the Group acquired Messerschmitt-Bolkow-Blohm GmbH ("MBB") and thereby indirectly acquired Daimler-Benz Aerospace Airbus (then known as Deutsche Airbus) which was and continues to be the German participant in Airbus Industrie. As part of the acquisition and in order to facilitate the complete privatization of MBB and the German participation in Airbus Industrie, the Government of the Federal Republic of Germany undertook responsibility for certain financial obligations of MBB and Daimler-Benz Aerospace Airbus and agreed to provide certain ongoing limited financial assistance for development programs and other items. Such undertakings, advances and assistance were to be repaid on a contingent basis by Daimler-Benz Aerospace Airbus' making annual payments equal to 40% of its pretax profits (as defined), if any, beginning with the fiscal year 2001 (subject to advance to the year 2000 under

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

certain conditions). Each annual payment is contingent on Daimler-Benz Aerospace Airbus' having earned pretax profits in the prior year. Pretax profits are subject to reduction by application of prior years' cumulative loss carryforwards. Daimler-Benz Aerospace Airbus also agreed to make certain payments in the nature of a royalty with respect to the various Airbus aircraft programs. Prior to specified dates between 2001 and 2004, these royalty payments, if earned, are accrued on a per aircraft basis and added to the amount to be discharged through the 40% profit-sharing obligation. Thereafter, they are to be made on a per aircraft basis on terms keyed to the delivery date for each aircraft.

    The amount of the annual 40% profit-sharing obligation, if any, will depend upon the profitability of Daimler-Benz Aerospace Airbus in 2001 and beyond, which will be subject to a variety of unpredictable factors. Accordingly, the Group is unable to predict with certainty how long Daimler-Benz Aerospace Airbus will remain subject to the contingent 40% profit-sharing obligation, but it is likely to be a period of decades. Daimler-Benz Aerospace Airbus may not pay dividends prior to 2001, unless at the same time it commences making the 40% profit-sharing payments. The Group may not sell or transfer a majority of the capital stock of Daimler-Benz Aerospace Airbus without the consent of the German Federal Government.

    During 1997, Daimler-Benz Aerospace Airbus paid the German Federal Government DM 1,400 in complete discharge of its obligations relating to the Airbus A320 and its derivatives. Of this amount, DM 721 was expensed in 1997 and the remainder will be amortized over those A320 aircraft and derivatives to be delivered in the future.

    In connection with certain production programs the Group has committed to certain levels of outsourced manufactured parts and components over extended periods at market prices. The Group is subject to compensations in the case the committed volumes are not purchased.

    In the normal course of business, the Group sells to third parties certain of its financial services assets. During the year ended December 31, 1997 the Group sold assets for proceeds of DM 1,457 (1996: DM 1,774). In connection with such sales, the Group remained liable under recourse provisions for DM 314 (1996: DM 341).

    The Group is jointly and severally liable for certain non-incorporated companies, partnerships, and project groups.

    The total rentals under operating leases, charged as an expense in the statement of income, amounted to DM 940 (1996: DM 885; 1995: DM 878). The future minimum lease payments under rental and lease agreements which have initial or remaining terms in excess of one year at December 31, 1997 are as follows:

                                                                               OPERATING LEASES
------------------------------------------------------------------------------------------------
1998                                                                                     750
------------------------------------------------------------------------------------------------
1999                                                                                     515
------------------------------------------------------------------------------------------------
2000                                                                                     459
------------------------------------------------------------------------------------------------
2001                                                                                     379
------------------------------------------------------------------------------------------------
2002                                                                                     336
------------------------------------------------------------------------------------------------
thereafter                                                                             1,758
------------------------------------------------------------------------------------------------

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

23. INFORMATION ABOUT FINANCIAL INSTRUMENTS

A) USE OF FINANCIAL INSTRUMENTS

    In the course of day-to-day financial management, Daimler-Benz uses financial instruments, e.g. financial investments, fixed-interest bearing securities and stock, forward exchange transactions and currency options, and, as a consequence, may be exposed to risks from changes in interest and currency exchange rates as well as share prices. Daimler-Benz uses derivative financial instruments to reduce such risks. Without the use of these instruments the Group's market risks would be higher.

    Based on regulations issued by regulatory authorities for financial institutions, the Group has established guidelines for risk assessment procedures and controls for the use of financial instruments. They include a clear segregation of duties with regard to operating financial activities on one side and settlement, accounting and controlling on the other.

    Market risk in portfolio management is quantified according to the "value-at-risk" method which is commonly used among banks. Using historical variability of market values, potential changes in value resulting from changes of market prices is calculated on the basis of statistical methods. The maximum acceptable market risk has been fixed by senior management in the form of a risk capital which has been approved for one year. The adherence to the risk capital is regularly monitored.

B) NOTIONAL AMOUNTS AND CREDIT RISK

    The contract or notional amounts shown below do not always represent amounts exchanged by the parties and, thus, are not necessarily a measure for the exposure of Daimler-Benz through its use of derivatives.

    The notional amounts of off-balance sheet financial instruments are as follows:

                                                                            AT DECEMBER 31,
                                                                            1997       1996

----------------------------------------------------------------------------------------------
Currency contracts                                                           40,252     34,140
----------------------------------------------------------------------------------------------
Interest rate contracts                                                      42,903     27,205
----------------------------------------------------------------------------------------------

    Currency contracts include foreign exchange forward and option contracts which are mainly utilized to hedge existing assets and liabilities, firm commitments and anticipated transactions denominated in foreign currencies (principally U.S. dollars, Japanese Yen and major Euro-currencies). The objective of the Group's hedging transactions is to reduce the market risk of its foreign denominated future cash flows to exchange rate fluctuations. The Group has entered into currency contracts for a period of one to five years.

    The Group enters into interest and interest rate cross-currency swaps, interest rate forward and futures contracts and interest rate options in order to reduce funding costs, to diversify sources of funding, or to alter interest rate exposures arising from mismatches between assets and liabilities.

    The Group may be exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Counterparties to the Group's financial instruments represent, in general, international financial institutions. Daimler-Benz does not have a significant exposure to any individual counterparty, based on the rating of the counterparties performed by established rating agencies. The Group believes the overall credit risk related to utilized derivatives is insignificant.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

C) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair value of a financial instrument is the price at which one party would assume the rights and/or duties of another party. Fair values of financial instruments have been determined with reference to available market information at the balance sheet date and the valuation methodologies discussed below. Considering the variability of their value-determining factors, the fair values presented herein may not be indicative of the amounts that the Group could realize in a current market exchange.

    The carrying amounts and fair values of the Group's financial instruments are as follows:

                                                                AT DECEMBER 31, 1997  AT DECEMBER 31, 1996
                                                                --------------------  --------------------
                                                                CARRYING     FAIR     CARRYING     FAIR
                                                                 AMOUNT      VALUE     AMOUNT      VALUE
----------------------------------------------------------------------------------------------------------
BALANCE SHEET FINANCIAL INSTRUMENTS:
----------------------------------------------------------------------------------------------------------
Assets:
----------------------------------------------------------------------------------------------------------
    Financial assets                                                1,662      1,662      1,465      1,465
----------------------------------------------------------------------------------------------------------
    Receivables from financial services                            25,924     26,143     19,052     18,909
----------------------------------------------------------------------------------------------------------
    Securities                                                     14,687     14,687      9,783      9,783
----------------------------------------------------------------------------------------------------------
    Cash and cash equivalents                                       5,833      5,833      4,557      4,557
----------------------------------------------------------------------------------------------------------
    Other                                                             657        657        505        505
----------------------------------------------------------------------------------------------------------
Liabilities:
----------------------------------------------------------------------------------------------------------
    Financial liabilities                                         (39,302)   (40,027)   (28,850)   (29,019)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
OFF-BALANCE SHEET FINANCIAL INSTRUMENTS:
----------------------------------------------------------------------------------------------------------
Assets:
----------------------------------------------------------------------------------------------------------
    Currency contracts                                                172        501        630      1,227
----------------------------------------------------------------------------------------------------------
    Interest rate contracts                                           104        211        104        258
----------------------------------------------------------------------------------------------------------
Liabilities:
----------------------------------------------------------------------------------------------------------
    Currency contracts                                             (1,047)    (1,884)      (539)      (639)
----------------------------------------------------------------------------------------------------------
    Interest rate contracts                                           (93)      (461)       (78)      (341)
----------------------------------------------------------------------------------------------------------

    In determining the fair values of derivative financial instruments certain compensating effects from underlying transactions (e.g. firm commitments and anticipated transactions) are not taken into consideration. At December 31, 1997 and 1996, the Group had deferred net unrealized gains (losses) on forward currency exchange contracts and options of DM (508) and DM 462, respectively, purchased against firm foreign currency denominated sales commitments extending for varying periods between three and twenty-four months.

    The carrying amounts of cash, other receivables and accounts payable approximate fair values due to the short-term maturities of these instruments.

    The methods and assumptions used to determine the fair values of other financial instruments are summarized below:

    FINANCIAL ASSETS AND SECURITIES -- Fair value of securities in the portfolio was estimated using quoted market prices. The Group has certain equity investments in related and affiliated companies not presented

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

in the table, as certain of these investments are not publicly traded and determination of fair values is impracticable.

    RECEIVABLES FROM FINANCIAL SERVICES -- The carrying amount of variable rate finance receivables was estimated to approximate fair value since they are priced at current market rates. The fair value of fixed rate finance receivables was estimated by discounting expected cash flows using the current rates at which comparable loans of similar maturity would be obtained made as of December 31, 1997 and 1996. The carrying amounts of receivables from finance lease equal their fair values.

    FINANCIAL LIABILITIES -- Fair value of publicly traded debt was estimated using quoted market prices. The fair value of other long-term notes and bonds was estimated by discounting future cash flows using rates currently available for debt of similar terms and remaining maturities. The carrying amounts of commercial paper and borrowings under revolving credit facilities were assumed to approximate fair value due to their short maturities.

    INTEREST RATE CONTRACTS -- The fair values of existing instruments to hedge interest rate risks (e.g. interest rate swap agreements) were estimated by discounting expected cash flows using market interest rates over the remaining term of the instrument. Interest rate options are valued on the basis of quoted market prices or on estimates based on option pricing models.

    CURRENCY CONTRACTS -- The fair value of forward foreign exchange contracts is based on average spot exchange rates that consider forward premiums or discounts. Currency options are valued on the basis of quoted market prices or on estimates based on option pricing models.

D) ACCOUNTING FOR AND REPORTING EARNINGS OF FINANCIAL INSTRUMENTS

    The earnings of the Group's on-balance sheet financial instruments, with the exception of receivables from financial services, are recognized in financial income, net. Income on receivables from financial services are recognized as revenues. The carrying amounts of the on-balance sheet financial instruments are included in the consolidated balance sheets under their related captions. The carrying amounts of off-balance sheet financial instruments are included under other assets and accrued liabilities.

    Financial instruments, including derivatives, purchased to offset the Group's exposure to identifiable and committed transactions with price, interest or currency risks are accounted for together with the underlying business transactions ("hedge accounting"). Gains and losses on forward contracts and options hedging firm foreign currency commitments are deferred off-balance sheet and are recognized as a component of the related transactions, when recorded (the "deferral method"). However, a loss is not deferred if deferral would lead to the recognition of a loss in future periods.

    Interest differentials paid or received under interest rate swaps purchased to hedge interest risks on debt are recorded as adjustments to the effective yields of the underlying debt ("accrual method").

    All other financial instruments, including derivatives, purchased to offset the Group's net exposure to price, interest or currency risks, but which are not designated as hedges of specific assets, liabilities or firm commitments are marked to market and any resulting unrealized gains and losses are recognized currently in financial income, net.

    Derivatives purchased by the Group under macro-hedging techniques, as well as those purchased to offset the Group's exposure to anticipated cash flows, do not generally meet the requirements for applying

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

hedge accounting and are, accordingly marked to market at each reporting period with unrealized gains and losses recognized in financial income, net. At such time that the Group meets the requirements for hedge accounting and designates the derivative financial instrument as a hedge of a committed transaction, subsequent unrealized gains and losses would be deferred and recognized along with the effects of the underlying transaction.

24. SEGMENT REPORTING

    Daimler-Benz operates in four divisions; a description of the products and services from which each segment derives its revenues follows:

    - AUTOMOTIVE -- development, manufacture and sale of passenger cars and commercial vehicles principally under the trade mark Mercedes-Benz as well as related parts and accessories.

    - AEROSPACE -- development, manufacture and sale of commercial and military aircraft and helicopters, of satellites and related space transportation systems, defense-related products, including radar and radio systems and propulsion systems.

    - SERVICES -- services related to information technology, financial services, insurance brokerage, trading, telecommunications and media and real estate management.

    - DIRECTLY MANAGED BUSINESSES (DMB) -- In 1997 and 1996 represents 50% interest in Adtranz and microelectronics and automation processing products (up to December 31, 1996) and diesel engines. In 1995 represented the AEG-DBI corporate unit which included each of the foregoing business activities plus other businesses including products for the transmission and distribution of electricity.

    Sales and revenues related to transactions between segments are generally recorded at values that approximate third party selling prices.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Information with respect to the Group's industry segments follows:

                                          AUTOMOTIVE    AEROSPACE    SERVICES     DMB(1)     CORPORATE   ELIMINATIONS   CONSOLIDATED
------------------------------------------------------------------------------------------------------------------------------------
1997
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                      88,707       15,158       13,066       7,082          37            --        124,050
------------------------------------------------------------------------------------------------------------------------------------
Intersegment sales                           2,925(2)         128        2,432         473          28        (5,986)            --
------------------------------------------------------------------------------------------------------------------------------------
Total revenues                                91,632       15,286       15,498       7,555          65        (5,986)       124,050
------------------------------------------------------------------------------------------------------------------------------------
Operating profit (loss)                        3,501          432          457        (129)        (51)          118          4,328
------------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                           46,955       20,556       19,410      11,871      38,307            --        137,099
------------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                  3,612          559        2,576         540          79            --          7,366
------------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                           4,862          495          367         512         706            --          6,942
------------------------------------------------------------------------------------------------------------------------------------

1996
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                      74,958       12,979       10,798       7,604          --            --        106,339
------------------------------------------------------------------------------------------------------------------------------------
Intersegment sales                           2,666(2)          74        2,345         411          --        (5,496)            --
------------------------------------------------------------------------------------------------------------------------------------
Total revenues                                77,624       13,053       13,143       8,015          --        (5,496)       106,339
------------------------------------------------------------------------------------------------------------------------------------
Operating profit (loss)                        2,707         (196)(3)        288      (585)        (57)          266          2,423
------------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                           34,686       20,415       16,984      12,203      28,173            --        112,461
------------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                  3,015          522        2,342         771          80            --          6,730
------------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                           4,451          584          225         502         450            --          6,212
------------------------------------------------------------------------------------------------------------------------------------

1995
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                      69,585       14,261        9,426       9,713          --            --        102,985
------------------------------------------------------------------------------------------------------------------------------------
Intersegment sales                             2,515          832        2,288         438          --        (6,073)            --
------------------------------------------------------------------------------------------------------------------------------------
Total revenues                                72,100       15,093       11,714      10,151          --        (6,073)       102,985
------------------------------------------------------------------------------------------------------------------------------------
Operating profit (loss)                        2,142       (7,220)(4)        112    (2,216 (4)        (30)          15       (7,197)
------------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                           33,800       22,504       13,400       8,917      23,477            --        102,098
------------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization(5)               2,989        4,173        2,774         973         108            --         11,017
------------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                           3,331          564          231         601         123            --          4,850
------------------------------------------------------------------------------------------------------------------------------------

(1) In 1997 and 1996 includes Adtranz accounted for using the proportionate method of consolidation (see Note 2).
(2) Includes DM 2,801 and DM 2,443 for 1997 and 1996, respectively, of automobiles leased to customers under operating leases that have been sold to Group leasing and sales financing entities with guarantees as to the residual value of the products at the end of such leases.
(3) Aerospace operating loss includes charges of DM 435 in 1996 related to the aircraft business of Dornier offset by approximately DM 300 of reductions in provisions for restructuring measures (see Note 3).
(4) In 1995 the Aerospace operating loss includes DM 5,594 of charges related to restructuring measures, goodwill and other write-offs and the decision to discontinue financial support for Fokker. In 1995, the DMB operating loss includes DM 1,596 of charges related to restructuring of AEG and write-downs to fixed assets of DM 331 (see Note 3).
(5) Includes Aerospace write-downs to fixed assets, including goodwill, of DM 2,558 and DMB DM 331.

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    A reconciliation of income (loss) before financial income and income taxes to operating profit follows:

                                                                        1997       1996       1995
-----------------------------------------------------------------------------------------------------
Income (loss) before financial income and income taxes                    3,631      1,465     (8,162)
-----------------------------------------------------------------------------------------------------
Interest on advance payments received on long-term contracts                270        303        205
-----------------------------------------------------------------------------------------------------
Earnings from Airbus Industrie                                              109        267        331
-----------------------------------------------------------------------------------------------------
Corporate research of Daimler-Benz AG                                       316        407        397
-----------------------------------------------------------------------------------------------------
Items not allocable to segments                                               2        (19)        32
-----------------------------------------------------------------------------------------------------
Operating profit (loss)(1)                                                4,328      2,423     (7,197)
-----------------------------------------------------------------------------------------------------

      (1) Operating profit in 1996 includes charges of DM 435 related to the aircraft business of Dornier offset by approximately DM 300 of reductions in provisions for restructuring measures. Operating loss in 1995 includes DM 7,190 of charges related to restructuring measures, goodwill and other write-offs, the decision to discontinue financial support for Fokker and the restructuring of AEG (see Note 3).

                                DAIMLER-BENZ AG

                   (IN MILLIONS OF DM, EXCEPT SHARE AMOUNTS)

    Geographic information with respect to the Group's revenues, operating profit (loss) and identifiable assets follows:

                                                            OTHER
                                                          EUROPEAN       NORTH        LATIN                   OTHER     ELIMINA-
                                              GERMANY     COUNTRIES     AMERICA      AMERICA      ASIA      COUNTRIES     TIONS
---------------------------------------------------------------------------------------------------------------------------------
1997
---------------------------------------------------------------------------------------------------------------------------------
Revenues (by destination)                       41,055       37,105       26,608        5,322       9,513       4,447          --
---------------------------------------------------------------------------------------------------------------------------------
Revenues (by operation):
---------------------------------------------------------------------------------------------------------------------------------
To unaffiliated customers                       62,301       25,090       24,183        5,192       4,252       3,032          --
---------------------------------------------------------------------------------------------------------------------------------
Transfers between geographic areas              31,318        2,878        1,382          241         743         182     (36,744)
---------------------------------------------------------------------------------------------------------------------------------
Total revenues                                  93,619       27,968       25,565        5,433       4,995       3,214     (36,744)
---------------------------------------------------------------------------------------------------------------------------------
Export sales from Germany                           --       13,173        2,824          755       4,137         560          --
---------------------------------------------------------------------------------------------------------------------------------
Operating profit                                 3,139           75          638          195         254          27          --
---------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                             81,429       17,291       28,137        6,032       2,852       1,358          --
---------------------------------------------------------------------------------------------------------------------------------

1996
---------------------------------------------------------------------------------------------------------------------------------
Revenues (by destination)                       39,165       30,360       20,472        3,922       8,309       4,111          --
---------------------------------------------------------------------------------------------------------------------------------
Revenues (by operation):
---------------------------------------------------------------------------------------------------------------------------------
To unaffiliated customers                       56,584       20,908       18,383        3,757       3,881       2,826          --
---------------------------------------------------------------------------------------------------------------------------------
Transfers between geographic areas              24,054        1,813          221           83         222          --     (26,393)
---------------------------------------------------------------------------------------------------------------------------------
Total revenues                                  80,638       22,721       18,604        3,840       4,103       2,826     (26,393)
---------------------------------------------------------------------------------------------------------------------------------
Export sales from Germany                           --        7,967        1,962          535       4,178       2,351          --
---------------------------------------------------------------------------------------------------------------------------------
Operating profit (loss)                          1,755          123          440           12          95          (2)         --
---------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                             67,283       16,769       21,187        3,839       2,316       1,067          --
---------------------------------------------------------------------------------------------------------------------------------

1995
---------------------------------------------------------------------------------------------------------------------------------
Revenues (by destination)                       37,684       28,299       19,533        5,083       8,727       3,659          --
---------------------------------------------------------------------------------------------------------------------------------
Revenues (by operation):
---------------------------------------------------------------------------------------------------------------------------------
To unaffiliated customers                       56,580       18,893       17,672        4,224       2,893       2,723          --
---------------------------------------------------------------------------------------------------------------------------------
Transfers between geographic areas              19,787        1,273        1,052           68         135         117     (22,432)
---------------------------------------------------------------------------------------------------------------------------------
Total revenues                                  76,367       20,166       18,724        4,292       3,028       2,840     (22,432)
---------------------------------------------------------------------------------------------------------------------------------
Export sales from Germany                           --        9,223        1,724          395       5,070       1,209          --
---------------------------------------------------------------------------------------------------------------------------------
Operating profit (loss)                         (7,326)        (776)         645            9          65         186          --
---------------------------------------------------------------------------------------------------------------------------------
Identifiable assets                             65,523       12,677       16,675        3,631       2,723         869          --
---------------------------------------------------------------------------------------------------------------------------------


                                             CONSO-
                                             LIDATED
------------------------------------------
1997
------------------------------------------
Revenues (by destination)                     124,050
------------------------------------------
Revenues (by operation):
------------------------------------------
To unaffiliated customers                     124,050
------------------------------------------
Transfers between geographic areas                 --
------------------------------------------
Total revenues                                124,050
------------------------------------------
Export sales from Germany                      21,449
------------------------------------------
Operating profit                                4,328
------------------------------------------
Identifiable assets                           137,099
------------------------------------------
1996
------------------------------------------
Revenues (by destination)                     106,339
------------------------------------------
Revenues (by operation):
------------------------------------------
To unaffiliated customers                     106,339
------------------------------------------
Transfers between geographic areas                 --
------------------------------------------
Total revenues                                106,339
------------------------------------------
Export sales from Germany                      16,993
------------------------------------------
Operating profit (loss)                         2,423
------------------------------------------
Identifiable assets                           112,461
------------------------------------------
1995
------------------------------------------
Revenues (by destination)                     102,985
------------------------------------------
Revenues (by operation):
------------------------------------------
To unaffiliated customers                     102,985
------------------------------------------
Transfers between geographic areas                 --
------------------------------------------
Total revenues                                102,985
------------------------------------------
Export sales from Germany                      17,621
------------------------------------------
Operating profit (loss)                        (7,197)
------------------------------------------
Identifiable assets                           102,098
------------------------------------------

                                DAIMLER-BENZ AG

   (IN MILLIONS OF DM OR MILLIONS OF SHARES EXCEPT EARNINGS (LOSS) PER SHARE)

25. EARNINGS PER SHARE

    The earnings (loss) per share are determined as follows:

                                                                              AT DECEMBER 31,
                                                                        1997       1996       1995
-----------------------------------------------------------------------------------------------------
Basic earnings (loss) per share:
-----------------------------------------------------------------------------------------------------
Net income (loss)                                                         8,042      2,762     (5,729)
-----------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding                             525.5      523.7      522.7
-----------------------------------------------------------------------------------------------------
                                                                          15.30       5.27     (10.96)
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
Diluted earnings (loss) per share:
-----------------------------------------------------------------------------------------------------
Net income (loss)                                                         8,042      2,762     (5,729)
-----------------------------------------------------------------------------------------------------
Interest expense on convertible bonds and notes (net of tax)                 38          7         --
-----------------------------------------------------------------------------------------------------
                                                                          8,080      2,769     (5,729)
-----------------------------------------------------------------------------------------------------
Weighted average number of shares outstanding                             525.5      523.7      522.7
-----------------------------------------------------------------------------------------------------
Dilutive convertible bonds and notes                                       12.7        4.0         --
-----------------------------------------------------------------------------------------------------
                                                                          538.2      527.7      522.7
-----------------------------------------------------------------------------------------------------
                                                                          15.01       5.25     (10.96)
-----------------------------------------------------------------------------------------------------

    The convertible bonds of the 1997 Stock Option Plan are not included in the computations of diluted earnings per share because the options' underlying target stock price was above market price of Daimler-Benz AG common stock on December 31, 1997.

                                DAIMLER-BENZ AG

                            (IN MILLIONS OF U.S. $)

26. SUMMARIZED FINANCIAL INFORMATION -- DAIMLER BENZ NORTH AMERICA

    Summarized financial information for Daimler-Benz North America, wholly-owned subsidiary of Daimler-Benz AG, is set forth below:

                                                                                         1997       1996       1995
----------------------------------------------------------------------------------------------------------------------
Daimler-Benz North America
    Receivables, net                                                                       7,070      5,271      4,208

----------------------------------------------------------------------------------------------------------------------
    Equipment on operating leases, net                                                     5,075      4,534      4,235
----------------------------------------------------------------------------------------------------------------------
    Property, plant and equipment, net                                                     1,363      1,213        977
----------------------------------------------------------------------------------------------------------------------
    Other assets                                                                           2,447      2,267      2,056
----------------------------------------------------------------------------------------------------------------------
    Total assets                                                                          15,955     13,285     11,476
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
    Current liabilities                                                                    8,597      6,421      6,100
----------------------------------------------------------------------------------------------------------------------
    Non-current liabilities                                                                4,299      4,013      2,699
----------------------------------------------------------------------------------------------------------------------
    Stockholders' equity                                                                   3,059      2,851      2,677
----------------------------------------------------------------------------------------------------------------------
    Revenues:
----------------------------------------------------------------------------------------------------------------------
        Net sales of products                                                             12,595      9,759      9,575
----------------------------------------------------------------------------------------------------------------------
        Finance and lease income                                                           1,687      1,492      1,468
----------------------------------------------------------------------------------------------------------------------
    Operating costs                                                                       13,338     10,560     10,268
----------------------------------------------------------------------------------------------------------------------
    Net income                                                                               305        177        231
----------------------------------------------------------------------------------------------------------------------

27. SUBSEQUENT EVENTS

    Following the decision to concentrate on core activities, the Group's semiconductor business was sold to the American company Vishay Intertechnology, Inc. in March 1998.

    In January 1998 the Group sold two real-estate-project-companies to Berliner Volksbank.

    In May 1997, the Company entered into an agreement to acquire the Heavy Truck Business of Ford Motor Company. The transaction included: tooling, machinery and equipment used to manufacture the product; spare parts inventory to support the product line, and other minor assets. In addition, Ford Motor Company will provide assistance in the product launch and cost reduction efforts for this business as well as engineering and systems services during 1998. All material aspects of the acquisition will be consummated during 1998.

28. SUBSEQUENT EVENT - RIGHTS OFFERING

    In June, 1998, Daimler-Benz issued to holders of Daimler-Benz Ordinary Shares and ADS's and convertible debt securities, rights to acquire up to an aggregate of 52.4 million newly issued Daimler-Benz Ordinary Shares and on June 25, 1998 Daimler-Benz issued and sold 52.4 million Ordinary Shares for net proceeds of DM 7,485 million. The rights issued by Daimler-Benz entitled the holders to purchase Daimler-Benz Ordinary Shares at an approximately 20% discount to the market price of Daimler-Benz Ordinary Shares. Basic and diluted earnings per Ordinary Share have been restated to reflect the dilutive effect resulting from the discount to market value at which the Daimler-Benz Ordinary Shares were sold in the rights offering.

                                DAIMLER-BENZ AG

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

             (UNAUDITED AND IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                          ----------------------------------------
                                                                             1998
                                                                           (NOTE 1)       1998           1997
                                                                          ----------  -------------  -------------
Revenues................................................................  $   37,550  DM     67,714  DM     55,892
Cost of sales...........................................................     (29,839)       (53,809)       (44,919)
                                                                          ----------  -------------  -------------
GROSS MARGIN............................................................       7,711         13,905         10,973
  Selling, administrative and other expenses............................      (4,732)        (8,534)        (7,517)
  Research and development..............................................      (1,732)        (3,123)        (2,867)
  Other income..........................................................         621          1,120            733
                                                                          ----------  -------------  -------------
INCOME BEFORE FINANCIAL INCOME AND
  INCOME TAXES..........................................................       1,868          3,368          1,322
  Financial income (expense), net.......................................         300            542           (111)
                                                                          ----------  -------------  -------------
INCOME BEFORE INCOME TAXES..............................................       2,168          3,910          1,211
  Income taxes..........................................................      (1,019)        (1,838)          (263)
  Minority interest.....................................................         (34)           (62)            44
                                                                          ----------  -------------  -------------
NET INCOME..............................................................       1,115          2,010            992
                                                                          ----------  -------------  -------------
                                                                          ----------  -------------  -------------
EARNINGS PER SHARE
  Basic earnings per share..............................................        2.11           3.81           1.89
                                                                          ----------  -------------  -------------
                                                                          ----------  -------------  -------------
  Diluted earnings per share............................................        2.04           3.68           1.88
                                                                          ----------  -------------  -------------
                                                                          ----------  -------------  -------------

         The Accompanying Notes are an Integral Part of these Unaudited
              Interim Condensed Consolidated Financial Statements

                                DAIMLER-BENZ AG

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                          (UNAUDITED AND IN MILLIONS)

                                                                                                          AT
                                                                                AT JUNE 30,          DECEMBER 31,
                                                                         -------------------------  --------------
                                                                           1998
                                                                         (NOTE 1)        1998            1997
                                                                         ---------  --------------  --------------
ASSETS
  Intangible assets....................................................  $   1,051       DM  1,895       DM  1,915
  Property, plant and equipment........................................     11,938          21,528          20,656
  Investments and long term financial assets...........................      2,216           3,996           3,453
  Equipment on operating leases........................................      9,128          16,461          14,931
                                                                         ---------  --------------  --------------
FIXED ASSETS...........................................................     24,333          43,880          40,955
                                                                         ---------  --------------  --------------
  Inventories..........................................................      8,839          15,940          14,390
  Receivables
    Receivables from financial services................................     16,111          29,053          25,924
    Trade and other receivables and other assets.......................     11,700          21,099          24,257
  Securities...........................................................     10,042          18,109          14,687
  Cash and cash equivalents............................................      2,329           4,199           5,833
                                                                         ---------  --------------  --------------
CURRENT ASSETS.........................................................     49,021          88,400          85,091
                                                                         ---------  --------------  --------------
DEFERRED TAXES AND PREPAID EXPENSES....................................      5,387           9,714          11,053
                                                                         ---------  --------------  --------------
      TOTAL ASSETS.....................................................     78,741         141,994         137,099
                                                                         ---------  --------------  --------------
                                                                         ---------  --------------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
STOCKHOLDERS' EQUITY...................................................  $  18,725       DM 33,767       DM 35,085
                                                                         ---------  --------------  --------------
MINORITY INTEREST......................................................        586           1,057           1,170
                                                                         ---------  --------------  --------------
  Accrued liabilities for retirement plans.............................      9,803          17,677          17,200
  Other accrued liabilities............................................     11,199          20,196          19,418
                                                                         ---------  --------------  --------------
ACCRUED LIABILITIES....................................................     21,002          37,873          36,618
                                                                         ---------  --------------  --------------
  Financial liabilities................................................     23,048          41,563          39,302
  Trade and other liabilities..........................................     13,466          24,282          21,195
                                                                         ---------  --------------  --------------
LIABILITIES............................................................     36,514          65,845          60,497
                                                                         ---------  --------------  --------------
DEFERRED TAXES AND INCOME..............................................      1,914           3,452           3,729
                                                                         ---------  --------------  --------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................     78,741         141,994         137,099
                                                                         ---------  --------------  --------------
                                                                         ---------  --------------  --------------

         The Accompanying Notes are an Integral Part of these Unaudited
              Interim Condensed Consolidated Financial Statements

                                DAIMLER-BENZ AG

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                          (UNAUDITED AND IN MILLIONS)

                                                                                   SIX MONTHS ENDED JUNE 30,
                                                                           ------------------------------------------
                                                                              1998
                                                                            (NOTE 1)         1998           1997
                                                                           -----------  --------------  -------------
Net income...............................................................   $   1,115        DM  2,010       DM   992
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization of fixed assets (including amounts related to equipment on operating leases of DM 1,169 ($648) and DM
    1,178 in 1998 and 1997, respectively)................................       2,076            3,744          3,309
  Increase (decrease) in accrued liabilities.............................         728            1,312            838
  Changes in other operating assets and liabilities......................         879            1,586            118
  Other..................................................................         (79)            (142)          (576)
                                                                           -----------  --------------  -------------
CASH PROVIDED BY OPERATING ACTIVITIES....................................       4,719            8,510          4,681
                                                                           -----------  --------------  -------------
  Purchase of fixed assets...............................................      (2,294)          (4,136)        (2,747)
  Increase in equipment on operating leases..............................      (2,489)          (4,488)        (3,513)
  Proceeds from disposal of fixed assets (including equipment on operating leases of DM 2,169 ($1,203) and DM 1,661 in 1998 and 1997,
    respectively)........................................................       1,326            2,391          2,212
  Acquisition of businesses..............................................        (377)            (680)          (269)
  Proceeds from disposal of businesses...................................         613            1,106          1,017
  Increase in receivables from financial services, net...................      (1,825)          (3,291)        (2,519)
  Sales (Acquisitions) of securities (other than trading), net...........      (1,315)          (2,372)          (707)
  Change in other cash...................................................        (880)          (1,587)           404
                                                                           -----------  --------------  -------------
CASH USED FOR INVESTING ACTIVITIES.......................................      (7,241)         (13,057)        (6,122)
                                                                           -----------  --------------  -------------
  Change in commercial paper borrowings, net.............................        (308)            (556)            25
  Change in financial liabilities (including amounts for financial services, net of DM 2,320 ($1,287) and DM 2,392 in 1998 and 1997,
    respectively)........................................................       1,519            2,739          3,042
  Dividends paid.........................................................      (6,260)         (11,288)          (591)
  Proceeds from capital increases........................................       4,222            7,613             37
  Proceeds from special distribution tax refund..........................       1,613            2,908       --
  Other..................................................................         (89)            (160)      --
                                                                           -----------  --------------  -------------
CASH PROVIDED BY FINANCING ACTIVITIES....................................         697            1,256          2,513
                                                                           -----------  --------------  -------------
  Effect of foreign exchange rate changes on cash and cash equivalents
    (up to 3 months).....................................................          93              167            229
  Net increase (decrease) in cash and cash equivalents (up to 3
    months)..............................................................      (1,732)          (3,124)         1,301
  Cash and cash equivalents (up to 3 months) at beginning of period......       3,045            5,491          3,220
                                                                           -----------  --------------  -------------
CASH AND CASH EQUIVALENTS (UP TO 3 MONTHS) AT END OF PERIOD..............       1,313            2,367          4,521
                                                                           -----------  --------------  -------------
                                                                           -----------  --------------  -------------

         The Accompanying Notes are an Integral Part of these Unaudited
              Interim Condensed Consolidated Financial Statements

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

                          (UNAUDITED AND IN MILLIONS)

1. PRESENTATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The condensed consolidated financial statements of Daimler-Benz Aktiengesellschaft and subsidiaries ("Daimler-Benz" or the "Group") are unaudited and have been prepared in accordance with United States generally accepted accounting principles, except that the Group has accounted for certain joint ventures in accordance with the proportionate method of accounting (see
Note 3). All amounts herein are shown in millions of Deutsche Marks ("DM") and for the six months ended June 30, 1998 are also presented in U.S. dollars, the latter solely for the convenience of the reader, at the rate of DM 1.8033 = U.S. $1, the Noon Buying Rate of the Federal Reserve Bank of New York on June 30, 1998.

    The information included in the condensed consolidated financial statements is unaudited but reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. The condensed consolidated financial statements should be read in conjunction with the December 31, 1997 consolidated financial statements and notes included in the Group's 1997 Annual Report on Form 20-F.

    The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, REPORTING COMPREHENSIVE INCOME, effective January 1, 1998. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in financial statements. In connection with the adoption of SFAS 130 for these interim condensed financial statements, the "other equity" component of stockholders' equity (see Note 6) was renamed "accumulated other comprehensive income." Total comprehensive income of the Company for the six-month periods ended June 30, 1998 and 1997 (consisting of net income, changes in foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities) was DM 2,391 and DM 2,053, respectively.

2. MERGER WITH CHRYSLER CORPORATION

    On May 7, 1998 the Company and Chrysler Corporation entered into a Business Combination Agreement to merge their respective businesses. In connection with the business combination, holders of Daimler-Benz AG Ordinary Shares will be offered to exchange their Ordinary Shares for Ordinary Shares of a newly formed company, DaimlerChrysler Aktiengesellschaft ("DaimlerChrysler AG") and holders of Chrysler common stock will be offered to convert into Ordinary Shares of DaimlerChrysler AG at the exchange ratio of 0.6235 of an Ordinary Share of DaimlerChrysler AG for each share of common stock of Chrysler Corporation. Consummation of the merger is subject to various conditions, including among others, approval of the U.S. antitrust authority and the receipt of Chrysler Corporation and Daimler-Benz AG stockholder approval. In July, 1998 the European antitrust authority approved of the merger. The companies anticipate the merger to be completed prior to December 31, 1998.

3. JOINT VENTURE

    Daimler-Benz accounts for its investment in Adtranz using the proportionate method of consolidation. Accordingly, the consolidated financial statements of Daimler-Benz include as of June 30, 1998 and December 31, 1997 and for the six months ended June 30, 1998 and 1997 Daimler-Benz' 50% proportionate interest in the assets and liabilities and results of operations and cash flows of Adtranz. Under U.S. GAAP, Daimler-Benz' investment in Adtranz is required to be accounted for using the equity method of accounting. The differences in accounting treatment between the proportionate and equity methods would not effect reported shareholders' equity or net income of Daimler-Benz. Under the equity method of

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (UNAUDITED AND IN MILLIONS)

3. JOINT VENTURE (CONTINUED)
accounting, Daimler-Benz' net investment in Adtranz would be included within investments in the balance sheet and its share of the net loss of Adtranz together with the amortization of the excess of the cost of its investment over its share of the investment's net assets would be reported as a net amount in financial income, net in the Group's income statement. Additionally, under the equity method, Adtranz' only impact on the Group's cash flow statement would have been an investing cash outflow of approximately DM 300 in 1998 resulting from a capital contribution by Daimler-Benz.

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (UNAUDITED AND IN MILLIONS)

3. JOINT VENTURE (CONTINUED)
    Summarized financial information for Adtranz follows:

                                                                 AT JUNE 30,  AT DECEMBER 31,
                                                                    1998           1997
                                                                 -----------  ---------------
BALANCE SHEET INFORMATION
  Fixed assets*)...............................................      DM1,465         DM1,581
  Current assets...............................................        1,874           1,840
                                                                 -----------  ---------------
TOTAL ASSETS...................................................        3,339           3,421
                                                                 -----------  ---------------
                                                                 -----------  ---------------
  Stockholders' equity.........................................      DM1,265         DM1,393
  Minority interest............................................           12              12
  Accrued liabilities..........................................          967             970
  Liabilities..................................................        1,095           1,046
                                                                 -----------  ---------------
STOCKHOLDERS' EQUITY AND LIABILITIES...........................        3,339           3,421
                                                                 -----------  ---------------
                                                                 -----------  ---------------

------------------------

(*) Includes net goodwill resulting from the formation of Adtranz of DM 701 and DM 850 at June 30, 1998 and December 31, 1997, respectively.

                                                                                          SIX MONTHS ENDED JUNE
                                                                                                   30,
                                                                                         ------------------------
                                                                                            1998         1997
                                                                                         -----------  -----------
STATEMENT OF OPERATIONS INFORMATION
  Revenues.............................................................................      DM1,499      DM1,317
  Operating loss*).....................................................................         (134)         (27)
  Net loss.............................................................................         (128)         (38)

------------------------

(*) The operating loss includes an impairment charge on goodwill (1998: DM 125) and interest on advance payments received on long-term contracts (1998: DM 57; 1997: DM 43).

CASH FLOW INFORMATION
  Cash flows from:
    Operating activities...............................................     DM(160)     DM(89)
    Investing activities...............................................       (232)        30
    Financing activities...............................................        450         49
  Effect of foreign exchange rate changes on cash......................         --         --
                                                                         ---------  ---------
  Change in cash (up to three months)..................................         58        (10)
  Cash (up to three months) at beginning of period.....................        304        285
                                                                         ---------  ---------
  Cash (up to three months) at end of period...........................        362        275
                                                                         ---------  ---------
                                                                         ---------  ---------

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (UNAUDITED AND IN MILLIONS)

4. INVENTORIES

                                                                                     AT JUNE 30,   AT DECEMBER 31,
                                                                                        1998            1997
                                                                                    -------------  ---------------
Raw materials and manufacturing supplies..........................................       DM 3,577        DM 3,233
Work in process...................................................................          7,369           6,515
Finished goods, parts and products held for resale................................         10,174           8,978
Advance payments to suppliers.....................................................            661             659
                                                                                    -------------  ---------------
                                                                                           21,781          19,385
Less: Advance payments received...................................................         (5,841)         (4,995)
                                                                                    -------------  ---------------
                                                                                           15,940          14,390
                                                                                    -------------  ---------------
                                                                                    -------------  ---------------

5. CASH AND CASH EQUIVALENTS

    As of June 30, 1998 and December 31, 1997 cash and cash equivalents include DM 1,832 and DM 342, respectively, of deposits with original maturities of more than three months.

6. STOCKHOLDERS' EQUITY

    The changes in stockholders' equity for the six-months ended June 30, 1998 follow:

                                                                                            ACCUMULATED OTHER
                                                                                           COMPREHENSIVE INCOME
                                                                                      ------------------------------
                                                              ADDITIONAL                CUMULATIVE      AVAILABLE-
                                                   CAPITAL      PAID-IN    RETAINED     TRANSLATION      FOR-SALE      TREASURY
                                                    STOCK       CAPITAL    EARNINGS     ADJUSTMENT      SECURITIES       STOCK
                                                 -----------  -----------  ---------  ---------------  -------------  -----------
                                                                                IN MILLIONS OF DM
BALANCE AT JANUARY 1, 1998.....................       2,584        5,247      26,508           236             510            --
Comprehensive income:
  Net income...................................          --           --       2,010            --              --            --
  Other comprehensive income...................          --           --          --           (70)            451            --
  Total comprehensive income...................
Dividends paid.................................          --           --        (827)           --              --            --
Special distribution...........................          --           --     (10,335)           --              --            --
Issuance of capital stock......................         263        7,350          --            --              --            --
Treasury stock.................................          --           --          --            --              --          (160)
                                                      -----   -----------  ---------           ---             ---           ---
BALANCE AT JUNE 30, 1998.......................       2,847       12,597      17,356           166             961          (160)
                                                      -----   -----------  ---------           ---             ---           ---
                                                      -----   -----------  ---------           ---             ---           ---


                                                   TOTAL
                                                 ---------

BALANCE AT JANUARY 1, 1998.....................     35,085
Comprehensive income:
  Net income...................................      2,010
  Other comprehensive income...................        381
                                                 ---------
  Total comprehensive income...................      2,391
Dividends paid.................................       (827)
Special distribution...........................    (10,335)
Issuance of capital stock......................      7,613
Treasury stock.................................       (160)
                                                 ---------
BALANCE AT JUNE 30, 1998.......................     33,767
                                                 ---------
                                                 ---------

    On May 27, 1998 the Daimler-Benz shareholders approved, and on June 15, 1998 Daimler-Benz paid, a special distribution of DM 20.00 (DM 19.63 after adjustment to reflect the approximately 20% discount to market value at which the Daimler-Benz Ordinary Shares and ADS were sold in the rights offering) per Ordinary Share/ADS.

    In June, 1998, Daimler-Benz issued to holders of Daimler-Benz Ordinary Shares and ADS's and convertible debt securities, rights to acquire up to an aggregate of 52.4 million newly issued Daimler-Benz

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (UNAUDITED AND IN MILLIONS)

6. STOCKHOLDERS' EQUITY (CONTINUED)
Ordinary Shares and on June 25, 1998 Daimler-Benz issued and sold 52.4 million Ordinary Shares for net proceeds of DM 7,485 million. The rights issued by Daimler-Benz entitled the holders to purchase Daimler-Benz Ordinary Shares at an approximately 20% discount to the market price of Daimler-Benz Ordinary Shares. Basic and diluted earnings per Ordinary Share have been restated to reflect the dilutive effect resulting from the discount to market value at which the Daimler-Benz Ordinary Shares were sold in the rights offering.

    During the six months ended June 30, 1998 Daimler-Benz purchased approximately 1.0 million of its Ordinary Shares for resale to its employees in October, 1998.

    Based on the shareholders' approvals of 1996 and 1997, Daimler-Benz established the Stock Option Plan 1998 of the Daimler-Benz Group (the "Plan") which provides for the granting to certain members of management of options for the purchase of Daimler-Benz Ordinary Shares. The options granted under the Plan will be evidenced by non-transferable 4.4% convertible bonds due in July 2008 with a principal amount of DM 1,000 per bond (the "Convertible Bonds"). Daimler-Benz has reserved up to DM 110 of contingent authorized nominal capital for the issuance of new Ordinary Shares under the Plan. Each Convertible Bond entitles the holder thereof to convert the bond into Ordinary Shares with an aggregate nominal value of DM 1,000, after a 24 month waiting period, during certain specified periods each year, if the market price per Ordinary Share on the day of conversion is at least 15% higher than the predetermined conversion price (the "Conversion Price").

    Daimler-Benz offered, beginning June 22, 1998, to certain members of management the right to subscribe to these Convertible Bonds. The Conversion Price equals to DM 183.90/share, the market price of Daimler-Benz shares on May 28, 1998. The subscription period ended July 10, 1998. Effective July 24, 1998 the Group issued Convertible Bonds in the amount of DM 41.

7. OPERATING PROFIT

    A reconciliation of income before financial income and taxes to operating profit for the six-month periods ended June 30, 1998 and 1997 follows:

                                                                        1998         1997
                                                                     -----------  -----------
Income before financial income and taxes...........................      DM3,368      DM1,322
Interest on advance payments received on long-term contracts.......          145          126
Earnings from Airbus Industrie.....................................           --          173
Corporate research of Daimler-Benz AG..............................          260          220
Items not allocable to segments....................................          (10)           8
                                                                     -----------  -----------
Operating profit...................................................        3,763        1,849
                                                                     -----------  -----------
                                                                     -----------  -----------

    During the first half of 1998 the Group`s semiconductor business was sold to the American company Vishay Intertechnology, Inc. for a gain of approximately DM 300 and the Group sold two real-estate-project-companies to Berliner Volksbank for a gain of approximately DM 100; during the first half of 1997

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (UNAUDITED AND IN MILLIONS)

7. OPERATING PROFIT (CONTINUED)
the Group sold its interests in AEG Electrocom GmbH and AEG/ElectroCom International, Inc., the Group`s recognition and sorting systems business, to Siemens for a gain of approximately DM 200.

8. EARNINGS PER SHARE

    The earnings per share are determined as follows:

                                                                             JUNE 30,     JUNE 30,
                                                                               1998         1997
                                                                            -----------  -----------
                                                                              IN MILLIONS OF DM OR
                                                                               MILLIONS OF SHARES
                                                                              EXCEPT EARNINGS PER
                                                                                     SHARE
Basic earnings per share:
  Net income..............................................................       2,010          992
                                                                                 -----        -----
  Weighted average number of shares outstanding...........................       527.5        525.2
                                                                                 -----        -----
                                                                                  3.81         1.89
                                                                                 -----        -----
                                                                                 -----        -----
Diluted earnings per share:
  Net income..............................................................       2,010          992
  Interest expense on convertible bonds and notes (net of tax)............          24           14
                                                                                 -----        -----
                                                                                 2,034        1,006
                                                                                 -----        -----
Weighted average number of shares outstanding.............................       527.5        525.2
Dilutive convertible bonds and notes......................................        24.9          8.8
                                                                                 -----        -----
                                                                                 552.4        534.0
                                                                                 -----        -----
                                                                                  3.68         1.88
                                                                                 -----        -----
                                                                                 -----        -----

    The weighted average number of shares outstanding have been retroactively adjusted to give effect to the rights offering (see Note 6).

                                DAIMLER-BENZ AG

                      NOTES TO UNAUDITED INTERIM CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (UNAUDITED AND IN MILLIONS)

9. SUMMARIZED FINANCIAL INFORMATION--DAIMLER-BENZ NORTH AMERICA

    Summarized financial information for Daimler-Benz North America, a wholly-owned subsidiary of Daimler-Benz AG, prepared under U.S. GAAP, is set forth below:

                                                                       JUNE 30,   DECEMBER 31,
                                                                         1998         1997
                                                                       ---------  ------------
Receivables..........................................................  $   8,416   $    7,070
Equipment on operating leases........................................      5,589        5,075
Property, plant and equipment........................................      1,537        1,363
Other assets.........................................................      2,631        2,447
                                                                       ---------  ------------
TOTAL ASSETS.........................................................     18,173       15,955
                                                                       ---------  ------------
                                                                       ---------  ------------
Current liabilities..................................................      9,541        8,597
Non-current liabilities..............................................      5,319        4,299
Stockholders' equity.................................................      3,313        3,059
                                                                       ---------  ------------
STOCKHOLDERS' EQUITY AND LIABILITIES.................................     18,173       15,955
                                                                       ---------  ------------
                                                                       ---------  ------------

                                                                                                 JUNE 30,     JUNE 30,
                                                                                                   1998         1997
                                                                                                -----------  -----------
Revenues:
  Net sales of products.......................................................................   $   7,696    $   5,547
  Finance and lease income....................................................................         956          808
Operating costs...............................................................................       7,779        5,889
Net income....................................................................................         348          138

--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CHRYSLER, DAIMLER-BENZ OR DAIMLERCHRYSLER SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                 --------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................          i
Incorporation of Certain Documents by
  Reference.....................................          i
Enforceability of Civil Liabilities.............         ii
Currency Presentation and Exchange Rates........        iii
Forward-Looking Information.....................         iv
Summary.........................................          1
Selected Historical and Pro Forma Combined
  Financial Data................................         13
Unaudited Comparative Per Share Data............         19
Risk Factors....................................         21
Use of Proceeds.................................         24
Purpose of Offering.............................         24
Market Prices...................................         25
Capitalization..................................         30
Dividends.......................................         31
The Transactions................................         32
Unaudited Pro Forma Combined Financial
  Information...................................         49
Business Description............................         59
[Selling Shareholder............................         61
Description of Chrysler Capital Stock...........         61
Description of DaimlerChrysler Ordinary
  Shares........................................         63
Comparison of Certain Rights of Stockholders of
  Chrysler and DaimlerChrysler..................         67
Plan of Distribution............................         79
Legal Matters...................................         79
Experts.........................................         80
Index to Financial Information..................        F-1

                                     [LOGO]

                                        Shares

                                  Common Stock
                               ($1.00 par value)

                                   PROSPECTUS

                   JOINT LEAD MANAGERS AND JOINT BOOKRUNNERS

                           CREDIT SUISSE FIRST BOSTON
                              GOLDMAN, SACHS & CO.
                                   ---------

                            DEUTSCHE BANK SECURITIES

--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses expected to be incurred in connection with the offering described in this Registration Statement.

Registration Fee...............................................  $441,703.50
Printing Fees and Expenses.....................................
Legal Fees and Expenses........................................
Accounting Fees and Expenses...................................
Blue Sky Fees and Expenses.....................................
Miscellaneous..................................................
Total..........................................................  $

------------------------

All amounts are estimated except the Registration Fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Chrysler is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, as amended, and Section B of
Article VIII of Chrysler's Certificate of Incorporation provide for the indemnification, except in certain circumstances set forth below, of officers, directors, employees and agents of Chrysler for certain expenses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and for the purchase and maintenance of insurance by Chrysler on behalf of officers, directors, employees and agents of Chrysler against any liability asserted against, and incurred by, any such officer, director, employee or agent in such capacity. Set forth below is the text of Section 145 and the text of Section B of Article VIII of Chrysler's Certificate of Incorporation.

    Section 145 of the Delaware General Corporation Law, as amended, provides as follows:

        "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. -- (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
    (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

    Section B of Article VIII of the Certificate of Incorporation of Chrysler, as amended, provides as follows:

        "B. (1) Each person who is or was made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries or is or was serving at the request of the Corporation or any of its subsidiaries, as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that, except as provided in paragraph (2) hereof with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

        (2) If a claim under paragraph (1) of this Section is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden or proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        (4) The Corporation may maintain insurance, at its expense, to protect itself and any of its subsidiaries and any director, officer, employee or agent of the Corporation and any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        (5) The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or any of its subsidiaries providing indemnification to the full extent authorized or permitted by the Delaware General Corporation Law and may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

        (6) The Corporation's indemnity of any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced to by amounts such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

        (7) Any repeal or modification of the foregoing paragraphs by the stockholders of the Corporation shall not adversely affect any right or protection of a person with respect to any act or omission occurring prior to the time of such repeal or modification."

    As permitted by Section 145 of the Delaware General Corporation Law, as amended, and as authorized by the Board of Directors of Chrysler pursuant to Section B of Article VIII of the Certificate of Incorporation, as amended, Chrysler has purchased and maintains insurance providing for reimbursement to elected directors and officers, subject to certain exceptions, of amounts they may be legally obligated to pay, including but not limited to damages, judgments, settlements, costs and attorneys' fees (but not including fines, penalties or matters not insurable under the law), as a result of claims and legal actions instituted against them to recover for their acts while serving as directors or officers.

ITEM 16. EXHIBITS.

 EXHIBIT
 NUMBER                                                     DESCRIPTION OF DOCUMENT
---------             ---------------------------------------------------------------------------------------------------
 1-A              --  Form of Underwriting Agreement.*
 2-A              --  Amended and Restated Business Combination Agreement, dated as of May 7, 1998, by and among
                      Chrysler, Daimler-Benz and DaimlerChrysler. Filed as Annex A to the Joint Proxy
                      Statement/Prospectus of Chrysler and Daimler-Benz on Form F-4, dated August 6, 1998 (File No.
                      333-60767) and incorporated herein by reference.
 3-A-1            --  Copy of Certificate of Incorporation of Chrysler Corporation, as amended and restated and in effect on May 21, 1987. Filed as Exhibit 3-A to Registration Statement No. 33-15544 on Form S-4 of
                      Chrysler Corporation and incorporated herein by reference.
 3-A-2            --  Copy of By-Laws of Chrysler Corporation, as amended as of February 8, 1996. Filed as Exhibit 3-B to
                      Chrysler Corporation Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and incorporated herein by reference.
 5-A              --  Opinion of William J. O'Brien, Esq., Vice President, General Counsel and Secretary of Chrysler, as
                      to the legality of the securities being registered.*
 5-B              --  Opinion of Debevoise & Plimpton, special counsel for Chrysler, as to the legality of the securities being registered.*
 5-C              --  Opinion of the legal department of Daimler-Benz as to the validity of the DaimlerChrysler Ordinary
                      Shares.*
 8-A              --  Opinion of Debevoise & Plimpton as to certain tax matters.*
11-A              --  Statement regarding computation of per share earnings.
15-A              --  Letter regarding unaudited interim financial information.
23-A              --  Consent of William J. O'Brien, Esq. (included in opinion filed as Exhibit 5-A).
23-B              --  Consent of Debevoise & Plimpton (included in opinion filed as Exhibit 5-B).
23-C              --  Consent of the legal department of Daimler-Benz (included in opinion filed as Exhibit 5-C).
23-D              --  Consent of Deloitte & Touche LLP.
23-E              --  Consent of KPMG Deutsche Treuhand-Gesellschaft AG.
24-A              --  Powers of Attorney executed by certain officers and directors who signed this Registration
                      Statement by an attorney-in-fact.

------------------------

*   To be filed by amendment.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Chrysler certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, and State of Michigan, on the 24th day of September, 1998.

                                CHRYSLER CORPORATION

                                BY               /S/ GARY C. VALADE
                                     -----------------------------------------
                                                   Gary C. Valade
                                              EXECUTIVE VICE PRESIDENT
                                            AND CHIEF FINANCIAL OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICER:

       ROBERT J. EATON*
------------------------------  Chairman of the Board       September 24, 1998
       Robert J. Eaton

PRINCIPAL FINANCIAL OFFICER:

      /s/ GARY C. VALADE        Executive Vice President
------------------------------    and Chief Financial       September 24, 1998
        Gary C. Valade            Officer

PRINCIPAL ACCOUNTING OFFICER:

     JAMES D. DONLON III*
------------------------------  Controller                  September 24, 1998
     James D. Donlon III

        /s/ H.E. LEESE
------------------------------
          H.E. Leese                                        September 24, 1998
       ATTORNEY-IN-FACT


DIRECTORS:

     LILYAN H. AFFINITO*
------------------------------  Director                    September 24, 1998
      Lilyan H. Affinito

       JAMES D. ALJIAN*
------------------------------  Director                    September 24, 1998
       James D. Aljian

DIRECTORS:
       ROBERT E. ALLEN*
------------------------------  Director                    September 24, 1998
       Robert E. Allen

   JOSEPH A. CALIFANO, JR.*
------------------------------  Director                    September 24, 1998
   Joseph A. Califano, Jr.

       ROBERT J. EATON*
------------------------------  Director                    September 24, 1998
       Robert J. Eaton

       EARL G. GRAVES*
------------------------------  Director                    September 24, 1998
        Earl G. Graves

         KENT KRESA*
------------------------------  Director                    September 24, 1998
          Kent Kresa

      ROBERT J. LANIGAN*
------------------------------  Director                    September 24, 1998
      Robert J. Lanigan

      PETER A. MAGOWAN*
------------------------------  Director                    September 24, 1998
       Peter A. Magowan

        JOHN B. NEFF*
------------------------------  Director                    September 24, 1998
         John B. Neff

      G. RICHARD THOMAN*
------------------------------  Director                    September 24, 1998
      G. Richard Thoman

      LYNTON R. WILSON*
------------------------------  Director                    September 24, 1998
       Lynton R. Wilson

*By:       /s/ H.E. LEESE
      -------------------------
             H.E. Leese                                      September 24, 1998
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                                      EXHIBITS
---------             ---------------------------------------------------------------------------------------
      1-A         --  Form of Underwriting Agreement.*
      2-A         --  Amended and Restated Business Combination Agreement, dated as of May 7, 1998, by and among Chrysler, Daimler-Benz and DaimlerChrysler. Filed as Annex A to the Joint Proxy
                      Statement/Prospectus of Chrysler and Daimler-Benz on Form F-4, dated August 6, 1998
                      (File No. 333-60767) and incorporated herein by reference.
    3-A-1         --  Copy of Certificate of Incorporation of Chrysler Corporation, as amended and restated
                      and in effect on May 21, 1987. Filed as Exhibit 3-A to Registration Statement No.
                      33-15544 on Form S-4 of Chrysler Corporation and incorporated herein by reference.
    3-A-2         --  Copy of By-Laws of Chrysler Corporation, as amended as of February 8, 1996. Filed as
                      Exhibit 3-B to Chrysler Corporation Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996 and incorporated herein by reference.
      5-A         --  Opinion of William J. O'Brien, Esq., Vice President, General Counsel and Secretary of
                      Chrysler, as to the legality of the securities being registered.*
      5-B         --  Opinion of Debevoise & Plimpton, special counsel for Chrysler, as to the legality of the securities being registered.*
      5-C         --  Opinion of the legal department of Daimler-Benz as to the validity of the
                      DaimlerChrysler Ordinary Shares.*
      8-A         --  Opinion of Debevoise & Plimpton as to certain tax matters.*
     11-A         --  Statement regarding computation of per share earnings.
     15-A         --  Letter regarding unaudited interim financial information.
     23-A         --  Consent of William J. O'Brien, Esq. (included in opinion filed as Exhibit 5-A).
     23-B         --  Consent of Debevoise & Plimpton (included in opinion filed as Exhibit 5-B).
     23-C         --  Consent of the legal department of Daimler-Benz (included in opinion filed as Exhibit
                      5-C).
     23-D         --  Consent of Deloitte & Touche LLP.
     23-E         --  Consent of KPMG Deutsche Treuhand-Gesellschaft AG.
     24-A         --  Powers of Attorney executed by certain officers and directors who signed this
                      Registration Statement by an attorney-in-fact.

------------------------

*   To be filed by amendment.